Filed pursuant to Rule 424(b)(3)

File No. 333-260122

Owl Rock Core Income Corp.

Supplement No. 3 dated May 15, 2023

To

Prospectus dated October 7, 2022

This supplement contains information that amends, supplements or modifies certain information contained in the accompanying prospectus of Owl Rock Core Income Corp. dated October 7, 2022, as amended and supplemented (the “Prospectus”), and is part of, and should be read in conjunction with, the Prospectus. The Prospectus has been filed with the U.S. Securities and Exchange Commission, and is available free of charge at www.sec.gov or by calling (212) 419-3000. Capitalized terms used in this supplement have the same meanings as in the Prospectus, unless otherwise stated herein.

Before investing in shares of our common stock, you should read carefully the Prospectus and this supplement and consider carefully our investment objective, risks, charges and expenses. You should also carefully consider the “Risk Factors” beginning on page 39 of the Prospectus before you decide to invest in our common stock.

RECENT DEVELOPMENTS

Quarterly Report on Form 10-Q

On May 11, 2023, we filed our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Form 10-Q”) with the U.S. Securities and Exchange Commission. The Form 10-Q, excluding the exhibits thereto, is attached to this supplement as Annex A, and incorporated herein by reference.

Annex A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☐	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2023

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                    to

Commission File Number: 814-01369

OWL ROCK CORE INCOME CORP.

(Exact name of Registrant as specified in its Charter)

Maryland	85-1187564
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Park Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes   ☒    No   ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Small reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of May 11, 2023, the registrant had 224,503,443 shares of Class S common stock, 57,791,612 shares of Class D common stock, and 384,386,229 shares of Class I common stock, $0.01, par value per share, outstanding.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Owl Rock Core Income Corp. (the “Company,” “we” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

•

an economic downturn could disproportionately impact the companies that we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;

•

the impact of rising interest rates, elevated inflation rates, ongoing supply chain and labor market disruptions, instability in the U.S. and international banking systems, and the risk of recession and of a failure to increase the U.S. debt ceiling on our business prospects and the prospects of our portfolio companies;

•	an economic downturn could also impact availability and pricing of our financing and our ability to access the debt and equity capital markets;

•	a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;

•	interest rate volatility, including the decommissioning of LIBOR, could adversely affect our results, particularly because we use leverage as part of our investment strategy;

•

currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;

•	our future operating results;

•	the ability of our portfolio companies to achieve their objectives;

•	competition with other entities and our affiliates for investment opportunities;

•	risks related to the uncertainty of the value of our portfolio investments, particularly those having no liquid trading market;;

•	risks related to the uncertainty of the value of our portfolio investments, particularly those having no liquid trading market;

•	the use of borrowed money to finance a portion of our investments as well as any estimates regarding potential use of leverage;

•	the adequacy of our financing sources and working capital;

•	the loss of key personnel;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the ability of Owl Rock Capital Advisors LLC (“the Adviser” or “our Adviser”) to locate suitable investments for us and to monitor and administer our investments;

•	the ability of the Adviser to attract and retain highly talented professionals;

•

our ability to qualify for and maintain our tax treatment as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and as a business development company (“BDC”);

•	the impact that environmental, social and governance matters could have on our brand and reputation and our portfolio companies;

•	the effect of legal, tax and regulatory changes;

•	the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks

•

the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing war between Russia and Ukraine and general uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union and China, on financial market volatility, global economic markets, and various markets for commodities globally such as oil and natural gas; and

•	other risks, uncertainties and other factors previously identified in the reports and other documents we have filed with the Securities and Exchange Commission (“SEC”).

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this report are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Owl Rock Core Income Corp.

Consolidated Statements of Assets and Liabilities

(Amounts in thousands, except share and per share amounts)

	March 31, 2023 (Unaudited)	December 31, 2022
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $11,277,576 and $10,585,542, respectively)	$11,226,094	$10,469,767
Non-controlled, affiliated investments (amortized cost of $79,322 and $6,224, respectively)	79,273	6,175
Controlled, affiliated investments (amortized cost of $283,790 and $233,026, respectively)	285,657	231,642

Total investments at fair value (amortized cost of $11,640,688 and $10,824,792, respectively)	11,591,024	10,707,584
Cash (restricted cash of $17,000 and $23,000, respectively)	464,051	225,247
Interest receivable	82,168	80,402
Due from affiliates	—	20,202
Prepaid expenses and other assets	3,247	2,927

Total Assets	$12,140,490	$11,036,362

Liabilities
Debt (net of unamortized debt issuance costs of $63,141 and $63,306, respectively)	5,928,078	5,477,411
Distribution payable	41,515	37,036
Payable for investments purchased	113,705	41,706
Payables to affiliates	33,099	32,590
Tender offer payable	93,120	110,836
Accrued expenses and other liabilities	58,576	87,030

Total Liabilities	$6,268,093	$5,786,609

Commitments and contingencies (Note 7)
Net Assets
Class S Common shares $0.01 par value, 1,000,000,000 shares authorized; 213,854,074 and 196,951,435 shares issued and outstanding, respectively	2,139	1,970
Class D Common shares $0.01 par value, 1,000,000,000 shares authorized; 54,057,157 and 48,895,298 shares issued and outstanding, respectively	541	489
Class I Common shares $0.01 par value, 1,000,000,000 shares authorized; 368,625,675 and 332,811,718 shares issued and outstanding, respectively	3,686	3,328
Additional paid-in-capital	5,852,741	5,322,239
Accumulated undistributed (overdistributed) earnings	13,290	(78,273)

Total Net Assets	$5,872,397	$5,249,753

Total Liabilities and Net Assets	$12,140,490	$11,036,362

Net Asset Value Per Class S Share	$9.21	$9.06

Net Asset Value Per Class D Share	$9.22	$9.07

Net Asset Value Per Class I Share	$9.24	$9.08

The accompanying notes are an integral part of these consolidated financial statements.

Owl Rock Core Income Corp.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2023	2022 (1)
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$263,262	$60,414
PIK interest income	15,077	4,976
PIK dividend income	17,970	2,886
Other income	3,006	1,869

Total investment income from non-controlled, non-affiliated investments	299,315	70,145

Investment income from controlled, affiliated investments:
Dividend income	6,097	—

Total investment income from controlled, affiliated investments	6,097	—

Total Investment Income	305,412	70,145

Operating Expenses
Offering costs	613	1,171
Interest expense	89,595	15,371
Management fees	16,941	5,550
Performance based incentive fees	23,676	4,864
Professional fees	2,768	1,281
Directors’ fees	265	282
Shareholder servicing fees	4,327	1,962
Other general and administrative	1,557	1,135

Total Operating Expenses	139,742	31,616
Expense support (Note 3)	—	(4,062)

Net Operating Expenses	139,742	27,554

Net Investment Income (Loss) Before Taxes	165,670	42,591
Excise tax	95	—

Net Investment Income (Loss) After Taxes	165,575	42,591
Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$60,654	$(23,285)
Non-controlled, affiliated investments	(1)	—
Controlled, affiliated investments	3,251	—
Translation of assets and liabilities in foreign currencies	138	(172)
Income tax (provision) benefit	(7)	—

Total Net Change in Unrealized Gain (Loss)	64,035	(23,457)

Net realized gain (loss):
Non-controlled, non-affiliated investments	(4,577)	250
Foreign currency transactions	—	187

Total Net Realized Gain (Loss)	(4,577)	437

Total Net Realized and Change in Unrealized Gain (Loss)	59,458	(23,020)

Total Net Increase (Decrease) in Net Assets Resulting from Operations	$225,033	$19,571

Net Increase (Decrease) in Net Assets Resulting from Operations- Class S Common Stock	$75,696	$6,161

Net Increase (Decrease) in Net Assets Resulting from Operations- Class D Common Stock	$18,753	$1,958

Net Increase (Decrease) in Net Assets Resulting from Operations- Class I Common Stock	$130,584	$11,452

Earnings Per Share—Basic and Diluted of Class S Common Stock	$0.36	$0.07

Weighted Average Shares of Class S Common Stock Outstanding—Basic and Diluted	209,496,627	92,693,920
Earnings Per Share—Basic and Diluted of Class D Common Stock	$0.36	$0.08

Weighted Average Shares of Class D Common Stock Outstanding—Basic and Diluted	51,902,057	25,539,563
Earnings Per Share—Basic and Diluted of Class I Common Stock	$0.36	$0.08

Weighted Average Shares of Class I Common Stock Outstanding—Basic and Diluted	361,401,758	134,734,682

(1)	For the three months ended March 31, 2022 PIK dividend and other income were reported in aggregate as other income.

Owl Rock Core Income Corp.

Consolidated Schedule of Investments

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Non-controlled/non-affiliated portfolio company investments
Debt Investments(5)
Advertising and media
Global Music Rights, LLC(7)	First lien senior secured loan	L + 5.50%	08/2028	$83,320	$81,960	$83,321	1.4%
Global Music Rights, LLC(7)(17)(18)	First lien senior secured revolving loan	L + 5.75%	08/2027	—	(110)	—	—%
Circana Group, L.P. (fka The NPD Group, L.P.)(9)	First lien senior secured loan	SR + 6.25% (2.75% PIK)	12/2028	225,088	220,811	221,712	3.8%
Circana Group, L.P. (fka The NPD Group, L.P.)(9)(17)	First lien senior secured revolving loan	SR + 5.75%	12/2027	1,997	1,748	1,783	—%

				310,405	304,409	306,816	5.2%
Aerospace and defense
Bleriot US Bidco Inc.(7)(22)	First lien senior secured loan	L + 4.00%	10/2026	$5,083	$5,084	$5,082	0.1%
ManTech International Corporation(10)	First lien senior secured loan	SR + 5.75%	09/2029	14,146	13,879	13,969	0.2%
ManTech International Corporation(10)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 5.75%	09/2024	—	(31)	(8)	—%
ManTech International Corporation(10)(17)(18)	First lien senior secured revolving loan	SR + 5.75%	09/2028	—	(33)	(23)	—%
Peraton Corp.(6)(22)	First lien senior secured loan	L + 3.75%	02/2028	14,708	14,685	14,493	0.2%
Peraton Corp.(7)(22)	Second lien senior secured loan	L + 7.75%	02/2029	4,854	4,796	4,708	0.1%

				38,791	38,380	38,221	0.6%
Automotive
Holley Inc.(7)(22)	First lien senior secured loan	L + 3.75%	11/2028	$2,341	$2,329	$1,916	—%
Mavis Tire Express Services Topco Corp.(9)(22)	First lien senior secured loan	SR + 4.00%	05/2028	9,825	9,787	9,615	0.2%
OAC Holdings I Corp. (dba Omega Holdings)(11)	First lien senior secured loan	SR + 5.00%	03/2029	9,119	8,957	8,891	0.2%
OAC Holdings I Corp. (dba Omega Holdings)(10)(17)	First lien senior secured revolving loan	SR + 5.00%	03/2028	2,095	2,052	2,030	—%
Power Stop, LLC(6)(21)	First lien senior secured loan	L + 4.75%	01/2029	29,700	29,443	23,834	0.4%
Spotless Brands, LLC(10)	First lien senior secured loan	SR + 6.50%	07/2028	54,166	53,181	53,491	1.0%
Spotless Brands, LLC(10)(17)	First lien senior secured revolving loan	SR + 6.50%	07/2028	292	266	274	—%

				107,538	106,015	100,051	1.8%
Asset based lending and fund finance
Hg Genesis 9 Sumoco Ltd.(13)(23)	Unsecured facility	E+ 7.00% PIK	03/2027	$129,195	$130,287	$129,194	2.2%
Hg Saturn LuchaCo Ltd.(14)(23)	Unsecured facility	S + 7.50% PIK	03/2026	2,054	2,248	2,034	—%

				131,249	132,535	131,228	2.2%
Buildings and real estate
Associations, Inc.(10)	First lien senior secured loan	SR + 6.50% (2.50% PIK)	07/2027	$105,335	$104,375	$105,335	1.8%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Associations, Inc.(10)(17)(18)	First lien senior secured revolving loan	SR + 4.00%	07/2027	—	(34)	—	—%
Associations, Inc.(10)(17)(19)	First lien senior secured delayed draw term loan	SR + 6.50% (2.50% PIK)	06/2024	16,191	15,680	16,191	0.3%
CoreLogic Inc.(6)(22)	First lien senior secured loan	L + 3.50%	06/2028	41,950	41,161	35,674	0.6%
Cushman & Wakefield U.S. Borrower, LLC(6)(22)	First lien senior secured loan	L + 2.75%	08/2025	10,000	9,900	9,733	0.2%
Dodge Construction Network, LLC(11)	First lien senior secured loan	SR + 4.75%	02/2029	17,071	16,847	14,340	0.2%
RealPage, Inc.(6)(22)	First lien senior secured loan	L + 3.00%	04/2028	14,167	14,152	13,718	0.2%
RealPage, Inc.(6)(22)	Second lien senior secured loan	L + 6.50%	04/2029	27,500	27,157	25,886	0.4%
Wrench Group LLC(7)	First lien senior secured loan	L + 4.50%	04/2026	17,000	16,667	16,575	0.3%
Wrench Group LLC(7)	First lien senior secured loan	L + 4.00%	04/2026	10,518	10,392	10,202	0.2%

				259,732	256,297	247,654	4.2%
Business services
Access CIG, LLC(7)	Second lien senior secured loan	L + 7.75%	02/2026	$2,385	$2,381	$2,379	—%
BrightView Landscapes, LLC(10)(22)	First lien senior secured loan	SR + 3.25%	04/2029	9,330	9,017	9,089	0.2%
Capstone Acquisition Holdings, Inc.(9)	First lien senior secured loan	SR + 4.75%	11/2027	9,975	9,900	9,949	0.2%
ConnectWise, LLC(6)(22)	First lien senior secured loan	L + 3.50%	09/2028	29,927	29,987	28,835	0.5%
CoreTrust Purchasing Group LLC(9)	First lien senior secured loan	SR + 6.75%	10/2029	97,150	95,305	95,935	1.6%
CoreTrust Purchasing Group LLC(9)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 6.75%	09/2024	—	(66)	—	—%
CoreTrust Purchasing Group LLC(9)(17)(18)	First lien senior secured revolving loan	SR + 6.75%	10/2029	—	(255)	(177)	—%
Denali BuyerCo, LLC (dba Summit Companies)(7)	First lien senior secured loan	L + 5.75%	09/2028	199,255	196,446	198,258	3.4%
Denali BuyerCo, LLC (dba Summit Companies)(7)(17)(18)	First lien senior secured revolving loan	L + 5.75%	09/2027	—	(96)	(50)	—%
Diamondback Acquisition, Inc. (dba Sphera)(6)	First lien senior secured loan	L + 5.50%	09/2028	47,228	46,453	46,756	0.8%
Diamondback Acquisition, Inc. (dba Sphera)(6)(17)(18)(19)	First lien senior secured delayed draw term loan	L + 5.50%	09/2023	—	(74)	—	—%
Entertainment Benefits Group, LLC(9)	First lien senior secured loan	SR + 4.75%	05/2028	74,835	74,184	74,835	1.3%
Entertainment Benefits Group, LLC(9)(17)	First lien senior secured revolving loan	SR + 4.75%	04/2027	3,867	3,772	3,867	0.1%
Fullsteam Operations, LLC(7)	First lien senior secured loan	L + 12.30% (7.80% PIK)	10/2027	82,009	80,243	81,189	1.4%
Hercules Borrower, LLC (dba The Vincit Group)(7)	First lien senior secured loan	L + 6.50%	12/2026	806	798	806	—%
Hercules Borrower, LLC (dba The Vincit Group)(7)	First lien senior secured loan	L + 5.50%	12/2026	2,187	2,171	2,160	—%
Hercules Borrower, LLC (dba The Vincit Group)(7)(17)(19)	First lien senior secured delayed draw term loan	L + 5.50%	09/2023	13,066	12,956	12,885	0.2%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Hercules Borrower, LLC (dba The Vincit Group)(7)(17)	First lien senior secured revolving loan	L + 6.50%	12/2026	10	9	10	—%
Hercules Buyer, LLC (dba The Vincit Group)(16)(28)	Unsecured notes	0.48% PIK	12/2029	24	24	24	—%
Kaseya Inc.(10)	First lien senior secured loan	SR + 5.75%	06/2029	71,717	70,401	71,538	1.2%
Kaseya Inc.(10)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 5.75%	06/2024	—	(39)	—	—%
Kaseya Inc.(10)(17)(18)	First lien senior secured revolving loan	SR + 5.75%	06/2029	—	(77)	(11)	—%
KPSKY Acquisition, Inc. (dba BluSky)(9)	First lien senior secured loan	SR + 5.50%	10/2028	84,037	82,639	82,566	1.4%
KPSKY Acquisition, Inc. (dba BluSky)(7)(17)(19)	First lien senior secured delayed draw term loan	L + 5.50%	06/2024	4,489	4,281	4,302	0.1%
Packers Holdings, LLC(9)(22)	First lien senior secured loan	SR + 3.25%	03/2028	33,918	33,781	30,591	0.5%
Ping Identity Holding Corp.(9)	First lien senior secured loan	SR + 7.00%	10/2029	21,818	21,506	21,600	0.4%
Ping Identity Holding Corp.(9)(17)(18)	First lien senior secured revolving loan	SR + 7.00%	10/2028	—	(30)	(22)	—%

				788,033	775,617	777,314	13.3%
Chemicals
Aruba Investments Holdings LLC (dba Angus Chemical Company)(6)(22)	First lien senior secured loan	L + 3.75%	11/2027	$13,867	$13,640	$13,497	0.2%
Aruba Investments Holdings LLC (dba Angus Chemical Company)(6)	Second lien senior secured loan	L + 7.75%	11/2028	40,137	40,125	39,535	0.7%
Douglas Products and Packaging Company LLC(10)	First lien senior secured loan	SR + 7.00%	06/2025	24,371	24,154	24,188	0.4%
Douglas Products and Packaging Company LLC(17)(18)	First lien senior secured revolving loan	SR + 7.00%	06/2025	—	(28)	(24)	—%
Gaylord Chemical Company, L.L.C.(7)	First lien senior secured loan	L + 6.50%	03/2027	102,258	101,458	102,258	1.7%
Gaylord Chemical Company, L.L.C.(7)(17)(18)	First lien senior secured revolving loan	L + 6.00%	03/2026	—	(27)	—	—%
Nouryon Finance B.V.(10)(23)	First lien senior secured loan	SR + 4.00%	03/2028	3,000	2,993	2,993	0.1%
Nouryon Finance B.V.(10)(22)(23)	First lien senior secured loan	SR + 2.75%	10/2025	4,983	4,965	4,937	0.1%
Velocity HoldCo III Inc. (dba VelocityEHS)(8)	First lien senior secured loan	L + 5.75%	04/2027	2,317	2,279	2,317	—%
Velocity HoldCo III Inc. (dba VelocityEHS)(6)(17)	First lien senior secured revolving loan	L + 5.75%	04/2026	28	26	28	—%

				190,961	189,585	189,729	3.2%
Consumer products
ConAir Holdings LLC(7)	Second lien senior secured loan	L + 7.50%	05/2029	$32,500	$32,065	$29,900	0.5%
Foundation Consumer Brands, LLC(7)	First lien senior secured loan	L + 5.50%	02/2027	48,302	48,314	48,302	0.8%
Lignetics Investment Corp.(7)	First lien senior secured loan	L + 6.00%	11/2027	75,515	74,755	74,382	1.3%
Lignetics Investment Corp.(11)	First lien senior secured delayed draw term loan	SR + 6.00%	11/2027	9,559	9,467	9,415	0.2%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Lignetics Investment Corp.(7)(17)	First lien senior secured revolving loan	L + 6.00%	10/2026	6,118	6,015	5,946	0.1%
Olaplex, Inc.(9)(22)(23)	First lien senior secured loan	SR + 3.50%	02/2029	49,559	48,803	44,068	0.8%
SWK BUYER, Inc. (dba Stonewall Kitchen)(11)	First lien senior secured loan	SR + 5.25%	03/2029	59,524	58,497	57,441	1.0%
SWK BUYER, Inc. (dba Stonewall Kitchen)(11)(17)	First lien senior secured revolving loan	SR + 5.25%	03/2029	3,208	3,113	3,013	0.1%
SWK BUYER, Inc. (dba Stonewall Kitchen)(11)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 5.25%	03/2024	—	(118)	(349)	—%

				284,285	280,911	272,118	4.8%
Containers and packaging
Ascend Buyer, LLC (dba PPC Flexible Packaging)(10)	First lien senior secured loan	SR + 6.40%	10/2028	$49,578	$49,167	$49,578	0.8%
Ascend Buyer, LLC (dba PPC Flexible Packaging)(10)(17)(18)	First lien senior secured revolving loan	SR + 6.25%	09/2027	—	(38)	—	—%
Ascend Buyer, LLC (dba PPC Flexible Packaging)(10)	First lien senior secured loan	SR + 6.40%	09/2028	30,617	30,040	30,617	0.5%
Ascend Buyer, LLC (dba PPC Flexible Packaging)(10)	First lien senior secured loan	SR + 6.75%	09/2028	8,978	8,803	8,933	0.2%
Berlin Packaging L.L.C.(6)(22)	First lien senior secured loan	L + 3.75%	03/2028	14,971	14,606	14,717	0.3%
BW Holding, Inc.(10)	First lien senior secured loan	SR + 4.00%	12/2028	14,040	13,878	13,338	0.2%
Charter NEX US, Inc.(9)(22)	First lien senior secured loan	SR + 3.75%	12/2027	34,868	34,408	34,376	0.6%
Five Star Lower Holding LLC(11)(22)	First lien senior secured loan	SR + 4.25%	05/2029	21,766	21,494	21,439	0.4%
Fortis Solutions Group, LLC(6)	First lien senior secured loan	L + 5.50%	10/2028	67,472	66,333	65,954	1.1%
Fortis Solutions Group, LLC(6)(17)	First lien senior secured revolving loan	L + 5.50%	10/2027	900	797	748	—%
Indigo Buyer, Inc. (dba Inovar Packaging Group)(10)	First lien senior secured loan	SR + 6.25%	05/2028	113,602	112,571	113,602	1.9%
Indigo Buyer, Inc. (dba Inovar Packaging Group)(10)(17)	First lien senior secured revolving loan	SR + 6.25%	05/2028	2,117	2,008	2,117	—%
Pregis Topco LLC(9)(22)	First lien senior secured loan	SR + 3.75%	07/2026	6,969	6,792	6,784	0.1%
Pregis Topco LLC(6)	Second lien senior secured loan	L + 6.75%	08/2029	30,000	30,000	29,700	0.5%
Pregis Topco LLC(6)	Second lien senior secured loan	L + 7.75%	08/2029	2,500	2,500	2,494	—%
Ring Container Technologies Group, LLC(6)(22)	First lien senior secured loan	L + 3.50%	08/2028	16,209	16,163	16,109	0.3%
Tricorbraun Holdings, Inc.(6)(22)	First lien senior secured loan	L + 3.25%	03/2028	17,508	17,104	17,067	0.3%

				432,095	426,626	427,573	7.2%
Distribution
ABB/Con-cise Optical Group LLC(8)	First lien senior secured loan	L + 7.50%	02/2028	$35,117	$34,665	$34,327	0.6%
ABB/Con-cise Optical Group LLC(8)(17)	First lien senior secured revolving loan	L + 7.50%	02/2028	3,510	3,465	3,510	0.1%
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(9)(22)	First lien senior secured loan	SR + 4.63%	06/2026	31,743	30,821	31,302	0.5%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Dealer Tire, LLC(9)(22)	First lien senior secured loan	SR + 4.50%	12/2027	5,036	5,042	4,995	0.1%
Dealer Tire, LLC(16)(21)(22)	Unsecured notes	8.00%	02/2028	56,120	54,974	50,435	0.9%
Formerra, LLC(10)	First lien senior secured loan	SR + 7.25%	11/2028	5,250	5,088	5,119	0.1%
Formerra, LLC(10)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 7.25%	11/2023	—	(3)	(2)	—%
Formerra, LLC(10)(17)	First lien senior secured revolving loan	SR + 7.25%	11/2028	205	189	192	—%
BradyIFS Holdings, LLC (fka Individual Foodservice Holdings, LLC)(10)	First lien senior secured loan	SR + 6.25%	11/2025	1,288	1,277	1,288	—%
BradyIFS Holdings, LLC (fka Individual Foodservice Holdings, LLC)(10)	First lien senior secured loan	SR + 6.25%	11/2025	62,645	62,221	62,645	1.0%
BradyIFS Holdings, LLC (fka Individual Foodservice Holdings, LLC)(10)	First lien senior secured loan	SR + 6.75%	11/2025	1,947	1,929	1,947	—%
BradyIFS Holdings, LLC (fka Individual Foodservice Holdings, LLC)(10)(17)(19)	First lien senior secured delayed draw term loan	SR + 6.25%	11/2023	22,116	21,838	22,116	0.4%
BradyIFS Holdings, LLC (fka Individual Foodservice Holdings, LLC)(10)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 6.75%	12/2023	—	(73)	—	—%
BradyIFS Holdings, LLC (fka Individual Foodservice Holdings, LLC)(10)(17)(18)	First lien senior secured revolving loan	SR + 6.25%	11/2024	—	(1)	—	—%
SRS Distribution, Inc.(6)(22)	First lien senior secured loan	L + 3.50%	06/2028	24,077	23,847	23,198	0.4%
White Cap Supply Holdings, LLC(9)(22)	First lien senior secured loan	SR + 3.75%	10/2027	16,584	16,123	16,372	0.3%

				265,638	261,402	257,444	4.4%
Education
CIG Emerald Holding LLC(10)(23)	First lien senior secured loan	SR + 5.50%	06/2027	$77,000	$76,174	$77,000	1.3%
Community Brands ParentCo, LLC(9)	First lien senior secured loan	SR + 5.75%	02/2028	31,556	31,025	31,241	0.5%
Community Brands ParentCo, LLC(9)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 5.75%	02/2024	—	(31)	—	—%
Community Brands ParentCo, LLC(9)(17)(18)	First lien senior secured revolving loan	SR + 5.75%	02/2028	—	(31)	(19)	—%
Severin Acquisition, LLC (dba Powerschool)(10)(22)	First lien senior secured loan	SR + 3.00%	08/2025	14,819	14,807	14,790	0.3%
Sophia, L.P.(9)	First lien senior secured loan	SR + 4.25%	10/2027	15,075	14,946	15,075	0.3%
Pluralsight, LLC(7)	First lien senior secured loan	L + 8.00%	04/2027	6,255	6,207	6,161	0.1%
Pluralsight, LLC(7)(17)	First lien senior secured revolving loan	L + 8.00%	04/2027	196	193	190	—%
Renaissance Learning, Inc.(9)	First lien senior secured loan	SR + 4.75%	05/2025	20,000	19,412	19,422	0.3%

				164,901	162,702	163,860	2.8%
Energy equipment and services
Pike Corp.(6)(22)	First lien senior secured loan	L + 3.00%	01/2028	$5,991	$5,976	$5,939	0.1%

				5,991	5,976	5,939	0.1%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Financial services
Acuris Finance US, Inc. (ION Analytics) (10)(22)	First lien senior secured loan	SR + 4.00%	02/2028	$10,500	$10,432	$10,110	0.2%
Adenza Group, Inc.(6)	First lien senior secured loan	L + 5.75%	12/2027	34,743	34,467	34,395	0.6%
Adenza Group, Inc.(6)(17)(18)(19)	First lien senior secured delayed draw term loan	L + 6.00%	07/2023	—	(8)	—	—%
Adenza Group, Inc.(6)(17)(18)	First lien senior secured revolving loan	L + 6.50%	12/2025	—	(16)	(26)	—%
BTRS Holdings Inc. (dba Billtrust)(10)	First lien senior secured loan	SR + 8.00%	12/2028	10,850	10,536	10,633	0.2%
BTRS Holdings Inc. (dba Billtrust)(10)(17)(19)	First lien senior secured delayed draw term loan	SR + 8.00%	12/2024	109	109	90	—%
BTRS Holdings Inc. (dba Billtrust)(9)(17)	First lien senior secured revolving loan	SR + 7.25%	12/2028	159	126	136	—%
Computer Services, Inc. (dba CSI)(10)	First lien senior secured loan	SR + 6.75%	11/2029	30,500	29,913	30,119	0.5%
Deerfield Dakota Holdings(9)(22)	First lien senior secured loan	SR + 3.75%	04/2027	7,979	7,733	7,714	0.1%
Muine Gall, LLC(8)(23)(27)	First lien senior secured loan	L + 7.00% PIK	09/2024	94,583	95,230	94,346	1.6%
NMI Acquisitionco, Inc. (dba Network Merchants)(6)	First lien senior secured loan	L + 5.75%	09/2025	5,657	5,620	5,614	0.1%
NMI Acquisitionco, Inc. (dba Network Merchants)(6)	First lien senior secured loan	L + 5.75%	09/2025	2,138	2,128	2,122	—%
NMI Acquisitionco, Inc. (dba Network Merchants)(6)	First lien senior secured loan	L + 5.75%	09/2025	150	149	149	—%
NMI Acquisitionco, Inc. (dba Network Merchants)(6)	First lien senior secured loan	L + 5.75%	09/2025	507	503	503	—%
NMI Acquisitionco, Inc. (dba Network Merchants)(6)(17)(19)	First lien senior secured delayed draw term loan	L + 5.75%	10/2023	1,994	1,970	1,979	—%
NMI Acquisitionco, Inc. (dba Network Merchants)(6)(17)(18)	First lien senior secured revolving loan	L + 5.00%	09/2025	—	(5)	(4)	—%
Smarsh Inc.(11)	First lien senior secured loan	SR + 6.50%	02/2029	83,048	82,318	82,632	1.4%
Smarsh Inc.(11)(17)(19)	First lien senior secured delayed draw term loan	SR + 6.50%	02/2024	10,381	10,195	10,329	0.2%
Smarsh Inc.(10)(17)	First lien senior secured revolving loan	SR + 6.50%	02/2029	166	159	162	—%

				293,464	291,559	291,003	4.9%
Food and beverage
Balrog Acquisition, Inc. (dba Bakemark)(7)	First lien senior secured loan	L + 4.00%	09/2028	$13,825	$13,708	$13,583	0.2%
Balrog Acquisition, Inc. (dba BakeMark)(7)	Second lien senior secured loan	L + 7.00%	09/2029	6,000	5,957	5,940	0.1%
CFS Brands, LLC(7)	First lien senior secured loan	L + 3.00%	03/2025	44,183	43,116	41,753	0.7%
Dessert Holdings(7)(22)	First lien senior secured loan	L + 4.00%	06/2028	19,749	19,666	18,071	0.3%
Hissho Sushi Merger Sub LLC(10)	First lien senior secured loan	SR + 5.75%	05/2028	112,834	111,835	112,834	1.9%
Hissho Sushi Merger Sub LLC(10)(17)	First lien senior secured revolving loan	SR + 5.75%	05/2028	583	508	583	—%
Innovation Ventures HoldCo, LLC (dba 5 Hour Energy)(9)	First lien senior secured loan	SR + 6.25%	03/2027	275,000	270,733	270,189	4.6%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
KBP Brands, LLC(10)	First lien senior secured loan	SR + 6.50% (1.00% PIK)	05/2027	14,672	14,519	14,415	0.2%
KBP Brands, LLC(10)(17)(19)	First lien senior secured delayed draw term loan	SR + 6.50% (1.00% PIK)	12/2023	33,447	33,104	32,848	0.6%
Naked Juice LLC (dba Tropicana)(10)(22)	First lien senior secured loan	SR + 3.25%	01/2029	14,266	14,242	12,510	0.2%
Ole Smoky Distillery, LLC(9)	First lien senior secured loan	SR + 5.25%	03/2028	24,847	24,418	24,474	0.4%
Ole Smoky Distillery, LLC(9)(17)(18)	First lien senior secured revolving loan	SR + 5.25%	03/2028	—	(55)	(50)	—%
Pegasus BidCo B.V.(10)(22)(23)	First lien senior secured loan	SR + 4.25%	07/2029	10,474	10,376	10,290	0.2%
Shearer’s Foods, LLC(6)(22)	First lien senior secured loan	L + 3.50%	09/2027	39,466	39,465	38,479	0.7%
Sovos Brands Intermediate, Inc.(7)(22)	First lien senior secured loan	L + 3.50%	06/2028	10,145	10,137	10,043	0.2%
Ultimate Baked Goods Midco, LLC(9)	First lien senior secured loan	SR + 6.50%	08/2027	16,294	15,978	15,968	0.3%
Ultimate Baked Goods Midco, LLC(9)(17)	First lien senior secured revolving loan	SR + 6.50%	08/2027	250	214	210	—%

				636,035	627,921	622,140	10.6%
Healthcare equipment and services
Canadian Hospital Specialties Ltd.(12)(23)	First lien senior secured loan	C + 4.50%	04/2028	$3,636	$3,884	$3,563	0.1%
Canadian Hospital Specialties Ltd.(17)(18)(19)(23)	First lien senior secured delayed draw term loan	C + 4.50%	04/2023	—	(6)	(6)	—%
Canadian Hospital Specialties Ltd.(12)(17)(23)	First lien senior secured revolving loan	C + 4.50%	04/2027	146	155	139	—%
Confluent Medical Technologies, Inc.(10)	First lien senior secured loan	SR + 3.75%	02/2029	24,912	24,804	24,103	0.4%
Confluent Medical Technologies, Inc.(10)	Second lien senior secured loan	SR + 6.50%	02/2030	46,000	45,173	44,505	0.8%
Dermatology Intermediate Holdings III, Inc.(10)(22)	First lien senior secured loan	SR + 4.25%	03/2029	13,071	12,838	12,776	0.2%
Dermatology Intermediate Holdings III, Inc.(10)(17)(19)(22)	First lien senior secured delayed draw term loan	SR + 4.25%	04/2024	2,408	2,343	2,353	—%
CSC MKG Topco LLC. (dba Medical Knowledge Group)(9)	First lien senior secured loan	SR + 5.75%	02/2029	97,466	95,770	96,004	1.6%
CSC MKG Topco LLC. (dba Medical Knowledge Group)(10)	First lien senior secured loan	SR + 5.75%	02/2029	3,077	2,984	3,031	0.1%
Medline Borrower, LP(6)(22)	First lien senior secured loan	L + 3.25%	10/2028	24,750	24,650	24,104	0.4%
Medline Borrower, LP(6)(17)(18)	First lien senior secured revolving loan	L + 3.25%	10/2026	—	(32)	(86)	—%
Natus Medical Inc.(10)	First lien senior secured loan	SR + 5.50%	07/2029	499	466	471	—%
Packaging Coordinators Midco, Inc.(7)(22)	First lien senior secured loan	L + 3.50%	11/2027	4,750	4,668	4,633	0.1%
Packaging Coordinators Midco, Inc.(7)	Second lien senior secured loan	L + 7.00%	12/2029	53,918	52,433	51,357	0.9%
Patriot Acquisition TopCo S.A.R.L (dba Corza Health, Inc.)(10)(23)	First lien senior secured loan	SR + 6.75%	01/2028	50,774	50,136	50,012	0.8%
Patriot Acquisition TopCo S.A.R.L (dba Corza Health, Inc.)(10)(17)(18)(23)	First lien senior secured revolving loan	SR + 6.75%	01/2026	—	(1)	(1)	—%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
PERKINELMER U.S. LLC(10)	First lien senior secured loan	SR + 6.75%	03/2029	78,094	76,544	76,533	1.3%
Rhea Parent, Inc.(10)	First lien senior secured loan	SR + 5.75%	02/2029	77,185	75,832	76,027	1.3%
Zest Acquisition Corp.(9)(22)	First lien senior secured loan	SR + 5.50%	02/2028	11,844	11,294	11,377	0.2%

				492,530	483,935	480,895	8.2%
Healthcare providers and services
Covetrus, Inc.(10)(22)	First lien senior secured loan	SR + 5.00%	10/2029	$10,490	$9,942	$9,874	0.2%
Covetrus Inc.(10)	Second lien senior secured loan	SR + 9.25%	10/2030	160,000	156,845	157,200	2.7%
Ex Vivo Parent Inc. (dba OB Hospitalist)(7)	First lien senior secured loan	L + 9.50%	09/2028	31,607	31,091	30,896	0.5%
Engage Debtco Ltd.(9)(23)	First lien senior secured loan	SR + 5.85%	07/2029	60,833	59,430	59,921	1.0%
Engage Debtco Ltd.(9)(23)	First lien senior secured loan	SR + 7.25%	07/2029	30,367	29,482	30,215	0.5%
Engage Debtco Ltd.(9)(23)	First lien senior secured delayed draw term loan	SR + 5.85%	07/2029	19,750	19,303	19,454	0.3%
HAH Group Holding Company LLC (dba Help at Home)(17)(19)	First lien senior secured delayed draw term loan	SR + 5.00%	05/2023	—	4	—	—%
MJH Healthcare Holdings, LLC(9)(22)	First lien senior secured loan	SR + 3.50%	01/2029	19,800	19,732	19,281	0.3%
Natural Partners, LLC(10)(23)	First lien senior secured loan	SR + 6.00%	11/2027	68,506	67,354	67,650	1.2%
Natural Partners, LLC(10)(17)(18)(23)	First lien senior secured revolving loan	SR + 6.00%	11/2027	—	(83)	(63)	—%
OB Hospitalist Group, Inc.(10)	First lien senior secured loan	SR + 5.50%	09/2027	60,884	59,924	60,123	1.0%
OB Hospitalist Group, Inc.(10)(17)	First lien senior secured revolving loan	SR + 5.50%	09/2027	3,091	2,971	2,991	0.1%
Pacific BidCo Inc.(10)(23)	First lien senior secured loan	SR + 5.75%	08/2029	161,148	157,393	158,731	2.7%
Pacific BidCo Inc.(10)(17)(18)(19)(23)	First lien senior secured delayed draw term loan	SR + 5.75%	08/2025	—	(203)	(45)	—%
Phoenix Newco, Inc. (dba Parexel)(6)(22)	First lien senior secured loan	L + 3.25%	11/2028	19,800	19,718	19,549	0.3%
Phoenix Newco, Inc. (dba Parexel)(6)	Second lien senior secured loan	L + 6.50%	11/2029	140,000	138,732	138,600	2.4%
Physician Partners, LLC(10)(22)	First lien senior secured loan	SR + 4.00%	12/2028	12,845	12,734	12,048	0.2%
Plasma Buyer LLC (dba Pathgroup)(10)	First lien senior secured loan	SR + 5.75%	05/2029	109,581	107,601	107,938	1.8%
Plasma Buyer LLC (dba Pathgroup)(10)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 5.75%	05/2024	—	(249)	(143)	—%
Plasma Buyer LLC (dba Pathgroup)(10)(17)(18)	First lien senior secured revolving loan	SR + 5.75%	05/2028	—	(209)	(184)	—%
Pediatric Associates Holding Company, LLC(6)(22)	First lien senior secured loan	L + 3.25%	12/2028	19,800	19,727	19,311	0.3%
Pediatric Associates Holding Company, LLC(6)(17)(19)(22)	First lien senior secured delayed draw term loan	L + 3.25%	02/2024	2,999	2,988	2,914	—%
PPV Intermediate Holdings, LLC(9)	First lien senior secured loan	SR + 5.75%	08/2029	156,681	153,867	154,723	2.6%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
PPV Intermediate Holdings, LLC(9)(17)(18)	First lien senior secured revolving loan	SR + 5.75%	08/2029	—	(217)	(148)	—%
PPV Intermediate Holdings, LLC(9)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 5.75%	09/2024	—	(145)	(17)	—%
TC Holdings, LLC (dba TrialCard)(11)	First lien senior secured loan	SR + 5.00%	04/2027	64,247	63,710	64,247	1.1%
TC Holdings, LLC (dba TrialCard)(11)(17)(18)	First lien senior secured revolving loan	SR + 5.00%	04/2027	—	(63)	—	—%
Tivity Health, Inc.(10)	First lien senior secured loan	SR + 6.00%	06/2029	151,240	147,778	150,106	2.6%
Unified Women’s Healthcare, LP(9)	First lien senior secured loan	SR + 5.25%	06/2029	82,149	81,587	82,149	1.4%
Unified Women’s Healthcare, LP(9)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 5.25%	06/2024	—	(9)	—	—%
Unified Women’s Healthcare, LP(9)(17)(18)	First lien senior secured revolving loan	SR + 5.50%	06/2029	—	(54)	—	—%
Quva Pharma, Inc. (7)	First lien senior secured loan	L + 5.50%	04/2028	4,477	4,374	4,410	0.1%
Quva Pharma, Inc. (7)(17)	First lien senior secured revolving loan	L + 5.50%	04/2026	300	292	293	—%
Diagnostic Services Holdings, Inc. (dba Rayus Radiology)(6)	First lien senior secured loan	L + 5.50%	03/2025	120,063	120,063	118,863	2.1%
Vermont Aus Pty Ltd.(10)(23)	First lien senior secured loan	SR + 5.50%	03/2028	53,955	52,796	53,011	0.9%

				1,564,613	1,538,206	1,543,898	26.3%
Healthcare technology
Athenahealth Group Inc.(9)(22)	First lien senior secured loan	SR + 3.50%	02/2029	$29,560	$29,163	$27,639	0.5%
Athenahealth Group Inc.(9)(17)(18)(19)(22)	First lien senior secured delayed draw term loan	SR + 3.50%	08/2023	—	(41)	(218)	—%
BCPE Osprey Buyer, Inc. (dba PartsSource)(7)	First lien senior secured loan	L + 5.75%	08/2028	53,631	52,935	52,559	0.9%
BCPE Osprey Buyer, Inc. (dba PartsSource)(7)(17)(18)(19)	First lien senior secured delayed draw term loan	L + 5.75%	08/2023	—	(181)	(272)	—%
BCPE Osprey Buyer, Inc. (dba PartsSource)(6)(17)	First lien senior secured revolving loan	L + 5.75%	08/2026	1,034	984	941	—%
Color Intermediate, LLC (dba ClaimsXten)(10)	First lien senior secured loan	SR + 5.50%	10/2029	9,234	9,059	9,119	0.2%
IMO Investor Holdings, Inc.(11)	First lien senior secured loan	SR + 6.00%	05/2029	20,742	20,367	20,586	0.4%
IMO Investor Holdings, Inc.(11)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 6.00%	05/2024	—	(43)	—	—%
IMO Investor Holdings, Inc.(11)(17)	First lien senior secured revolving loan	SR + 6.00%	05/2028	968	926	949	—%
Interoperability Bidco, Inc. (dba Lyniate)(10)	First lien senior secured loan	SR + 7.00%	12/2026	75,756	75,362	75,188	1.3%
Interoperability Bidco, Inc. (dba Lyniate)(10)(17)	First lien senior secured revolving loan	SR + 7.00%	12/2024	1,805	1,755	1,760	—%
GI Ranger Intermediate, LLC (dba Rectangle Health)(10)	First lien senior secured loan	SR + 6.00%	10/2028	20,764	20,417	20,349	0.3%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
GI Ranger Intermediate, LLC (dba Rectangle Health)(10)(17)(19)	First lien senior secured delayed draw term loan	SR + 6.00%	03/2024	2,388	2,282	2,264	—%
GI Ranger Intermediate, LLC (dba Rectangle Health)(10)(17)	First lien senior secured revolving loan	SR + 6.00%	10/2027	167	142	134	—%
Imprivata, Inc.(9)(22)	First lien senior secured loan	SR + 4.25%	12/2027	10,529	10,238	10,319	0.2%
Imprivata, Inc.(9)	Second lien senior secured loan	SR + 6.25%	12/2028	50,294	49,791	49,413	0.8%
Ocala Bidco, Inc.(7)	First lien senior secured loan	L + 6.25% (2.75% PIK)	11/2028	82,078	80,413	80,436	1.4%
Ocala Bidco, Inc.(7)(17)(18)(19)	First lien senior secured delayed draw term loan	L + 3.50%	05/2024	—	(85)	(64)	—%
Ocala Bidco, Inc.(7)	Second lien senior secured loan	L + 10.50% PIK	11/2033	44,302	43,586	43,748	0.7%
Intelerad Medical Systems Inc.(10)(23)	First lien senior secured loan	SR + 6.50%	08/2026	30,005	29,721	29,630	0.5%
Intelerad Medical Systems Inc.(10)(23)	First lien senior secured revolving loan	SR + 6.50%	08/2026	1,145	1,145	1,131	—%
PointClickCare Technologies Inc.(10)(23)	First lien senior secured loan	SR + 4.00%	12/2027	19,800	19,548	19,553	0.3%
Project Ruby Ultimate Parent Corp. (dba Wellsky)(6)(22)	First lien senior secured loan	L + 3.25%	03/2028	14,359	13,905	13,791	0.2%
Zelis Cost Management Buyer, Inc.(6)(22)	First lien senior secured loan	L + 3.50%	09/2026	4,887	4,854	4,860	0.1%

				473,448	466,243	463,815	7.8%
Household products
Aptive Environmental, LLC(16)	First lien senior secured loan	12.00% (6.00% PIK)	01/2026	$8,689	$7,402	$8,037	0.1%
Mario Purchaser, LLC (dba Len the Plumber)(9)	First lien senior secured loan	SR + 5.75%	04/2029	75,712	74,352	75,334	1.3%
Mario Purchaser, LLC (dba Len the Plumber)(9)(17)(19)	First lien senior secured delayed draw term loan	SR + 5.75%	04/2024	11,730	11,275	11,671	0.2%
Mario Purchaser, LLC (dba Len the Plumber)(9)(17)(18)	First lien senior secured revolving loan	SR + 5.75%	04/2028	—	(136)	(40)	—%
Mario Midco Holdings, Inc. (dba Len the Plumber)(9)	Unsecured facility	SR + 10.75% PIK	04/2032	24,686	24,066	24,501	0.4%
Simplisafe Holding Corporation(9)	First lien senior secured loan	SR + 6.25%	05/2028	127,753	125,512	126,795	2.2%
Simplisafe Holding Corporation(9)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 6.25%	05/2024	—	(136)	—	—%
Southern Air & Heat Holdings, LLC(7)	First lien senior secured loan	L + 4.50%	10/2027	1,077	1,064	1,063	—%
Southern Air & Heat Holdings, LLC(8)(17)(19)	First lien senior secured delayed draw term loan	L + 4.50%	10/2023	999	986	985	—%
Southern Air & Heat Holdings, LLC(7)(17)	First lien senior secured revolving loan	L + 4.50%	10/2027	79	76	75	—%
Walker Edison Furniture Company LLC(9)(32)	First lien senior secured revolving loan	SR + 6.25%	03/2027	1,339	1,333	1,339	—%
Walker Edison Furniture Company LLC(9)(32)	First lien senior secured loan	SR + 6.75%	03/2027	2,505	2,450	2,455	—%
Walker Edison Furniture Company LLC(17)(19)(32)	First lien senior secured delayed draw term loan	SR + 6.75%	03/2027	—	—	—	—%

				254,569	248,244	252,215	4.2%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Human resource support services
Cornerstone OnDemand, Inc.(6)(21)	First lien senior secured loan	L + 3.75%	10/2028	$19,800	$19,718	$18,810	0.3%
Cornerstone OnDemand, Inc.(6)	Second lien senior secured loan	L + 6.50%	10/2029	44,583	44,006	42,800	0.7%
IG Investments Holdings, LLC (dba Insight Global)(7)	First lien senior secured loan	L + 6.00%	09/2028	47,909	47,137	47,551	0.8%
IG Investments Holdings, LLC (dba Insight Global)(7)(17)(18)	First lien senior secured revolving loan	L + 6.00%	09/2027	—	(54)	(27)	—%

				112,292	110,807	109,134	1.8%
Infrastructure and environmental services
Aegion Corp.(6)(21)	First lien senior secured loan	L + 4.75%	05/2028	$4,925	$4,907	$4,786	0.1%
The Goldfield Corp.(9)	First lien senior secured loan	SR + 6.25%	12/2026	993	976	985	—%
Osmose Utilities Services, Inc.(6)(22)	First lien senior secured loan	L + 3.25%	06/2028	16,756	16,662	16,052	0.3%
USIC Holdings, Inc.(6)(22)	First lien senior secured loan	L + 3.50%	05/2028	11,907	11,600	11,500	0.2%
USIC Holdings, Inc.(6)(21)	Second lien senior secured loan	L + 6.50%	05/2029	39,691	39,487	37,508	0.6%
Tamarack Intermediate, L.L.C. (dba Verisk 3E)(10)	First lien senior secured loan	SR + 5.50%	03/2028	32,365	31,811	31,961	0.5%
Tamarack Intermediate, L.L.C. (dba Verisk 3E)(10)(17)	First lien senior secured revolving loan	SR + 5.50%	03/2028	881	793	814	—%

				107,518	106,236	103,606	1.7%
Insurance
Acrisure, LLC(10)(22)	First lien senior secured loan	SR + 5.75%	02/2027	$42,394	$41,594	$41,970	0.7%
Acrisure, LLC(6)(22)	First lien senior secured loan	L + 3.50%	02/2027	8,705	8,230	8,407	0.1%
Acrisure, LLC(6)(22)	First lien senior secured loan	L + 4.25%	02/2027	1,990	1,934	1,945	—%
Acrisure, LLC(6)(22)	First lien senior secured loan	L + 3.75%	02/2027	1,990	1,906	1,940	—%
Alera Group, Inc.(9)	First lien senior secured loan	SR + 6.00%	10/2028	149,610	146,901	149,237	2.6%
AmeriLife Holdings LLC(11)	First lien senior secured loan	SR + 5.75%	08/2029	129,856	127,419	128,558	2.2%
AmeriLife Holdings LLC(11)(17)(18)	First lien senior secured revolving loan	SR + 5.75%	08/2028	—	(294)	(163)	—%
AmeriLife Holdings LLC(11)(17)(19)	First lien senior secured delayed draw term loan	SR + 5.75%	09/2024	21,643	21,143	21,426	0.4%
AssuredPartners, Inc.(6)(22)	First lien senior secured loan	L + 3.50%	02/2027	7,860	7,860	7,755	0.1%
AssuredPartners, Inc.(9)(22)	First lien senior secured loan	SR + 3.50%	02/2027	24,750	24,701	24,441	0.4%
AssuredPartners, Inc.(9)(22)	First lien senior secured loan	SR + 4.25%	02/2027	4,975	4,814	4,950	0.1%
Asurion, LLC(6)(22)	First lien senior secured loan	L + 3.00%	11/2024	14,354	13,929	14,318	0.2%
Asurion, LLC(6)(22)	Second lien senior secured loan	L + 5.25%	01/2029	154,017	150,498	126,602	2.2%
Brightway Holdings, LLC(9)	First lien senior secured loan	SR + 6.50%	12/2027	17,716	17,533	17,361	0.3%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Brightway Holdings, LLC(9)(17)	First lien senior secured revolving loan	SR + 6.50%	12/2027	632	611	589	—%
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)(10)	First lien senior secured loan	SR + 7.50%	03/2029	909	886	886	—%
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)(10)(17)(18)	First lien senior secured revolving loan	SR + 7.50%	03/2029	—	(2)	(2)	—%
Evolution BuyerCo, Inc. (dba SIAA)(10)	First lien senior secured loan	SR + 6.25%	04/2028	26,270	26,004	26,007	0.4%
Evolution BuyerCo, Inc. (dba SIAA)(10)(17)(19)	First lien senior secured delayed draw term loan	SR + 6.75%	12/2023	1,397	1,397	1,390	—%
Evolution BuyerCo, Inc. (dba SIAA)(10)(17)(18)	First lien senior secured revolving loan	SR + 6.25%	04/2027	—	(7)	(7)	—%
Hyperion Refinance S.a.r.l (dba Howden Group)(9)(23)	First lien senior secured loan	SR + 5.25%	11/2027	131,000	128,503	131,000	2.2%
KUSRP Intermediate, Inc. (dba U.S. Retirement and Benefits Partners)(6)	First lien senior secured loan	L + 9.50% PIK	07/2028	14,530	14,327	14,421	0.2%
KWOR Acquisition, Inc. (dba Alacrity Solutions)(6)(17)(18)(19)	First lien senior secured delayed draw term loan	L + 5.25%	06/2024	—	(77)	—	—%
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)(8)	First lien senior secured loan	L + 6.00%	11/2028	133,312	132,052	133,312	2.3%
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)(11)	First lien senior secured delayed draw term loan	SR + 6.00%	11/2028	69,186	68,589	69,186	1.2%
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)(8)(17)(18)	First lien senior secured revolving loan	L + 6.00%	11/2027	—	(20)	—	—%
PCF Midco II, LLC (dba PCF Insurance Services)(16)	First lien senior secured loan	9.00% PIK	10/2031	50,363	46,519	45,830	0.8%
Tempo Buyer Corp. (dba Global Claims Services)(10)	First lien senior secured loan	SR + 5.50%	08/2028	36,067	35,479	35,436	0.6%
Tempo Buyer Corp. (dba Global Claims Services)(10)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 5.50%	08/2023	—	(80)	(77)	—%
Tempo Buyer Corp. (dba Global Claims Services)(15)(17)	First lien senior secured revolving loan	P + 4.50%	08/2027	1,651	1,575	1,561	—%
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)(10)	First lien senior secured loan	SR + 5.50%	07/2027	14,866	14,639	14,681	0.2%
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)(10)(17)(18)	First lien senior secured revolving loan	SR + 5.50%	07/2027	—	(16)	(14)	—%
KWOR Acquisition, Inc. (dba Alacrity Solutions)(6)	First lien senior secured loan	L + 5.25%	12/2028	32,620	32,159	32,457	0.6%
KWOR Acquisition, Inc. (dba Alacrity Solutions)(15)(17)	First lien senior secured revolving loan	P + 4.25%	12/2027	1,545	1,505	1,528	—%

				1,094,208	1,072,211	1,056,931	17.8%
Internet software and services
Anaplan, Inc.(9)	First lien senior secured loan	SR + 6.50%	06/2029	$229,639	$227,560	$229,639	3.9%
Anaplan, Inc.(9)(17)(18)	First lien senior secured revolving loan	SR + 6.50%	06/2028	—	(144)	—	—%
Appfire Technologies, LLC(9)	First lien senior secured loan	SR + 5.50%	03/2027	3,701	3,678	3,682	0.1%
Appfire Technologies, LLC(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 5.50%	06/2024	—	(117)	—	—%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Appfire Technologies, LLC(9)(17)	First lien senior secured revolving loan	SR + 5.50%	03/2027	93	73	85	—%
Avalara, Inc.(10)	First lien senior secured loan	SR + 7.25%	10/2028	70,455	69,455	69,926	1.2%
Avalara, Inc.(10)(17)(18)	First lien senior secured revolving loan	SR + 7.25%	10/2028	—	(98)	(53)	—%
Armstrong Bidco Ltd. (dba The Access Group)(14)(23)	First lien senior secured loan	SA + 5.50%	06/2029	32,853	31,938	32,607	0.6%
Armstrong Bidco Ltd. (dba The Access Group)(14)(17)(19)(23)	First lien senior secured delayed draw term loan	SA + 5.50%	06/2025	13,303	12,927	13,222	0.2%
Barracuda Parent, LLC(10)(22)	First lien senior secured loan	SR + 4.50%	08/2029	27,581	26,806	26,502	0.5%
Barracuda Parent, LLC(10)	Second lien senior secured loan	SR + 7.00%	08/2030	93,250	90,591	89,054	1.5%
Bayshore Intermediate #2, L.P. (dba Boomi)(6)	First lien senior secured loan	L + 7.75% PIK	10/2028	22,076	21,715	21,744	0.4%
Bayshore Intermediate #2, L.P. (dba Boomi)(6)(17)	First lien senior secured revolving loan	L + 6.75%	10/2027	319	292	295	—%
BCPE Nucleon (DE) SPV, LP(8)(23)	First lien senior secured loan	L + 7.00%	09/2026	24,012	23,811	23,952	0.4%
BCTO BSI Buyer, Inc. (dba Buildertrend)(10)	First lien senior secured loan	SR + 8.00% PIK	12/2026	1,080	1,072	1,080	—%
BCTO BSI Buyer, Inc. (dba Buildertrend)(10)(17)(18)	First lien senior secured revolving loan	SR + 7.00%	12/2026	—	(2)	—	—%
Central Parent, Inc.(10)(22)	First lien senior secured loan	SR + 4.25%	07/2029	9,377	9,118	9,335	0.2%
CivicPlus, LLC(7)	First lien senior secured loan	L + 6.75% (2.50% PIK)	08/2027	27,711	27,483	27,711	0.5%
CivicPlus, LLC(7)(17)(18)	First lien senior secured revolving loan	L + 6.25%	08/2027	—	(18)	—	—%
CP PIK Debt Issuer, LLC (dba CivicPlus, LLC)(11)	Unsecured notes	SR + 11.75% PIK	06/2034	14,506	14,129	14,434	0.2%
Coupa Holdings, LLC(9)	First lien senior secured loan	SR + 7.50%	02/2030	24,344	23,740	23,735	0.4%
Coupa Holdings, LLC(9)(17)(18)	First lien senior secured revolving loan	SR + 7.50%	02/2029	—	(41)	(42)	—%
Coupa Holdings, LLC(9)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 7.50%	08/2024	—	(27)	(27)	—%
Delta TopCo, Inc. (dba Infoblox, Inc.)(10)(22)	First lien senior secured loan	SR + 3.75%	12/2027	27,252	25,658	25,197	0.4%
Delta TopCo, Inc. (dba Infoblox, Inc.)(10)	Second lien senior secured loan	SR + 7.25%	12/2028	49,222	48,972	45,776	0.8%
EET Buyer, Inc. (dba e-Emphasys)(8)	First lien senior secured loan	L + 5.25%	11/2027	19,350	19,194	19,350	0.3%
EET Buyer, Inc. (dba e-Emphasys)(8)(17)(18)	First lien senior secured revolving loan	L + 5.75%	11/2027	—	(15)	—	—%
Catalis Intermediate, Inc. (fka GovBrands Intermediate, Inc.)(7)	First lien senior secured loan	L + 5.50%	08/2027	8,241	8,083	7,768	0.1%
Catalis Intermediate, Inc. (fka GovBrands Intermediate, Inc.)(7)(17)(19)	First lien senior secured delayed draw term loan	L + 5.50%	08/2023	1,854	1,812	1,709	—%
Catalis Intermediate, Inc. (fka GovBrands Intermediate, Inc.)(7)(17)	First lien senior secured revolving loan	L + 5.50%	08/2027	793	777	742	—%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Granicus, Inc.(6)	First lien senior secured loan	L + 5.50%	01/2027	1,816	1,786	1,780	—%
Granicus, Inc.(6)(17)	First lien senior secured revolving loan	L + 6.50%	01/2027	85	82	81	—%
Granicus, Inc.(6)	First lien senior secured delayed draw term loan	L + 6.00%	01/2027	342	337	335	—%
Grayshift, LLC(9)	First lien senior secured loan	SR + 7.50%	07/2028	22,411	22,208	22,411	0.4%
Grayshift, LLC(9)(17)(18)	First lien senior secured revolving loan	SR + 7.50%	07/2028	—	(21)	—	—%
GS Acquisitionco, Inc. (dba insightsoftware)(10)	First lien senior secured loan	SR + 5.75%	05/2026	8,971	8,939	8,949	0.2%
Help/Systems Holdings, Inc.(10)(22)	First lien senior secured loan	SR + 4.00%	11/2026	64,368	64,079	56,998	1.0%
Help/Systems Holdings, Inc.(9)	Second lien senior secured loan	SR + 6.75%	11/2027	25,000	24,753	22,375	0.4%
Hyland Software, Inc.(6)(22)	First lien senior secured loan	L + 3.50%	07/2024	23,594	23,415	23,292	0.4%
Hyland Software, Inc.(6)(22)	Second lien senior secured loan	L + 6.25%	07/2025	60,517	60,296	57,600	1.0%
Ivanti Software, Inc.(7)	Second lien senior secured loan	L + 7.25%	12/2028	19,000	18,919	13,775	0.2%
MessageBird BidCo B.V.(6)(23)	First lien senior secured loan	L + 6.75%	05/2027	5,000	4,919	4,913	0.1%
Ministry Brands Holdings, LLC.(10)	First lien senior secured loan	SR + 5.50%	12/2028	48,941	48,101	47,962	0.8%
Ministry Brands Holdings, LLC.(6)(17)(19)	First lien senior secured delayed draw term loan	L + 5.50%	12/2023	1,997	1,848	1,819	—%
Ministry Brands Holdings, LLC.(10)(17)	First lien senior secured revolving loan	SR + 5.50%	12/2027	1,186	1,111	1,092	—%
Mitnick Corporate Purchaser, Inc.(10)(17)(21)	First lien senior secured revolving loan	SR + 3.50%	05/2027	3,163	3,169	3,163	0.1%
Oranje Holdco,Inc. (dba KnowBe4)(9)	First lien senior secured loan	SR + 7.75%	02/2029	81,182	79,987	79,964	1.4%
Oranje Holdco, Inc. (dba KnowBe4)(9)(17)(18)	First lien senior secured revolving loan	SR + 7.75%	02/2029	—	(148)	(152)	—%
QAD Inc.(6)	First lien senior secured loan	L + 6.00%	11/2027	46,035	45,292	44,999	0.8%
QAD Inc.(6)(17)(18)	First lien senior secured revolving loan	L + 6.00%	11/2027	—	(92)	(135)	—%
Perforce Software, Inc.(9)	First lien senior secured loan	SR + 4.50%	07/2026	14,888	14,585	14,143	0.2%
Proofpoint, Inc.(6)(22)	First lien senior secured loan	L + 3.25%	08/2028	12,253	11,855	11,956	0.2%
Proofpoint, Inc.(6)	Second lien senior secured loan	L + 6.25%	08/2029	7,500	7,468	7,050	0.1%
Sailpoint Technologies Holdings, Inc.(9)	First lien senior secured loan	SR + 6.25%	08/2029	59,880	58,695	59,131	1.0%
Sailpoint Technologies Holdings, Inc.(9)(17)(18)	First lien senior secured revolving loan	SR + 6.25%	08/2028	—	(102)	(71)	—%
Securonix, Inc.(10)	First lien senior secured loan	SR + 6.50%	04/2028	29,661	29,403	29,216	0.5%
Securonix, Inc.(10)(17)(18)	First lien senior secured revolving loan	SR + 6.50%	04/2028	—	(45)	(80)	—%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Sedgwick Claims Management Services, Inc.(9)(21)(22)	First lien senior secured loan	SR + 3.75%	02/2028	10,000	9,798	9,860	0.2%
Sophos Holdings, LLC(7)(22)(23)	First lien senior secured loan	L + 3.50%	03/2027	20,083	20,029	19,874	0.3%
Tahoe Finco, LLC(6)(23)	First lien senior secured loan	L + 6.00%	09/2028	83,721	83,028	82,674	1.4%
Tahoe Finco, LLC(6)(17)(18)(23)	First lien senior secured revolving loan	L + 6.00%	10/2027	—	(47)	(78)	—%
Thunder Purchaser, Inc. (dba Vector Solutions)(7)	First lien senior secured loan	L + 5.75%	06/2028	11,911	11,817	11,792	0.1%
Thunder Purchaser, Inc. (dba Vector Solutions)(7)(17)	First lien senior secured revolving loan	L + 5.75%	06/2027	449	444	442	—%
Thunder Purchaser, Inc. (dba Vector Solutions)(7)(17)(19)	First lien senior secured delayed draw term loan	L + 5.75%	08/2023	729	723	722	—%
When I Work, Inc.(7)	First lien senior secured loan	L + 12.60% PIK	11/2027	23,828	23,649	23,411	0.4%
Zendesk, Inc.(10)	First lien senior secured loan	SR + 7.00%	11/2028	120,319	118,019	118,213	2.0%
Zendesk, Inc.(10)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 6.50%	11/2024	—	(1,052)	(226)	—%
Zendesk, Inc.(10)(17)(18)	First lien senior secured revolving loan	SR + 6.50%	11/2028	—	(233)	(217)	—%
When I Work, Inc.(7)(17)	First lien senior secured revolving loan	L + 6.00%	11/2027	416	385	343	—%

				1,510,258	1,485,821	1,466,799	24.9%
Leisure and entertainment
Troon Golf, L.L.C.(8)	First lien senior secured loan	L + 5.75%	08/2027	$93,176	$92,817	$93,176	1.6%
Troon Golf, L.L.C.(8)(17)(18)	First lien senior secured revolving loan	L + 6.00%	08/2026	—	(24)	—	—%
Troon Golf, L.L.C.(8)(17)(19)	First lien senior secured delayed draw term loan	L + 5.75%	05/2024	39,750	39,206	39,750	0.7%

				132,926	131,999	132,926	2.3%
Manufacturing
ACR Group Borrower, LLC(7)	First lien senior secured loan	L + 4.50%	03/2028	$4,053	$4,008	$3,982	0.1%
ACR Group Borrower, LLC(10)	First lien senior secured loan	SR + 6.00%	03/2028	871	859	871	—%
ACR Group Borrower, LLC(7)(17)	First lien senior secured revolving loan	L + 4.50%	03/2026	525	517	510	—%
BCPE Watson (DE) ORML, LP(11)(23)(27)	First lien senior secured loan	SR + 6.50%	07/2028	101,500	100,582	100,739	1.7%
Engineered Machinery Holdings, Inc. (dba Duravant)(7)(22)	First lien senior secured loan	L + 3.50%	05/2028	9,925	9,868	9,773	0.2%
Engineered Machinery Holdings, Inc. (dba Duravant)(7)(21)	Second lien senior secured loan	L + 6.50%	05/2029	37,181	37,030	37,181	0.6%
Engineered Machinery Holdings, Inc. (dba Duravant)(7)(21)	Second lien senior secured loan	L + 6.00%	05/2029	19,160	19,117	19,160	0.3%
Gloves Buyer, Inc. (dba Protective Industrial Products)(6)	First lien senior secured loan	L + 4.00%	12/2027	18,728	18,400	18,587	0.3%
Gloves Buyer, Inc. (dba Protective Industrial Products)(6)	Second lien senior secured loan	L + 8.25%	12/2028	11,728	11,464	11,553	0.2%
Helix Acquisition Holdings, Inc. (dba MW Industries)(10)	First lien senior secured loan	SR + 7.00%	03/2030	65,000	63,051	63,050	1.1%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
MHE Intermediate Holdings, LLC (dba OnPoint Group)(9)	First lien senior secured loan	SR + 6.00%	07/2027	86,829	86,124	86,395	1.5%
MHE Intermediate Holdings, LLC (dba OnPoint Group)(9)	First lien senior secured loan	SR + 6.25%	07/2027	12,935	12,701	12,903	0.2%
MHE Intermediate Holdings, LLC (dba OnPoint Group)(9)(17)	First lien senior secured revolving loan	SR + 6.00%	07/2027	500	474	482	—%
Pro Mach Group, Inc.(6)(22)	First lien senior secured loan	L + 4.00%	08/2028	30,551	30,391	30,364	0.5%

				399,486	394,586	395,550	6.7%
Professional Services
Apex Group Treasury, LLC(9)(23)	First lien senior secured loan	SR + 5.00%	07/2028	$24,938	$23,498	$24,563	0.4%
Apex Group Treasury, LLC(7)(23)	Second lien senior secured loan	L + 6.75%	07/2029	11,618	11,448	11,269	0.2%
Apex Service Partners, LLC(11)	First lien senior secured loan	SR + 5.50%	07/2025	91,241	90,233	91,013	1.5%
Apex Service Partners, LLC(7)(17)	First lien senior secured revolving loan	L + 5.25%	07/2025	2,300	2,251	2,289	—%
Apex Service Partners Intermediate 2, LLC(16)	First lien senior secured loan	12.50% PIK	07/2027	5,444	5,332	5,376	0.1%
Corporation Service Company(9)(22)	First lien senior secured loan	SR + 3.25%	11/2029	2,873	2,792	2,864	—%
EM Midco2 Ltd. (dba Element Materials Technology)(10)(22)(23)	First lien senior secured loan	SR + 4.25%	06/2029	27,878	27,846	27,496	0.5%
Guidehouse Inc.(9)	First lien senior secured loan	SR + 6.25%	10/2028	106,462	105,424	105,930	1.8%
Relativity ODA LLC(6)	First lien senior secured loan	L + 7.50% PIK	05/2027	5,036	4,988	5,036	0.1%
Relativity ODA LLC(6)(17)(18)	First lien senior secured revolving loan	L + 6.50%	05/2027	—	(4)	—	—%
Sovos Compliance, LLC(6)(22)	First lien senior secured loan	L + 4.50%	08/2028	29,266	28,753	27,656	0.5%
Vistage Worldwide, Inc.(9)	First lien senior secured loan	SR + 5.25%	07/2029	4,975	4,849	4,888	0.1%
VT Topco, Inc. (dba Veritext)(6)	First lien senior secured loan	SR + 3.75%	08/2025	2,752	2,731	2,704	—%

				314,783	310,141	311,084	5.2%
Specialty retail
Ideal Image Development, LLC(9)	First lien senior secured loan	SR + 6.50%	09/2027	$5,824	$5,719	$5,752	0.1%
Ideal Image Development, LLC(9)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 6.50%	03/2024	—	(3)	—	—%
Ideal Image Development, LLC(9)	First lien senior secured revolving loan	SR + 6.50%	09/2027	915	898	903	—%
Notorious Topco, LLC (dba Beauty Industry Group)(10)	First lien senior secured loan	SR + 6.75%	11/2027	60,154	59,415	59,402	1.0%
Notorious Topco, LLC (dba Beauty Industry Group)(10)	First lien senior secured loan	SR + 6.75%	11/2027	163,845	161,702	161,797	2.8%
Notorious Topco, LLC (dba Beauty Industry Group)(10)(17)(19)	First lien senior secured delayed draw term loan	SR + 6.75%	11/2023	5,242	5,140	5,177	0.1%
Notorious Topco, LLC (dba Beauty Industry Group)(10)(17)	First lien senior secured revolving loan	SR + 6.75%	05/2027	1,056	997	990	—%
Milan Laser Holdings LLC(9)	First lien senior secured loan	SR + 5.00%	04/2027	20,372	20,226	20,372	0.3%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Milan Laser Holdings LLC(9)(17)(18)	First lien senior secured revolving loan	SR + 5.00%	04/2026	—	(11)	—	—%
The Shade Store, LLC(10)	First lien senior secured loan	SR + 6.00%	10/2027	67,330	66,659	64,805	1.1%
The Shade Store, LLC(10)	First lien senior secured loan	SR + 7.00%	10/2027	10,661	10,371	10,368	0.2%
The Shade Store, LLC(10)(17)	First lien senior secured revolving loan	SR + 6.00%	10/2026	4,773	4,712	4,517	0.1%

				340,172	335,825	334,083	5.7%
Telecommunications
Park Place Technologies, LLC(9)(22)	First lien senior secured loan	SR + 5.00%	11/2027	$1,142	$1,109	$1,093	—%

				1,142	1,109	1,093	—%
Transportation
Motus Group, LLC(6)	Second lien senior secured loan	L + 6.50%	12/2029	$10,000	$9,912	$9,825	0.2%
Safe Fleet Holdings, LLC(9)(22)	First lien senior secured loan	SR + 3.75%	02/2029	25,986	25,405	25,391	0.4%

				35,986	35,317	35,216	0.6%

Total non-controlled/non-affiliated portfolio company debt investments				$10,743,049	$10,580,615	$10,518,335	178.5%

Equity Investments
Automotive
CD&R Value Building Partners I, L.P. (dba Belron)(23)(24)(26)	LP Interest	N/A	N/A	33,061	$33,108	$33,956	0.6%
Metis HoldCo, Inc. (dba Mavis Tire Express Services)(16)(24)	Series A Convertible Preferred Stock	7.00% PIK	N/A	12,296	12,001	11,957	0.2%

					45,109	45,913	0.8%
Buildings and real estate
Associations Finance, Inc.(16)(24)	Preferred Stock	12.00% PIK	N/A	215,000,000	$223,970	$227,142	3.9%
Dodge Construction Network Holdings, L.P.(10)(24)	Series A Preferred Units	SR + 8.25% PIK	N/A	—	3	3	—%
Dodge Construction Network Holdings, L.P.(24)(26)	Class A-2 Common Units	N/A	N/A	143,963	123	123	—%

					224,096	227,268	3.9%
Business services
Denali Holding LP (dba Summit Companies)(24)(26)	Class A Units	N/A	N/A	686,513	$7,076	$8,838	0.2%
Hercules Buyer, LLC (dba The Vincit Group)(24)(26)(28)	Common Units	N/A	N/A	10,000	10	11	—%
Knockout Intermediate Holdings I Inc. (dba Kaseya)(16)(24)	Perpetual Preferred Stock	11.75% PIK	N/A	56,924	55,684	56,782	1.0%

					62,770	65,631	1.2%
Consumer products
ASP Conair Holdings LP(24)(26)	Class A Units	N/A	N/A	9,286	$929	$833	—%

					929	833	—%
Food and beverage
Hissho Sushi Holdings, LLC(24)(26)	Class A Units	N/A	N/A	941,780	$9,418	$10,404	0.2%

					9,418	10,404	0.2%
Healthcare equipment and services
Maia Aggregator, LP(24)(26)	Class A-2 Units	N/A	N/A	12,921,348	$12,921	$13,711	0.2%
KPCI Holdings, L.P.(24)(26)	Class A Units	N/A	N/A	1,781	2,313	2,510	—%
Patriot Holdings SCSp (dba Corza Health, Inc.)(16)(23)(24)	Class A Units	8.00% PIK	N/A	982	1,094	1,073	—%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Patriot Holdings SCSp (dba Corza Health, Inc.)(23)(24)(26)	Class B Units	N/A	N/A	13,517	146	153	—%
Rhea Acquisition Holdings, LP(24)(26)	Series A-2 Units	N/A	N/A	11,964,286	11,964	11,964	0.2%

					28,438	29,411	0.4%
Healthcare providers and services
KOBHG Holdings, L.P. (dba OB Hospitalist)(24)(26)	Class A Interests	N/A	N/A	3,520	$3,520	$3,269	0.1%

					3,520	3,269	0.1%
Healthcare technology
Minerva Holdco, Inc.(16)(24)	Series A Preferred Stock	10.75% PIK	N/A	112,849	$111,046	$103,257	1.8%
BEHP Co-Investor II, L.P.(23)(24)(26)	LP Interest	N/A	N/A	1,269,969	1,266	1,325	—%
Orange Blossom Parent, Inc.(24)(26)	Common Equity	N/A	N/A	16,667	1,667	1,710	—%
WP Irving Co-Invest, L.P.(23)(24)(26)	Partnership Units	N/A	N/A	1,250,000	1,251	1,304	—%

					115,230	107,596	1.8%
Household products
Evology LLC(24)(26)	Class B Units	N/A	N/A	316	$1,512	$2,082	—%
Walker Edison Holdco LLC(24)(26)	Common Equity	N/A	N/A	29,167	2,818	2,818	—%

					4,330	4,900	—%
Human resource support services
Sunshine Software Holdings, Inc. (dba Cornerstone OnDemand)(16)(24)	Series A Preferred Stock	10.50% PIK	N/A	14,449	$14,170	$13,075	0.2%

					14,170	13,075	0.2%
Insurance
Accelerate Topco Holdings, LLC(24)(26)	Common Units	N/A	N/A	91,805	$2,535	$2,535	—%
Evolution Parent, LP (dba SIAA)(24)(26)	LP Interest	N/A	N/A	2,703	270	280	—%
GrowthCurve Capital Sunrise Co-Invest LP (dba Brightway)(24)(26)	LP Interest	N/A	N/A	408	426	408	—%
PCF Holdco, LLC (dba PCF Insurance Services)(16)(17)(19)(24)	Series A Preferred Units	15.00% PIK	N/A	5,254	5,252	5,254	0.1%
PCF Holdco, LLC (dba PCF Insurance Services)(24)(26)	Class A Unit Warrants	N/A	N/A	1,504	5,129	5,134	0.1%
PCF Holdco, LLC (dba PCF Insurance Services)(24)(26)	Class A Units	N/A	N/A	6,047,390	15,336	27,614	0.5%

					28,948	41,225	0.7%
Internet software and services
Brooklyn Lender Co-Invest 2, L.P. (dba Boomi)(24)(26)	Common Units	N/A	N/A	1,729,439	$1,729	$1,701	—%
Insight CP (Blocker) Holdings, L.P. (dba CivicPlus, LLC)(23)(24)(26)	LP Interest	N/A	N/A	—	987	987	—%
Elliott Alto Co-Investor Aggregator L.P.(23)(24)(26)	LP Interest	N/A	N/A	6,530	6,549	6,530	0.1%
Picard Holdco, Inc.(10)(24)	Series A Preferred Stock	SR + 12.00% PIK	N/A	57,459	55,965	56,023	1.0%
MessageBird Holding B.V.(23)(24)(26)	Extended Series C Warrants	N/A	N/A	7,980	49	7	—%
Project Alpine Co-Invest Fund, L.P.(23)(24)(26)	LP Interest	N/A	N/A	17,000	17,010	17,000	0.3%
Thunder Topco L.P. (dba Vector Solutions)(24)(26)	Common Units	N/A	N/A	712,884	713	730	—%
WMC Bidco, Inc. (dba West Monroe)(16)(24)	Senior Preferred Stock	11.25% PIK	N/A	37,891	37,137	35,807	0.6%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Project Hotel California Co-Invest Fund, L.P.(23)(24)(26)	LP Interest	N/A	N/A	3,522	3,525	3,522	0.1%
BCTO WIW Holdings, Inc. (dba When I Work)(24)(26)	Class A Common Stock	N/A	N/A	57,000	5,700	5,134	0.1%
Zoro TopCo, Inc. (16)(24)	Series A Preferred Stock	12.50% PIK	N/A	17,307	16,738	16,874	0.3%
Zoro TopCo, Inc. (24)(26)	Class A Common Units	N/A	N/A	1,380,129	13,801	13,801	0.2%

					159,903	158,116	2.7%
Manufacturing
Gloves Holdings, LP (dba Protective Industrial Products)(24)(26)	LP Interest	N/A	N/A	1,000	$100	$118	—%

					100	118	—%

Total non-controlled/non-affiliated portfolio company equity investments					$696,961	$707,759	12.0%

Total non-controlled/non-affiliated portfolio company investments					$11,277,576	$11,226,094	190.5%

Non-controlled/affiliated portfolio company investments
Equity Investments
Pharmaceuticals
LSI Financing 1 DAC(23)(24)(26)(30)	Preferred equity	N/A	N/A	79,272	$79,322	$79,273	1.3%

					79,322	79,273	1.3%

Total non-controlled/affiliated portfolio company equity investments					$79,322	$79,273	1.3%

Controlled/affiliated portfolio company investments
Asset based lending and fund finance
Amergin Asset Management, LLC(23)(24)(26)(31)	Class A Units	N/A	N/A	50,000,000	$—	$—	—%
AAM Series 2.1 Aviation Feeder, LLC(17)(19)(23)(24)(26)(31)	LLC Interest	N/A	N/A	2,168	2,169	2,168	—%
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(17)(19)(23)(24)(26)(31)	LLC Interest	N/A	N/A	4,036	4,001	4,036	0.1%

					6,170	6,204	0.1%
Insurance
Fifth Season Investments LLC(24)(26)(27)(31)	Class A Units	N/A	N/A	28	$94,937	$94,936	1.6%

					94,937	94,936	1.6%
Investment funds & vehicles
ORCIC Senior Loan Fund LLC(23)(24)(27)(31)(33)	LLC Interest	N/A	N/A	182,683	$182,683	$184,517	3.1%

					182,683	184,517	3.1%

Total controlled/affiliated portfolio					$283,790	$285,657	4.8%

Total Investments					$11,640,688	$11,591,024	196.6%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

	Interest Rate Swaps as of March 31, 2023
	Company Receives	Company Pays	Maturity Date	Notional Amount	Hedged Instrument	Footnote Reference
Interest rate swap	7.75%	S+ 3.84%	9/16/2027	$600,000	September 2027 Notes	Note 6

Total				$600,000

(1)	Certain portfolio company investments are subject to contractual restrictions on sales.
(2)

Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Company owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company.

(3)	Unless otherwise indicated, all investments are considered Level 3 investments.
(4)	The amortized cost represents the original cost adjusted for the amortization and accretion of premiums and discounts, as applicable, on debt investments using the effective interest method.
(5)

Unless otherwise indicated, loan contains a variable rate structure, and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the London Interbank Offered Rate (“LIBOR” or “L”) (which can include one-, two-, three-, six-, or twelve-month LIBOR), Secured Overnight Financing Rate (“SOFR” or “SR”) (which can include one-, three-, six- or twelve-month SOFR), Euro Interbank Offered Rate (“EURIBOR” or “E”), Canadian Dollar Offered Rate (“CDOR” or “C”) (which can include one-, the-, six- or twelve-month CDOR), Sterling (SP) Overnight Interbank Average Rate (“SONIA” or “SA”) or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate (“Prime” or “P”), at the borrower’s option, and which reset periodically based on the terms of the loan agreement.

(6)	The interest rate on these loans is subject to 1 month LIBOR, which as of March 31, 2023 was 4.86%.
(7)	The interest rate on these loans is subject to 3 month LIBOR, which as of March 31, 2023 was 5.19%.
(8)	The interest rate on these loans is subject to 6 month LIBOR, which as of March 31, 2023 was 5.31%.
(9)	The interest rate on these loans is subject to 1 month SOFR, which as of March 31, 2023 was 4.80%.
(10)	The interest rate on these loans is subject to 3 month SOFR, which as of March 31, 2023 was 4.91%.
(11)	The interest rate on these loans is subject to 6 month SOFR, which as of March 31, 2023 was 4.90%.
(12)	The interest rate on these loans is subject to 3 month CDOR, which as of March 31, 2023 was 5.02%.
(13)	The interest rate on these loans is subject to 3 month EURIBOR, which as of March 31, 2023 was 3.04%.
(14)	The interest rate on these loans is subject to SONIA, which as of March 31, 2023 was 4.18%.
(15)	The interest rate on these loans is subject to Prime, which as of March 31, 2023 was 8.00%.
(16)	Investment does not contain a variable rate structure.
(17)	Position or portion thereof is an unfunded loan or equity commitment. See Note 7 “Commitments and Contingencies”.
(18)

The negative cost is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value is the result of the capitalized discount on the loan.

(19)	The date disclosed represents the commitment period of the unfunded term loan. Upon expiration of the commitment period, the funded portion of the term loan may be subject to a longer maturity date.
(20)

Unless otherwise indicated, represents a co-investment made with the Company’s affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission. See Note 3 “Agreements and Related Party Transactions”.

(21)

This portfolio company was not a co-investment made with the Company’s affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission.

(22)	Level 2 Investment.
(23)

This portfolio company is not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of total assets. As of March 31, 2023, non-qualifying assets represented 13.7% of total assets as calculated in accordance with the regulatory requirements.

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

(24)

Security acquired in transaction exempt from registration under the Securities Act of 1933, and may be deemed to be “restricted security” under the Securities Act. As of March 31, 2023, the aggregate fair value of these securities is $1.1 billion, or 18.3% of the Company’s net assets. The acquisition dates of the restricted securities are as follows:

Portfolio Company	Investment	Acquisition Date
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC**	LLC Interest	July 1, 2022
AAM Series 2.1 Aviation Feeder, LLC**	LLC Interest	July 1, 2022
Accelerate Topco Holdings, LLC	Common Units	September 1, 2022
Amergin Asset Management, LLC**	Class A Units	July 1, 2022
ASP Conair Holdings LP	Class A Units	May 17, 2021
Associations Finance, Inc.	Preferred Stock	June 10, 2022
BCTO WIW Holdings, Inc. (dba When I Work)	Class A Common Stock	November 2, 2021
BEHP Co-Investor II, L.P.	LP Interest	May 6, 2022
Brooklyn Lender Co-Invest 2, L.P. (dba Boomi)	Common Units	October 1, 2021
CD&R Value Building Partners I, L.P. (dba Belron)	LP Interest	December 2, 2021
Denali Holding LP (dba Summit Companies)	Class A Units	September 14, 2021
Dodge Construction Network Holdings, L.P.	Class A-2 Common Units	February 23, 2022
Dodge Construction Network Holdings, L.P.	Series A Preferred Units	February 23, 2022
Elliott Alto Co-Investor Aggregator L.P.	LP Interest	September 28, 2022
Evology LLC	Class B Units	January 21, 2022
Evolution Parent, LP (dba SIAA)	LP Interest	April 30, 2021
Fifth Season Investments LLC**	Class A Units	October 17, 2022
Gloves Holdings, LP (dba Protective Industrial Products)	LP Interest	December 28, 2020
GrowthCurve Capital Sunrise Co-Invest LP (dba Brightway)	LP Interest	December 16, 2021
Hercules Buyer, LLC (dba The Vincit Group)	Common Units	December 15, 2020
Hissho Sushi Holdings, LLC	Class A Units	May 17, 2022
Insight CP (Blocker) Holdings, L.P. (dba CivicPlus, LLC)	LP Interest	June 8, 2022
Knockout Intermediate Holdings I Inc. (dba Kaseya)	Perpetual Preferred Stock	June 22, 2022
KOBHG Holdings, L.P. (dba OB Hospitalist)	Class A Interests	September 27, 2021
KPCI Holdings, L.P.	Class A Units	November 25, 2020
LSI Financing 1 DAC**	Preferred equity	December 14, 2022
Maia Aggregator, LP	Class A-2 Units	February 1, 2022
MessageBird Holding B.V.	Extended Series C Warrants	May 5, 2021
Metis HoldCo, Inc. (dba Mavis Tire Express Services)	Series A Convertible Preferred Stock	May 3, 2021
Minerva Holdco, Inc.	Series A Preferred Stock	February 14, 2022
Orange Blossom Parent, Inc.	Common Equity	July 29, 2022
ORCIC Senior Loan Fund LLC*	LLC Interest	November 2, 2022
Patriot Holdings SCSp (dba Corza Health, Inc.)	Class A Units	January 29, 2021
Patriot Holdings SCSp (dba Corza Health, Inc.)	Class B Units	January 29, 2021
PCF Holdco, LLC (dba PCF Insurance Services)	Preferred equity	February 13, 2023
PCF Holdco, LLC (dba PCF Insurance Services)	Class A Units	November 1, 2021
PCF Holdco, LLC (dba PCF Insurance Services)	Class A Unit Warrants	February 13, 2023
Picard Holdco, Inc.	Series A Preferred Stock	September 29, 2022
Project Alpine Co-Invest Fund, L.P.	LP Interest	June 13, 2022
Project Hotel California Co-Invest Fund, L.P.	LP Interest	August 9, 2022
Rhea Acquisition Holdings, LP	Series A-2 Units	February 18, 2022

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

Portfolio Company	Investment	Acquisition Date
Sunshine Software Holdings, Inc. (dba Cornerstone OnDemand)	Series A Preferred Stock	October 14, 2021
Thunder Topco L.P. (dba Vector Solutions)	Common Units	June 30, 2021
Walker Edison Holdco LLC	Common Equity	March 1, 2023
WMC Bidco, Inc. (dba West Monroe)	Senior Preferred Stock	November 8, 2021
WP Irving Co-Invest, L.P.	Partnership Units	May 18, 2022
Zoro TopCo, Inc.	Class A Common Units	November 22, 2022
Zoro TopCo, Inc.	Series A Preferred Stock	November 22, 2022

*	Refer to Note 4 “Investments—ORCIC Senior Loan Fund LLC”, for further information.
**	Refer to Note 3 “Agreements and Related Party Transactions—Controlled/Affiliated Portfolio Companies”.

(25)

As of March 31, 2023, the net estimated unrealized loss on investments for U.S. federal income tax purposes was $30.1 million based on a tax cost basis of $11.6 billion. As of March 31, 2023, the estimated aggregate gross unrealized loss for U.S. federal income tax purposes was $109.4 million. As of March 31, 2023, the estimated aggregate gross unrealized gain for U.S. federal income tax purposes was $79.3 million.

(26)	Investment is non-income producing.
(27)	Investment is not pledged as collateral under the Revolving Credit Facility and the SPV Asset Facilities.
(28)	We invest in this portfolio company through underlying blocker entities Hercules Blocker 1 LLC, Hercules Blocker 2 LLC, Hercules Blocker 3 LLC, Hercules Blocker 4 LLC, and Hercules Blocker 5 LLC.
(29)

Unless otherwise indicated, the Company’s portfolio companies are pledged as collateral supporting the amounts outstanding under the Revolving Credit Facility and SPV Asset Facilities. See Note 6 “Debt”.

(30)

As defined in the 1940 Act, the Company is deemed to be an “affiliated person” of this portfolio company as the Company owns more than 5% but less than 25% of the portfolio company’s voting securities or has the power to exercise control over management or policies of such portfolio company, including through a management agreement (non-controlled affiliate”). Transactions related to investments in non-controlled affiliates for the period ended March 31, 2023 were as follows:

Company	Fair value as of December 31, 2022	Gross Additions (a)	Gross Reductions (b)	Net Change in Unrealized Gain/ (Loss)	Realized Gain/ (Loss)	Fair value as of March 31, 2023	Dividend Income	Other Income
LSI Financing 1 DAC	$6,175	$73,099	$—	$(1)	$—	$79,273	$—	$—

Total	$6,175	$73,099	$—	$(1)	$—	$79,273	$—	$—

(a)

Gross additions may include increases in the cost basis of investments resulting from new investments, amounts related to payment-in-kind (“PIK”) interest capitalized and added to the principal balance of the respective loans, the accretion of discounts, the exchange of one or more existing investments for one or more new investments and the movement at fair value of an existing portfolio company into this controlled affiliated category from a different category.

(b)

Gross reductions may include decreases in the cost basis of investments resulting from principal collections related to investment repayments and sales, return of capital, the amortization of premiums and the exchange of one or more existing securities for one or more new securities.

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of March 31, 2023

(Amounts in thousands, except share amounts)

(Unaudited)

(31)

As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company, including through a management agreement (“controlled affiliate”). The Company’s investment in controlled affiliates for the period ended March 31, 2023 were as follows:

Company	Fair value as of December 31, 2022	Gross Additions (a)	Gross Reductions (b)	Net Change in Unrealized Gain/ (Loss)	Realized Gain/ (Loss)	Fair value as of March 31, 2023	Dividend Income	Other Income
AAM Series 2.1 Aviation Feeder, LLC (c)	$1,568	$600	$—	$—	$—	$2,168	$—	$—
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC (c)	—	4,002	—	34	—	4,036	—	—
Fifth Season Investments LLC	89,680	5,256	—	—	—	94,936	—	—
ORCIC Senior Loan Fund LLC	140,394	40,906	—	3,217	—	184,517	6,097	—

Total	$231,642	$50,764	$—	$3,251	$—	$285,657	$6,097	$—

(a)

Gross additions may include increases in the cost basis of investments resulting from new investments, amounts related to payment-in-kind (“PIK”) interest capitalized and added to the principal balance of the respective loans, the accretion of discounts, the exchange of one or more existing investments for one or more new investments and the movement at fair value of an existing portfolio company into this controlled affiliated category from a different category.

(b)

Gross reductions may include decreases in the cost basis of investments resulting from principal collections related to investment repayments and sales, return of capital, the amortization of premiums and the exchange of one or more existing securities for one or more new securities.

(c)

In connection with its investment in AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC and AAM Series 2.1 Aviation Feeder, LLC (collectively, “Amergin Assetco”) the Company made a minority investment in Amergin Asset Management, LLC which has entered into a Servicing Agreement with Amergin Assetco.

(32)	Investment was on non-accrual status as of March 31, 2023.
(33)	Investment measured at net asset value (“NAV”).

The accompanying notes are an integral part of these consolidated financial statements.

Owl Rock Core Income Corp.

Consolidated Schedule of Investments

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Non-controlled/non-affiliated portfolio company investments
Debt Investments(5)
Advertising and media
Global Music Rights, LLC(7)	First lien senior secured loan	L + 5.50%	08/2028	$83,531	$82,119	$83,530	1.6%
Global Music Rights, LLC(7)(17)(18)	First lien senior secured revolving loan	L + 5.75%	08/2027	—	(116)	—	—%
The NPD Group, L.P.(9)	First lien senior secured loan	SR + 6.25% (2.75% PIK)	12/2028	224,081	219,669	219,600	4.2%
The NPD Group, L.P.(9)(17)	First lien senior secured revolving loan	SR + 5.75%	12/2027	1,712	1,449	1,427	—%

				309,324	303,121	304,557	5.8%
Aerospace and Defense
Bleriot US Bidco Inc.(7)(22)	First lien senior secured loan	L + 4.00%	10/2026	$5,096	$5,095	$5,031	0.1%
ManTech International Corporation(10)	First lien senior secured loan	SR + 5.75%	09/2029	14,181	13,907	13,898	0.3%
ManTech International Corporation(10)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 5.75%	09/2024	—	(32)	(34)	—%
ManTech International Corporation(10)(17)(18)	First lien senior secured revolving loan	SR + 5.75%	09/2028	—	(34)	(36)	—%
Peraton Corp.(6)(22)	First lien senior secured loan	L + 3.75%	02/2028	14,746	14,722	14,377	0.3%
Peraton Corp.(6)(22)	Second lien senior secured loan	L + 7.75%	02/2029	4,854	4,795	4,599	0.1%

				38,877	38,453	37,835	0.8%
Automotive
Holley Inc.(7)(22)	First lien senior secured loan	L + 3.75%	11/2028	$2,348	$2,339	$2,027	—%
Mavis Tire Express Services Topco Corp.(9)(22)	First lien senior secured loan	SR + 4.00%	05/2028	9,850	9,811	9,378	0.2%
OAC Holdings I Corp. (dba Omega Holdings)(10)	First lien senior secured loan	SR + 5.00%	03/2029	9,142	8,974	8,867	0.2%
OAC Holdings I Corp. (dba Omega Holdings)(10)(17)	First lien senior secured revolving loan	SR + 5.00%	03/2028	1,433	1,388	1,356	—%
Power Stop, LLC(7)(21)	First lien senior secured loan	L + 4.75%	01/2029	29,775	29,509	26,798	0.5%
Spotless Brands, LLC(10)	First lien senior secured loan	SR + 6.50%	07/2028	54,425	53,397	53,335	1.1%
Spotless Brands, LLC(10)(17)(18)	First lien senior secured revolving loan	SR + 6.50%	07/2028	—	(27)	(29)	—%

				106,973	105,391	101,732	2.0%
Asset Based Lending and Fund Finance
Hg Genesis 9 Sumoco Limited(13)(23)	Unsecured facility	E+ 7.00% PIK	03/2027	$124,092	$127,414	$124,092	2.4%
Hg Saturn LuchaCo Limited(14)(23)	Unsecured facility	S + 7.50% PIK	03/2026	1,898	2,144	1,874	—%

				125,990	129,558	125,966	2.4%
Buildings and real estate
Associations, Inc.(10)	First lien senior secured loan	SR + 6.50% (2.50% PIK)	07/2027	$104,673	$103,666	$104,412	2.0%
Associations, Inc.(10)(17)(18)	First lien senior secured revolving loan	SR + 6.50%	07/2027	—	(36)	(12)	—%
Associations, Inc.(10)(17)(19)	First lien senior secured delayed draw term loan	SR + 6.50% (2.50% PIK)	06/2024	4,565	4,024	4,413	0.1%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
CoreLogic Inc.(6)(22)	First lien senior secured loan	L + 3.50%	06/2028	42,056	41,236	34,962	0.7%
Dodge Construction Network, LLC(11)	First lien senior secured loan	SR + 4.75%	02/2029	17,114	16,878	14,547	0.3%
RealPage, Inc.(6)(21)(22)	First lien senior secured loan	L + 3.00%	04/2028	14,203	14,187	13,478	0.3%
RealPage, Inc.(6)	Second lien senior secured loan	L + 6.50%	04/2029	27,500	27,146	26,330	0.5%
Wrench Group LLC(7)	First lien senior secured loan	L + 4.00%	04/2026	10,545	10,410	10,176	0.2%

				220,656	217,511	208,306	4.1%
Business services
Access CIG, LLC(6)	Second lien senior secured loan	L + 7.75%	02/2026	$2,385	$2,379	$2,373	—%
BrightView Landscapes, LLC(9)(21)(22)	First lien senior secured loan	SR + 3.25%	04/2029	9,353	9,029	8,979	0.2%
ConnectWise, LLC(6)(22)	First lien senior secured loan	L + 3.50%	09/2028	30,003	30,065	28,436	0.5%
CoreTrust Purchasing Group LLC(10)	First lien senior secured loan	SR + 6.75%	10/2029	97,393	95,495	95,445	1.8%
CoreTrust Purchasing Group LLC(10)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 6.75%	09/2024	—	(68)	(71)	—%
CoreTrust Purchasing Group LLC(10)(17)(18)	First lien senior secured revolving loan	SR + 6.75%	10/2029	—	(269)	(284)	—%
Denali BuyerCo, LLC (dba Summit Companies)(7)	First lien senior secured loan	L + 5.75%	09/2028	131,499	129,752	130,184	2.5%
Denali BuyerCo, LLC (dba Summit Companies)(7)	First lien senior secured loan	L + 5.75%	09/2028	35,205	34,470	34,853	0.7%
Denali BuyerCo, LLC (dba Summit Companies)(7)(17)(19)	First lien senior secured delayed draw term loan	L + 5.75%	09/2023	27,343	26,953	27,070	0.5%
Denali BuyerCo, LLC (dba Summit Companies)(7)(17)(18)	First lien senior secured revolving loan	L + 5.75%	09/2027	—	(101)	(100)	—%
Diamondback Acquisition, Inc. (dba Sphera)(6)	First lien senior secured loan	L + 5.50%	09/2028	47,348	46,544	46,874	0.9%
Diamondback Acquisition, Inc. (dba Sphera)(6)(17)(18)(19)	First lien senior secured delayed draw term loan	L + 5.50%	09/2023	—	(78)	—	—%
Entertainment Benefits Group, LLC(9)	First lien senior secured loan	SR + 4.75%	05/2028	75,023	74,343	75,023	1.4%
Entertainment Benefits Group, LLC(9)(17)	First lien senior secured revolving loan	SR + 4.75%	04/2027	7,733	7,633	7,733	0.1%
Fullsteam Operations, LLC(7)(17)(19)	First lien senior secured delayed draw term loan	L + 7.50% (3.00% PIK)	05/2024	48,970	47,520	47,953	0.9%
Hercules Borrower, LLC (dba The Vincit Group)(7)	First lien senior secured loan	L + 6.50%	12/2026	808	799	806	—%
Hercules Borrower, LLC (dba The Vincit Group)(7)	First lien senior secured loan	L + 5.50%	12/2026	2,193	2,176	2,155	—%
Hercules Borrower, LLC (dba The Vincit Group)(7)(17)(19)	First lien senior secured delayed draw term loan	L + 5.50%	09/2023	10,346	10,258	10,091	0.2%
Hercules Borrower, LLC (dba The Vincit Group)(8)(17)	First lien senior secured revolving loan	L + 6.50%	12/2026	10	9	10	—%
Hercules Buyer, LLC (dba The Vincit Group)(16)(28)	Unsecured notes	0.48% PIK	12/2029	24	24	24	—%
Kaseya Inc.(10)	First lien senior secured loan	SR + 5.75%	06/2029	71,717	70,363	71,000	1.4%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Kaseya Inc.(10)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 5.75%	06/2024	—	(40)	—	—%
Kaseya Inc.(10)(17)(18)	First lien senior secured revolving loan	SR + 5.75%	06/2029	—	(80)	(43)	—%
KPSKY Acquisition, Inc. (dba BluSky)(6)	First lien senior secured loan	L + 5.50%	10/2028	84,239	82,789	82,133	1.6%
KPSKY Acquisition, Inc. (dba BluSky)(15)(17)(19)	First lien senior secured delayed draw term loan	P + 4.50%	06/2024	2,363	2,167	2,055	—%
Packers Holdings, LLC(6)(22)	First lien senior secured loan	L + 3.25%	03/2028	34,003	33,860	29,583	0.6%
Ping Identity Holding Corp.(9)	First lien senior secured loan	SR + 7.00%	10/2029	21,818	21,498	21,491	0.4%
Ping Identity Holding Corp.(9)(17)(18)	First lien senior secured revolving loan	SR + 7.00%	10/2028	—	(32)	(33)	—%

				739,776	727,458	723,740	13.7%
Chemicals
Aruba Investments Holdings LLC (dba Angus Chemical Company)(6)	First lien senior secured loan	L + 3.75%	11/2027	$12,902	$12,696	$12,515	0.2%
Aruba Investments Holdings, LLC (dba Angus Chemical Company)(6)	Second lien senior secured loan	L + 7.75%	11/2028	40,137	40,125	39,535	0.8%
Douglas Products and Packaging Company LLC(9)	First lien senior secured loan	SR + 7.00%	06/2025	24,432	24,193	24,188	0.5%
Douglas Products and Packaging Company LLC(17)(18)	First lien senior secured revolving loan	SR + 7.00%	06/2025	—	(31)	(32)	—%
Gaylord Chemical Company, L.L.C.(7)	First lien senior secured loan	L + 6.50%	03/2027	103,309	102,462	103,309	2.0%
Gaylord Chemical Company, L.L.C.(7)(17)(18)	First lien senior secured revolving loan	L + 6.00%	03/2026	—	(29)	—	—%
Velocity HoldCo III Inc. (dba VelocityEHS)(8)	First lien senior secured loan	L + 5.75%	04/2027	2,323	2,283	2,323	—%
Velocity HoldCo III Inc. (dba VelocityEHS)(6)(17)	First lien senior secured revolving loan	L + 5.75%	04/2026	28	26	28	—%

				183,131	181,725	181,866	3.5%
Consumer products
ConAir Holdings LLC(7)	Second lien senior secured loan	L + 7.50%	05/2029	$32,500	$32,051	$29,575	0.6%
Foundation Consumer Brands, LLC(7)	First lien senior secured loan	L + 5.50%	02/2027	49,710	49,722	49,585	0.9%
Lignetics Investment Corp.(7)	First lien senior secured loan	L + 6.00%	11/2027	75,706	74,909	74,192	1.4%
Lignetics Investment Corp.(7)(17)(18)(19)	First lien senior secured delayed draw term loan	L + 6.00%	11/2023	—	(96)	(191)	—%
Lignetics Investment Corp.(6)(17)	First lien senior secured revolving loan	L + 6.00%	10/2026	6,882	6,772	6,653	0.1%
Olaplex, Inc.(9)(23)	First lien senior secured loan	SR + 3.50%	02/2029	40,473	40,335	38,045	0.7%
SWK BUYER, Inc. (dba Stonewall Kitchen)(11)	First lien senior secured loan	SR + 5.25%	03/2029	59,674	58,613	57,884	1.1%
SWK BUYER, Inc. (dba Stonewall Kitchen)(9)(17)	First lien senior secured revolving loan	SR + 5.25%	03/2029	1,953	1,854	1,785	—%
SWK BUYER, Inc. (dba Stonewall Kitchen)(11)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 5.25%	03/2024	—	(123)	(279)	—%

				266,898	264,037	257,249	4.8%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Containers and packaging
Ascend Buyer, LLC (dba PPC Flexible Packaging)(9)	First lien senior secured loan	SR + 6.25%	10/2028	$49,704	$49,278	$49,331	0.9%
Ascend Buyer, LLC (dba PPC Flexible Packaging)(9)(17)(18)	First lien senior secured revolving loan	SR + 6.25%	09/2027	—	(40)	(38)	—%
Ascend Buyer, LLC (dba PPC Flexible Packaging)(9)	First lien senior secured loan	SR + 6.25%	09/2028	30,694	30,096	30,464	0.6%
Berlin Packaging L.L.C.(6)(21)(22)	First lien senior secured loan	L + 3.75%	03/2028	15,009	14,628	14,412	0.3%
BW Holding, Inc.(10)	First lien senior secured loan	SR + 4.00%	12/2028	14,076	13,907	12,950	0.2%
Charter NEX US, Inc.(6)(21)(22)	First lien senior secured loan	L + 3.75%	12/2027	34,957	34,477	33,898	0.6%
Five Star Lower Holding LLC(11)	First lien senior secured loan	SR + 4.25%	05/2029	21,820	21,539	21,275	0.4%
Fortis Solutions Group, LLC(7)	First lien senior secured loan	L + 5.50%	10/2028	67,451	66,277	65,596	1.2%
Fortis Solutions Group, LLC(7)(17)(18)(19)	First lien senior secured delayed draw term loan	L + 5.50%	10/2023	—	(4)	(3)	—%
Fortis Solutions Group, LLC(8)(17)	First lien senior secured revolving loan	L + 5.50%	10/2027	900	792	714	—%
Indigo Buyer, Inc. (dba Inovar Packaging Group)(10)	First lien senior secured loan	SR + 5.75%	05/2028	82,137	81,386	82,137	1.6%
Indigo Buyer, Inc. (dba Inovar Packaging Group)(10)(17)(19)	First lien senior secured delayed draw term loan	SR + 5.75%	05/2024	—	—	—	—%
Indigo Buyer, Inc. (dba Inovar Packaging Group)(10)(17)	First lien senior secured revolving loan	SR + 5.75%	05/2028	2,117	2,003	2,117	—%
Pregis Topco LLC(10)(21)(22)	First lien senior secured loan	SR + 3.75%	07/2026	4,987	4,928	4,838	0.1%
Pregis Topco LLC(6)	Second lien senior secured loan	L + 6.75%	08/2029	30,000	29,999	29,625	0.6%
Pregis Topco LLC(6)	Second lien senior secured loan	L + 7.75%	08/2029	2,500	2,500	2,488	—%
Ring Container Technologies Group, LLC(6)(22)	First lien senior secured loan	L + 3.50%	08/2028	16,250	16,202	16,007	0.3%
Tricorbraun Holdings, Inc.(6)(21)(22)	First lien senior secured loan	L + 3.25%	03/2028	15,886	15,511	15,123	0.3%

				388,488	383,479	380,934	7.1%
Distribution
ABB/Con-cise Optical Group LLC(8)	First lien senior secured loan	L + 7.50%	02/2028	$35,206	$34,736	$35,117	0.7%
ABB/Con-cise Optical Group LLC(8)(17)	First lien senior secured revolving loan	L + 7.50%	02/2028	3,510	3,463	3,501	0.1%
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(9)(22)	First lien senior secured loan	SR + 4.63%	06/2026	31,823	30,838	30,869	0.6%
Dealer Tire, LLC(9)	First lien senior secured loan	SR + 4.50%	12/2025	5,048	5,055	4,973	0.1%
Dealer Tire, LLC(16)(21)	Unsecured notes	8.00%	02/2028	56,120	54,928	47,842	0.9%
Formerra, LLC(10)	First lien senior secured loan	SR + 7.25%	11/2028	5,250	5,083	5,079	0.1%
Formerra, LLC(10)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 7.25%	11/2023	—	(3)	(3)	—%
Formerra, LLC(10)(17)(18)	First lien senior secured revolving loan	SR + 7.25%	11/2028	—	(17)	(17)	—%
Individual Foodservice Holdings, LLC(10)	First lien senior secured loan	SR + 6.25%	11/2025	1,292	1,279	1,288	—%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Individual Foodservice Holdings, LLC(7)	First lien senior secured loan	L + 6.25%	11/2025	62,804	62,341	62,648	1.2%
Individual Foodservice Holdings, LLC(10)	First lien senior secured loan	SR + 6.75%	11/2025	1,952	1,933	1,952	—%
Individual Foodservice Holdings, LLC(7)(17)(19)	First lien senior secured delayed draw term loan	L + 6.25%	11/2023	18,151	17,847	18,059	0.3%
Individual Foodservice Holdings, LLC(10)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 6.75%	12/2023	—	(80)	—	—%
Individual Foodservice Holdings, LLC(10)(17)(18)	First lien senior secured revolving loan	SR + 6.25%	11/2024	—	(1)	—	—%
SRS Distribution, Inc.(6)(22)	First lien senior secured loan	L + 3.50%	06/2028	24,139	23,899	23,052	0.4%
White Cap Supply Holdings, LLC(9)(21)(22)	First lien senior secured loan	SR + 3.75%	10/2027	11,614	11,169	11,212	0.2%

				256,909	252,470	245,572	4.6%
Education
CIG Emerald Holding LLC(10)(23)	First lien senior secured loan	SR + 6.50%	06/2027	$78,000	$77,124	$77,609	1.5%
Community Brands ParentCo, LLC(9)	First lien senior secured loan	SR + 5.75%	02/2028	31,636	31,083	31,161	0.6%
Community Brands ParentCo, LLC(9)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 5.75%	02/2024	—	(32)	(19)	—%
Community Brands ParentCo, LLC(9)(17)(18)	First lien senior secured revolving loan	SR + 5.75%	02/2028	—	(32)	(28)	—%
Severin Acquisition, LLC (dba Powerschool)(10)(22)	First lien senior secured loan	SR + 3.00%	08/2025	14,858	14,844	14,747	0.3%
Sophia, L.P.(9)	First lien senior secured loan	SR + 4.25%	10/2027	15,113	14,978	15,075	0.3%
Pluralsight, LLC(7)	First lien senior secured loan	L + 8.00%	04/2027	6,255	6,192	6,161	0.1%
Pluralsight, LLC(6)(17)	First lien senior secured revolving loan	L + 8.00%	04/2027	196	192	190	—%

				146,058	144,349	144,896	2.8%
Energy equipment and services
Pike Corp.(6)(21)(22)	First lien senior secured loan	L + 3.00%	01/2028	$5,991	$5,976	$5,900	0.1%

				5,991	5,976	5,900	0.1%
Financial services
Acuris Finance US, Inc. (ION Analytics) (10)(21)(22)	First lien senior secured loan	SR + 4.00%	02/2028	$10,500	$10,429	$10,304	0.2%
AxiomSL Group, Inc.(6)	First lien senior secured loan	L + 5.75%	12/2027	34,831	34,540	34,309	0.7%
AxiomSL Group, Inc.(6)(17)(18)(19)	First lien senior secured delayed draw term loan	L + 6.00%	07/2023	—	(8)	(11)	—%
AxiomSL Group, Inc.(6)(17)(18)	First lien senior secured revolving loan	L + 6.50%	12/2025	—	(18)	(39)	—%
Computer Services, Inc. (dba CSI)(10)	First lien senior secured loan	SR + 6.75%	11/2029	30,500	29,898	29,890	0.6%
Muine Gall, LLC(8)(23)(27)	First lien senior secured loan	L + 7.00% PIK	09/2024	94,583	95,126	92,218	1.8%
NMI Acquisitionco, Inc. (dba Network Merchants)(6)	First lien senior secured loan	L + 5.75%	09/2025	5,671	5,631	5,600	0.1%
NMI Acquisitionco, Inc. (dba Network Merchants)(6)	First lien senior secured loan	L + 5.75%	09/2025	2,143	2,128	2,117	—%
NMI Acquisitionco, Inc. (dba Network Merchants)(6)	First lien senior secured loan	L + 5.75%	09/2025	150	149	149	—%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
NMI Acquisitionco, Inc. (dba Network Merchants)(6)	First lien senior secured loan	L + 5.75%	09/2025	508	504	502	—%
NMI Acquisitionco, Inc. (dba Network Merchants)(6)(17)(19)	First lien senior secured delayed draw term loan	L + 5.75%	10/2023	1,999	1,975	1,969	—%
NMI Acquisitionco, Inc. (dba Network Merchants)(6)(17)(18)	First lien senior secured revolving loan	L + 5.75%	09/2025	—	(6)	(7)	—%
Smarsh Inc.(11)	First lien senior secured loan	SR + 6.50%	02/2029	83,048	82,296	82,217	1.6%
Smarsh Inc.(11)(17)(19)	First lien senior secured delayed draw term loan	SR + 6.50%	02/2024	10,381	10,188	10,277	0.2%
Smarsh Inc.(11)(17)(18)	First lien senior secured revolving loan	SR + 6.50%	02/2029	—	(45)	(52)	—%

				274,314	272,787	269,443	5.2%
Food and beverage
Balrog Acquisition, Inc. (dba Bakemark)(7)	First lien senior secured loan	L + 4.00%	09/2028	$13,860	$13,739	$13,548	0.3%
Balrog Acquisition, Inc. (dba BakeMark)(7)	Second lien senior secured loan	L + 7.00%	09/2029	6,000	5,956	5,940	0.1%
CFS Brands, LLC(8)	First lien senior secured loan	L + 3.00%	03/2025	44,294	43,100	41,858	0.8%
Dessert Holdings(7)	First lien senior secured loan	L + 4.00%	06/2028	19,800	19,712	18,315	0.3%
Hissho Sushi Merger Sub LLC(10)	First lien senior secured loan	SR + 5.75%	05/2028	113,118	112,079	112,835	2.1%
Hissho Sushi Merger Sub LLC(10)(17)	First lien senior secured revolving loan	SR + 5.75%	05/2028	1,749	1,671	1,727	—%
Innovation Ventures HoldCo, LLC (dba 5 Hour Energy)(9)	First lien senior secured loan	SR + 6.25%	03/2027	275,000	270,490	269,500	5.1%
KBP Brands, LLC(10)	First lien senior secured loan	SR + 6.50% (0.50% PIK)	05/2027	14,690	14,530	14,360	0.3%
KBP Brands, LLC(10)(17)(19)	First lien senior secured delayed draw term loan	SR + 6.00% (0.50% PIK)	12/2023	33,381	33,019	32,614	0.6%
Naked Juice LLC (dba Tropicana)(10)(22)	First lien senior secured loan	SR + 3.25%	01/2029	14,302	14,277	12,756	0.2%
Ole Smoky Distillery, LLC(9)	First lien senior secured loan	SR + 5.25%	03/2028	24,909	24,463	24,411	0.5%
Ole Smoky Distillery, LLC(9)(17)(18)	First lien senior secured revolving loan	SR + 5.25%	03/2028	—	(58)	(66)	—%
Pegasus BidCo B.V.(10)(21)(23)	First lien senior secured loan	SR + 4.25%	07/2029	5,500	5,448	5,321	0.1%
Shearer’s Foods, LLC(6)(22)	First lien senior secured loan	L + 3.50%	09/2027	39,567	39,566	37,632	0.7%
Sovos Brands Intermediate, Inc.(7)(22)	First lien senior secured loan	L + 3.50%	06/2028	10,145	10,137	9,858	0.2%
Ultimate Baked Goods Midco, LLC(6)	First lien senior secured loan	L + 6.50%	08/2027	16,335	16,004	15,845	0.3%
Ultimate Baked Goods Midco, LLC(6)(17)	First lien senior secured revolving loan	L + 6.50%	08/2027	525	487	465	—%

				633,175	624,620	616,919	11.6%
Healthcare equipment and services
Canadian Hospital Specialties Ltd.(12)(23)	First lien senior secured loan	C + 4.50%	04/2028	$3,258	$3,480	$3,184	0.1%
Canadian Hospital Specialties Ltd.(17)(18)(19)(23)	First lien senior secured delayed draw term loan	C + 4.50%	04/2023	—	(6)	(10)	—%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Canadian Hospital Specialties Ltd.(12)(23)	First lien senior secured delayed draw term loan	C + 4.50%	04/2028	112	121	110	—%
Canadian Hospital Specialties Ltd.(12)(23)	First lien senior secured delayed draw term loan	C + 4.50%	04/2028	125	134	122	—%
Canadian Hospital Specialties Ltd.(12)(17)(23)	First lien senior secured revolving loan	C + 4.50%	04/2027	190	167	180	—%
Confluent Medical Technologies, Inc.(10)	First lien senior secured loan	SR + 3.75%	02/2029	24,975	24,863	23,664	0.5%
Confluent Medical Technologies, Inc.(10)	Second lien senior secured loan	SR + 6.50%	02/2030	46,000	45,154	43,585	0.8%
Dermatology Intermediate Holdings III, Inc(9)(21)	First lien senior secured loan	SR + 4.25%	04/2029	13,103	12,864	12,841	0.2%
Dermatology Intermediate Holdings III, Inc(9)(17)(19)	First lien senior secured delayed draw term loan	SR + 4.25%	04/2024	2,219	2,155	2,175	—%
CSC MKG Topco LLC. (dba Medical Knowledge Group)(6)	First lien senior secured loan	L + 5.75%	02/2029	97,711	95,958	95,513	1.8%
CSC MKG Topco LLC. (dba Medical Knowledge Group)(10)	First lien senior secured loan	SR + 5.75%	02/2029	3,085	2,989	3,015	0.1%
Medline Borrower, LP(6)(22)	First lien senior secured loan	L + 3.25%	10/2028	24,813	24,709	23,547	0.4%
Medline Borrower, LP(6)(17)(18)	First lien senior secured revolving loan	L + 3.25%	10/2026	—	(34)	(136)	—%
Natus Medical Inc.(10)(21)	First lien senior secured loan	SR + 5.50%	07/2029	500	467	468	—%
Packaging Coordinators Midco, Inc.(7)	Second lien senior secured loan	L + 7.00%	12/2029	53,918	52,397	50,953	1.0%
Patriot Acquisition TopCo S.A.R.L (dba Corza Health, Inc.)(10)(23)	First lien senior secured loan	SR + 6.75%	01/2028	50,902	50,237	50,266	0.9%
Patriot Acquisition TopCo S.A.R.L (dba Corza Health, Inc.)(10)(17)(23)	First lien senior secured revolving loan	SR + 6.75%	01/2026	19	18	18	—%
Rhea Parent, Inc.(10)	First lien senior secured loan	SR + 5.75%	02/2029	77,379	75,982	75,638	1.4%

				398,309	391,655	385,133	7.2%
Healthcare providers and services
Covetrus, Inc.(10)(22)	First lien senior secured loan	SR + 5.00%	10/2029	$7,490	$7,052	$6,999	0.1%
Covetrus Inc.(10)	Second lien senior secured loan	SR + 9.25%	10/2030	160,000	156,786	156,736	3.0%
Ex Vivo Parent Inc. (dba OB Hospitalist)(7)	First lien senior secured loan	L + 9.50%	09/2028	30,503	29,972	29,816	0.6%
Engage Debtco Limited(10)(23)	First lien senior secured loan	SR + 5.75%	07/2029	60,833	59,389	59,464	1.1%
Engage Debtco Limited(9)(23)	First lien senior secured loan	SR + 7.25%	07/2029	30,367	29,456	30,139	0.6%
Engage Debtco Limited(10)(23)	First lien senior secured delayed draw term loan	SR + 5.75%	07/2029	19,750	19,285	19,306	0.4%
MJH Healthcare Holdings, LLC(9)(21)	First lien senior secured loan	SR + 3.50%	01/2029	19,850	19,779	19,056	0.4%
Natural Partners, LLC(8)(23)	First lien senior secured loan	L + 6.00%	11/2027	68,679	67,476	67,306	1.3%
Natural Partners, LLC(8)(17)(18)(23)	First lien senior secured revolving loan	L + 6.00%	11/2027	—	(87)	(101)	—%
OB Hospitalist Group, Inc.(7)	First lien senior secured loan	L + 5.50%	09/2027	61,193	60,186	60,429	1.2%
OB Hospitalist Group, Inc.(7)(17)	First lien senior secured revolving loan	L + 5.50%	09/2027	2,771	2,645	2,671	0.1%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Pacific BidCo Inc.(10)(23)	First lien senior secured loan	SR + 5.75%	08/2029	161,148	157,289	157,522	3.0%
Pacific BidCo Inc.(10)(17)(18)(19)(23)	First lien senior secured delayed draw term loan	SR + 5.25%	08/2025	—	(211)	(179)	—%
Parexel International, Inc. (dba Parexel)(6)(22)	First lien senior secured loan	L + 3.25%	11/2028	19,850	19,764	19,084	0.4%
Parexel International, Inc. (dba Parexel)(6)	Second lien senior secured loan	L + 6.50%	11/2029	140,000	138,699	137,200	2.6%
Physician Partners, LLC(9)(22)	First lien senior secured loan	SR + 4.00%	12/2028	12,878	12,763	12,240	0.2%
Plasma Buyer LLC (dba Pathgroup)(9)	First lien senior secured loan	SR + 5.75%	05/2029	109,857	107,814	107,934	2.1%
Plasma Buyer LLC (dba Pathgroup)(9)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 5.75%	05/2024	—	(259)	(214)	—%
Plasma Buyer LLC (dba Pathgroup)(9)(17)(18)	First lien senior secured revolving loan	SR + 5.75%	05/2028	—	(219)	(214)	—%
Pediatric Associates Holding Company, LLC(6)(21)	First lien senior secured loan	L + 3.25%	12/2028	19,850	19,774	18,808	0.4%
Pediatric Associates Holding Company, LLC(6)(17)(19)	First lien senior secured delayed draw term loan	L + 3.25%	02/2024	1,763	1,758	1,586	—%
PPV Intermediate Holdings, LLC(10)	First lien senior secured loan	SR + 5.75%	08/2029	144,149	141,541	141,266	2.7%
PPV Intermediate Holdings, LLC(10)(17)	First lien senior secured revolving loan	SR + 5.75%	08/2029	3,201	2,975	2,964	0.1%
PPV Intermediate Holdings, LLC(10)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 5.75%	09/2024	—	(235)	(192)	—%
TC Holdings, LLC (dba TrialCard)(10)	First lien senior secured loan	SR + 5.00%	04/2027	64,408	63,844	64,247	1.2%
TC Holdings, LLC (dba TrialCard)(10)(17)(18)	First lien senior secured revolving loan	SR + 5.00%	04/2027	—	(67)	(19)	—%
Tivity Health, Inc(10)	First lien senior secured loan	SR + 6.00%	06/2029	151,620	148,052	149,346	2.8%
Unified Women’s Healthcare, LP(9)	First lien senior secured loan	SR + 5.25%	06/2029	80,664	80,094	80,664	1.5%
Unified Women’s Healthcare, LP(9)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 5.25%	06/2024	—	(21)	—	—%
Unified Women’s Healthcare, LP(9)(17)(18)	First lien senior secured revolving loan	SR + 5.50%	06/2029	—	(56)	—	—%
Quva Pharma, Inc. (7)	First lien senior secured loan	L + 5.50%	04/2028	4,489	4,381	4,399	0.1%
Quva Pharma, Inc. (7)(17)	First lien senior secured revolving loan	L + 5.50%	04/2026	218	209	209	—%
WP CityMD Bidco LLC(6)(21)(22)	First lien senior secured loan	L + 3.25%	12/2028	19,294	19,245	19,247	0.4%
Diagnostic Services Holdings, Inc. (dba Rayus Radiology)(6)	First lien senior secured loan	L + 5.50%	03/2025	120,215	120,215	119,012	2.3%
Vermont Aus Pty Ltd.(10)(23)	First lien senior secured loan	SR + 5.50%	03/2028	54,091	52,885	52,739	1.0%

				1,569,131	1,542,173	1,539,470	29.6%
Healthcare technology
Athenahealth Group Inc.(9)(22)	First lien senior secured loan	SR + 3.50%	02/2029	$29,634	$29,215	$26,683	0.5%
Athenahealth Group Inc.(9)(17)(18)(19)(22)	First lien senior secured delayed draw term loan	SR + 3.50%	08/2023	—	(34)	(344)	—%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
BCPE Osprey Buyer, Inc. (dba PartsSource)(7)	First lien senior secured loan	L + 5.75%	08/2028	53,767	53,044	52,557	1.0%
BCPE Osprey Buyer, Inc. (dba PartsSource)(7)(17)(18)(19)	First lien senior secured delayed draw term loan	L + 5.75%	08/2023	—	(189)	(349)	—%
BCPE Osprey Buyer, Inc. (dba PartsSource)(7)(17)(18)	First lien senior secured revolving loan	L + 5.75%	08/2026	—	(54)	(105)	—%
Color Intermediate, LLC(10)	First lien senior secured loan	SR + 5.50%	10/2029	9,234	9,054	9,050	0.2%
IMO Investor Holdings, Inc.(11)	First lien senior secured loan	SR + 6.00%	05/2029	20,794	20,407	20,534	0.4%
IMO Investor Holdings, Inc.(11)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 6.00%	05/2024	—	(45)	(12)	—%
IMO Investor Holdings, Inc.(11)(17)	First lien senior secured revolving loan	SR + 6.00%	05/2028	472	427	440	—%
Interoperability Bidco, Inc. (dba Lyniate)(10)	First lien senior secured loan	SR + 7.00%	12/2026	75,948	75,530	75,378	1.4%
Interoperability Bidco, Inc. (dba Lyniate)(7)(17)	First lien senior secured revolving loan	L + 7.00%	12/2024	1,739	1,724	1,713	—%
GI Ranger Intermediate, LLC (dba Rectangle Health)(10)	First lien senior secured loan	SR + 6.00%	10/2028	20,817	20,457	20,296	0.4%
GI Ranger Intermediate, LLC (dba Rectangle Health)(10)(17)(19)	First lien senior secured delayed draw term loan	SR + 6.00%	03/2024	2,394	2,283	2,220	—%
GI Ranger Intermediate, LLC (dba Rectangle Health)(10)(17)	First lien senior secured revolving loan	SR + 6.00%	10/2027	167	140	125	—%
Imprivata, Inc.(9)(22)	First lien senior secured loan	SR + 4.25%	12/2027	10,556	10,264	10,160	0.2%
Imprivata, Inc.(9)	Second lien senior secured loan	SR + 6.25%	12/2028	50,294	49,791	49,036	0.9%
Ocala Bidco, Inc.(7)	First lien senior secured loan	L + 6.25% (2.75% PIK)	11/2028	81,511	79,789	79,473	1.5%
Ocala Bidco, Inc.(7)(17)(18)(19)	First lien senior secured delayed draw term loan	L + 3.50%	05/2024	—	(89)	(106)	—%
Ocala Bidco, Inc.(7)	Second lien senior secured loan	L + 10.50% PIK	11/2033	42,611	41,889	41,972	0.8%
Intelerad Medical Systems Inc.(10)(23)	First lien senior secured loan	SR + 6.50%	08/2026	30,081	29,779	29,930	0.6%
Intelerad Medical Systems Inc.(9)(23)	First lien senior secured revolving loan	SR + 6.50%	08/2026	1,145	1,145	1,139	—%
PointClickCare Technologies Inc.(10)(23)	First lien senior secured loan	SR + 4.00%	12/2027	19,850	19,587	19,503	0.4%
Project Ruby Ultimate Parent Corp. (dba Wellsky)(6)(22)	First lien senior secured loan	L + 3.25%	03/2028	14,396	13,922	13,581	0.3%

				465,410	458,036	452,874	8.6%
Household products
Aptive Environmental, LLC(16)	First lien senior secured loan	12.00% (6.00% PIK)	01/2026	$8,559	$7,179	$7,703	0.1%
Mario Purchaser, LLC (dba Len the Plumber)(9)	First lien senior secured loan	SR + 5.75%	04/2029	75,902	74,499	75,143	1.4%
Mario Purchaser, LLC (dba Len the Plumber)(9)(17)(19)	First lien senior secured delayed draw term loan	SR + 5.75%	04/2024	11,760	11,285	11,642	0.2%
Mario Purchaser, LLC (dba Len the Plumber)(9)(17)(18)	First lien senior secured revolving loan	SR + 5.75%	04/2028	—	(142)	(80)	—%
Mario Midco Holdings, Inc. (dba Len the Plumber)(9)	Unsecured facility	SR + 10.75% PIK	04/2032	23,752	23,124	23,396	0.4%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Simplisafe Holding Corporation(9)	First lien senior secured loan	SR + 6.25%	05/2028	127,753	125,429	126,156	2.4%
Simplisafe Holding Corporation(9)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 6.25%	05/2024	—	(143)	(40)	—%
Southern Air & Heat Holdings, LLC(7)	First lien senior secured loan	L + 4.50%	10/2027	1,079	1,066	1,060	—%
Southern Air & Heat Holdings, LLC(8)(17)(19)	First lien senior secured delayed draw term loan	L + 4.50%	10/2023	810	797	791	—%
Southern Air & Heat Holdings, LLC(7)(17)	First lien senior secured revolving loan	L + 4.50%	10/2027	79	76	74	—%
Walker Edison Furniture Company LLC(7)(32)	First lien senior secured loan	L + 8.75% (3.00% PIK)	03/2027	10,199	9,867	5,214	0.1%

				259,893	253,037	251,059	4.6%
Human resource support services
Cornerstone OnDemand, Inc.(6)(21)	First lien senior secured loan	L + 3.75%	10/2028	$19,850	$19,765	$18,858	0.4%
Cornerstone OnDemand, Inc.(6)	Second lien senior secured loan	L + 6.50%	10/2029	44,583	43,991	42,800	0.8%
IG Investments Holdings, LLC (dba Insight Global)(6)	First lien senior secured loan	L + 6.00%	09/2028	48,031	47,231	47,431	0.9%
IG Investments Holdings, LLC (dba Insight Global)(6)(17)	First lien senior secured revolving loan	L + 6.00%	09/2027	1,445	1,388	1,400	—%

				113,909	112,375	110,489	2.1%
Infrastructure and environmental services
Aegion Corp.(6)(21)	First lien senior secured loan	L + 4.75%	05/2028	$4,937	$4,918	$4,617	0.1%
The Goldfield Corp.(9)	First lien senior secured loan	SR + 6.25%	12/2026	995	977	983	—%
Osmose Utilities Services, Inc.(6)(21)(22)	First lien senior secured loan	L + 3.25%	06/2028	14,799	14,766	14,022	0.3%
USIC Holdings, Inc.(6)(21)(22)	First lien senior secured loan	L + 3.50%	05/2028	4,938	4,918	4,704	0.1%
USIC Holdings, Inc.(6)(21)	Second lien senior secured loan	L + 6.50%	05/2029	39,691	39,481	36,913	0.7%
Tamarack Intermediate, L.L.C. (dba Verisk 3E)(11)	First lien senior secured loan	SR + 5.75%	03/2028	32,447	31,869	31,798	0.6%
Tamarack Intermediate, L.L.C. (dba Verisk 3E)(9)(17)	First lien senior secured revolving loan	SR + 5.75%	03/2028	949	856	842	—%

				98,756	97,785	93,879	1.8%
Insurance
Acrisure, LLC(10)(22)	First lien senior secured loan	SR + 5.75%	02/2027	$12,500	$11,892	$12,375	0.2%
Acrisure, LLC(6)(22)	First lien senior secured loan	L + 3.50%	02/2027	8,728	8,226	8,182	0.2%
Acrisure, LLC(6)(22)	First lien senior secured loan	L + 4.25%	02/2027	1,995	1,936	1,930	—%
Acrisure, LLC(10)(22)	First lien senior secured loan	SR + 3.75%	02/2027	1,995	1,906	1,890	—%
Alera Group, Inc.(9)	First lien senior secured loan	SR + 6.00%	10/2028	149,990	147,175	148,864	2.8%
AmeriLife Holdings LLC(10)	First lien senior secured loan	SR + 5.75%	08/2029	130,182	127,670	127,904	2.4%
AmeriLife Holdings LLC(10)(17)(18)	First lien senior secured revolving loan	SR + 5.75%	08/2028	—	(307)	(285)	—%
AmeriLife Holdings LLC(11)(17)(19)	First lien senior secured delayed draw term loan	SR + 5.75%	09/2024	21,697	21,177	21,236	0.4%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
AssuredPartners, Inc.(6)(22)	First lien senior secured loan	L + 3.50%	02/2027	7,880	7,880	7,624	0.1%
AssuredPartners, Inc.(9)(22)	First lien senior secured loan	SR + 3.50%	02/2027	24,813	24,760	24,068	0.5%
AssuredPartners, Inc.(9)(22)	First lien senior secured loan	SR + 4.25%	02/2027	4,988	4,818	4,875	0.1%
Asurion, LLC(6)(22)	First lien senior secured loan	L + 3.00%	11/2024	21,295	20,601	20,657	0.4%
Asurion, LLC(6)(22)	Second lien senior secured loan	L + 5.25%	01/2029	154,017	150,387	119,040	2.3%
Brightway Holdings, LLC(6)	First lien senior secured loan	L + 6.50%	12/2027	17,761	17,570	17,405	0.3%
Brightway Holdings, LLC(6)(17)(18)	First lien senior secured revolving loan	L + 6.50%	12/2027	—	(22)	(42)	—%
Evolution BuyerCo, Inc. (dba SIAA)(10)	First lien senior secured loan	SR + 6.25%	04/2028	26,336	26,094	25,941	0.4%
Evolution BuyerCo, Inc. (dba SIAA)(10)(17)(19)	First lien senior secured delayed draw term loan	SR + 6.75%	12/2023	1,400	1,400	1,386	—%
Evolution BuyerCo, Inc. (dba SIAA)(10)(17)(18)	First lien senior secured revolving loan	SR + 6.25%	04/2027	—	(7)	(10)	—%
Hyperion Refinance S.a.r.l (dba Howden Group)(9)(23)	First lien senior secured loan	SR + 5.25%	11/2027	38,177	37,436	37,414	0.7%
Hyperion Refinance S.a.r.l (dba Howden Group)(9)(17)(19)(23)	First lien senior secured delayed draw term loan	SR + 5.25%	04/2023	—	—	—	—%
KUSRP Intermediate, Inc. (dba U.S. Retirement and Benefits Partners)(8)	First lien senior secured loan	L + 9.50% PIK	07/2028	13,670	13,460	13,499	0.3%
KWOR Acquisition, Inc. (dba Alacrity Solutions)(6)(17)(18)(19)	First lien senior secured delayed draw term loan	L + 5.25%	06/2024	—	(80)	—	—%
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)(8)	First lien senior secured loan	L + 6.00%	11/2028	133,649	132,347	133,316	2.5%
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)(11)(17)(19)	First lien senior secured delayed draw term loan	SR + 6.00%	12/2023	60,469	59,959	60,317	1.1%
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)(8)(17)(18)	First lien senior secured revolving loan	L + 6.00%	11/2027	—	(21)	(6)	—%
PCF Midco II, LLC (dba PCF Insurance Services)(16)	First lien senior secured loan	9.00% PIK	10/2031	49,242	45,330	44,318	0.8%
Tempo Buyer Corp. (dba Global Claims Services)(7)	First lien senior secured loan	L + 5.50%	08/2028	36,159	35,548	35,255	0.7%
Tempo Buyer Corp. (dba Global Claims Services)(7)(17)(18)(19)	First lien senior secured delayed draw term loan	L + 5.50%	08/2023	—	(83)	(155)	—%
Tempo Buyer Corp. (dba Global Claims Services)(15)(17)	First lien senior secured revolving loan	P + 4.50%	08/2027	413	333	284	—%
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)(7)	First lien senior secured loan	L + 5.50%	07/2027	14,904	14,666	14,606	0.3%
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)(15)(17)(18)	First lien senior secured revolving loan	P + 5.50%	07/2027	—	(17)	(22)	—%
KWOR Acquisition, Inc. (dba Alacrity Solutions)(6)	First lien senior secured loan	L + 5.25%	12/2028	32,703	32,285	32,436	0.6%
KWOR Acquisition, Inc. (dba Alacrity Solutions)(6)(17)(18)	First lien senior secured revolving loan	L + 5.25%	12/2027	—	(42)	(34)	—%

				964,963	944,277	914,268	17.1%
Internet software and services
Anaplan, Inc.(9)	First lien senior secured loan	SR + 6.50%	06/2029	$229,639	$227,472	$229,065	4.4%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4) (25)	Fair Value	Percentage of Net Assets
Anaplan, Inc.(9)(17)(18)	First lien senior secured revolving loan	SR + 6.50%	06/2028	—	(151)	(41)	—%
Appfire Technologies, LLC(10)	First lien senior secured loan	SR + 5.50%	03/2027	1,996	1,983	1,981	—%
Appfire Technologies, LLC(10)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 5.50%	06/2024	—	(122)	—	—%
Appfire Technologies, LLC(10)(17)	First lien senior secured revolving loan	SR + 5.50%	03/2027	93	72	81	—%
Avalara, Inc.(10)	First lien senior secured loan	SR + 7.25%	10/2028	70,455	69,424	69,398	1.3%
Avalara, Inc.(10)(17)(18)	First lien senior secured revolving loan	SR + 7.25%	10/2028	—	(102)	(106)	—%
Armstrong Bidco Limited (dba The Access Group)(14)(23)	First lien senior secured loan	SA + 5.25%	06/2029	31,962	31,917	31,562	0.6%
Armstrong Bidco Limited (dba The Access Group)(14)(17)(19)(23)	First lien senior secured delayed draw term loan	SA + 5.25%	06/2025	12,942	12,914	12,780	0.2%
Barracuda Parent, LLC(10)(22)	First lien senior secured loan	SR + 4.50%	08/2029	24,400	23,699	23,485	0.4%
Barracuda Parent, LLC(10)	Second lien senior secured loan	SR + 7.00%	08/2030	93,250	90,535	89,054	1.7%
Bayshore Intermediate #2, L.P. (dba Boomi)(6)	First lien senior secured loan	L + 7.75% PIK	10/2028	21,395	21,023	20,967	0.4%
Bayshore Intermediate #2, L.P. (dba Boomi)(6)(17)	First lien senior secured revolving loan	L + 6.75%	10/2027	532	503	500	—%
BCPE Nucleon (DE) SPV, LP(8)(23)	First lien senior secured loan	L + 7.00%	09/2026	24,012	23,799	23,952	0.5%
BCTO BSI Buyer, Inc. (dba Buildertrend)(10)	First lien senior secured loan	SR + 8.00% PIK	12/2026	1,059	1,050	1,059	—%
BCTO BSI Buyer, Inc. (dba Buildertrend)(10)(17)(18)	First lien senior secured revolving loan	SR + 8.00%	12/2026	—	(2)	—	—%
BTRS Holdings Inc. (dba Billtrust)(10)	First lien senior secured loan	SR + 8.00%	12/2028	10,850	10,527	10,548	0.2%
BTRS Holdings Inc. (dba Billtrust)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 7.00%	12/2024	—	—	(26)	—%
BTRS Holdings Inc. (dba Billtrust)(17)(18)	First lien senior secured revolving loan	SR+ 7.00%	12/2028	—	(34)	(32)	—%
CivicPlus, LLC(7)	First lien senior secured loan	L + 6.75%(2.50% PIK)	08/2027	27,539	27,299	27,471	0.6%
CivicPlus, LLC(7)(17)(18)	First lien senior secured revolving loan	L + 6.25%	08/2027	—	(19)	(6)	—%
CP PIK Debt Issuer, LLC (dba CivicPlus, LLC)(11)	Unsecured notes	SR + 11.75% PIK	06/2034	14,315	13,930	14,100	0.3%
Delta TopCo, Inc. (dba Infoblox, Inc.)(10)(22)	First lien senior secured loan	SR + 3.75%	12/2027	4,314	4,289	3,974	0.1%
Delta TopCo, Inc. (dba Infoblox, Inc.)(10)	Second lien senior secured loan	SR + 7.25%	12/2028	49,222	48,964	45,776	0.9%
EET Buyer, Inc. (dba e-Emphasys)(8)	First lien senior secured loan	L + 5.25%	11/2027	19,399	19,236	19,399	0.4%
EET Buyer, Inc. (dba e-Emphasys)(8)(17)(18)	First lien senior secured revolving loan	L + 5.75%	11/2027	—	(16)	—	—%
GovBrands Intermediate, Inc.(7)	First lien senior secured loan	L + 5.50%	08/2027	8,262	8,097	7,891	0.2%
GovBrands Intermediate, Inc.(15)(17)(19)	First lien senior secured delayed draw term loan	P + 4.50%	08/2023	1,864	1,819	1,752	—%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4) (25)	Fair Value	Percentage of Net Assets
GovBrands Intermediate, Inc.(7)(17)	First lien senior secured revolving loan	L + 5.50%	08/2027	793	776	753	—%
Granicus, Inc.(6)	First lien senior secured loan	L + 5.50%	01/2027	1,816	1,784	1,771	—%
Granicus, Inc.(6)(17)	First lien senior secured revolving loan	L + 6.50%	01/2027	54	51	50	—%
Granicus, Inc.(6)	First lien senior secured delayed draw term loan	L + 6.00%	01/2027	343	338	334	—%
Grayshift, LLC(9)	First lien senior secured loan	SR + 7.50%	07/2028	22,468	22,257	22,299	0.4%
Grayshift, LLC(9)(17)(18)	First lien senior secured revolving loan	SR + 7.50%	07/2028	—	(22)	(18)	—%
GS Acquisitionco, Inc. (dba insightsoftware)(7)	First lien senior secured loan	L + 5.75%	05/2026	8,994	8,959	8,949	0.2%
Help/Systems Holdings, Inc.(10)(22)	First lien senior secured loan	SR + 4.00%	11/2026	64,534	64,244	57,919	1.1%
Help/Systems Holdings, Inc.(10)	Second lien senior secured loan	SR + 6.75%	11/2027	25,000	24,753	22,500	0.4%
Hyland Software, Inc.(6)(22)	First lien senior secured loan	L + 3.50%	07/2024	23,656	23,442	23,308	0.4%
Hyland Software, Inc.(6)	Second lien senior secured loan	L + 6.25%	07/2025	60,517	60,275	57,188	1.1%
Ivanti Software, Inc.(7)	Second lien senior secured loan	L + 7.25%	12/2028	19,000	18,916	14,250	0.3%
MessageBird BidCo B.V.(6)(23)	First lien senior secured loan	L + 6.75%	05/2027	5,000	4,915	4,888	0.1%
Ministry Brands Holdings, LLC.(6)	First lien senior secured loan	L + 5.50%	12/2028	49,064	48,195	47,838	0.9%
Ministry Brands Holdings, LLC.(6)(17)(18)(19)	First lien senior secured delayed draw term loan	L + 5.50%	12/2023	—	(135)	(237)	—%
Ministry Brands Holdings, LLC.(6)(17)	First lien senior secured revolving loan	L + 5.50%	12/2027	2,373	2,294	2,254	—%
Mitnick Corporate Purchaser, Inc.(9)(17)(21)	First lien senior secured revolving loan	SR + 3.50%	05/2027	663	669	663	—%
QAD Inc.(6)	First lien senior secured loan	L + 6.00%	11/2027	46,151	45,375	44,997	0.9%
QAD Inc.(6)(17)(18)	First lien senior secured revolving loan	L + 6.00%	11/2027	—	(97)	(150)	—%
Perforce Software, Inc.(9)	First lien senior secured loan	SR + 4.50%	07/2026	14,925	14,602	14,701	0.3%
Proofpoint, Inc.(7)(22)	First lien senior secured loan	L + 3.25%	08/2028	3,232	3,122	3,101	0.1%
Proofpoint, Inc.(7)	Second lien senior secured loan	L + 6.25%	08/2029	7,500	7,467	7,181	0.1%
Sailpoint Technologies Holdings, Inc.(9)	First lien senior secured loan	SR + 6.25%	08/2029	59,880	58,663	58,682	1.1%
Sailpoint Technologies Holdings, Inc.(9)(17)(18)	First lien senior secured revolving loan	SR + 6.25%	08/2028	—	(107)	(114)	—%
Securonix, Inc.(10)	First lien senior secured loan	SR + 6.50%	04/2028	29,661	29,394	29,364	0.6%
Securonix, Inc.(10)(17)(18)	First lien senior secured revolving loan	SR + 6.50%	04/2028	—	(47)	(53)	—%
Sophos Holdings, LLC(7)(22)(23)	First lien senior secured loan	L + 3.50%	03/2027	20,134	20,078	19,480	0.4%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets
Tahoe Finco, LLC(6)(23)	First lien senior secured loan	L + 6.00%	09/2028	83,721	83,003	82,256	1.6%
Tahoe Finco, LLC(6)(17)(18)(23)	First lien senior secured revolving loan	L + 6.00%	10/2027	—	(50)	(110)	—%
Thunder Purchaser, Inc. (dba Vector Solutions)(7)	First lien senior secured loan	L + 5.75%	06/2028	11,942	11,844	11,703	0.1%
Thunder Purchaser, Inc. (dba Vector Solutions)(7)(17)	First lien senior secured revolving loan	L + 5.75%	06/2027	245	240	231	—%
Thunder Purchaser, Inc. (dba Vector Solutions)(7)(17)(19)	First lien senior secured delayed draw term loan	L + 5.75%	08/2023	731	724	704	—%
When I Work, Inc.(7)	First lien senior secured loan	L + 7.00% PIK	11/2027	23,410	23,223	22,942	0.4%
Zendesk, Inc.(10)	First lien senior secured loan	SR + 6.50%	11/2028	120,319	117,945	117,311	2.2%
Zendesk, Inc.(10)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 6.50%	11/2024	—	(1,098)	(451)	—%
Zendesk, Inc.(10)(17)(18)	First lien senior secured revolving loan	SR + 6.50%	11/2028	—	(243)	(310)	—%
When I Work, Inc.(7)(17)(18)	First lien senior secured revolving loan	L + 6.00%	11/2027	—	(34)	(83)	—%

				1,353,626	1,333,821	1,310,675	24.9%
Leisure and entertainment
Troon Golf, L.L.C.(8)	First lien senior secured loan	L + 5.75%	08/2027	$93,412	$93,037	$93,412	1.8%
Troon Golf, L.L.C.(8)(17)(18)	First lien senior secured revolving loan	L + 6.00%	08/2026	—	(26)	—	—%
Troon Golf, L.L.C.(7)(17)(19)	First lien senior secured delayed draw term loan	L + 5.75%	05/2024	39,850	39,275	39,850	0.8%

				133,262	132,286	133,262	2.6%
Manufacturing
ACR Group Borrower, LLC(7)	First lien senior secured loan	L + 4.50%	03/2028	$4,063	$4,016	$3,972	0.1%
ACR Group Borrower, LLC(10)	First lien senior secured loan	SR + 6.00%	03/2028	873	861	866	—%
ACR Group Borrower, LLC(7)(17)	First lien senior secured revolving loan	L+ 4.50%	03/2026	337	329	318	—%
BCPE Watson (DE) ORML, LP(11)(23)(27)	First lien senior secured loan	SR + 6.50%	07/2028	101,500	100,550	100,485	1.9%
Engineered Machinery Holdings, Inc. (dba Duravant)(7)(22)	First lien senior secured loan	L + 3.75%	05/2028	4,950	4,930	4,783	0.1%
Engineered Machinery Holdings, Inc. (dba Duravant)(7)(21)	Second lien senior secured loan	L + 6.50%	05/2029	37,181	37,026	36,902	0.7%
Engineered Machinery Holdings, Inc. (dba Duravant)(7)	Second lien senior secured loan	L + 6.00%	05/2029	19,160	19,115	18,921	0.4%
Gloves Buyer, Inc. (dba Protective Industrial Products)(6)	First lien senior secured loan	L + 4.00%	12/2027	18,775	18,433	18,634	0.4%
Gloves Buyer, Inc. (dba Protective Industrial Products)(6)	Second lien senior secured loan	L + 8.25%	12/2028	11,728	11,457	11,553	0.2%
MHE Intermediate Holdings, LLC (dba OnPoint Group)(11)	First lien senior secured loan	SR + 6.00%	07/2027	87,049	86,306	86,177	1.7%
MHE Intermediate Holdings, LLC (dba OnPoint Group)(11)	First lien senior secured loan	SR + 6.25%	07/2027	12,968	12,722	12,870	0.2%
MHE Intermediate Holdings, LLC (dba OnPoint Group)(11)(17)	First lien senior secured revolving loan	SR + 6.00%	07/2027	500	473	464	—%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net
Pro Mach Group, Inc.(6)(22)	First lien senior secured loan	L + 4.00%	08/2028	30,628	30,462	29,740	0.6%

				329,712	326,680	325,685	6.3%
Professional Services
Apex Group Treasury, LLC(9)(23)	First lien senior secured loan	SR + 5.00%	07/2028	$25,000	$23,509	$24,000	0.5%
Apex Group Treasury, LLC(7)(23)	Second lien senior secured loan	L + 6.75%	07/2029	11,618	11,444	11,037	0.2%
Apex Service Partners, LLC(11)	First lien senior secured delayed draw term loan	SR + 5.50%	07/2025	91,701	90,581	91,013	1.7%
Apex Service Partners, LLC(11)(17)	First lien senior secured revolving loan	SR + 5.25%	07/2025	2,875	2,821	2,841	0.1%
Apex Service Partners Intermediate 2, LLC(16)	First lien senior secured loan	12.50% PIK	07/2027	5,120	5,003	5,017	0.1%
Corporation Service Company(9)(21)(22)	First lien senior secured loan	SR + 3.25%	11/2029	3,000	2,914	2,963	0.1%
EM Midco2 Ltd. (dba Element Materials Technology)(10)(21)(23)	First lien senior secured loan	SR + 4.25%	06/2029	27,948	27,916	27,388	0.5%
Guidehouse Inc.(6)	First lien senior secured loan	L + 6.25%	10/2028	106,731	105,657	105,664	2.0%
Relativity ODA LLC(6)	First lien senior secured loan	L + 7.75% PIK	05/2027	4,984	4,933	4,972	0.1%
Relativity ODA LLC(6)(17)(18)	First lien senior secured revolving loan	L + 6.50%	05/2027	—	(5)	(1)	—%
Sovos Compliance, LLC(6)(22)	First lien senior secured loan	L + 4.50%	08/2028	24,330	23,965	22,383	0.4%
Vistage Worldwide, Inc.(9)(21)	First lien senior secured loan	SR + 5.25%	07/2029	4,988	4,857	4,863	0.1%

				308,295	303,595	302,140	5.8%
Specialty retail
Central Parent, Inc.(10)(22)	First lien senior secured loan	SR + 4.50%	07/2029	$9,400	$9,133	$9,304	0.2%
Ideal Image Development, LLC(9)	First lien senior secured loan	SR + 6.50%	09/2027	5,839	5,729	5,737	0.1%
Ideal Image Development, LLC(9)(17)(18)(19)	First lien senior secured delayed draw term loan	SR + 6.50%	03/2024	—	(3)	(2)	—%
Ideal Image Development, LLC(9)(17)(18)	First lien senior secured revolving loan	SR + 6.50%	09/2027	—	(17)	(16)	—%
Notorious Topco, LLC (dba Beauty Industry Group)(10)	First lien senior secured loan	SR + 6.75%	11/2027	60,306	59,536	60,005	1.1%
Notorious Topco, LLC (dba Beauty Industry Group)(10)	First lien senior secured loan	SR + 6.75%	11/2027	164,259	162,023	163,437	3.1%
Notorious Topco, LLC (dba Beauty Industry Group)(10)(17)(19)	First lien senior secured delayed draw term loan	SR + 6.75%	11/2023	5,255	5,148	5,229	0.1%
Notorious Topco, LLC (dba Beauty Industry Group)(10)(17)	First lien senior secured revolving loan	SR + 6.75%	05/2027	880	817	854	—%
Milan Laser Holdings LLC(9)	First lien senior secured loan	SR + 5.00%	04/2027	20,424	20,270	20,424	0.4%
Milan Laser Holdings LLC(9)(17)(18)	First lien senior secured revolving loan	SR + 5.00%	04/2026	—	(12)	—	—%
The Shade Store, LLC(10)	First lien senior secured loan	SR + 6.00%	10/2027	67,500	66,799	65,644	1.3%
The Shade Store, LLC(10)	First lien senior secured loan	SR + 7.00%	10/2026	10,714	10,411	10,527	0.2%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net
The Shade Store, LLC(10)(17)	First lien senior secured revolving loan	SR + 6.00%	10/2026	1,909	1,845	1,722	—%

				346,486	341,679	342,865	6.5%
Telecommunications
Park Place Technologies, LLC(9)(22)	First lien senior secured loan	SR + 5.00%	11/2027	$1,145	$1,111	$1,076	—%

				1,145	1,111	1,076	—%
Transportation
Motus Group, LLC(6)	Second lien senior secured loan	L + 6.50%	12/2029	$10,000	$9,910	$9,800	0.2%
Safe Fleet Holdings, LLC(9)(22)	First lien senior secured loan	SR + 3.75%	02/2029	26,052	25,451	25,140	0.5%

				36,052	35,361	34,940	0.7%

Total non-controlled/non-affiliated portfolio company debt investments				$10,075,509	$9,924,806	$9,802,730	186.3%

Equity Investments
Automotive
CD&R Value Building Partners I, L.P. (dba Belron)(23)(24)(26)	LP Interest	N/A	N/A	33,061	$33,108	$33,957	0.6%
Metis HoldCo, Inc. (dba Mavis Tire Express Services)(16)(24)	Series A Convertible Preferred Stock	7.00% PIK	N/A	12,085	11,781	11,632	0.2%

					44,889	45,589	0.8%
Buildings and real estate
Associations Finance, Inc.(16)(24)	Preferred Stock	12.00% PIK	N/A	215,000,000	$217,148	$218,299	4.2%
Dodge Construction Network Holdings, L.P.(10)(24)	Series A Preferred Units	SR + 8.25% PIK	N/A	—	3	3	—%
Dodge Construction Network Holdings, L.P.(24)(26)	Class A-2 Common Units	N/A	N/A	143,963	123	122	—%

					217,274	218,424	4.2%
Business services
Denali Holding LP (dba Summit Companies)(24)(26)	Class A Units	N/A	N/A	686,513	$7,076	$8,837	0.2%
Hercules Buyer, LLC (dba The Vincit Group)(24)(26)(28)	Common Units	N/A	N/A	10,000	10	11	—%
Knockout Intermediate Holdings I Inc. (dba Kaseya)(16)(24)	Perpetual Preferred Stock	11.75% PIK	N/A	53,600	52,327	52,930	1.0%

					59,413	61,778	1.2%
Consumer products
ASP Conair Holdings LP(24)(26)	Class A Units	N/A	N/A	9,286	$929	$833	—%

					929	833	—%
Food and beverage
Hissho Sushi Holdings, LLC(24)(26)	Class A Units	N/A	N/A	941,780	$9,418	$10,404	0.2%

					9,418	10,404	0.2%
Healthcare equipment and services
Maia Aggregator, LP(24)(26)	Class A-2 Units	N/A	N/A	12,921,348	$12,921	$13,711	0.3%
KPCI Holdings, L.P.(24)(26)	Class A Units	N/A	N/A	1,781	2,313	2,472	—%
Patriot Holdings SCSp (dba Corza Health, Inc.)(16)(23)(24)	Class A Units	8.00% PIK	N/A	982	1,073	1,086	—%
Patriot Holdings SCSp (dba Corza Health, Inc.)(23)(24)(26)	Class B Units	N/A	N/A	13,517	146	158	—%
Rhea Acquisition Holdings, LP(24)(26)	Series A-2 Units	N/A	N/A	11,964,286	11,964	11,964	0.2%

					28,417	29,391	0.5%
Healthcare providers and services
KOBHG Holdings, L.P. (dba OB Hospitalist)(24)(26)	Class A Interests	N/A	N/A	3,520	$3,520	$3,269	0.1%

					3,520	3,269	0.1%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net
Healthcare technology
Minerva Holdco, Inc.(16)(24)	Series A Preferred Stock	10.75% PIK	N/A	106,896	$105,050	$96,206	1.8%
BEHP Co-Investor II, L.P.(23)(24)(26)	LP Interest	N/A	N/A	1,269,969	1,266	1,265	—%
Orange Blossom Parent, Inc.(24)(26)	Common Equity	N/A	N/A	16,667	1,667	1,667	—%
WP Irving Co-Invest, L.P.(23)(24)(26)	Partnership Units	N/A	N/A	1,250,000	1,251	1,250	—%

					109,234	100,388	1.8%
Household products
Evology LLC(24)(26)	Class B Units	N/A	N/A	316	$1,512	$1,940	—%

					1,512	1,940	—%
Human resource support services
Sunshine Software Holdings, Inc. (dba Cornerstone OnDemand)(16)(24)	Series A Preferred Stock	10.50% PIK	N/A	13,711	$13,425	$12,408	0.2%

					13,425	12,408	0.2%
Insurance
Accelerate Topco Holdings, LLC(24)(26)	Common Units	N/A	N/A	88,211	$2,435	$2,435	—%
Evolution Parent, LP (dba SIAA)(24)(26)	LP Interest	N/A	N/A	2,703	270	270	—%
GrowthCurve Capital Sunrise Co-Invest LP (dba Brightway)(24)(26)	LP Interest	N/A	N/A	421	426	421	—%
PCF Holdco, LLC (dba PCF Insurance Services)(24)(26)	Class A Units	N/A	N/A	6,047,390	15,336	27,614	0.5%

					18,467	30,740	0.5%
Internet software and services
Brooklyn Lender Co-Invest 2, L.P. (dba Boomi)(24)(26)	Common Units	N/A	N/A	1,729,439	$1,729	$1,701	—%
Insight CP (Blocker) Holdings, L.P. (dba CivicPlus, LLC)(23)(24)(26)	LP Interest	N/A	N/A	—	987	987	—%
Elliott Alto Co-Investor Aggregator L.P.(23)(24)(26)	LP Interest	N/A	N/A	6,530	6,549	6,530	0.1%
Picard Holdco, Inc.(10)(24)	Series A Preferred Stock	SR + 12.00% PIK	N/A	53,535	52,016	51,929	1.0%
MessageBird Holding B.V.(23)(24)(26)	Extended Series C Warrants	N/A	N/A	7,980	49	6	—%
Project Alpine Co-Invest Fund, L.P.(23)(24)(26)	LP Interest	N/A	N/A	17,000	17,010	17,000	0.3%
Thunder Topco L.P. (dba Vector Solutions)(24)(26)	Common Units	N/A	N/A	712,884	713	704	—%
WMC Bidco, Inc. (dba West Monroe)(16)(24)	Senior Preferred Stock	11.25% PIK	N/A	36,855	36,077	34,459	0.7%
Project Hotel California Co-Invest Fund, L.P.(23)(24)(26)	LP Interest	N/A	N/A	3,522	3,525	3,522	0.1%
BCTO WIW Holdings, Inc. (dba When I Work)(24)(26)	Class A Common Stock	N/A	N/A	57,000	5,700	5,134	0.1%
Zoro TopCo, Inc. (dba Zendesk, Inc.)(16)(24)	Series A Preferred Stock	12.50% PIK	N/A	16,562	15,982	15,982	0.3%
Zoro TopCo, L.P. (dba Zendesk, Inc.)(24)(26)	Class A Common Units	N/A	N/A	1,380,129	13,801	13,801	0.3%

					154,138	151,755	2.9%
Manufacturing
Gloves Holdings, LP (dba Protective Industrial Products)(24)(26)	LP Interest	N/A	N/A	1,000	$100	$118	—%

					100	118	—%

Total non-controlled/non-affiliated portfolio company equity investments					$660,736	$667,037	12.4%

Total non-controlled/non-affiliated portfolio company investments					$10,585,542	$10,469,767	198.7%

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net
Non-controlled/affiliated portfolio company investments
Equity Investments
Healthcare technology
LSI Financing 1	Preferred equity	N/A	N/A	6,175	$6,224	$6,175	0.1%

					6,224	6,175	0.1%

Total non-controlled/affiliated portfolio company equity investments					$6,224	$6,175	0.1%

Controlled/affiliated portfolio company investments
Asset Based Lending and Fund
Amergin Asset Management, LLC(23)(24)(26)(31)	Class A Units	N/A	N/A	50,000,000	$—	$—	—%
AAM Series 2.1 Aviation Feeder, LLC(17)(19)(23)(24)(26)(31)	LLC Interest	N/A	N/A	1,568	1,569	1,568	—%
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(17)(19)(23)(24)(26)(31)	LLC Interest	N/A	N/A	—	—	—	—%

					1,569	1,568	—%
Insurance
Fifth Season Investments LLC(24)(26)(27)(31)	Class A Units	N/A	N/A	28	$89,680	$89,680	1.7%

					89,680	89,680	1.7%
Investment Funds & Vehicles
ORCIC Senior Loan Fund LLC(21)(23)(24)(27)(31)(33)	LLC Interest	N/A	N/A	141,777	$141,777	$140,394	2.7%

					141,777	140,394	2.7%

Total controlled/affiliated portfolio company equity investments					$233,026	$231,642	4.4%

Total Investments					$10,824,792	$10,707,584	203.2%

	Interest Rate Swaps as of December 31, 2022
	Company Receives	Company Pays	Maturity Date	Notional Amount	Hedged Instrument	Footnote Reference
Interest rate swap	7.75%	S+ 3.84%	9/16/2027	$600,000	September 2027 Notes	Note 6

Total				$600,000

(1)	Certain portfolio company investments are subject to contractual restrictions on sales.
(2)

Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Company owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company.

(3)	Unless otherwise indicated, all investments are considered Level 3 investments.
(4)	The amortized cost represents the original cost adjusted for the amortization and accretion of premiums and discounts, as applicable, on debt investments using the effective interest method.
(5)

Unless otherwise indicated, loan contains a variable rate structure, and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the London Interbank Offered Rate (“LIBOR” or “L”) (which can include one-, two-, three-, six-, or twelve-month LIBOR), Secured Overnight Financing Rate (“SOFR” or “SR”) (which can include one-, three-, six- or twelve-month SOFR), Euro Interbank Offered Rate (“EURIBOR” or “E”), Canadian Dollar Offered Rate (“CDOR” or “C”) (which can include one-, the-, six- or twelve-month CDOR), Sterling (SP) Overnight Interbank Average Rate (“SONIA” or “SA”) or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate (“Prime” or “P”), at the borrower’s option, and which reset periodically based on the terms of the loan agreement.

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

(6)	The interest rate on these loans is subject to 1 month LIBOR, which as of December 31, 2022 was 4.39%.
(7)	The interest rate on these loans is subject to 3 month LIBOR, which as of December 31, 2022 was 4.77%.
(8)	The interest rate on these loans is subject to 6 month LIBOR, which as of December 31, 2022 was 5.14%.
(9)	The interest rate on these loans is subject to 1 month SOFR, which as of December 31, 2022 was 4.36%
(10)	The interest rate on these loans is subject to 3 month SOFR, which as of December 31, 2022 was 4.59%.
(11)	The interest rate on these loans is subject to 6 month SOFR, which as of December 31, 2022 was 4.78%.
(12)	The interest rate on these loans is subject to 3 month CDOR, which as of December 31, 2022 was 4.94%.
(13)	The interest rate on these loans is subject to 3 month EURIBOR, which as of December 31, 2022 was 2.13%
(14)	The interest rate on these loans is subject to SONIA, which as of December 31, 2022 was 3.43%.
(15)	The interest rate on these loans is subject to Prime, which as of December 31, 2022 was 7.50%
(16)	Investment does not contain a variable rate structure.
(17)	Position or portion thereof is an unfunded loan or equity commitment. See Note 7 “Commitments and Contingencies”.
(18)

The negative cost is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value is the result of the capitalized discount on the loan.

(19)	The date disclosed represents the commitment period of the unfunded term loan. Upon expiration of the commitment period, the funded portion of the term loan may be subject to a longer maturity date.
(20)

Unless otherwise indicated, represents a co-investment made with the Company’s affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission. See Note 3 “Agreements and Related Party Transactions”.

(21)

This portfolio company was not a co-investment made with the Company’s affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission.

(22)	Level 2 Investment.
(23)

This portfolio company is not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of total assets. As of December 31, 2022, non-qualifying assets represented 12.8% of total assets as calculated in accordance with the regulatory requirements.

(24)

Security acquired in transaction exempt from registration under the Securities Act of 1933, and may be deemed to be “restricted security” under the Securities Act. As of December 31, 2022, the aggregate fair value of these securities is $904.9 million, or 17.2% of the Company’s net assets. The acquisition dates of the restricted securities are as follows:

Portfolio Company	Investment	Acquisition Date
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC**	LLC Interest	July 1, 2022
AAM Series 2.1 Aviation Feeder, LLC**	LLC Interest	July 1, 2022
Accelerate Topco Holdings, LLC	Common Units	September 1, 2022
Amergin Asset Management, LLC	Class A Units	July 1, 2022
ASP Conair Holdings LP	Class A Units	May 17, 2021
Associations Finance, Inc.	Preferred Stock	June 10, 2022
BCTO WIW Holdings, Inc. (dba When I Work)	Class A Common Stock	November 2, 2021
BEHP Co-Investor II, L.P.	LP Interest	May 6, 2022
Brooklyn Lender Co-Invest 2, L.P. (dba Boomi)	Common Units	October 1, 2021
CD&R Value Building Partners I, L.P. (dba Belron)	LP Interest	December 2, 2021
Denali Holding LP (dba Summit Companies)	Class A Units	September 14, 2021
Dodge Construction Network Holdings, L.P.	Class A-2 Common Units	February 23, 2022
Dodge Construction Network Holdings, L.P.	Series A Preferred Units	February 23, 2022
Elliott Alto Co-Investor Aggregator L.P.	LP Interest	September 28, 2022
Evology LLC	Class B Units	January 21, 2022

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

Portfolio Company	Investment	Acquisition Date
Evolution Parent, LP (dba SIAA)	LP Interest	April 30, 2021
Fifth Season Investments LLC (fka Chapford SMA Partnership, L.P.)**	Class A Units	October 17, 2022
Gloves Holding, LP (dba Protective Industrial Products)	LP Interest	December 28, 2020
GrowthCurve Capital Sunrise Co-Invest LP (dba Brightway)	LP Interest	December 16, 2021
Hercules Buyer, LLC (dba The Vincit Group)	Common Units	December 15, 2020
Hissho Sushi Holdings, LLC	Class A Units	May 17, 2022
Insight CP (Blocker) Holdings, L.P. (dba CivicPlus, LLC)	LP Interest	June 8, 2022
Knockout Intermediate Holdings I Inc. (dba Kaseya)	Perpetual Preferred Stock	June 22, 2022
KOBHG Holdings, L.P. (dba OB Hospitalist)	Class A Interests	September 27, 2021
KPCI Holdings, L.P.	Class A Units	November 25, 2020
LSI Financing 1 DAC**	Preferred equity	December 14, 2022
Maia Aggregator, LP	Class A-2 Units	February 1, 2022
MessageBird Holding B.V.	Extended Series C Warrants	May 5, 2021
Metis HoldCo, Inc. (dba Mavis Tire Express Services)	Series A Convertible Preferred Stock	May 3, 2021
Minerva Holdco, Inc.	Series A Preferred Stock	February 14, 2022
Orange Blossom Parent, Inc.	Common Equity	July 29, 2022
ORCIC Senior Loan Fund LLC*	LLC Interest	November 2, 2022
Patriot Holdings SCSp (dba Corza Health, Inc.)	Class A Units	January 29, 2021
Patriot Holdings SCSp (dba Corza Health, Inc.)	Class B Units	January 29, 2021
PCF Holdco, LLC (dba PCF Insurance Services)	Class A Units	November 1, 2021
Picard Holdco, Inc.	Series A Preferred Stock	September 29, 2022
Project Alpine Co-Invest Fund, L.P.	LP Interest	June 13, 2022
Project Hotel California Co-Invest Fund, L.P.	LP Interest	August 9, 2022
Rhea Acquistion Holdings, LP	Series A-2 Units	February 18, 2022
Sunshine Software Holdings, Inc. (dba Cornerstone OnDemand)	Series A Preferred Stock	October 14, 2021
Thunder Topco L.P. (dba Vector Solutions)	Common Units	June 30, 2021
WMC Bidco, Inc. (dba West Monroe)	Senior Preferred Stock	November 8, 2021
WP Irving Co-Invest, L.P.	Partnership Units	May 18, 2022
Zoro TopCo, Inc. (dba Zendesk)	Class A Common Units	November 22, 2022
Zoro TopCo, L.P. (dba Zendesk)	Series A Preferred Stock	November 22, 2022

*	Refer to Note 4 “Investments—ORCIC Senior Loan Fund LLC”, for further information.
**	Refer to Note 3 “Agreements and Related Party Transactions—Controlled/Affiliated Portfolio Companies”.

(25)

As of December 31, 2022, the net estimated unrealized loss on investments for U.S. federal income tax purposes was $109.1 million based on a tax cost basis of $10.8 billion. As of December 31, 2022, the estimated aggregate gross unrealized loss for U.S. federal income tax purposes was $158.9 million. As of December 31, 2022, the estimated aggregate gross unrealized gain for U.S. federal income tax purposes was $49.8 million.

(26)	Investment is non-income producing.
(27)	Investment is not pledged as collateral under the Revolving Credit Facility and the SPV Asset Facilities.
(28)	We invest in this portfolio company through underlying blocker entities Hercules Blocker 1 LLC, Hercules Blocker 2 LLC, Hercules Blocker 3 LLC, Hercules Blocker 4 LLC, and Hercules Blocker 5 LLC.
(29)

Unless otherwise indicated, the Company’s portfolio companies are pledged as collateral supporting the amounts outstanding under the Revolving Credit Facility and SPV Asset Facilities. See Note 6 “Debt”.

Owl Rock Core Income Corp.

Consolidated Schedule of Investments (Continued)

As of December 31, 2022

(Amounts in thousands, except share amounts)

(30)

As defined in the 1940 Act, the Company is deemed to be an “affiliated person” of this portfolio company as the Company owns more than 5% but less than 25% of the portfolio company’s voting securities or has the power to exercise control over management or policies of such portfolio company, including through a management agreement (non-controlled affiliate”). Transactions related to investments in non-controlled affiliates for the year ended December 31, 2022 were as follows:

Company	Fair value as of December 31, 2021	Gross Additions(a)	Gross Reductions(b)	Net Change in Unrealized Gain/ (Loss)	Realized Gain/ (Loss)	Fair value as of December 31, 2022	Dividend Income	Other Income
LSI Financing 1 DAC	$—	$6,224	$—	$(49)	$—	$6,175	$—	$—

Total	$—	$6,224	$—	$(49)	$—	$6,175	$—	$—

(a)

Gross additions may include increases in the cost basis of investments resulting from new investments, amounts related to payment-in-kind (“PIK”) interest capitalized and added to the principal balance of the respective loans, the accretion of discounts, the exchange of one or more existing investments for one or more new investments and the movement at fair value of an existing portfolio company into this controlled affiliated category from a different category.

(b)

Gross reductions may include decreases in the cost basis of investments resulting from principal collections related to investment repayments and sales, return of capital, the amortization of premiums and the exchange of one or more existing securities for one or more new securities.

(31)

As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company, including through a management agreement (“controlled affiliate”). The Company’s investment in controlled affiliates for the period ended December 31, 2022 were as follows:

Company	Fair value as of December 31, 2021	Gross Additions(a)	Gross Reductions(b)	Net Change in Unrealized Gain/ (Loss)	Realized Gain/ (Loss)	Fair value as of December 31, 2022	Dividend Income	Other Income
AAM Series 2.1 Aviation Feeder, LLC (c)	$—	$1,569	$—	$(1)	$—	$1,568	$—	$—
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC (c)	—	—	—	—	—	—	—	—
Fifth Season Investments LLC (fka Chapford SMA Partnership, L.P.)	—	99,162	(9,800)	—	—	89,680	201	—
ORCIC Senior Loan Fund, LLC	—	141,777	—	(1,383)	—	140,394	3,171	—

Total	$—	$242,508	$(9,800)	$(1,384)	$—	$231,642	$3,372	$—

(a)

Gross additions may include increases in the cost basis of investments resulting from new investments, amounts related to payment-in-kind (“PIK”) interest capitalized and added to the principal balance of the respective loans, the accretion of discounts, the exchange of one or more existing investments for one or more new investments and the movement at fair value of an existing portfolio company into this controlled affiliated category from a different category.

(b)

Gross reductions may include decreases in the cost basis of investments resulting from principal collections related to investment repayments and sales, return of capital, the amortization of premiums and the exchange of one or more existing securities for one or more new securities.

(c)

In connection with its investment in AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC and AAM Series 2.1 Aviation Feeder, LLC (collectively, “Amergin Assetco”) the Company made a minority investment in Amergin Asset Management, LLC which has entered into a Servicing Agreement with Amergin Assetco.

(32)	Investment was on non-accrual status as of December 31, 2022.
(33)	Investment measured at net asset value (“NAV”)

Owl Rock Core Income Corp.

Consolidated Statements of Changes in Net Assets

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
Increase (Decrease) in Net Assets Resulting from Operations
Net investment income (loss)	$165,575	$42,591
Net change in unrealized gain (loss)	64,035	(23,457)
Net realized gain (loss) on investments	(4,577)	437

Net Increase (Decrease) in Net Assets Resulting from Operations	225,033	19,571

Distributions
Class S	(42,432)	(13,725)
Class D	(11,218)	(4,134)
Class I	(79,924)	(22,520)

Net Decrease in Net Assets Resulting from Shareholders’ Distributions	(133,574)	(40,379)

Capital Share Transactions
Class S:
Issuance of shares of common stock	160,775	449,368
Repurchase of common shares	(21,643)	(6,001)
Reinvestment of shareholders’ distributions	15,832	3,630

Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class S	154,964	446,997

Class D:
Issuance of shares of common stock	46,175	115,402
Repurchase of common shares	(3,453)	(304)
Reinvestment of shareholders’ distributions	4,787	1,461

Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class D	47,509	116,559

Class I:
Issuance of shares of common stock	368,008	650,996
Repurchase of common shares	(68,024)	(16,978)
Reinvestment of shareholders’ distributions	28,728	5,885

Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class I	328,712	639,903

Total Increase (Decrease) in Net Assets	622,644	1,182,651

Net Assets, at beginning of period	5,249,753	1,580,728

Net Assets, at end of period	$5,872,397	$2,763,379

The accompanying notes are an integral part of these consolidated financial statements.

Owl Rock Core Income Corp.

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
Cash Flows from Operating Activities
Net Increase (Decrease) in Net Assets Resulting from Operations	$225,033	$19,571
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Purchases of investments, net	(858,378)	(2,501,553)
Proceeds from investments and investment repayments, net	78,272	46,050
Net change in unrealized (gain) loss on investments	(63,904)	23,285
Net change in unrealized (gain) loss on interest rate swap attributed to unsecured notes	(676)	—
Net change in unrealized (gain) loss on translation of assets and liabilities in foreign currencies	(138)	172
Net change in unrealized (gain) loss on Income tax (provision) benefit	7	—
Net realized (gain) loss on investments	4,577	(250)
Paid-in-kind interest and dividends	(33,563)	(7,876)
Net amortization/accretion of premium/discount on investments	(6,804)	(2,259)
Amortization of debt issuance costs	3,697	1,408
Amortization of offering costs	613	1,171
Changes in operating assets and liabilities:
(Increase) decrease in interest receivable	(1,766)	(8,498)
(Increase) decrease in due from affiliates	20,202	(4,062)
(Increase) decrease in prepaid expenses and other assets	(320)	(13,314)
Increase (decrease) in payable for investments purchased	71,999	310,582
Increase (decrease) in payables to affiliates	509	1,626
Increase (decrease) in accrued expenses and other liabilities	(28,398)	5,576

Net cash used in operating activities	(589,038)	(2,128,371)

Cash Flows from Financing Activities
Borrowings on debt	992,000	2,693,564
Repayments of debt	(545,000)	(1,663,601)
Debt issuance costs	(3,532)	(25,278)
Repurchase of common stock	(110,836)	(1,413)
Proceeds from issuance of common shares	574,958	1,215,766
Distributions paid to shareholders	(79,748)	(22,540)

Net cash provided by financing activities	827,842	2,196,498

Net increase (decrease) in cash and restricted cash, including foreign cash (restricted cash of	238,804	68,127
Cash and restricted cash, beginning of period	225,247	21,459

Cash and restricted cash, end of period	$464,051	$89,586

Supplemental and Non-Cash Information
Interest paid during the period	$112,416	$8,997
Distributions declared during the period	$133,574	$40,379
Reinvestment of distributions during the period	$49,347	$10,976
Distributions payable	$41,515	$15,868

The accompanying notes are an integral part of these consolidated financial statements.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements

(Unaudited)

Note 1. Organization and Principal Business

Owl Rock Core Income Corp., (“Owl Rock” or the “Company”) is a Maryland corporation formed on April 22, 2020. The Company was formed primarily to originate and make loans to, and make debt and equity investments in, U.S. middle market companies. The Company’s investment objective is to generate current income and to a lesser extent, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns. The Company invests in senior secured or unsecured loans, subordinated loans or mezzanine loans and, to a lesser extent, equity and equity-related securities which include common and preferred stock, securities convertible into common stock, and warrants. The Company may on occasion invest in smaller or larger companies if an attractive opportunity presents itself, especially when there are dislocations in the capital markets, including the high yield and large syndicated loan markets, which are often referred to as “junk” investments. The target credit investments will typically have maturities between three and ten years and generally range in size between $10 million and $125 million, although the investment size will vary with the size of the Company’s capital base.

The Company is an externally managed closed-end management investment company that has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company has elected to be treated for federal income tax purposes, and intends to qualify annually, as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). Because the Company has elected to be regulated as a BDC and as a RIC under the Code, the Company’s portfolio is subject to diversification and other requirements.

In November 2020, the Company commenced operations and made its first portfolio company investment. On October 23, 2020, the Company formed a wholly-owned subsidiary, OR Lending IC LLC, a Delaware limited liability company, which holds a California finance lenders license. OR Lending IC LLC makes loans to borrowers headquartered in California. From time to time the Company may form wholly-owned subsidiaries to facilitate the normal course of business.

The Company is managed by Owl Rock Capital Advisors LLC (the “Adviser”). The Adviser is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Owl Rock, a division of Blue Owl focused on direct lending. The Adviser is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). Blue Owl consists of three divisions: (1) Owl Rock, which focuses on direct lending, (2) Dyal, which focuses on providing capital to institutional alternative asset managers and (3) Oak Street, which focuses on real estate strategies. Subject to the overall supervision of the Company’s Board, the Adviser manages the day-to-day operations of, and provides investment advisory and management services to, the Company.

The Company received an exemptive order that permits it to offer multiple classes of shares of common stock and to impose asset-based servicing and distribution fees and early withdrawal fees. On November 12, 2020, the Company commenced it’s initial public offering pursuant to which it offered, on a continuous basis, $2,500,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock. On February 14, 2022, the Company commenced it’s follow-on offering, on a continuous basis, of up to $7,500,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock. The share classes have different upfront selling commissions and ongoing servicing fees. Each class of common stock will be offered through Blue Owl Securities LLC (d/b/a Blue Owl Securities) (the “Dealer Manager”). The Dealer Manager is entitled to receive upfront selling commissions of up to 3.50% of the offering price of each Class S share sold in the offering and 1.50% of the offering price of each Class D share sold. Class I shares are not subject to upfront selling commissions. Any upfront selling commissions for the Class S shares and Class D shares sold in the offering will be deducted from the purchase price. Class S, Class D and Class I shares were offered at initial purchase prices per shares of $10.35, $10.15 and $10.00, respectively. Currently, the purchase price per share for each class of common stock varies, but will not be sold at a price below the Company’s net asset value per share of such class, as determined in accordance with the Company’s share pricing policy, plus applicable upfront selling commissions. The Company also engages in private placement offerings of its common stock.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

On September 30, 2020, the Adviser purchased 100 shares of the Company’s Class I common stock at $10.00 per share, which represented the initial public offering price of such shares. The Adviser will not tender these shares for repurchase as long as Owl Rock Capital Advisors LLC remains the investment adviser of Owl Rock Core Income Corp. There is no current intention for Owl Rock Capital Advisors LLC to discontinue its role.

Since meeting the minimum offering requirement and commencing its continuous public offering through March 31, 2023, the Company has issued 216,760,729 shares of Class S common stock, 53,431,198 shares of Class D common stock and 382,200,592 shares of Class I common stock for gross proceeds of $2.0 billion, $0.5 billion and $3.5 billion, respectively, including $1,000 of seed capital contributed by its Adviser in September of 2020, $25.0 million in gross proceeds raised in a private placement from Owl Rock Feeder FIC ORCIC Equity LLC and 15,654,376 shares of Class I common stock issued in a private placement to feeder vehicles primarily created to hold the Company’s Class I shares for gross proceeds of approximately $0.1 billion.

Note 2. Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is an investment company and, therefore, applies the specialized accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. In the opinion of management, all adjustments considered necessary for the fair presentation of the consolidated financial statements have been included.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual amounts could differ from those estimates and such differences could be material.

Cash

Cash consists of deposits held at a custodian bank and restricted cash pledged as collateral. Cash is carried at cost, which approximates fair value. The Company deposits its cash with highly-rated banking corporations and, at times, may exceed the insured limits under applicable law.

Consolidation

As provided under Regulation S-X and ASC Topic 946—Financial Services—Investment Companies, the Company will generally not consolidate its investment in a company other than a wholly-owned investment company or controlled operating company whose business consists of providing services to the Company.

The Company does not consolidate its equity interest in Fifth Season, AAM Series 1.1 Rail and Domestic Intermodal Feeder, Fifth Season, LLC and AAM Series 2.1 Aviation Feeder, LLC (collectively, “Amergin AssetCo”) and since November 2, 2022 has not consolidated its equity positions in ORCIC Senior Loan Fund (“ORCIC SLF”). ORCIC SLF was formed as a wholly-owned subsidiary of the Company and commenced operations on February 14, 2022. On November 2, 2022, the Company and State Teachers Retirement System of Ohio (“OSTRS” and together with the Company, the “Members” and each, a “Member”) entered into an Amended and Restated Limited Liability Company Agreement to co-manage ORCIC SLF as a joint-venture. See Note 3 “Agreements and Related Party Transactions—Controlled/Affiliated Portfolio Companies”.

Investments at Fair Value

Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

unrealized gains or losses with respect to investments realized during the period. Rule 2a-5 under the 1940 Act was adopted by the SEC in January 2021 and establishes requirements for determining fair value in good faith for purposes of the 1940 Act. The Company complied with the mandatory provisions of Rule 2a-5 by the September 2022 compliance date. Additionally, commencing with the fourth quarter of 2022, pursuant to Rule 2a-5, the Board designated the Adviser as the Company’s valuation designee to perform fair value determinations relating to the value of assets held by the Company for which market quotations are not readily available.

Investments for which market quotations are readily available are typically valued at the average bid price of those market quotations. To validate market quotations, the Company utilizes a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available are valued at fair value as determined in good faith by the Adviser, as the valuation designee, based on, among other things, the input of the independent third-party valuation firm(s) engaged at the direction of the Adviser.

As part of the valuation process, the Adviser, as the valuation designee, takes into account relevant factors in determining the fair value of the Company’s investments, including: the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity), the nature and realizable value of any collateral, the portfolio company’s ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, and overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase or sale transaction, public offering or subsequent equity sale occurs, the Adviser, as the valuation designee, considers whether the pricing indicated by the external event corroborates its valuation.

The Adviser, as the valuation designee, undertakes a multi-step valuation process, which includes, among other procedures, the following:

•	With respect to investments for which market quotations are readily available, those investments will typically be valued at the average bid price of those market quotations;

•

With respect to investments for which market quotations are not readily available, the valuation process begins with the independent valuation firm(s) providing a preliminary valuation of each investment to the Adviser’s valuation committee;

•	Preliminary valuation conclusions are documented and discussed with the Adviser’s valuation committee;

•	The Adviser, as the valuation designee, reviews the recommended valuations and determines the fair value of each investment;

•

Each quarter, the Adviser, as the valuation designee, will provide the Audit Committee a summary or description of material fair value matters that occurred in the prior quarter and on an annual basis, the Adviser, as the valuation designee, will provide the Audit Committee with a written assessment of the adequacy and effectiveness of its fair value process; and

•	The Audit Committee oversees the valuation designee and will report to the Board on any valuation matters requiring the Board’s attention.

The Company conducts this valuation process on a quarterly basis.

The Company applies Financial Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements (“ASC 820”), as amended, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, the Company considers its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:

•	Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

•	Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Transfers between levels, if any, are recognized at the beginning of the period in which the transfer occurs. In addition to using the above inputs in investment valuations, the Company applies the valuation policy approved by its Board that is consistent with ASC 820. Consistent with the valuation policy, the Adviser, as the valuation designee, evaluates the source of the inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (such as broker quotes), the Adviser, as the valuation designee, subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, the Adviser, as the valuation designee, or the independent valuation firm(s), reviews pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If the Company were required to liquidate a portfolio investment in a forced or liquidation sale, it could realize amounts that are different from the amounts presented and such differences could be material.

In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.

Financial and Derivative Instruments

Pursuant to ASC 815 Derivatives and Hedging, all derivative instruments entered into by the Company are designated as hedging instruments. For all derivative instruments designated as a hedge, the entire change in the fair value of the hedging instrument shall be recorded in the same line item of the Consolidated Statements of Operations as the hedged item. The Company’s derivative instruments are used to hedge the Company’s fixed rate debt, and therefore both the periodic payment and the change in fair value for the effective hedge, if applicable, will be recognized as components of interest expense in the Consolidated Statements of Operations. Fair value is estimated by discounting remaining payments using applicable current market rates, or market quotes, if available. Rule 18f-4 was adopted by the SEC in December of 2020, and requires BDCs that use derivatives to, among other things, comply with a value-at-risk leverage limit, adopt a derivatives risk management program, and implement certain testing and board reporting procedures.

Foreign Currency

Foreign currency amounts are translated into U.S. dollars on the following basis:

•	cash, fair value of investments, outstanding debt, other assets and liabilities: at the spot exchange rate on the last business day of the period; and

•	purchases and sales of investments, borrowings and repayments of such borrowings, income and expenses: at the rates of exchange prevailing on the respective dates of such transactions.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

The Company includes net changes in fair values on investments held resulting from foreign exchange rate fluctuations with the change in unrealized gains (losses) on translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations. The Company’s current approach to hedging the foreign currency exposure in its non-U.S. dollar denominated investments is primarily to borrow the par amount in local currency under the Company’s Revolving Credit Facility and SPV Asset Facilities to fund these investments. Fluctuations arising from the translation of foreign currency borrowings are included with the net change in unrealized gains (losses) on translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations.

Investments denominated in foreign currencies and foreign currency transactions may involve certain considerations and risks not typically associated with those of domestic origin, including unanticipated movements in the value of the foreign currency relative to the U.S. dollar.

Interest and Dividend Income Recognition

Interest income is recorded on the accrual basis and includes accretion and amortization of discounts or premiums. Certain investments may have contractual payment-in-kind (“PIK”) interest or dividends. PIK interest and dividends represent accrued interest or dividends that are added to the principal amount or liquidation amount of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or at the occurrence of a liquidation event. For the three months ended March 31, 2023, PIK interest and PIK dividend income earned was $33.0 million, representing 10.8% of total investment income. For the three months ended March 31, 2022, PIK interest and PIK dividend income earned was $7.9 million, representing 11.2% of total investment income.

Discounts and premiums to par value on securities purchased are amortized into interest income over the contractual life of the respective security using the effective yield method. The amortized cost of investments represents the original cost adjusted for the amortization and accretion of discounts or premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. If at any point the Company believes PIK interest is not expected to be realized, the investment generating PIK interest will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through interest income. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

Other Income

From time to time, the Company may receive fees for services provided to portfolio companies. These fees are generally only available to the Company as a result of closing investments, are generally paid at the closing of the investments, are generally non-recurring and are recognized as revenue when earned upon closing of the investment. The services that the Adviser provides vary by investment, but can include closing, work, diligence or other similar fees and fees for providing managerial assistance to the Company’s portfolio companies.

Organization Expenses

Costs associated with the organization of the Company are expensed as incurred. These expenses consist primarily of legal fees and other costs of organizing the Company.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Offering Expenses

Costs associated with the offering of common shares of the Company are capitalized as deferred offering expenses and are included in prepaid expenses and other assets in the Consolidated Statements of Assets and Liabilities and are amortized over a twelve-month period from incurrence. Expenses for any additional offerings are deferred and amortized as incurred. These expenses consist primarily of legal fees and other costs incurred in connection with the Company’s share offerings, the preparation of the Company’s registration statement, and registration fees.

Debt Issuance Costs

The Company records origination and other expenses related to its debt obligations as debt issuance costs. These expenses are deferred and amortized utilizing the effective yield method, over the life of the related debt instrument. Debt issuance costs are presented on the Consolidated Statements of Assets and Liabilities as a direct deduction from the debt liability. In circumstances in which there is not an associated debt liability amount recorded in the consolidated financial statements when the debt issuance costs are incurred, such debt issuance costs will be reported on the Consolidated Statements of Assets and Liabilities as an asset until the debt liability is recorded.

Reimbursement of Transaction-Related Expenses

The Company may receive reimbursement for certain transaction-related expenses in pursuing investments. Transaction-related expenses, which are generally expected to be reimbursed by the Company’s portfolio companies, are typically deferred until the transaction is consummated and are recorded in prepaid expenses and other assets on the date incurred. The costs of successfully completed investments not otherwise reimbursed are borne by the Company and are included as a component of the investment’s cost basis.

Cash advances received in respect of transaction-related expenses are recorded as cash with an offset to accrued expenses and other liabilities. Accrued expenses and other liabilities are relieved as reimbursable expenses are incurred.

Income Taxes

The Company has elected to be treated as a RIC under the Code beginning with the taxable year ended December 31, 2020 and intends to qualify as a RIC annually. So long as the Company obtains and maintains its tax treatment as a RIC, it generally will not pay U.S. federal income taxes at corporate rates on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Instead, any tax liability related to income earned and distributed by the Company represents obligations of the Company’s investors and will not be reflected in the consolidated financial statements of the Company.

To qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess of its realized net short-term capital gains over its realized net long-term capital losses. In order for the Company not to be subject to U.S. federal excise taxes, it must distribute annually an amount at least equal to the sum of (i) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (iii) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. The Company, at its discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. federal excise tax on this income.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. There were no material uncertain income tax positions through December 31, 2022. The 2020 through 2021 tax years remain subject to examination by U.S. federal, state and local tax authorities.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Income and Expense Allocations

Income and realized and unrealized capital gains and losses are allocated to each class of shares of the Company on the basis of the aggregate net asset value of that class in relation to the aggregate net asset value of the Company.

Expenses that are common to all share classes are borne by each class of shares based on the net assets of the Company attributable to each class. Expenses that are specific to a class of shares are allocated to such class either directly or through the servicing fees paid pursuant to the Company’s distribution plan. See Note 3. “Agreements and Related Party Transactions – Shareholder Servicing Plan.”

Distributions to Common Shareholders

Distributions to common shareholders are recorded on the record date. The amount to be distributed is determined by the Board and is generally based upon the earnings estimated by the Adviser. Net realized long-term capital gains, if any, would be generally distributed at least annually although the Company may decide to retain such capital gains for investment.

Subject to the Company’s board of directors’ discretion and applicable legal restrictions, the Company intends to authorize and declare cash distributions to the Company’s shareholders on a monthly or quarterly basis and pay such distributions on a monthly basis. The per share amount of distributions for Class S, Class D, and Class I shares will differ because of different allocations of class-specific expenses. Specifically, because the ongoing servicing fees are calculated based on the Company’s net asset value for the Company’s Class S and Class D shares, the ongoing service fees will reduce the net asset value or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under the Company’s distribution reinvestment plan. As a result, the distributions on Class S shares and Class D shares may be lower than the distributions on Class I shares.

The Company has adopted a distribution reinvestment plan pursuant to which shareholders (except for residents of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oklahoma, Oregon, Vermont and Washington and clients of participating broker-dealers that do not permit automatic enrollment in the distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of the Company’s same class of common stock to which the distribution relates unless they elect to receive their distributions in cash. The Company expects to use newly issued shares to implement the distribution reinvestment plan.

New Accounting Pronouncements

In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848),” which provides optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments apply only to contracts, hedging relationships, and other transactions that reference London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. In January 2021, the FASB issued ASU No. 2021-01, “Reference Rate Reform (Topic 848),” which expanded the scope of Topic 848 to include derivative instruments impacted by discounting transition. In December 2022, the FASB issued ASU No. 2022-06, “Reference Rate Reform (Topic 848),” which extended the transition period provided under ASU No. 2020-04 and 2021-01 for all entities from December 31, 2022 to December 31, 2024. ASU No. 2021-01 provides increased clarity as the Company continues to evaluate the transition of reference rates and is currently evaluating the impact of adopting ASU No. 2020-04, 2021-01, and 2022-06 on the consolidated financial statements.

In June 2022, the FASB issued ASU No. 2022-03, “Fair Value Measurement (Topic 820),” which clarifies the guidance in Topic 820 when measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of an equity security and introduces new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value in accordance with Topic 820. The amendments affect all entities that have investments in equity securities measured at fair value that

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

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are subject to a contractual sale restriction. ASU 2022-03 is effective for public business entities for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. For all other entities the amendments are effective for fiscal years beginning after December 15, 2024, and interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. An entity that qualifies as an investment company under Topic 946 should apply the amendments in ASU No. 2022-03 to an investment in an equity security subject to a contractual sale restriction that is executed or modified on or after the date of adoption. The Company is currently evaluating the impact of adopting ASU No. 2022-03 on the consolidated financial statements.

Other than the aforementioned guidance, the Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3. Agreements and Related Party Transactions

As of March 31, 2023, the Company had payables to affiliates of $33.1 million, primarily comprised of $23.7 million of accrued performance based incentive fees, $5.9 million of management fees, and $3.5 million of costs and expenses reimbursable to the Adviser pursuant to the Administration Agreement. As of December 31, 2022, the Company had payables to affiliates of $32.6 million, primarily comprised of $19.4 million of accrued performance based incentive fees, $5.2 million of management fees, $6.8 million of expense support reimbursement, and $1.2 million of costs and expenses reimbursable to the Adviser pursuant to the Administration Agreement.

Administration Agreement

The Company has entered into an amended and restated Administration Agreement (the “Administration Agreement”) with the Adviser. The Administration Agreement became effective on May 18, 2021. Under the terms of the Administration Agreement, the Adviser performs, or oversees the performance of, required administrative services, which include providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, and managing the payment of expenses, and the performance of administrative and professional services rendered by others.

The Administration Agreement also provides that the Company reimburses the Adviser for certain organization costs incurred prior to the commencement of the Company’s operations, and for certain offering costs.

The Company reimburses the Adviser for services performed for it pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Adviser for any services performed for it by such affiliate or third party.

Unless earlier terminated as described below, the Administration Agreement will remain in effect for two years from the date it first became effective, and will remain in effect and from year to year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent directors. On May 9, 2023, the Board approved the continuation of the Administration Agreement.

The Administration Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company (as defined in the 1940 Act), or by the vote of a majority of the Board or by the Adviser.

No person who is an officer, director, or employee of the Adviser or its affiliates and who serves as a director of the Company receives any compensation from the Company for his or her services as a director. However, the Company reimburses the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser or its affiliates to the Company’s Chief Compliance Officer, Chief Financial Officer and their respective staffs (based on the percentage of time those individuals devote, on an estimated basis, to the business and affairs of the Company). Directors who are not affiliated with the Adviser receive compensation for their services and reimbursement of expenses incurred to attend meetings.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

For the three months ended March 31, 2023 and 2022, the Company incurred expenses of approximately $1.0 million and $1.0 million, respectively, for costs and expenses reimbursable to the Adviser under the terms of the Administration Agreement.

Investment Advisory Agreement

The Company has entered into an amended and restated Investment Advisory Agreement (the “Investment Advisory Agreement”) with the Adviser. The Investment Advisory Agreement became effective on May 18, 2021. Under the terms of the Investment Advisory Agreement, the Adviser is responsible for managing the Company’s business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring its investments, and monitoring its portfolio companies on an ongoing basis through a team of investment professionals.

The Adviser’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to the Company are not impaired.

Under the terms of the Investment Advisory Agreement, the Company pays the Adviser a base management fee and may also pay a performance based incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the Company’s shareholders.

Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect for two years from the date it first became effective, and will remain in effect and from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, by a majority of independent directors. On May 9, 2023, the Board approved the continuation of the Investment Advisory Agreement.

The Investment Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. In accordance with the 1940 Act, without payment of penalty, the Company may terminate the Investment Advisory Agreement with the Adviser upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board of Directors or the shareholders holding a majority (as defined under the 1940 Act) of the outstanding shares of the Company’s common stock or the Adviser. In addition, without payment of any penalty, the Adviser may generally terminate the Investment Advisory Agreement upon 120 days’ written notice.

From time to time, the Adviser may pay amounts owed by the Company to third-party providers of goods or services, including the Board, and the Company will subsequently reimburse the Adviser for such amounts paid on its behalf. Amounts payable to the Adviser are settled in the normal course of business without formal payment terms.

The base management fee is payable monthly in arrears. The base management fee is calculated at an annual rate of 1.25% based on the average value of the Company’s net assets at the end of the two most recently completed calendar months. All or part of the base management fee not taken as to any month will be deferred without interest and may be taken in any such month prior to the occurrence of a liquidity event. Base management fees for any partial month are prorated based on the number of days in the month. On September 30, 2020 and February 23, 2021, the Adviser agreed to waive 100% of the base management fee for the quarters ended December 31, 2020 and March 31, 2021, respectively. Any portion of management fees waived shall not be subject to recoupment.

For the three months ended March 31, 2023, management fees were $16.9 million. For the three months ended March 31, 2022, management fees were $5.6 million.

Pursuant to the Investment Advisory Agreement, the Adviser is entitled to an incentive fee. The incentive fee consists of two parts: (i) an incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

The incentive fee on income will be calculated and payable quarterly in arrears and will be based upon the Company’s pre- incentive fee net investment income for the immediately preceding calendar quarter. In the case of a liquidation of the Company or if the Investment Advisory Agreement is terminated, the fee will also become payable as of the effective date of the event.

The incentive fee on income for each calendar quarter will be calculated as follows:

•

No incentive fee on income will be payable in any calendar quarter in which the pre-incentive fee net investment income does not exceed a quarterly return to investors of 1.25% of the Company’s net asset value for that immediately preceding calendar quarter. The Company refers to this as the quarterly preferred return.

•

All of the Company’s pre-incentive fee net investment income, if any, that exceeds the quarterly preferred return, but is less than or equal to 1.43%, which the Company refers to as the upper level breakpoint, of the Company’s net asset value for that immediately preceding calendar quarter, will be payable to the Company’s Adviser. The Company refers to this portion of the incentive fee on income as the “catch-up.” It is intended to provide an incentive fee of 12.50% on all of the Company’s pre-incentive fee net investment income when the pre-incentive fee net investment income reaches 1.43% of the Company’s net asset value for that calendar quarter, measured as of the end of the immediately preceding calendar quarter. The quarterly preferred return of 1.25% and upper level breakpoint of 1.43% are also adjusted for the actual number of days each calendar quarter.

•

For any quarter in which the Company’s pre-incentive fee net investment income exceeds the upper level break point of 1.43% of the Company’s net asset value for that immediately preceding calendar quarter, the incentive fee on income will equal 12.50% of the amount of the Company’s pre-incentive fee net investment income, because the quarterly preferred return and catch up will have been achieved.

•

Pre-incentive fee net investment income is defined as investment income and any other income, accrued during the calendar quarter, minus operating expenses for the quarter, including the base management fee, expenses payable under the Investment Advisory Agreement and the Administration Agreement, any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee. Pre-incentive fee net investment income does not include any expense support payments or any reimbursement by the Company of expense support payments, or any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The second component of the incentive fee, the “Capital Gains Incentive Fee”, will be determined and payable in arrears as of the end of each calendar year during which the Investment Advisory Agreement is in effect. In the case of a liquidation, or if the Investment Advisory Agreement is terminated, the fee will also become payable as of the effective date of such event. The annual fee will equal (i) 12.50% of the Company’s realized capital gains on a cumulative basis from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less (ii) the aggregate amount of any previously paid incentive fees on capital gains as calculated in accordance with U.S. GAAP. The Company will accrue but will not pay a Capital Gains Incentive Fee with respect to unrealized appreciation because a Capital Gains Incentive Fee would be owed to the Adviser if the Company was to sell the relevant investment and realize a capital gain. In no event will the incentive fee on capital gains payable pursuant hereto be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

For the three months ended March 31, 2023, the Company incurred performance based incentive fees on net investment income of $23.7 million. For the three months ended March 31, 2022, the Company incurred performance based incentive fees on net investment income of $5.4 million.

For the three months ended March 31, 2023, the Company did not incur performance based incentive fees based on capital gains. For the three months ended March 31, 2022, the Company recorded a reversal of previously recorded performance based incentive fees based on capital gains of $0.6 million.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Under the terms of the Investment Advisory Agreement, the Adviser is entitled to receive up to 1.5% of gross offering proceeds raised in the continuous public offering until all organization and offering costs paid by the Adviser or its affiliates have been recovered. The Company bears all other expenses of its operations and transactions including, without limitation, those relating to: expenses deemed to be “organization and offering expenses” for purposes of Conduct Rule 2310(a)(12) of Financial Industry Regulatory Authority (exclusive of commissions, the dealer manager fee, any discounts and other similar expenses paid by investors at the time of sale of the Company’s stock); the cost of corporate and organizational expenses relating to offerings of shares of common stock, subject to limitations included in the Investment Advisory Agreement; the cost of calculating the Company’s net asset value, including the cost of any third-party valuation services; the cost of effecting any sales and repurchases of the common stock and other securities; fees and expenses payable under any dealer manager agreements, if any; debt service and other costs of borrowings or other financing arrangements; costs of hedging; expenses, including travel expense, incurred by the Adviser, or members of the Investment Team, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, enforcing the Company’s rights; escrow agent, transfer agent and custodial fees and expenses; fees and expenses associated with marketing efforts; federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies; federal, state and local taxes; independent directors’ fees and expenses, including certain travel expenses; costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration fees, listing fees and licenses, and the compensation of professionals responsible for the preparation of the foregoing; the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs); the costs of any shareholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related matters; commissions and other compensation payable to brokers or dealers; research and market data; fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone and staff; fees and expenses associated with independent audits, outside legal and consulting costs; costs of winding up; costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes; extraordinary expenses (such as litigation or indemnification); and costs associated with reporting and compliance obligations under the Advisers Act and applicable federal and state securities laws. Notwithstanding anything to the contrary contained herein, the Company shall reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to the business affairs of the Company). Any such reimbursements will not exceed actual expenses incurred by the Adviser and its affiliates. The Adviser is responsible for the payment of the Company’s organization and offering expenses to the extent that these expenses exceed 1.5% of the aggregate gross offering proceeds, without recourse against or reimbursement by the Company.

For the three months ended March 31, 2023, subject to the 1.5% organization and offering cost cap and the re-categorization of certain expenses as servicing fees, the Company accrued $0.2 million of initial organization and offering expenses that are reimbursable to the Adviser.

For the three months ended March 31, 2022, subject to the 1.5% organization and offering cost cap, the Company did not accrue any initial organization and offering expenses that are reimbursable to the Adviser.

From time to time, the Adviser may pay amounts owed by the Company to third-party providers of goods or services, including the Board, and the Company will subsequently reimburse the Adviser for such amounts paid on its behalf. Amounts payable to the Adviser are settled in the normal course of business without formal payment terms.

Affiliated Transactions

The Company may be prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the directors who are not interested persons, and in some cases, the prior approval of the SEC. The Company relies on an order for exemptive relief (the “Order”) that has been granted to the Adviser and its affiliates by the SEC to permit us to co-invest with other funds managed by the Adviser or certain affiliates, in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to such Order, the Company generally is permitted to co-invest with certain of its affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to the Company and its shareholders and do not involve

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

overreaching by the Company or its shareholders on the part of any person concerned, (2) the transaction is consistent with the interests of the Company’s shareholders and is consistent with its investment objective and strategies, (3) the investment by its affiliates would not disadvantage the Company, and the Company’s participation would not be on a basis different from or less advantageous than that on which its affiliates are investing, and (4) the proposed investment by the Company would not benefit the Adviser or its affiliates or any affiliated person of any of them (other than the parties to the transaction), except to the extent permitted by the Order and applicable law, including the limitations set forth in Section 57(k) of the 1940 Act. In addition, the Company has received an amendment to its Order to permit it to participate in follow-on investments in its existing portfolio companies with certain affiliates that are private funds, even if such private funds did not have an investment in such existing portfolio company.

The Adviser is affiliated with Owl Rock Technology Advisors LLC (“ORTA”), Owl Rock Capital Private Fund Advisors LLC (“ORCPFA”), and Owl Rock Diversified Advisors LLC (“ORDA”), Owl Rock Technology Advisors II LLC, (“ORTA II”), and the Adviser, the “Owl Rock Advisers”, are also investment advisers. The Owl Rock Advisers are indirect affiliates of Blue Owl and comprise part of “Owl Rock,” a division of Blue Owl focused on direct lending. The Adviser’s or its affiliates’ investment allocation policy seeks to ensure equitable allocation of investment opportunities over time between the Company, and other funds managed by the Adviser or its affiliates. As a result of the Order, there could be significant overlap in the Company’s investment portfolio and the investment portfolio of other funds managed by the Adviser or its affiliates that could avail themselves of the Order and that have an investment objective similar to the Company’s.

Dealer Manager Agreement

The Company has entered into a dealer manager agreement (the “Dealer Manager Agreement”) with Blue Owl Securities, an affiliate of the Adviser, and participating broker-dealer agreements with certain broker-dealers. Under the terms of the Dealer Manager Agreement and the participating broker-dealer agreements, Blue Owl Securities serves as the dealer manager, and certain participating broker-dealers solicit capital, for the Company’s public offering of shares of Class S, Class D, and Class I common stock. Blue Owl Securities will be entitled to receive upfront selling commissions of up to 3.50% of the offering price of each Class S share sold in this offering. Blue Owl Securities will be entitled to receive upfront selling commissions of up to 1.50% of the offering price of each Class D share sold in this offering. Blue Owl Securities anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers. Blue Owl Securities will not receive upfront selling commissions with respect to any class of shares issued pursuant to the Company’s distribution reinvestment plan or with respect to purchases of Class I shares.

Upfront selling commissions for sales of Class S and Class D shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers.

Blue Owl Securities, an affiliate of Blue Owl, is registered as a broker-dealer with the SEC and is a member of the Financial Industry Regulatory Authority.

Shareholder Servicing Plan

Subject to FINRA limitations on underwriting compensation and pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company will pay Blue Owl Securities servicing fees for ongoing services as follows:

•	with respect to the Company’s outstanding Class S shares equal to 0.85% per annum of the aggregate net asset value of the Company’s outstanding Class S shares; and

•	with respect to the Company’s outstanding Class D shares equal to 0.25% per annum of the aggregate net asset value of the Company’s outstanding Class D shares.

The Company will not pay an ongoing servicing fee with respect to the Company’s outstanding Class I shares.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

For the three months ended March 31, 2023, the Company paid servicing fees with respect to Class D shares of $0.3 million. For the three months ended March 31, 2023, the Company paid servicing fees with respect to Class S shares of $4.0 million.

For the three months ended March 31, 2022, the Company paid servicing fees with respect to Class D shares of $0.2 million. For the three months ended March 31, 2022, the Company paid servicing fees with respect to Class S shares of $1.8 million.

The servicing fees are paid monthly in arrears. Blue Owl Securities will reallow (pay) all or a portion of the ongoing servicing fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will waive ongoing servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the ongoing servicing fees are calculated based on the Company’s net asset values for the Company’s Class S and Class D shares, they will reduce the net asset values or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under it`s distribution reinvestment plan. The Company will cease paying ongoing servicing fees at the date at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from it`s offering (excluding proceeds from issuances pursuant to it`s distribution reinvestment plan). This limitation is intended to ensure that the Company satisfies the requirements of FINRA Rule 2310, which provides that the maximum aggregate underwriting compensation from any source, including compensation paid from offering proceeds and in the form of “trail commissions,” payable to underwriters, broker-dealers, or affiliates thereof participating in an offering may not exceed 10% of gross offering proceeds, excluding proceeds received in connection with the issuance of shares through a distribution reinvestment plan.

Expense Support and Conditional Reimbursement Agreement

On September 30, 2020, the Company entered into the Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser, the purpose of which is to ensure that no portion of the Company’s distributions to shareholders represented a return of capital for U.S. federal income tax purposes. The Expense Support Agreement became effective as of the date that the Company met the minimum offering requirement and was terminated by the Adviser on March 7, 2023.

Pursuant to the Expense Support Agreement, prior to its termination on March 7, 2023, on a quarterly basis, the Adviser reimbursed the Company for “Operating Expenses” (as defined below) in an amount equal to the excess of the Company’s cumulative distributions paid to the Company’s shareholders in each quarter over “Available Operating Funds” (as defined below) received by the Company on account of its investment portfolio during such quarter. Any payments that the Adviser was required to make pursuant to the preceding sentence are referred to herein as an “Expense Payment”.

Under the Expense Support Agreement, “Operating Expenses” was defined as all of the Company’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies. “Available Operating Funds” was defined as the sum of (i) the Company’s estimated investment company taxable income (including realized net short-term capital gains reduced by realized net long-term capital losses), (ii) the Company’s realized net capital gains (including the excess of realized net long-term capital gains over realized net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of preferred and common equity investments in portfolio companies, if any (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The Adviser’s obligation to make Expense Payments under the Expense Support Agreement automatically became a liability of the Adviser and the right to such Expense Payment was an asset of the Company’s on the last business day of the applicable quarter. The Expense Payment for any quarter was paid by the Adviser to the Company in any combination of cash or other immediately available funds, and/or offset against amounts due from the Company to the Adviser no later than the earlier of (i) the date on which the Company closes it’s books for such quarter, or (ii) forty-five days after the end of such quarter.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Following any quarter in which Available Operating Funds exceed the cumulative distributions paid by the Company in respect of such quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company is required to pay such Excess Operating Funds, or a portion thereof, in accordance with the stipulations below, as applicable, to the Adviser, until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such quarter have been reimbursed. Any payments required to be made by the Company are referred to as a “Reimbursement Payment”.

The amount of the Reimbursement Payment for any quarter shall equal the lesser of (i) the Excess Operating Funds in respect of such quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such quarter that have not been previously reimbursed by the Company to the Adviser. The payment will be reduced to the extent that such Reimbursement Payments, together with all other Reimbursement Payments paid during the fiscal year, would cause Other Operating Expenses defined as the Company’s total Operating Expenses, excluding base management fees, incentive fees, organization and offering expenses, distribution and shareholder servicing fees, financing fees and costs, interest expense, brokerage commissions and extraordinary expenses on an annualized basis and net of any Expense Payments received by the Company during the fiscal year to exceed the lesser of: (i) 1.75% of the Company’s average net assets attributable to the shares of the Company’s common stock for the fiscal year-to-date period after taking such Expense Payments into account; and (ii) the percentage of the Company’s average net assets attributable to shares of the Company’s common stock represented by Other Operating Expenses during the fiscal year in which such Expense Payment was made (provided, however, that this clause (ii) shall not apply to any Reimbursement Payment which relates to an Expense Payment made during the same fiscal year).

No Reimbursement Payment for any quarter will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Company’s “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by the Company’s net assets.

The specific amount of expenses reimbursed by the Adviser, if any, will be determined at the end of each quarter. The Company’s obligation to make Reimbursement Payments, subject to the conditions above, survives the termination of the Expense Support Agreement.

As of March 31, 2023, the amount of Expense Support Payments provided by the Adviser since inception is $9.4 million. During the three months ended March 31, 2023, the Company did not repay expense support to the Adviser.

As of March 31, 2022, the amount of Expense Support Payments provided by the Adviser since inception was $6.6 million. During the three months ended March 31, 2022, the Company did not repay expense support to the Adviser.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

The following table presents a summary of all expenses supported, and recouped, by the Adviser for each of the following three month periods in which the Company received Expense Support from the Adviser and the associated dates through which such expenses may be subject to reimbursement from the Company pursuant to the Expense Support Agreement. The Company did not receive any expense support post year end/prior to termination of the Expense Support Agreement.

For the Quarter Ended	Amount of Expense Support	Recoupment of Expense Support	Unreimbursed Expense Support	Effective Rate of Distribution per Share(1)	Reimbursement Eligibility Expiration	Operating Expense Ratio(2)
($ in thousands)
March 31, 2021	$822	$822	$—	6.7%	March 31, 2024	9.47%
June 30, 2021	1,756	1,756	—	6.6%	June 30, 2024	2.43%
March 31, 2022	4,062	—	4,062	7.2%	March 31, 2025	0.67%
June 30, 2022	2,713	—	2,713	7.4%	June 30, 2025	0.67%
September 30, 2022	—	—	—	8.3%	September 30, 2025	0.72%
December 31, 2022	—	6,775	(6,775)	8.8%	December 31, 2025	0.62%
March 31, 2023	—	—	—	9.7%	N/A	0.61%

Total	$9,353	$9,353	$—

(1)

The effective rate of distribution per share is expressed as a percentage equal to the projected annualized distribution amount as of the end of the applicable period (which is calculated by annualizing the regular monthly cash distributions per share as of such date without compounding), divided by the Company’s net asset value per share as of such date.

(2)

The operating expense ratio is calculated by dividing annualized operating expenses, less organizational and offering expenses, base management and incentive fees owed to the Adviser, and interest expense, by the Company’s net assets.

License Agreement

On September 30, 2020, the Company entered into a license agreement (the “License Agreement”), pursuant to which an affiliate of Blue Owl has granted the Company a non-exclusive license to use the name “Owl Rock.” Under the License Agreement, the Company has a right to use the Owl Rock name for so long as the Adviser or one of its affiliates remains the Company’s investment adviser. Other than with respect to this limited license, the Company will have no legal right to the “Owl Rock” name or logo.

Promissory Note

The Company as borrower, entered into a Loan Agreement as amended and restated through the date hereof (the “Loan Agreement”) with Owl Rock Feeder FIC ORCIC Debt LLC (“Feeder FIC Debt”), an affiliate of the Adviser, as lender, to enter into revolving promissory notes (the “Promissory Notes”) to borrow up to an aggregate of $250 million from Feeder FIC Debt. See Note 6 “Debt”.

On June 22, 2022, the Company and Feeder FIC Debt, entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the Loan Agreement was terminated. Upon execution of the Termination Agreement there were no amounts outstanding pursuant to the Loan Agreement or the Promissory Notes.

Controlled/Affiliated Portfolio Companies

Under the 1940 Act, the Company is required to separately identify non-controlled investments where it owns 5% or more of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “affiliated” companies. In addition, under the 1940 Act, the Company is required to separately identify investments where it owns more than 25% of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “controlled” companies. Under the 1940 Act, “non-affiliated investments” are defined as investments that are neither controlled investments nor affiliated investments. Detailed information with respect to the Company’s non-controlled, non-affiliated; non-controlled, affiliated; and controlled affiliated investments is contained in the accompanying consolidated financial statements, including the consolidated schedule of investments.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

The Company has made investments in controlled, affiliated companies, including ORCIC SLF, Amergin AssetCo, and Fifth Season Investments LLC (“Fifth Season”). For further description of ORCIC SLF see “Note 4 Investments”. The Company has also made investments in a non-controlled, affiliated company, LSI Financing 1 DAC (“LSI Financing”).

Amergin AssetCo was created to invest in a leasing platform focused on railcar and aviation assets. Amergin consists of Amergin AssetCo and Amergin Asset Management LLC, which has entered into a Servicing Agreement with Amergin AssetCo. The Company made a $90.0 million equity commitment to Amergin AssetCo on July 1, 2022. The Company’s investments in Amergin are co-investments made with the Company’s affiliates in accordance with the terms of the exemptive relief that the Company received from the SEC. The Company does not consolidate its equity interest in Amergin AssetCo.

Fifth Season is a portfolio company created to invest in life settlement assets. On July 18, 2022, the Company made a $15.9 million equity commitment to Fifth Season. The Company increased its commitment to Fifth Season on October 17, 2022, November 9, 2022, November 15, 2022, November 29, 2022 and February 9, 2023 by $73.6 million, $1.7 million, $7.3 million $7.0 million and $5.3 million, respectively. The Company’s investment in Fifth Season is a co-investment with its affiliates in accordance with the terms of the exemptive relief that the Company received from the SEC. The Company does not consolidate its equity interest in Fifth Season.

LSI Financing, a portfolio company formed to acquire contractual rights to revenue pursuant to earnout agreements generally in the life sciences space. On December 14, 2022, the Company made a $6.2 million equity commitment to LSI Financing. The Company increase its commitment to LSI Financing on February 17, 2023, February 24, 2023, and March 16, 2023 by $2.8 million, $0.3 million, and $69.9 million, respectively. The Company’s investment in LSI Financing is a co-investment made with the Company’s affiliates in accordance with the terms of the exemptive relief that the Company received from the SEC. The Company does not consolidate its equity interest in LSI Financing.

Note 4. Investments

Investments at fair value and amortized cost consisted of the below as of the following periods:

	March 31, 2023		December 31, 2022
($ in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First-lien senior secured debt investments	$9,149,385	$9,140,820	$8,499,854	$8,448,540
Second-lien senior secured debt investments	1,205,502	1,156,893	1,203,388	1,142,862
Unsecured debt investments	225,728	220,622	221,564	211,328
Preferred equity investments(1)	611,288	605,447	510,033	500,023
Common equity investments(2)	266,102	282,725	248,176	264,437
Investment funds and vehicles(3)	182,683	184,517	141,777	140,394

Total Investments	$11,640,688	$11,591,024	$10,824,792	$10,707,584

(1)	Includes equity investment in LSI Financing.
(2)	Includes equity investments in Amergin AssetCo and Fifth Season.
(3)	Includes equity investment in ORCIC SLF. See below, within Note 4, for more information regarding ORCIC SLF.

The industry composition of investments based on fair value consisted of the below as of the following periods:

	March 31, 2023	December 31, 2022
Advertising and media	2.6%	2.8%
Aerospace and defense	0.3	0.4
Asset based lending and fund finance(1)	1.2	1.2

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

	March 31, 2023	December 31, 2022
Automotive	1.3	1.4
Buildings and real estate	4.1	4.0
Business services	7.3	7.3
Chemicals	1.6	1.7
Consumer products	2.4	2.4
Containers and packaging	3.7	3.6
Distribution	2.2	2.3
Education	1.4	1.4
Energy equipment and services	0.1	0.1
Financial services	2.5	2.6
Food and beverage	5.5	5.8
Healthcare equipment and services	4.4	3.9
Healthcare providers and services	13.3	14.4
Healthcare technology	4.9	5.2
Household products	2.2	2.4
Human resource support services	1.1	1.1
Infrastructure and environmental services	0.9	0.9
Insurance(2)	10.3	9.7
Internet software and services	14.0	13.6
Investment funds and vehicles(3)	1.6	1.3
Leisure and entertainment	1.1	1.2
Manufacturing	3.4	3.0
Pharmaceuticals(4)	0.7	—
Professional services	2.7	2.8
Specialty retail	2.9	3.2
Telecommunications	—	—
Transportation	0.3	0.3

Total	100.0%	100.0%

(1)	Includes equity investment in Amergin AssetCo.
(2)	Includes equity investment in Fifth Season Investments LLC.
(3)	Includes equity investment in ORCIC SLF. See below, within Note 4, for more information regarding ORCIC SLF.
(4)	Includes equity investment in LSI Financing.

The geographic composition of investments based on fair value consisted of the below as of the following periods:

	March 31, 2023	December 31, 2022
United States:
Midwest	18.9%	20.4%
Northeast	20.4	20.0
South	31.9	29.7
West	19.1	20.7
International	9.7	9.2

Total	100.0%	100.0%

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

ORCIC Senior Loan Fund

ORCIC SLF, a Delaware limited liability company, was formed as a wholly-owned subsidiary of the Company and commenced operations on February 14, 2022. On November 2, 2022, the Company and State Teachers Retirement System of Ohio (“OSTRS” and together with the Company, the “Members” and each, a “Member”) entered into an Amended and Restated Limited Liability Company Agreement to co-manage ORCIC SLF as a joint-venture. ORCIC SLF’s principal purpose is to make investments, primarily in senior secured loans that are made to middle market companies, broadly syndicated loans and in senior and subordinated notes issued by collateralized loan obligations. The Company and OSTRS have agreed to contribute $437.5 million and $62.5 million, respectively, to ORCIC SLF. The Company and OSTRS have a 87.5% and 12.5% economic ownership, respectively, in ORCIC SLF. Except under certain circumstances, contributions to ORCIC SLF cannot be redeemed. ORCIC SLF is managed by a board consisting of an equal number of representatives appointed by each Member and which acts unanimously. Investment decisions must be approved unanimously by an investment committee consisting of an equal number of representative appointed by each Member.

The Company has determined that ORCIC SLF is an investment company under Accounting Standards Codification (“ASC”) 946, however, in accordance with such guidance, the Company will generally not consolidate its investment in a company other than a wholly owned investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. Accordingly, the Company does not consolidate its non-controlling interest in ORCIC SLF.

As of March 31, 2023 and December 31, 2022, ORCIC SLF had total investments in senior secured debt at fair value, as determined by an independent valuation firm, of $651.7 million and $506.2 million, respectively. The determination of fair value is in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 820, Fair Value Measurements (“ASC 820”), as amended; however, such fair value is not included in our valuation process. The following table is a summary of ORCIC SLF’s portfolio as well as a listing of the portfolio investments in ORCIC SLF’s portfolio as the following periods:

($ in thousands)	March 31, 2023	December 31, 2022
Total senior secured debt investments(1)	$672,631	$529,463
Weighted average spread over base rate(1)	3.8%	4.4%
Number of portfolio companies	116	74
Largest funded investment to a single borrower(1)	$14,520	$14,547

(1)	At par.

ORCIC Senior Loan Fund’s Portfolio as of March 31, 2023 ($ in thousands) (Unaudited)
Company(1)(2)(4)(5)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(3)	Fair Value	Percentage of Members’ Equity
Debt Investments
Aerospace and defense
American Airlines, Inc.(11)	First lien senior secured loan	SR + 2.75%	02/2028	$2,000	$1,961	$1,952	0.9%
Bleriot US Bidco Inc.(7)	First lien senior secured loan	L + 4.00%	10/2026	5,260	5,171	5,258	2.6%
Peraton Corp.(6)	First lien senior secured loan	L + 3.75%	02/2028	7,552	7,285	7,442	3.5%
Transdigm, Inc.(10)	First lien senior secured loan	SR + 3.25%	08/2028	4,000	3,991	3,985	1.9%
Transdigm, Inc.(10)	First lien senior secured loan	SR + 3.25%	02/2027	2,993	2,937	2,986	1.4%

				21,805	21,345	21,623	10.3%
Automotive
PAI Holdco, Inc.(7)(12)	First lien senior secured loan	L + 3.75%	10/2027	4,937	4,543	4,616	2.2%

				4,937	4,543	4,616	2.2%
Buildings and real estate
CPG International LLC(9)	First lien senior secured loan	SR + 2.50%	04/2029	1,995	1,975	1,967	0.9%

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

ORCIC Senior Loan Fund’s Portfolio as of March 31, 2023 ($ in thousands) (Unaudited)
Company(1)(2)(4)(5)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(3)	Fair Value	Percentage of Members’ Equity
Beacon Roofing Supply, Inc.(6)	First lien senior secured loan	L + 2.25%	05/2028	1,995	1,992	1,981	0.9%
Cushman & Wakefield U.S. Borrower, LLC(6)	First lien senior secured loan	L + 2.75%	08/2025	2,000	1,965	1,947	0.9%
Dodge Construction Network, LLC(11)(12)	First lien senior secured loan	SR + 4.75%	02/2029	5,260	4,916	4,419	2.1%
RealPage, Inc.(6)	First lien senior secured loan	L + 3.00%	04/2028	10,520	9,926	10,186	4.8%
Wrench Group LLC(7)(12)	First lien senior secured loan	L + 4.00%	04/2026	9,736	9,716	9,444	4.6%

				31,506	30,490	29,944	14.2%
Business services
Prime Security Services Borrower, LLC(7)	First lien senior secured loan	L + 2.75%	09/2026	1,995	1,965	1,986	0.9%
BrightView Landscapes, LLC(10)	First lien senior secured loan	SR + 3.25%	04/2029	10,515	10,219	10,248	4.8%
ConnectWise, LLC(6)	First lien senior secured loan	L + 3.50%	09/2028	10,520	9,958	10,136	4.8%
Packers Holdings, LLC(9)	First lien senior secured loan	SR + 3.25%	03/2028	6,174	5,688	5,568	2.6%
Brown Group Holdings, LLC(10)	First lien senior secured loan	SR + 3.75%	07/2029	2,021	2,001	2,018	1.0%
Sitel Worldwide Corporation(6)	First lien senior secured loan	L + 3.75%	08/2028	2,992	2,923	2,953	1.4%
VM Consolidated, Inc(9)	First lien senior secured loan	SR + 3.25%	03/2028	2,456	2,431	2,451	1.2%
Vistage Worldwide, Inc.(9)(12)	First lien senior secured loan	SR + 5.25%	07/2029	3,980	3,827	3,910	1.9%

				40,653	39,012	39,270	18.6%
Chemicals
Aruba Investments Holdings, LLC (dba Angus Chemical Company)(9)(12)	First lien senior secured loan	SR + 4.75%	11/2027	2,993	2,796	2,933	1.5%
Axalta Coating Systems US Holdings Inc.(10)	First lien senior secured loan	SR + 3.00%	12/2029	4,813	4,768	4,814	2.3%
H.B. Fuller Company(9)	First lien senior secured loan	SR + 2.50%	02/2030	2,000	2,000	2,007	1.0%
Ineos US Petrochem LLC(9)(12)	First lien senior secured loan	SR + 3.75%	03/2030	2,000	1,980	1,990	0.9%
Ineos US Finance LLC(9)	First lien senior secured loan	SR + 3.50%	02/2030	2,000	1,980	1,987	0.9%
Ineos US Finance LLC(9)	First lien senior secured loan	SR + 3.75%	11/2027	3,000	2,897	2,992	1.4%
Nouryon Finance B.V.(9)(12)	First lien senior secured loan	SR + 4.00%	03/2028	2,000	1,980	1,995	0.9%
Blue Tree Holdings, Inc(7)(12)	First lien senior secured loan	L + 2.50%	03/2028	1,995	1,985	1,950	0.9%

				20,801	20,386	20,668	9.8%
Consumer products
Olaplex, Inc.(9)	First lien senior secured loan	SR + 3.50%	02/2029	5,260	4,893	4,677	2.2%

				5,260	4,893	4,677	2.2%
Containers and packaging
Berlin Packaging L.L.C.(7)	First lien senior secured loan	L + 3.75%	03/2028	11,577	11,139	11,380	5.4%
BW Holding, Inc.(10)(12)	First lien senior secured loan	SR + 4.00%	12/2028	7,748	7,623	7,360	3.5%
Charter NEX US, Inc.(9)	First lien senior secured loan	SR + 3.75%	12/2027	5,000	4,952	4,930	2.3%
Valcour Packaging, LLC(8)(12)	First lien senior secured loan	L + 3.75%	10/2028	9,900	9,880	8,861	4.2%
Ring Container Technologies Group, LLC(6)	First lien senior secured loan	L + 3.50%	08/2028	9,737	9,570	9,677	4.6%
Tricorbraun Holdings, Inc.(6)	First lien senior secured loan	L + 3.25%	03/2028	10,520	9,994	10,255	4.9%

				54,482	53,158	52,463	24.9%
Distribution
Dealer Tire, LLC(9)	First lien senior secured loan	SR + 4.50%	12/2027	3,949	3,882	3,917	1.9%
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(9)	First lien senior secured loan	SR + 4.63%	06/2026	9,738	9,433	9,602	4.6%
SRS Distribution, Inc.(6)	First lien senior secured loan	L + 3.50%	06/2028	10,546	9,843	10,165	4.8%
White Cap Supply Holdings, LLC(9)	First lien senior secured loan	SR + 3.75%	10/2027	10,547	10,021	10,412	4.9%

				34,780	33,179	34,096	16.2%
Education
Sophia, L.P.(9)(12)	First lien senior secured loan	SR + 4.25%	10/2027	9,738	9,719	9,738	4.6%
Severin Acquisition, LLC (dba Powerschool)(9)	First lien senior secured loan	SR + 3.00%	08/2025	4,884	4,804	4,875	2.3%
Renaissance Learning, Inc.(6)	First lien senior secured loan	L + 3.25%	05/2025	3,500	3,395	3,399	1.6%

				18,122	17,918	18,012	8.5%

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

ORCIC Senior Loan Fund’s Portfolio as of March 31, 2023 ($ in thousands) (Unaudited)
Company(1)(2)(4)(5)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(3)	Fair Value	Percentage of Members’ Equity
Energy equipment and services
AMG Advanced Metallurgical Group N.V(6)	First lien senior secured loan	L + 3.50%	11/2028	3,456	3,428	3,422	1.6%
AZZ Inc.(9)	First lien senior secured loan	SR + 4.25%	05/2029	7,925	7,862	7,912	3.8%
Pike Corp.(6)	First lien senior secured loan	L + 3.00%	01/2028	9,800	9,617	9,715	4.6%
Brookfield WEC Holdings Inc.(9)	First lien senior secured loan	SR + 3.75%	08/2025	3,483	3,459	3,472	1.6%

				24,664	24,366	24,521	11.6%
Financial services
Acuris Finance US, Inc. (ION Analytics) (10)	First lien senior secured loan	SR + 4.00%	02/2028	4,500	4,401	4,333	2.1%
AllSpring Buyer(10)	First lien senior secured loan	SR + 4.00%	11/2028	4,975	4,913	4,957	2.4%
Deerfield Dakota Holding, LLC(10)	First lien senior secured loan	SR + 3.75%	04/2027	7,890	7,525	7,627	3.6%
The Edelman Financial Engines Center, LLC(6)	First lien senior secured loan	L + 3.75%	04/2028	3,990	3,900	3,837	1.8%
Focus Financial Partners, LLC(9)	First lien senior secured loan	SR + 3.25%	06/2028	4,975	4,893	4,918	2.3%
Guggenheim Partners Investment Management Holdings, LLC(10)	First lien senior secured loan	SR + 3.25%	12/2029	4,988	4,904	4,953	2.3%

				31,318	30,536	30,625	14.5%
Food and beverage
Nomad Foods Europe Midco Ltd.(9)	First lien senior secured loan	SR + 3.75%	11/2029	5,000	4,807	4,992	2.4%
Pegasus BidCo B.V.(10)	First lien senior secured loan	SR + 4.25%	07/2029	5,486	5,305	5,390	2.6%
Shearer’s Foods, LLC(6)	First lien senior secured loan	L + 3.50%	09/2027	8,785	8,203	8,565	4.1%
Naked Juice LLC (dba Tropicana)(10)	First lien senior secured loan	SR + 3.25%	01/2029	10,547	9,674	9,249	4.3%

				29,818	27,989	28,196	13.4%
Healthcare equipment and services
Confluent Medical Technologies, Inc.(10)(12)	First lien senior secured loan	SR + 3.75%	02/2029	9,738	9,602	9,421	4.5%
Dermatology Intermediate Holdings III, Inc(10)	First lien senior secured loan	SR + 4.25%	03/2029	9,925	9,808	9,702	4.6%
Dermatology Intermediate Holdings III, Inc(10)(13)	First lien senior secured delayed draw term loan	SR + 4.25%	03/2029	1,767	1,757	1,727	0.8%
Medline Borrower, LP(6)	First lien senior secured loan	L + 3.25%	10/2028	8,306	7,777	8,089	3.8%
MJH Healthcare Holdings, LLC(9)	First lien senior secured loan	SR + 3.50%	01/2029	3,822	3,760	3,721	1.8%
Natus Medical Inc.(10)(12)	First lien senior secured loan	SR + 5.50%	07/2029	4,489	4,182	4,242	2.0%
Zest Acquisition Corp.(9)	First lien senior secured loan	SR + 5.50%	02/2028	3,990	3,797	3,833	1.8%

				42,037	40,683	40,735	19.3%
Healthcare providers and services
Covetrus, Inc.(10)	First lien senior secured loan	SR + 5.00%	10/2029	9,500	8,957	8,942	4.2%
HAH Group Holding Company LLC(7)(12)(13)	First lien senior secured delayed draw term loan	L + 5.00%	10/2027	—	—	—	—%
Phoenix Newco, Inc. (dba Parexel)(6)	First lien senior secured loan	L + 3.25%	11/2028	7,425	7,164	7,331	3.5%
Pediatric Associates Holding Company, LLC(6)	First lien senior secured loan	L + 3.25%	12/2028	3,413	3,350	3,329	1.6%
Physician Partners, LLC(10)	First lien senior secured loan	SR + 4.00%	12/2028	9,925	9,404	9,308	4.4%
Premise Health Holding(10)(12)	First lien senior secured loan	SR + 4.75%	07/2025	3,226	3,193	3,201	1.5%

				33,489	32,068	32,111	15.2%
Healthcare technology
Athenahealth Group Inc.(9)	First lien senior secured loan	SR + 3.50%	02/2029	9,379	8,640	8,769	4.2%
Athenahealth Group Inc.(9)(13)	First lien senior secured delayed draw term loan	SR + 3.50%	02/2029	—	(108)	(69)	—%
Gainwell Acquisition Corp.(10)	First lien senior secured loan	SR + 4.00%	10/2027	2,992	2,956	2,850	1.4%
Imprivata, Inc.(9)	First lien senior secured loan	SR + 4.25%	12/2027	9,738	9,569	9,543	4.5%
Verscend Holding Corp.(6)	First lien senior secured loan	L + 4.00%	08/2025	9,919	9,809	9,896	4.6%
Zelis Cost Management Buyer, Inc.(6)	First lien senior secured loan	L + 3.50%	09/2026	4,489	4,484	4,463	2.1%

				36,517	35,350	35,452	16.8%

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

ORCIC Senior Loan Fund’s Portfolio as of March 31, 2023 ($ in thousands) (Unaudited)
Company(1)(2)(4)(5)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(3)	Fair Value	Percentage of Members’ Equity
Infrastructure and environmental services
Osmose Utilities Services, Inc.(6)	First lien senior secured loan	L + 3.25%	06/2028	9,737	9,056	9,328	4.4%
USIC Holdings, Inc.(6)	First lien senior secured loan	L + 3.50%	05/2028	2,970	2,830	2,868	1.4%

				12,707	11,886	12,196	5.8%
Insurance
Acrisure, LLC(10)	First lien senior secured loan	SR + 5.75%	02/2027	7,481	7,181	7,406	3.5%
AssuredPartners, Inc.(9)	First lien senior secured loan	SR + 4.25%	02/2027	4,975	4,812	4,950	2.4%
Broadstreet Partners, Inc(6)	First lien senior secured loan	L + 3.00%	01/2027	4,166	4,115	4,073	1.9%
Hub International Limited(7)	First lien senior secured loan	L + 3.25%	04/2025	9,899	9,749	9,865	4.7%
Howden Group Holdings Limited (aka HIG Finance 2 Limited / Preatorian)(9)(12)	First lien senior secured loan	SR + 4.00%	03/2030	4,000	3,840	3,970	1.9%

				30,521	29,697	30,264	14.4%
Internet software and services
Barracuda Parent, LLC(10)	First lien senior secured loan	SR + 4.50%	08/2029	10,574	10,131	10,160	4.8%
Boxer Parent Company Inc(6)	First lien senior secured loan	L + 3.75%	10/2025	1,994	1,972	1,966	0.9%
CDK Global, Inc.(10)	First lien senior secured loan	SR + 4.25%	07/2029	10,574	10,350	10,527	5.0%
DCert Buyer, Inc.(11)	First lien senior secured loan	SR + 4.00%	10/2026	1,995	1,983	1,949	0.9%
E2open, LLC(6)	First lien senior secured loan	L + 3.50%	02/2028	3,859	3,752	3,816	1.8%
Hyland Software, Inc.(6)	First lien senior secured loan	L + 3.50%	07/2024	9,922	9,743	9,795	4.6%
Idera, Inc.(7)	First lien senior secured loan	L + 3.75%	03/2028	1,995	1,939	1,897	0.9%
Infinite Bidco LLC(7)(12)	First lien senior secured loan	L + 3.25%	03/2028	2,993	2,889	2,858	1.4%
Delta TopCo, Inc. (dba Infoblox, Inc.)(10)	First lien senior secured loan	SR + 3.75%	12/2027	10,546	9,680	9,751	4.6%
McAfee Corp(9)	First lien senior secured loan	SR + 3.75%	03/2029	2,992	2,861	2,805	1.3%
Perforce Software, Inc.(6)	First lien senior secured loan	L + 3.75%	07/2026	2,992	2,837	2,777	1.3%
SONICWALL US Holdings Inc(7)	First lien senior secured loan	L + 3.75%	05/2025	1,995	1,962	1,956	1.0%
Sophos Holdings, LLC(7)	First lien senior secured loan	L + 3.50%	03/2027	10,519	10,307	10,410	5.0%
UST Holdings, Ltd.(9)(12)	First lien senior secured loan	SR + 3.75%	11/2028	3,461	3,449	3,427	1.6%
VS Buyer LLC(7)	First lien senior secured loan	L + 3.00%	02/2027	2,992	2,992	2,957	1.4%

				79,403	76,847	77,051	36.5%
Leisure and entertainment
Delta 2 (Lux) SARL (dba Formula One)(9)	First lien senior secured loan	SR + 3.25%	01/2030	3,000	2,972	3,001	1.4%
WMG Acquisition Corp.(9)	First lien senior secured loan	SR + 3.00%	01/2028	4,000	3,926	3,960	1.9%

				7,000	6,898	6,961	3.3%
Manufacturing
Altar Bidco, Inc(11)	First lien senior secured loan	SR + 3.10%	02/2029	4,751	4,543	4,509	2.1%
Engineered Machinery Holdings, Inc. (dba Duravant)(7)	First lien senior secured loan	L + 3.50%	05/2028	4,987	4,952	4,911	2.3%
DXP Enterprises, Inc.(11)(12)	First lien senior secured loan	SR + 5.25%	12/2027	6,969	6,660	6,795	3.2%
Entegris, Inc.(9)	First lien senior secured loan	SR + 2.75%	07/2029	2,500	2,500	2,499	1.2%
Gates Global LLC(9)	First lien senior secured loan	SR + 3.50%	11/2029	1,990	1,933	1,983	0.9%
Pro Mach Group, Inc.(6)	First lien senior secured loan	L + 4.00%	08/2028	10,520	10,268	10,456	5.0%
Pro Mach Group, Inc.(9)(12)	First lien senior secured loan	SR + 5.00%	08/2028	4,000	3,808	4,000	1.9%
Watlow Electric Manufacturing Company(10)	First lien senior secured loan	SR + 3.75%	03/2028	2,494	2,477	2,435	1.2%

				38,211	37,141	37,588	17.8%
Professional services
Apex Group Treasury, LLC(7)	First lien senior secured loan	L + 3.75%	07/2028	4,925	4,744	4,790	2.3%
Apex Group Treasury, LLC(10)(12)	First lien senior secured loan	SR + 5.00%	07/2028	2,494	2,349	2,456	1.2%
Skopima Merger Sub Inc(6)	First lien senior secured loan	L + 4.00%	05/2028	4,987	4,747	4,651	2.2%
Corporation Service Company(9)	First lien senior secured loan	SR + 3.25%	11/2029	1,995	1,990	1,989	0.9%

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

ORCIC Senior Loan Fund’s Portfolio as of March 31, 2023 ($ in thousands) (Unaudited)
Company(1)(2)(4)(5)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(3)	Fair Value	Percentage of Members’ Equity
EM Midco2 Ltd. (dba Element Materials Technology)(10)	First lien senior secured loan	SR + 4.25%	06/2029	9,083	8,970	8,958	4.2%
Genuine Financial Holdings LLC(7)	First lien senior secured loan	L + 3.75%	07/2025	3,988	3,977	3,955	1.9%
Red Ventures, LLC(9)	First lien senior secured loan	SR + 3.00%	02/2030	4,000	3,960	3,960	1.9%
Sovos Compliance, LLC(6)	First lien senior secured loan	L + 4.50%	08/2028	10,520	10,189	9,942	4.7%
VT Topco, Inc. (dba Veritext)(6)(12)	First lien senior secured loan	L + 3.75%	08/2025	1,939	1,915	1,905	0.9%
VT Topco, Inc. (dba Veritext)(7)(12)(13)	First lien senior secured delayed draw term loan	L + 3.75%	08/2025	55	55	54	—%

				43,986	42,896	42,660	20.2%
Telecommunications
Ciena Corporation(9)	First lien senior secured loan	SR + 2.50%	01/2030	2,000	1,991	1,996	0.9%
Cogeco Communications (USA) II L.P.(6)	First lien senior secured loan	L + 2.50%	09/2028	2,992	2,979	2,949	1.4%
Park Place Technologies, LLC(9)	First lien senior secured loan	SR + 5.00%	11/2027	9,737	9,268	9,316	4.5%
Zayo Group Holdings, Inc.(9)	First lien senior secured loan	SR + 4.25%	03/2027	9,900	8,349	7,776	3.7%

				24,629	22,587	22,037	10.5%
Transportation
Safe Fleet Holdings(9)	First lien senior secured loan	SR + 3.75%	02/2029	1,995	1,976	1,949	0.9%
Uber Technologies, Inc.(10)	First lien senior secured loan	SR + 2.75%	03/2030	3,990	3,980	3,979	1.9%

				5,985	5,956	5,928	2.8%
Total Debt Investments				$672,631	$649,824	$651,694	309.0%

Total Investments				$672,631	$649,824	$651,694	309.0%

1.	Certain portfolio company investments are subject to contractual restrictions on sales.
2.	Unless otherwise indicated, ORCIC SLF’s investments are pledged as collateral supporting the amounts outstanding under ORCIC SLF’s SPV Asset Facilities.
3.	The amortized cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method.
4.	Unless otherwise indicated, all investments are considered Level 2 investments.
5.

Unless otherwise indicated, loan contains a variable rate structure, which may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the London Interbank Offered Rate (“LIBOR” or “L”) (which can include one-, two-, three- or six-month LIBOR), Secured Overnight Financing Rate (“SOFR” or “SR”) (which can include one-, three-, six- or twelve-month SOFR) or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate (“Prime” or “P”), at the borrower’s option, and which reset periodically based on the terms of the loan agreement.

6.	The interest rate on these loans is subject to 1 month LIBOR, which as of March 31, 2023 was 4.86%.
7.	The interest rate on these loans is subject to 3 month LIBOR, which as of March 31, 2023 was 5.19%.
8.	The interest rate on these loans is subject to 6 month LIBOR, which as of March 31, 2023 was 5.31%.
9.	The interest rate on these loans is subject to 1 month SOFR, which as of March 31, 2023 was 4.80%.
10.	The interest rate on these loans is subject to 3 month SOFR, which as of March 31, 2023 was 4.91%.
11.	The interest rate on these loans is subject to 6 month SOFR, which as of March 31, 2023 was 4.90%.
12.	Level 3 investment.
13.	Position or portion thereof is an unfunded loan commitment.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

ORCIC Senior Loan Fund’s Portfolio as of December 31, 2022 ($ in thousands)
Company(1)(2)(4)(5)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(3)	Fair Value	Percentage of Members’ Equity
Debt Investments
Aerospace and defense
Bleriot US Bidco Inc.(7)	First lien senior secured loan	L + 4.00%	10/2026	$5,273	$5,178	$5,207	3.2%
Peraton Corp.(6)	First lien senior secured loan	L + 3.75%	02/2028	7,571	7,290	7,382	4.6%
Transdigm, Inc.(8)(11)	First lien senior secured loan	SR + 3.25%	02/2027	3,000	2,940	2,985	1.9%

				15,844	15,408	15,574	9.7%
Automotive
PAI Holdco, Inc.(7)	First lien senior secured loan	L + 3.75%	10/2027	4,950	4,538	4,356	2.7%

				4,950	4,538	4,356	2.7%
Buildings and real estate
Dodge Construction Network, LLC(10)	First lien senior secured loan	SR + 4.75%	02/2029	5,274	4,917	4,482	2.8%
RealPage, Inc.(6)(11)	First lien senior secured loan	L + 3.00%	04/2028	10,547	9,925	10,009	6.2%
Wrench Group LLC(7)	First lien senior secured loan	L + 4.00%	04/2026	9,761	9,737	9,419	5.9%

				25,582	24,579	23,910	14.9%
Business services
BrightView Landscapes, LLC(8)	First lien senior secured loan	SR + 3.25%	04/2029	10,547	10,230	10,125	6.3%
Brown Group Holdings, LLC(9)(11)	First lien senior secured loan	SR + 3.75%	07/2029	2,026	2,005	2,017	1.3%
ConnectWise, LLC(7)(11)	First lien senior secured loan	L + 3.50%	09/2028	10,547	9,961	9,996	6.2%
Packers Holdings, LLC(6)	First lien senior secured loan	L + 3.25%	03/2028	6,190	5,682	5,384	3.4%
Vistage Worldwide, Inc.(8)	First lien senior secured loan	SR + 5.25%	07/2029	3,990	3,831	3,890	2.4%

				33,300	31,709	31,412	19.6%
Capital markets
Guggenheim Partners Investment Management Holdings, LLC(9)	First lien senior secured loan	SR + 3.25%	12/2029	5,000	4,913	4,913	3.1%

				5,000	4,913	4,913	3.1%
Chemicals
Aruba Investments Holdings, LLC (dba Angus Chemical Company)(8)	First lien senior secured loan	SR + 4.75%	11/2027	3,000	2,794	2,933	1.9%
Axalta Coating Systems US Holdings Inc.(9)(11)	First lien senior secured loan	SR + 3.00%	12/2029	5,000	4,950	5,000	3.1%
Ineos US Finance LLC(9)	First lien senior secured loan	SR + 3.75%	11/2027	3,000	2,895	2,948	1.8%

				11,000	10,639	10,881	6.8%
Consumer products
Olaplex, Inc.(8)	First lien senior secured loan	SR + 3.50%	02/2029	5,287	4,905	4,970	3.1%

				5,287	4,905	4,970	3.1%
Containers and packaging
Berlin Packaging L.L.C.(7)(11)	First lien senior secured loan	L + 3.75%	03/2028	10,547	10,102	10,127	6.3%
BW Holding, Inc.(9)	First lien senior secured loan	SR + 4.00%	12/2028	7,767	7,637	7,146	4.5%
Ring Container Technologies Group, LLC(6)	First lien senior secured loan	L + 3.50%	08/2028	9,762	9,585	9,616	6.0%
Tricorbraun Holdings, Inc.(6)(11)	First lien senior secured loan	L + 3.25%	03/2028	10,546	9,995	10,040	6.3%
Valcour Packaging, LLC(9)	First lien senior secured loan	SR + 3.75%	10/2028	9,925	9,901	8,883	5.5%

				48,547	47,220	45,812	28.6%

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

ORCIC Senior Loan Fund’s Portfolio as of December 31, 2022 ($ in thousands)
Company(1)(2)(4)(5)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(3)	Fair Value	Percentage of Members’ Equity
Distribution
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(8)(11)	First lien senior secured loan	SR + 4.63%	06/2026	9,762	9,434	9,469	5.9%
Dealer Tire, LLC(8)	First lien senior secured loan	SR + 4.25%	12/2027	3,959	3,888	3,900	2.4%
SRS Distribution, Inc.(6)	First lien senior secured loan	L + 3.50%	06/2028	10,573	9,839	10,097	6.3%
White Cap Supply Holdings, LLC(8)(11)	First lien senior secured loan	SR + 3.75%	10/2027	10,573	10,020	10,208	6.4%

				34,867	33,181	33,674	21.0%
Diversified financial services
Focus Financial Partners, LLC(8)(11)	First lien senior secured loan	SR + 3.25%	06/2028	4,988	4,901	4,921	3.1%

				4,988	4,901	4,921	3.1%
Education
Severin Acquisition, LLC (dba Powerschool)(8)	First lien senior secured loan	SR + 3.00%	08/2025	4,897	4,807	4,860	3.0%
Sophia, L.P.(8)	First lien senior secured loan	SR + 4.25%	10/2027	9,762	9,739	9,738	6.1%

				14,659	14,546	14,598	9.1%
Energy equipment and services
AZZ Inc.(9)	First lien senior secured loan	SR + 4.25%	05/2029	7,950	7,882	7,950	5.0%
Brookfield WEC Holdings Inc.(8)(11)	First lien senior secured loan	SR + 3.75%	08/2025	3,491	3,465	3,473	2.1%
Pike Corp.(6)(11)	First lien senior secured loan	L + 3.00%	01/2028	9,800	9,607	9,651	6.0%

				21,241	20,954	21,074	13.1%
Financial services
Acuris Finance US, Inc. (ION Analytics) (9)(11)	First lien senior secured loan	SR + 4.00%	02/2028	4,500	4,396	4,416	2.8%
AllSpring Buyer(9)	First lien senior secured loan	SR + 4.00%	11/2028	4,988	4,921	4,925	3.1%
Deerfield Dakota Holding, LLC(8)(11)	First lien senior secured loan	SR + 3.75%	04/2027	5,910	5,597	5,509	3.4%

				15,398	14,914	14,850	9.3%
Food and beverage
Eagle Parent Corp.(9)(11)	First lien senior secured loan	SR + 4.25%	04/2029	2,722	2,674	2,668	1.7%
Naked Juice LLC (dba Tropicana)(9)(11)	First lien senior secured loan	SR + 3.25%	01/2029	10,573	9,668	9,430	5.9%
Nomad Foods Europe Midco Ltd.(8)(11)	First lien senior secured loan	SR + 3.75%	11/2029	5,000	4,801	4,979	3.1%
Pegasus BidCo B.V.(9)	First lien senior secured loan	SR + 4.25%	07/2029	4,500	4,306	4,354	2.7%
Shearer’s Foods, LLC(6)(11)	First lien senior secured loan	L + 3.50%	09/2027	8,807	8,196	8,376	5.2%

				31,602	29,645	29,807	18.6%
Healthcare equipment and services
Confluent Medical Technologies, Inc.(9)	First lien senior secured loan	SR + 3.75%	02/2029	9,762	9,620	9,250	5.8%
Dermatology Intermediate Holdings III, Inc(8)	First lien senior secured loan	SR + 4.25%	03/2029	9,950	9,829	9,751	6.1%
Dermatology Intermediate Holdings III, Inc(8)(12)	First lien senior secured delayed draw term loan	SR + 4.25%	03/2029	1,629	1,618	1,596	1.0%
Medline Borrower, LP(6)(11)	First lien senior secured loan	L + 3.25%	10/2028	6,327	5,831	6,005	3.7%
MJH Healthcare Holdings, LLC(8)	First lien senior secured loan	SR + 3.50%	01/2029	3,831	3,767	3,678	2.3%
Natus Medical Inc.(10)	First lien senior secured loan	SR + 5.50%	07/2029	4,500	4,191	4,207	2.6%

				35,999	34,856	34,487	21.5%

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

ORCIC Senior Loan Fund’s Portfolio as of December 31, 2022 ($ in thousands)
Company(1)(2)(4)(5)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(3)	Fair Value	Percentage of Members’ Equity
Healthcare providers and services
Covetrus, Inc.(9)(11)	First lien senior secured loan	SR + 5.00%	10/2029	9,500	8,940	8,878	5.5%
Pediatric Associates Holding Company, LLC(6)	First lien senior secured loan	L + 3.25%	12/2028	3,422	3,356	3,242	2.0%
Phoenix Newco, Inc. (dba Parexel)(6)(11)	First lien senior secured loan	L + 3.25%	11/2028	7,444	7,170	7,156	4.5%
Physician Partners, LLC(8)(11)	First lien senior secured loan	SR + 4.00%	12/2028	9,950	9,407	9,457	5.9%
Premise Health Holding(9)	First lien senior secured loan	SR + 4.75%	07/2025	3,234	3,197	3,193	2.0%

				33,550	32,070	31,926	19.9%
Healthcare technology
Athenahealth Group Inc.(8)(11)	First lien senior secured loan	SR + 3.50%	02/2029	9,403	8,636	8,466	5.3%
Athenahealth Group Inc.(8)(11)(12)	First lien senior secured delayed draw term loan	SR + 3.50%	02/2029	—	(112)	(109)	(0.1)%
Imprivata, Inc.(8)	First lien senior secured loan	SR + 4.25%	12/2027	9,762	9,583	9,396	5.9%
Verscend Holding Corp.(6)	First lien senior secured loan	L + 4.00%	08/2025	9,944	9,821	9,870	6.1%

				29,109	27,928	27,623	17.2%
Infrastructure and environmental services
Osmose Utilities Services, Inc.(6)	First lien senior secured loan	L + 3.25%	06/2028	9,762	9,052	9,249	5.8%
USIC Holdings, Inc.(6)(11)	First lien senior secured loan	L + 3.50%	05/2028	2,977	2,831	2,837	1.7%

				12,739	11,883	12,086	7.5%
Insurance
Acrisure, LLC(9)	First lien senior secured loan	SR + 5.75%	02/2027	6,500	6,182	6,435	4.1%
AssuredPartners, Inc.(8)	First lien senior secured loan	SR + 4.25%	02/2027	4,988	4,814	4,875	3.0%
Hub International Limited(7)(11)	First lien senior secured loan	L + 3.25%	04/2025	9,924	9,756	9,823	6.1%

				21,412	20,752	21,133	13.2%
Internet software and services
Barracuda Parent, LLC(8)	First lien senior secured loan	SR + 4.50%	08/2029	10,600	10,141	10,203	6.3%
CDK Global, Inc.(9)(11)	First lien senior secured loan	SR + 4.50%	07/2029	10,600	10,366	10,492	6.5%
Delta TopCo, Inc. (dba Infoblox, Inc.)(9)(11)	First lien senior secured loan	SR + 3.75%	12/2027	10,573	9,666	9,741	6.1%
E2open, LLC(6)(11)	First lien senior secured loan	L + 3.50%	02/2028	3,868	3,756	3,793	2.4%
Hyland Software, Inc.(6)(11)	First lien senior secured loan	L + 3.50%	07/2024	9,948	9,732	9,802	6.1%
Sophos Holdings, LLC(7)	First lien senior secured loan	L + 3.50%	03/2027	10,546	10,319	10,203	6.4%

				56,135	53,980	54,234	33.8%
Leisure and entertainment
Delta 2 (Lux) SARL (dba Formula One)(8)	First lien senior secured loan	SR + 3.25%	01/2030	3,000	2,970	2,993	1.8%
WMG Acquisition Corp.(8)(11)	First lien senior secured loan	SR + 3.00%	01/2028	4,000	3,922	3,953	2.5%

				7,000	6,892	6,946	4.3%

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

ORCIC Senior Loan Fund’s Portfolio as of December 31, 2022 ($ in thousands)
Company(1)(2)(4)(5)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(3)	Fair Value	Percentage of Members’ Equity
Manufacturing
DXP Enterprises, Inc.(10)	First lien senior secured loan	SR + 5.25%	12/2027	4,987	4,717	4,738	3.0%
Gates Global LLC(8)(11)	First lien senior secured loan	SR + 3.50%	11/2029	1,995	1,936	1,978	1.2%
Pro Mach Group, Inc.(6)(11)	First lien senior secured loan	L + 4.00%	08/2028	10,547	10,282	10,241	6.4%
Pro Mach Group, Inc.(9)	First lien senior secured loan	SR + 5.00%	08/2028	4,000	3,800	3,884	2.4%

				21,529	20,735	20,841	13.0%
Professional services
Apex Group Treasury, LLC(9)	First lien senior secured loan	SR + 5.00%	07/2028	2,500	2,350	2,400	1.5%
Apex Group Treasury, LLC(7)(11)	First lien senior secured loan	L + 3.75%	07/2028	4,938	4,748	4,691	2.9%
EM Midco2 Ltd. (dba Element Materials Technology)(9)	First lien senior secured loan	SR + 4.25%	06/2029	2,053	1,988	2,012	1.3%
Sovos Compliance, LLC(9)	First lien senior secured loan	SR + 4.50%	08/2028	10,547	10,200	9,703	6.0%

				20,038	19,286	18,806	11.7%
Telecommunications
Park Place Technologies, LLC(8)(11)	First lien senior secured loan	SR + 5.00%	11/2027	9,762	9,268	9,172	5.7%
Zayo Group Holdings, Inc.(8)(11)	First lien senior secured loan	SR + 4.25%	03/2027	9,925	8,294	8,196	5.1%

				19,687	17,562	17,368	10.8%
Total Debt Investments				$529,463	$507,996	$506,202	315.6%

Total Investments				$529,463	$507,996	$506,202	315.6%

1.	Certain portfolio company investments are subject to contractual restrictions on sales.
2.	Unless otherwise indicated, ORCIC SLF’s investments are pledged as collateral supporting the amounts outstanding under ORCIC SLF’s SPV Asset Facilities.
3.	The amortized cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method.
4.	Unless otherwise indicated, all investments are considered Level 3 investments.
5.

Unless otherwise indicated, loan contains a variable rate structure, which may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the London Interbank Offered Rate (“LIBOR” or “L”) (which can include one-, two-, three- or six-month LIBOR), Secured Overnight Financing Rate (“SOFR” or “SR”) (which can include one-, three-, six- or twelve-month SOFR) or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate (“Prime” or “P”), at the borrower’s option, and which reset periodically based on the terms of the loan agreement.

6.	The interest rate on these loans is subject to 1 month LIBOR, which as of December 31, 2022 was 4.39%.
7.	The interest rate on these loans is subject to 3 month LIBOR, which as of December 31, 2022 was 4.77%.
8.	The interest rate on these loans is subject to 1 month SOFR, which as of December 31, 2022 was 4.36%.
9.	The interest rate on these loans is subject to 3 month SOFR, which as of December 31, 2022 was 4.59%.
10.	The interest rate on these loans is subject to 6 month SOFR, which as of December 31, 2022 was 4.78%.
11.	Level 2 investment.
12.	Position or portion thereof is an unfunded loan commitment.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Below is selected balance sheet information for ORCIC SLF as of the following periods:

($ in thousands)	March 31, 2023 (Unaudited)	December 31, 2022
Assets
Investments at fair value (amortized cost of $649,824 and $507,996, respectively)	$651,694	$506,202
Cash	8,920	15,237
Interest receivable	2,725	2,202
Receivable due on investments sold	—	4,622
Prepaid expenses and other assets	176	151

Total Assets	$663,515	$528,414

Liabilities
Debt (net of unamortized debt issuance costs of $3,272 and $3,509, respectively)	$405,476	$343,035
Payable for investments purchased	38,615	13,958
Interest payable	1,197	1,522
Return of capital payable	—	4,489
Distribution payable	6,968	3,624
Accrued expenses and other liabilities	383	1,337

Total Liabilities	$452,639	$367,965
Commitments and contingencies
Members’ Equity
Members’ Equity	210,876	160,449

Total Members’ Equity	210,876	160,449

Total Liabilities and Members’ Equity	$663,515	$528,414

Below is selected statement of operations information for ORCIC SLF as of the following periods:

($ in thousands)	For the Three Months Ended March 31, 2023 (Unaudited)
Investment Income
Interest income	$13,181

Total Investment Income	13,181

Operating Expenses
Interest expense	$5,894
Professional fees	190
Other general and administrative	129

Total Operating Expenses	6,213

Net Investment Income	$6,968

Net Realized and Change in Unrealized Gain (Loss) on Investments
Net change in unrealized gain (loss) on investments	3,663
Net realized gain (loss) on investments	14

Total Net Realized and Change in Unrealized Gain (Loss) on Investments	3,677

Net Increase in Members’ Equity Resulting from Operations	$10,645

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Note 5. Fair Value of Investments

Investments

The below tables present the fair value hierarchy of investments as of the following periods:

	Fair Value Hierarchy as of March 31, 2023
($ in thousands)	Level 1	Level 2	Level 3	Total
First-lien senior secured debt investments	$—	$1,171,094	$7,969,726	$9,140,820
Second-lien senior secured debt investments	—	214,796	942,097	1,156,893
Unsecured debt investments	—	50,435	170,187	220,622
Preferred equity investments(1)	—	—	605,447	605,447
Common equity investments(2)	—	—	282,725	282,725

Subtotal	$—	$1,436,325	$9,970,182	$11,406,507

Investments measured at NAV(3)	—	—	—	184,517

Total Investments at fair value	$—	$1,436,325	$9,970,182	$11,591,024

(1)	Includes equity investment in LSI Financing.
(2)	Includes equity investments in Amergin AssetCo and Fifth Season.
(3)	Includes equity investment in ORCIC SLF.

	Fair Value Hierarchy as of December 31, 2022
($ in thousands)	Level 1	Level 2	Level 3	Total
First-lien senior secured debt investments	$—	$845,039	$7,603,501	$8,448,540
Second-lien senior secured debt investments	—	123,639	1,019,223	1,142,862
Unsecured debt investments	—	—	211,328	211,328
Preferred equity investments(1)	—	—	500,023	500,023
Common equity investments(2)	—	—	264,437	264,437

Subtotal	$—	$968,678	$9,598,512	$10,567,190

Investments measured at NAV(3)	—	—	—	140,394

Total Investments at fair value	$—	$968,678	$9,598,512	$10,707,584

(1)	Includes equity investment in LSI Financing.
(2)	Includes equity investments in Amergin AssetCo and Fifth Season.
(3)	Includes equity investment in ORCIC SLF.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

The following tables present changes in the fair value of investments for which Level 3 inputs were used to determine the fair value as of and for the following periods:

	As of and for the Three Months Ended March 31, 2023
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Unsecured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$7,603,501	$1,019,223	$211,328	$500,023	$264,437	$9,598,512
Purchases of investments, net	547,001	—	613	80,651	15,087	643,352
Payment-in-kind	8,083	1,690	3,454	20,314	21	33,562
Proceeds from investments, net	(37,370)	—	(3)	—	—	(37,373)
Net change in unrealized gain (loss)	33,156	4,425	2,583	4,169	362	44,695
Net realized gains (losses)	(4,577)	—	—	—	—	(4,577)
Net amortization/accretion of premium/discount on investments	5,048	278	54	290	—	5,670
Transfers between investment types	(2,818)	—	—	—	2,818	—
Transfers into (out of) Level 3(1)	(182,298)	(83,519)	(47,842)	—	—	(313,659)

Fair value, end of period	$7,969,726	$942,097	$170,187	$605,447	$282,725	$9,970,182

(1)

Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the three months ended March 31, 2023, transfers out of Level 3 into Level 2 were as a result of changes in the observability of significant inputs for certain portfolio companies.

	As of and for the Three Months Ended March 31, 2022
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Unsecured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$2,328,346	$450,477	$2,116	$56,970	$71,705	$2,909,614
Purchases of investments, net	1,439,482	168,993	120,775	98,010	26,105	1,853,365
Payment-in-kind	3,659	1,086	82	3,023	26	7,876
Proceeds from investments, net	(43,878)	—	—	(642)	—	(44,520)
Net change in unrealized gain (loss)	(14,470)	(2,903)	625	(982)	3,129	(14,601)
Net realized gains (losses)	48	—	—	202	—	250
Net amortization/accretion of premium/discount on investments	1,968	131	10	97	2	2,208
Transfers between investment types	—	—	—	(123)	123	—
Transfers into (out of) Level 3(1)	19,922	(14,967)	—	—	—	4,955

Fair value, end of period	$3,735,077	$602,817	$123,608	$156,555	$101,090	$4,719,147

(1)

Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the three months ended March 31, 2022, transfers out of Level 3 into Level 2 were as a result of changes in the observability of significant inputs for certain portfolio companies.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

The below tables present information with respect to the net change in unrealized gains (losses) on investments for which Level 3 inputs were used in determining the fair value that are still held by the Company for the following periods:

($ in thousands)	Net change in unrealized gain (loss) for the Three Months Ended March 31, 2023 on Investments Held at March 31, 2023	Net change in unrealized gain (loss) for the Three Months Ended March 31, 2022 on Investments Held at March 31, 2022
First-lien senior secured debt investments	$33,157	$(14,380)
Second-lien senior secured debt investments	4,425	(2,305)
Unsecured debt investments	2,583	625
Preferred equity investments	4,169	(967)
Common equity investments	362	3,442

Total Investments	$44,696	$(13,585)

The following tables present quantitative information about the significant unobservable inputs of the Company’s Level 3 investments as of March 31, 2023 and December 31, 2022. The weighted average range of unobservable inputs is based on fair value of investments. The tables are not intended to be all-inclusive, but instead capture the significant unobservable inputs relevant to the Company’s determination of fair value.

	As of March 31, 2023
($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)	Impact to Valuation from an Increase in Input
First-lien senior secured debt investments(1)	$7,683,441	Yield Analysis	Market Yield	7.9% - 21.6% (11.5%)	Decrease
	247,739	Recent Transaction	Transaction Price	97.0% - 100.0% (97.9%)	Increase
Second-lien senior secured debt investments	$942,097	Yield Analysis	Market Yield	10.9% - 27.4% (14.1%)	Decrease
Unsecured debt investments	$170,163	Yield Analysis	Market Yield	10.8% - 19.6% (12.6%)	Decrease
	24	Market Approach	EBITDA Multiple	13.8x - 13.8x (13.8x)	Increase
Preferred equity investments	$520,917	Yield Analysis	Market Yield	11.5% - 17.5% (13.9%)	Decrease
	84,527	Recent Transaction	Transaction Price	71.6% - 100.0% (94.5%)	Increase
	3	Market Approach	EBITDA Multiple	12.0x - 12.0x (12.0x)	Increase
Common equity investments	$109,093	Recent Transaction	Transaction Price	100.0% - 100.0% (100.0%)	Increase
	129,398	Market Approach	EBITDA Multiple	11.4x - 32.8x (16.0x)	Increase
	44,228	Market Approach	Revenue Multiple	1.9x - 16.0x (10.9x)	Increase
	7	Market Approach	Gross Profit Multiple	9.0x - 9.0x (9.0x)	Increase

(1)	Excludes $38.5 million of level 3 investments valued based on indicative quotes.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

	As of December 31, 2022
($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)	Impact to Valuation from an Increase in Input
First-lien senior secured debt investments	$7,274,929	Yield Analysis	Market Yield	8.2% - 19.3% (11.9%)	Decrease
	323,358	Recent Transaction	Transaction Price	96.8% - 99.0% (98.0%)	Increase
	5,214	Collateral Analysis	Recovery Rate	51.0% - 51.0% (51.0%)	Increase
Second-lien senior secured debt investments	$862,487	Yield Analysis	Market Yield	11.9% - 25.2% (15.7%)	Decrease
	156,736	Recent Transaction	Transaction Price	98.0% - 98.0% (98.0%)	Increase
Unsecured debt investments	$211,304	Yield Analysis	Market Yield	10.8% - 20.2% (13.1%)	Decrease
	24	Market Approach	EBITDA Multiple	14.3x - 14.3x (14.3x)	Increase
Preferred equity investments	$477,863	Yield Analysis	Market Yield	11.9% - 17.9% (14.6%)	Decrease
	22,157	Recent Transaction	Transaction Price	96.5% - 100.0% (97.5%)	Increase
	3	Market Approach	EBITDA Multiple	11.5x - 11.5x (11.5x)	Increase
Common equity investments	$105,049	Recent Transaction	Transaction Price	100.0% - 100.0% (100.0%)	Increase
	129,098	Market Approach	EBITDA Multiple	11.0x - 31.6x (15.8x)	Increase
	30,284	Market Approach	Revenue Multiple	1.8x - 16.6x (12.9x)	Increase
	6	Market Approach	Gross Profit Multiple	8.6x - 8.6x (8.6x)	Increase

The fair value of the Company’s performing Level 3 debt investments is typically determined utilizing a yield analysis. In a yield analysis, a price is ascribed for each investment based upon an assessment of current and expected market yields for similar investments and risk profiles. Additional consideration is given to the expected life, portfolio company performance since close, and other terms and risks associated with an investment. Among other factors, a determinant of risk is the amount of leverage used by the portfolio company relative to its total enterprise value, and the rights and remedies of the Company’s investment within the portfolio company’s capital structure.

When the debtor is not performing or when there is insufficient value to cover the investment, the Company may utilize a net recovery approach to determine the fair value of debt investments in subject companies. A net recovery analysis typically consists of two steps. First, the total enterprise value for the subject company is estimated using standard valuation approaches, most commonly the market approach. Second, the fair value for each investment in the subject company is then estimated by allocating the subject company’s total enterprise value to the outstanding securities in the capital structure based upon various factors, including seniority, preferences, and other features if deemed relevant to each security in the capital structure.

Significant unobservable quantitative inputs typically used in the fair value measurement of the Company’s Level 3 debt investments primarily include current market yields, including relevant market indices, but may also include quotes from brokers, dealers, and pricing services as indicated by comparable investments. For the Company’s Level 3 equity investments, a market approach, based on comparable publicly-traded company and comparable market transaction multiples of revenues, EBITDA, or some combination thereof and comparable market transactions typically would be used.

Debt Not Carried at Fair Value

Fair value is estimated by discounting remaining payments using applicable current market rates, which take into account changes in the Company’s marketplace credit ratings, or market quotes, if available. The following tables present the carrying and fair values of the Company’s debt obligations as of the following periods.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

	March 31, 2023		December 31, 2022
($ in thousands)	Net Carrying Value(1)	Fair Value	Net Carrying Value(2)	Fair Value
Revolving Credit Facility(3)	$659,842	$659,842	$288,636	$288,636
SPV Asset Facility I	497,316	497,316	437,241	437,241
SPV Asset Facility II	1,528,719	1,528,718	1,528,048	1,528,048
SPV Asset Facility III	550,148	550,148	549,851	549,851
SPV Asset Facility IV	460,966	460,966	460,869	460,869
SPV Asset Facility V	16,735	16,735	—	—
CLO VIII	287,936	287,936	287,946	287,946
March 2025 Notes	495,812	487,500	495,309	485,000
September 2026 Notes	344,591	304,500	344,226	299,250
February 2027 Notes	494,085	453,750	493,735	447,500
September 2027 Notes(4)	591,928	601,125	591,550	597,449

Total Debt	$5,928,078	$5,848,536	$5,477,411	$5,381,790

(1)

The carrying values of the Company’s Revolving Credit Facility, SPV Asset Facility I, SPV Asset Facility II, SPV Asset Facility III, SPV Asset Facility IV, SPV Asset Facility V, CLO VIII, March 2025 Notes, September 2026 Notes, February 2027 Notes, and September 2027 Notes are presented net of unamortized debt issuance costs of $12.9 million, $3.1 million, $9.3 million, $4.8 million, $4.0 million, $3.3 million, $2.1 million, $4.2 million, $5.4 million, $5.9 million, and $8.1 million respectively.

(2)

The carrying values of the Company’s Revolving Credit Facility, SPV Asset Facility I, SPV Asset Facility II, SPV Asset Facility III, SPV Asset Facility IV, CLO VIII, March 2025 Notes, September 2026 Notes, February 2027 Notes, and September 2027 Notes are presented net of unamortized debt issuance costs of $13.6 million, $3.2 million, $10.0 million, $5.1 million, $4.1 million, $2.1 million, $4.7 million, $5.8 million, $6.3 million, and $8.4 million respectively.

(3)	Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies.
(4)	Inclusive of change in fair market value of effective hedge.

The below table presents fair value measurements of the Company’s debt obligations as of the following periods:

($ in thousands)	March 31, 2023	December 31, 2022
Level 1	$—	$—
Level 2	1,846,875	1,829,199
Level 3	4,001,661	3,552,591

Total Debt	$5,848,536	$5,381,790

Financial Instruments Not Carried at Fair Value

As of March 31, 2023 and December 31, 2022, the carrying amounts of the Company’s assets and liabilities, other than investments at fair value and debt, approximate fair value due to their short maturities.

Note 6. Debt

In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. The Company’s asset coverage was 195% and 193% as of March 31, 2023 and December 31, 2022, respectively.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Debt obligations consisted of the following as of the following periods:

	March 31, 2023
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Net Carrying Value(2)
Revolving Credit Facility(3)	$1,845,000	$672,789	$1,172,211	$659,842
SPV Asset Facility I	550,000	500,430	49,570	497,316
SPV Asset Facility II	1,800,000	1,538,000	156,309	1,528,719
SPV Asset Facility III	750,000	555,000	46,404	550,148
SPV Asset Facility IV	500,000	465,000	35,000	460,966
SPV Asset Facility V	300,000	20,000	24,909	16,735
CLO VIII	290,000	290,000	—	287,936
March 2025 Notes	500,000	500,000	—	495,812
September 2026 Notes	350,000	350,000	—	344,591
February 2027 Notes	500,000	500,000	—	494,085
September 2027 Notes	600,000	600,000	—	591,928

Total Debt	$7,985,000	$5,991,219	$1,484,403	$5,928,078

(1)	The amount available reflects any limitations related to each credit facility’s borrowing base.
(2)

The carrying values of the Company’s Revolving Credit Facility, SPV Asset Facility I, SPV Asset Facility II, SPV Asset Facility III, SPV Asset Facility IV, SPV Asset Facility V, CLO VIII, March 2025 Notes, September 2026 Notes, February 2027 Notes, and September 2027 Notes are presented net of unamortized debt issuance costs of $12.9 million, $3.1 million, $9.3 million, $4.8 million, $4.0 million, $3.3 million, $2.1 million, $4.2 million, $5.4 million, $5.9 million, and $8.1 million respectively.

(3)	Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies.

	December 31, 2022
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Net Carrying Value(2)
Revolving Credit Facility(3)	$1,845,000	$302,287	$1,542,713	$288,636
SPV Asset Facility I	550,000	440,430	72,337	437,241
SPV Asset Facility II	1,800,000	1,538,000	164,506	1,528,048
SPV Asset Facility III	750,000	555,000	50,764	549,851
SPV Asset Facility IV	500,000	465,000	26,911	460,869
CLO VIII	290,000	290,000	—	287,946
March 2025 Notes	500,000	500,000	—	495,309
September 2026 Notes	350,000	350,000	—	344,226
February 2027 Notes	500,000	500,000	—	493,735
September 2027 Notes	600,000	600,000	—	591,550

Total Debt	$7,685,000	$5,540,717	$1,857,231	$5,477,411

(1)	The amount available reflects any limitations related to each credit facility’s borrowing base.
(2)

The carrying values of the Company’s Revolving Credit Facility, SPV Asset Facility I, SPV Asset Facility II, SPV Asset Facility III, SPV Asset Facility IV, CLO VIII, March 2025 Notes, September 2026 Notes, February 2027 Notes, and September 2027 Notes are presented net of unamortized debt issuance costs of $13.6 million, $3.2 million, $10.0 million, $5.1 million, $4.1 million, $2.1 million, $4.7 million, $5.8 million, $6.3 million, and $8.4 million respectively.

(3)	Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

The below table represents the components of interest expense for the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2023	2022
Interest expense	$86,574	$13,963
Amortization of debt issuance costs	3,697	1,408
Net change in unrealized (gain) loss on effective interest rate swaps and hedged items(1)	(676)	—

Total Interest Expense	$89,595	$15,371

Average interest rate	6.2%	3.4%
Average daily borrowings	$5,579,502	$1,647,161

(1)	Refer to the September 2027 Notes for details on the facility’s interest rate swap.

Promissory Note

On October 15, 2020, the Company as borrower, entered into a Loan Agreement (the “Loan Agreement”) with Owl Rock Feeder FIC ORCIC Debt LLC (“Feeder FIC Debt”), an affiliate of the Adviser, as lender, to enter into revolving promissory notes (the “Promissory Notes”) to borrow up to an aggregate of $50 million from Feeder FIC Debt. The Loan Agreement was subsequently amended on March 31, 2021, August 26, 2021, September 13, 2021, and March 8, 2022, and amended and restated on May 12, 2021. Prior to June 22, 2022, the aggregate amount that could be borrowed under the Loan Agreement was $250 million and the stated maturity date was February 28, 2023.

The interest rate on amounts borrowed pursuant to the Promissory Notes after March 8, 2022 was based on the lesser of the rate of interest for a SOFR Loan or an ABR Loan under the Credit Agreement dated as of December 7, 2021, as amended or supplemented from time to time, by and among Blue Owl Finance LLC, as Borrower, Blue Owl Capital Holdings LP and Blue Owl Capital Carry LP as Parent Guarantors, the Subsidiary Guarantors party thereto, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Sumitomo Mitsui Banking Corporation, as Co-Documentation Agents and MUFG Bank, Ltd., as Administrative Agent.

The interest rate on amounts borrowed pursuant to the Promissory Notes between March 8, 2022 and May 12, 2021 was based on the lesser of the rate of interest for an ABR Loan or a Eurodollar Loan under the Credit Agreement dated as of April 15, 2021, as amended or supplemented from time to time, by and among the Adviser, as borrower, the several lenders from time to time party thereto, MUFG Union Bank, N.A., as Collateral Agent and MUFG Bank, Ltd., as Administrative Agent.

The interest rate on amounts borrowed pursuant to Promissory Notes, prior to May 12, 2021, was based on either the rate of interest for a LIBOR-Based Advance or the rate of interest for a Prime-Based Advance as defined in the Loan and Security Agreement, dated as of February 20, 2020, as amended from time to time, by and among the Owl Rock Capital Advisors LLC, as borrower, East West Bank, as Administrative Agent, Issuing Lender, Swingline Lender and a Lender and Investec Bank PLC as a Lender.

The unpaid principal balance of the Revolving Promissory Note and accrued interest thereon was payable by the Company from time to time at the discretion of the Company but immediately due and payable upon 120 days written notice by Owl Rock Feeder FIC ORCIC Debt LLC, and in any event due and payable in full no later than February 28, 2023.

On June 22, 2022, the Company and Feeder FIC Debt entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the Loan Agreement was terminated. At the time the Termination Agreement was executed, there were no amounts outstanding pursuant to the Loan Agreement or the Promissory Notes.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Revolving Credit Facility

On August 11, 2022, the Company entered into an Amended and Restated Senior Secured Revolving Credit Agreement (the “Revolving Credit Facility”), which amends and restates in its entirety that certain Senior Secured Revolving Credit Agreement, dated as of April 14, 2021 (as amended, restated, supplemented or otherwise modified prior to August 11, 2022). The parties to the Revolving Credit Facility include the Company, as Borrower, the lenders from time to time parties thereto (each an “Revolving Credit Lender” and collectively, the “Revolving Credit Lenders”) and Sumitomo Mitsui Banking Corporation, as Administrative Agent.

The Revolving Credit Facility is guaranteed by certain domestic subsidiaries of the Company in existence as of the closing date of the Revolving Credit Facility, and will be guaranteed by certain domestic subsidiaries of the Company that are formed or acquired by the Company in the future (collectively, the “Guarantors”). Proceeds of the Revolving Credit Facility may be used for general corporate purposes, including the funding of portfolio investments.

The maximum principal amount of the Revolving Credit Facility is $1.845 billion (increased from $1.550 billion to $1.775 billion on September 22, 2022, increased from $1.775 billion to $1.795 billion on October 5, 2022 and subsequently increased from $1.795 billion to $1.845 billion on November 22, 2022), subject to availability under the borrowing base, which is based on the Company’s portfolio investments and other outstanding indebtedness. Maximum capacity under the Revolving Credit Facility may be increased to $2.325 billion through the Company’s exercise of an uncommitted accordion feature through which existing and new lenders may, at their option, agree to provide additional financing. The Revolving Credit Facility includes a $200 million limit for swingline loans and is secured by a perfected first-priority interest in substantially all of the portfolio investments held by the Company and each Guarantor, subject to certain exceptions.

The availability period under the Revolving Credit Facility will terminate on August 11, 2026 (the “Revolving Credit Facility Commitment Termination Date”). The Revolving Credit Facility will mature on August 11, 2027 (the “Revolving Credit Facility Maturity Date”). During the period from the Revolving Credit Facility Commitment Termination Date to the Revolving Credit Facility Maturity Date, the Company will be obligated to make mandatory prepayments under the Revolving Credit Facility out of the proceeds of certain asset sales and other recovery events and equity and debt issuances.

The Company may borrow amounts in U.S. dollars or certain other permitted currencies. Amounts drawn under the Revolving Credit Facility in U.S. dollars will bear interest at term SOFR plus any applicable credit adjustment spread plus margin of 2.00% per annum, or the alternative base rate plus margin of 1.00% per annum. With respect to loans denominated in U.S. dollars, the Company may elect either term SOFR or the alternative base rate at the time of drawdown, and such loans may be converted from one rate to another at any time at the Company’s option, subject to certain conditions. Amounts drawn under the Revolving Credit Facility in other permitted currencies will bear interest at the relevant rate specified therein (including any applicable credit adjustment spread) plus margin of 2.00% per annum. The Company will also pay a fee of 0.375% on undrawn amounts under the Revolving Credit Facility.

The Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by the Company of additional indebtedness and on the Company’s ability to make distributions to the Company’s shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events and certain financial covenants related to asset coverage and other maintenance covenants, as well as customary events of default. The Revolving Credit Facility requires a minimum asset coverage ratio with respect to the consolidated assets of the Company and its subsidiaries to senior securities that constitute indebtedness of no less than 1.50 to 1.00 at any time.

ORCIC JV WH

On August 24, 2022 (the “ORCIC JV WH Closing Date”), ORCIC JV WH LL, a Delaware limited liability company (“ORCIC JV WH”) entered into a $400 million credit facility (the “Credit Agreement”) among the lenders party thereto (the “ORCIC JV WH Lenders”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and BofA Securities, Inc., as sole lead arranger and sole book manager. ORCIC JV WH was a wholly owned subsidiary of ORCIC BC 9 LLC, a Delaware limited liability company (the “Collateral Manager”) and the Collateral Manager was a wholly owned subsidiary of the Company. On

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

November 2, 2022 (the “ORCIC SLF Effective Date”), the Company and State Teachers Retirement System of Ohio (“OSTRS”) entered into an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) to co-manage ORCIC SLF, a Delaware limited liability company. ORCIC SLF is a joint venture that is expected to invest primarily in senior secured loans to middle market companies, broadly syndicated loans and in senior and subordinated notes issued by collateralized loan obligations. Prior to the ORCIC SLF Effective Date, the ORCIC JV WH Lenders consented to the change in control of ORCIC SLF. From and following the ORCIC SLF Effective Date, the Credit Agreement continued as an obligation of ORCIC SLF and its subsidiaries but was no longer indebtedness of the Company.

ORCIC JV WH II

On October 14, 2022 (the “ORCIC JV WH II Closing Date”), ORCIC JV WH II LLC, a Delaware limited liability company (“ORCIC JV WH II”) entered into an up to $500 million revolving loan facility (the “Revolving Loan Agreement”) among the lenders party thereto (the “ORCIC JV WH II Lenders”), and Royal Bank of Canada, as a ORCIC JV WH II Lender and as administrative agent (in such capacity, the “ORCIC JV WH II Administrative Agent”). ORCIC JV WH II was a wholly owned subsidiary of ORCIC BC 9 LLC, a Delaware limited liability company (the “Collateral Manager”) and the Collateral Manager was a wholly owned subsidiary of the Company. On the ORCIC SLF Effective Date, the Company and OSTRS entered into the LLC Agreement to co-manage ORCIC SLF. ORCIC SLF is a joint venture that is expected to invest primarily in senior secured loans to middle market companies, broadly syndicated loans and in senior and subordinated notes issued by collateralized loan obligations. Prior to the ORCIC SLF Effective Date, the ORCIC JV WH II Lenders consented to the change in control of ORCIC SLF. From and following the ORCIC SLF Effective Date, the Revolving Loan Agreement continued as an obligation of ORCIC SLF and its subsidiaries but was no longer indebtedness of the Company.

SPV Asset Facility I

On September 16, 2021 (the “SPV Asset Facility I Closing Date”), Core Income Funding I LLC (“Core Income Funding I”), a Delaware limited liability company and newly formed wholly-owned subsidiary of the Company entered into a Credit Agreement ( as amended through the date hereof, “the SPV Asset Facility I”), with Core Income Funding I, as borrower, the lenders from time to time parties thereto (the “SPV Asset Facility I Lenders”), Natixis, New York Branch, as Administrative Agent, State Street Bank and Trust Company as Collateral Agent and Alter Domus (US) LLC as Document Custodian.

On December 27, 2021, the parties to the SPV Asset Facility I amended certain terms of the facility, including increasing the total revolving commitment under the SPV Asset Facility I from $300 million to $350 million and the total term commitment under the SPV Asset Facility I from $0 to $200 million and adding additional parties as lenders. The following describes the terms of SPV Asset Facility I as amended through December 27, 2021.

From time to time, the Company expects to sell and contribute certain investments to Core Income Funding I pursuant to a Sale and Contribution Agreement by and between the Company and Core Income Funding I. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Asset Facility I will be used to finance the origination and acquisition of eligible assets by Core Income Funding I, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired by Core Income Funding I through its ownership of Core Income Funding I. The maximum principal amount of the Credit Facility is $550 million; the availability of this amount is subject to an overcollateralization ratio test, which is based on the value of Core Income Funding I’s assets from time to time, and satisfaction of certain conditions, including an interest coverage ratio test, certain concentration limits and collateral quality tests.

The SPV Asset Facility I provides for the ability to (1) draw term loans and (2) draw and redraw revolving loans under the SPV Asset Facility I for a period of up to two years after the SPV Asset Facility I Closing Date unless the revolving commitments are terminated or converted to term loans sooner as provided in the SPV Asset Facility I (the “ SPV Asset Facility I Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility I will mature on September 16, 2031 (the “SPV Asset Facility I Stated Maturity”). Prior to the SPV Asset Facility I Stated Maturity, proceeds received by Core Income Funding I from

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset I Facility Stated Maturity, Core Income Funding I must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.

Amounts drawn bear interest at LIBOR (or, in the case of certain lenders that are commercial paper conduits, the lower of their cost of funds and LIBOR plus 0.25%) plus an applicable margin that ranges from 1.55% to 2.15% depending on a ratio of broadly syndicated loans to middle market loans in the collateral. From the SPV Asset I Facility Closing Date to the SPV Asset I Facility Commitment Termination Date, there is a commitment fee that steps up during the year after the SPV Asset I Facility Closing Date from 0.00% to 0.625% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility I. The SPV Asset Facility I contains customary covenants, including certain financial maintenance covenants, limitations on the activities of Core Income Funding I, including limitations on incurrence of incremental indebtedness, and customary events of default. The SPV Asset Facility I is secured by a perfected first priority security interest in the assets of Core Income Funding I and on any payments received by Core Income Funding I in respect of those assets. Assets pledged to the SPV Asset Facility I Lenders will not be available to pay the debts of the Company.

Borrowings of Core Income Funding I are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended.

SPV Asset Facility II

On October 5, 2021 (the “SPV Asset Facility II Closing Date”), Core Income Funding II LLC (“Core Income Funding II”), a Delaware limited liability company and our newly formed subsidiary entered into a loan and financing and servicing agreement (as amended through the date hereof, the “SPV Asset Facility II”), with Core Income Funding II, as borrower, us, as equityholder and service provider, the lenders from time to time parties thereto (the “SPV Asset Facility II Lenders”), Deutsche Bank AG, New York Branch, as Facility Agent, State Street Bank and Trust Company, as collateral agent, and Alter Domus (US) LLC as collateral custodian.

On October 27, 2021, the parties to the SPV Asset Facility II amended certain terms of the facility, including increasing the aggregate commitment of the SPV Asset Facility II Lenders from $500 million to $1 billion.

On December 20, 2021, the parties to the SPV Asset Facility II amended certain terms of the facility, including changes related to the elevation of Assigned Participation Interests.

On February 18, 2022, the parties to the SPV Asset Facility II amended certain terms of the facility including, among other changes, reallocating commitments of the SPV Asset Facility II Lenders and converting the benchmark rate of the facility from LIBOR to term SOFR.

On April 11, 2022, the parties to the SPV Asset Facility II amended certain terms of the facility including, among other changes, increasing the Facility Amount from $1 billion to $1.275 billion, extending the Ramp-up Period through December 31, 2022 and adding two additional lenders.

On May 3, 2022, the parties to the SPV Asset Facility II amended certain terms of the facility including, among other changes, increasing the Facility Amount from $1.275 billion to $1.65 billion and adding two additional lenders.

On July 11, 2022, the parties to the SPV Asset Facility II entered into a joinder agreement increasing the Facility Amount from $1.65 billion to $1.69 billion and adding an additional lender.

On August 1, 2022, the parties to the SPV Asset Facility II entered into joinder agreements and amended certain terms of the facility including, among other changes, increasing the Facility Amount from $1.69 billion to $1.8 billion and adding additional lenders.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

From time to time, the Company expects to sell and contribute certain loan assets to Core Income Funding II pursuant to a Sale and Contribution Agreement by and between the Company and Core Income Funding II. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Asset Facility II will be used to finance the origination and acquisition of eligible assets by Core Income Funding II, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired by Core Income Funding II through our ownership of Core Income Funding II. The maximum principal amount of the SPV Asset Facility II is $1.8 billion; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Core Income Funding II’s assets from time to time, and satisfaction of certain conditions, including interest spread and weighted average coupon tests, certain concentration limits and collateral quality tests.

The SPV Asset Facility II provides for the ability to borrow, reborrow, repay and prepay advances under the SPV Asset Facility II for a period of up to three years after the SPV Asset Facility II Closing Date unless such period is extended or accelerated under the terms of the SPV Asset Facility II (the “Revolving Period”). Unless otherwise extended, accelerated or terminated under the terms of the SPV Asset Facility II, the SPV Asset Facility II will mature on the date that is two years after the last day of the Revolving Period (the “Facility Termination Date”). Prior to the Facility Termination Date, proceeds received by Core Income Funding II from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding advances, and the excess may be returned to the Company, subject to certain conditions. On the Facility Termination Date, Core Income Funding II must pay in full all outstanding fees and expenses and all principal and interest on outstanding advances, and the excess may be returned to the Company.

Amounts drawn under the SPV Asset Facility II bear interest at Term SOFR (or, in the case of certain SPV Asset Facility II Lenders that are commercial paper conduits, the lower of (a) their cost of funds and (b) Term SOFR, such Term SOFR not to be lower than zero) plus a spread equal to 2.00% per annum, which spread will increase (a) on and after the end of the Revolving Period by 0.15% per annum if no event of default has occurred and (b) by 2.00% per annum upon the occurrence of an event of default (such spread, the “Applicable Margin”). Term SOFR may be replaced as a base rate under certain circumstances. During the Revolving Period, Core Income Funding II will pay an undrawn fee ranging from 0.00% to 0.25% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility II. During the Revolving Period, if the undrawn commitments are in excess of a certain portion (initially 12.5% and increasing in stages to 25%, 50% and 75%) of the total commitments under the SPV Asset Facility II, Core Income Funding II will also pay a make-whole fee equal to the Applicable Margin multiplied by such excess undrawn commitment amount, reduced by the undrawn fee payable on such excess. Core Income Funding II will also pay Deutsche Bank AG, New York Branch, certain fees (and reimburse certain expenses) in connection with its role as facility agent. The SPV Asset Facility II contains customary covenants, including certain financial maintenance covenants, limitations on the activities of Core Income Funding II, including limitations on incurrence of incremental indebtedness, and customary events of default. The SPV Asset Facility II is secured by a perfected first priority security interest in the assets of Core Income Funding II and on any payments received by Core Income Funding II in respect of those assets. Assets pledged to the SPV Asset Facility II Lenders will not be available to pay the Company’s debts.

Borrowings of Core Income Funding II are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended.

SPV Asset Facility III

On March 24, 2022 (the “SPV Asset Facility III Closing Date”), Core Income Funding III LLC (“Core Income Funding III”), a Delaware limited liability company and newly formed subsidiary of the Company entered into a Credit Agreement (the “SPV Asset Facility III”), with Core Income Funding III, as borrower, the Adviser, as servicer, the lenders from time to time parties thereto (the “SPV Asset Facility III Lenders”), Bank of America, N.A., as administrative agent, State Street Bank and Trust Company, as collateral agent, Alter Domus (US) LLC as collateral custodian and Bank of America, N.A., as sole lead arranger and sole book manager.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

From time to time, the Company expects to sell and contribute certain investments to Core Income Funding III pursuant to a Sale and Contribution Agreement, dated as of the SPV Asset Facility III Closing Date, by and between the Company and Core Income Funding III. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Asset Facility III will be used to finance the origination and acquisition of eligible assets by Core Income Funding III, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired by Core Income Funding III through the Company’s ownership of Core Income Funding III. The maximum principal amount of the SPV Asset Facility III is $750 million, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Core Income Funding III’s assets from time to time, and satisfaction of certain conditions, including certain portfolio criteria.

The SPV Asset Facility III provides for the ability to draw and redraw revolving loans under the SPV Asset Facility III for a period of up to three years after the SPV Asset Facility III Closing Date unless the commitments are terminated sooner as provided in the SPV Asset Facility III (the “SPV Asset Facility III Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility III will mature on March 24, 2027 (the “SPV Asset Facility III Stated Maturity”). To the extent the commitments are terminated or permanently reduced during the first two years following the SPV Asset Facility III Closing Date, Core Income Funding III may owe a prepayment penalty. Prior to the SPV Asset Facility III Stated Maturity, proceeds received by Core Income Funding III from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility III Stated Maturity, Core Income Funding III must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.

Amounts drawn in U.S. dollars are benchmarked to Daily SOFR, amounts drawn in British pounds are benchmarked to SONIA plus an adjustment of 0.11930%, amounts drawn in Canadian dollars are benchmarked to CDOR, and amounts drawn in Euros are benchmarked to EURIBOR, and in each case plus a spread equal to the Applicable Margin. The “SPV Asset Facility III Applicable Margin” ranges from 1.60% to 2.10% depending on the composition of the collateral. The SPV Asset Facility III also allows for amounts drawn in U.S. dollars to bear interest at an alternate base rate without a spread.

From the SPV Asset Facility III Closing Date to the SPV Asset Facility III Commitment Termination Date, there is a commitment fee, calculated on a daily basis, ranging from 0.25% to 1.25% on the undrawn amount under the SPV Asset Facility III. The SPV Asset Facility III contains customary covenants, including certain limitations on the activities of Core Income Funding III, including limitations on incurrence of incremental indebtedness, and customary events of default. The SPV Asset Facility III is secured by a perfected first priority security interest in the assets of Core Income Funding III and on any payments received by Core Income Funding III in respect of those assets. Assets pledged to the SPV Asset Facility III Lenders will not be available to pay the debts of the Company.

Borrowings of Core Income Funding III are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

SPV Asset Facility IV

On March 16, 2022 (the “SPV Facility IV Closing Date”), Core Income Funding IV LLC (“Core Income Funding IV”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Credit Agreement (the “SPV Asset Facility IV”), with Core Income Funding IV, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility IV Lenders”), Sumitomo Mitsui Banking Corporation, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Alter Domus (US) LLC as Document Custodian.

From time to time, the Company expects to sell and contribute certain investments to Core Income Funding IV pursuant to a Sale and Contribution Agreement, dated as of the SPV Facility IV Closing Date, by and between the Company and Core Income Funding IV. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Facility IV will be used to finance the

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

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origination and acquisition of eligible assets by Core Income Funding IV, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired by Core Income Funding IV through its ownership of Core Income Funding IV. The maximum principal amount of the SPV Facility IV is $500 million; the availability of this amount is subject to an overcollateralization ratio test, which is based on the value of Core Income Funding IV’s assets from time to time, and satisfaction of certain conditions, including an interest coverage ratio test, certain concentration limits and collateral quality tests.

The SPV Facility IV provides for the ability to (1) draw term loans and (2) draw and redraw revolving loans under the SPV Facility IV for a period of up to three years after the SPV Facility IV Closing Date unless the revolving commitments are terminated or converted to term loans sooner as provided in the SPV Facility IV (the “SPV Facility IV Commitment Termination Date”). Unless otherwise terminated, the SPV Facility IV will mature on March 16, 2033 (the “SPV Facility IV Stated Maturity”). Prior to the SPV Facility IV Stated Maturity, proceeds received by Core Income Funding IV from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Facility IV Stated Maturity, Core Income Funding IV must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.

Amounts drawn bear interest at Term SOFR (or, in the case of certain SPV Asset Facility IV Lenders that are commercial paper conduits, the lower of their cost of funds and Term SOFR plus 0.15%) plus an applicable margin that ranges from 1.70% to 2.30% depending on a ratio of broadly syndicated loans to middle market loans in the collateral. From the SPV Facility IV Closing Date to the SPV Facility IV Commitment Termination Date, there is a commitment fee that steps up during the year after the SPV Facility IV Closing Date from 0.00% to 0.50% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Facility IV. The SPV Facility IV contains customary covenants, including certain financial maintenance covenants, limitations on the activities of Core Income Funding IV, including limitations on incurrence of incremental indebtedness, and customary events of default. The SPV Facility IV is secured by a perfected first priority security interest in the assets of Core Income Funding IV and on any payments received by Core Income Funding IV in respect of those assets. Assets pledged to the SPV Asset Facility IV Lenders will not be available to pay the debts of the Company.

Borrowings of Core Income Funding IV are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

SPV Asset Facility V

On March 9, 2023 (the “SPV Facility V Closing Date”), Core Income Funding V LLC (“Core Income Funding V”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a loan and security agreement (the “SPV Asset Facility V”), with Core Income Funding V, as Borrower, the Company, as Servicer and Equityholder, the lenders from time to time parties thereto (the “SPV Asset Facility V Lenders”), Wells Fargo Bank, National Association, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, and Alter Domus (US) LLC as Collateral Custodian.

From time to time, the Company expects to sell and contribute certain loan assets to Core Income Funding V pursuant to a Sale and Contribution Agreement, dated as of the SPV Facility V Closing Date, by and between the Company and Core Income Funding V. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Facility V will be used to finance the origination and acquisition of eligible assets by Core Income Funding V, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired by Core Income Funding V through its ownership of Core Income Funding V. The maximum principal amount of the SPV Facility V is $300 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Core Income Funding V’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits and other portfolio tests.

The SPV Facility V provides for the ability to borrow, reborrow, repay and prepay advances under the SPV Facility V for a period of up to three years after the SPV Facility V Closing Date unless such period is extended or accelerated under the terms of the SPV Facility V (the “SPV Facility V Reinvestment Period”). Unless otherwise extended, accelerated or terminated under the terms of the

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

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SPV Facility V, the SPV Facility V will mature on the date that is two years after the last day of the SPV Facility V Reinvestment Period (the “SPV Facility V Maturity Date”). Prior to the SPV Facility V Maturity Date, proceeds received by Core Income Funding V from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding advances, and the excess may be returned to the Company, subject to certain conditions. On the SPV Facility V Maturity Date, Core Income Funding V must pay in full all outstanding fees and expenses and all principal and interest on outstanding advances, and the excess may be returned to the Company.

Amounts drawn bear interest at Daily Simple SOFR plus a spread equal to 2.70% per annum, which spread will increase by 2.00% per annum upon the occurrence and during the existence of an event of default or following the SPV Facility V Termination Date (such spread, the “SPV Facility V Applicable Spread”). Daily Simple SOFR may be replaced as a base rate under certain circumstances. During the SPV Facility V Reinvestment Period, Core Income Funding V will pay an undrawn fee ranging from 0.25% to 0.50% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Facility V that are not subject to the separate, higher fee described below. On and after the six-month anniversary of the SPV Facility V Closing Date and during the SPV Facility V Reinvestment Period, if the undrawn commitments are in excess of a certain portion (initially 50% and decreasing to 30%) of the total commitments under the SPV Facility V, such portion will not be subject to the undrawn fee described above, but Core Income Funding V will pay a separate fee on this portion of the undrawn commitments equal to 1.50% multiplied by such excess undrawn commitment amount over 50% or 30% of the total commitments, as applicable. The SPV Facility V contains customary covenants, including certain financial maintenance covenants, limitations on the activities of Core Income Funding V, including limitations on incurrence of incremental indebtedness, and customary events of default. The SPV Facility V is secured by a perfected first priority security interest in the assets of Core Income Funding V and on any payments received by Core Income Funding V in respect of those assets. Assets pledged to the Lenders will not be available to pay the debts of the Company.

Borrowings of Core Income Funding V are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

CLO VIII

On October 21, 2022 (the “CLO VIII Closing Date”), the Company completed a $391.675 million term debt securitization transaction (the “CLO VIII Transaction”), also known as a collateralized loan obligation transaction, which is a form of secured financing incurred by the Company. The secured notes and preferred shares issued in the CLO VIII Transaction and the secured loan borrowed in the CLO VIII Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO VIII, LLC, a limited liability organized under the laws of the State of Delaware (the “CLO VIII Issuer”) and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the CLO VIII Issuer.

The CLO VIII Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the CLO VIII Closing Date (the “CLO VIII Indenture”), by and among the CLO VIII Issuer and State Street Bank and Trust Company: (i) $152 million of AAA(sf) Class A-T Notes, which bear interest at three-month term SOFR plus 2.50%, (ii) $46 million of AAA(sf) Class A-F Notes, which bear interest at 6.02%, (iii) $32 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 3.50% and (iv) $30 million of A(sf) Class C Notes, which bear interest at 4.90% (together, the “CLO VIII Secured Notes”) and (B) the borrowing by the CLO VIII Issuer of $30 million under floating rate Class A-L loans (the “Class A-L Loans” and together with the CLO VIII Secured Notes, the “CLO VIII Debt”). The Class A-L Loans bear interest at three-month term SOFR plus 2.50%. The Class A-L Loans were borrowed under a loan agreement (the “A-L Loan Agreement”), dated as of the CLO VIII Closing Date, by and among the CLO VIII Issuer, as borrower, various financial institutions, as lenders, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO VIII Debt is secured by middle market loans, participation interests in middle market loans and other assets of the CLO VIII Issuer. The CLO VIII Debt is scheduled to mature on November 20, 2034. The CLO VIII Secured Notes were privately placed by Natixis Securities Americas LLC as placement agent.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

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Concurrently with the issuance of the CLO VIII Secured Notes and the borrowing under the Class A-L Loans, the CLO VIII Issuer issued approximately $101.675 million of subordinated securities in the form of 101,675 preferred shares at an issue price of U.S.$1,000 per share (the “CLO VIII Preferred Shares”). The CLO VIII Preferred Shares were issued by the CLO VIII Issuer as part of its issued share capital and are not secured by the collateral securing the CLO VIII Debt. The Company purchased all of the CLO VIII Preferred Shares. The Company acts as retention holder in connection with the CLO VIII Transaction for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the CLO VIII Preferred Shares.

As part of the CLO VIII Transaction, the Company entered into a loan sale agreement with the CLO VIII Issuer dated as of the CLO VIII Closing Date, which provided for the sale and contribution of approximately $143.098 million funded par amount of middle market loans from the Company to the CLO VIII Issuer on the CLO VIII Closing Date and for future sales from the Company to the CLO VIII Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO VIII Debt. The remainder of the initial portfolio assets securing the CLO VIII Debt consisted of approximately $113.025 million funded par amount of middle market loans purchased by the CLO VIII Issuer from Core Income Funding I LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the CLO VIII Closing Date between the CLO VIII Issuer and Core Income Funding I LLC. The Company and Core Income Funding I LLC each made customary representations, warranties, and covenants to the CLO VIII Issuer under the applicable loan sale agreement.

Through July 20, 2025, a portion of the proceeds received by the CLO VIII Issuer from the loans securing the CLO VIII Debt may be used by the CLO VIII Issuer to purchase additional middle market loans under the direction of the Adviser in its capacity as collateral manager for the CLO VIII Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans.

The CLO VIII Debt is the secured obligation of the CLO VIII Issuer, and the CLO VIII Indenture, the A-L Loan Agreement each include customary covenants and events of default. The CLO VIII Secured Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration.

The Adviser will serve as collateral manager for the CLO VIII Issuer under a collateral management agreement dated as of the CLO VIII Closing Date. The Adviser is entitled to receive fees for providing these services. The Adviser has waived its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to Adviser pursuant to the Amended and Restated Investment Advisory Agreement, dated May 18, 2021, between the Adviser and the Company will be offset by the amount of the collateral management fee attributable to the CLO VIII Issuer’s equity or notes owned by the Company.

Unsecured Notes

On November 30, 2022, the Company entered into an agreement of removal, appointment and acceptance (the “Tripartite Agreement”), with Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association (the “Retiring Trustee”) and Truist Bank (the “Successor Trustee”), with respect to the Indenture, dated September 23, 2021 between the Company and the Retiring Trustee (the “Base Indenture”), the first supplemental indenture, dated September 23, 2021 (the “First Supplemental Indenture”) between the Company and the Retiring Trustee, the second supplemental indenture, dated February 8, 2022 (the “Second Supplemental Indenture”) between the Company and the Retiring Trustee, the third supplemental indenture, dated March 29, 2022 (the “Third Supplemental Indenture”) between the Company and the Retiring Trustee, and the Fourth Supplemental Indenture, dated September 16, 2022 (the “Fourth Supplemental Indenture” and together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”) between the Company and the Retiring Trustee.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

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The Tripartite Agreement provided that, effective as of the date thereof, (1) the Retiring Trustee assigns, transfers, delivers and confirms to the Successor Trustee all of its rights, title and interest under the Indenture and all of the rights, power, trusts and duties as trustee, security registrar, paying agent, authenticating agent and depositary custodian under the Indenture; and (2) the Successor Trustee accepts its appointment successor trustee, security registrar, paying agent, authenticating agent and depositary custodian under the Indenture, and accepts the rights, indemnities, protections, powers, trust and duties of or afforded to Retiring Trustee as trustee, security registrar, paying agent, authenticating agent and depositary custodian under the Indenture. The Successor Trustee’s appointment in its capacities as paying agent and security registrar became effective on December 14, 2022.

September 2026 Notes

On September 23, 2021, the Company issued $350 million aggregate principal amount of 3.125% notes due 2026 (the “September 2026 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The September 2026 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The September 2026 Notes were issued pursuant to the Base Indenture and the First Supplemental Indenture (together, the “September 2026 Indenture”). The September 2026 Notes will mature on September 23, 2026 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption prices set forth in the September 2026 Indenture. The September 2026 Notes initially bear interest at a rate of 3.125% per year payable semi-annually on March 23 and September 23 of each year, commencing on March 23, 2022. Concurrent with the issuance of the September 2026 Notes, the Company entered into a Registration Rights Agreement (the “September 2026 Registration Rights Agreement”) for the benefit of the purchasers of the September 2026 Notes. Pursuant to the September 2026 Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC with respect to an offer to exchange the September 2026 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the September 2026 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the September 2026 Notes. If the Company fails to satisfy its registration obligations under the September 2026 Registration Rights Agreement, it will be required to pay additional interest to the holders of the September 2026 Notes. The Company filed a registration statement with the SEC and, on July 25, 2022, commenced an offer to exchange the September 2026 Notes for newly issued registered notes with substantially similar terms, which expired on August 23, 2022.

The September 2026 Notes are the direct, general unsecured obligations and will rank senior in right of payment to all of the future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the September 2026 Notes. The September 2026 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior. The September 2026 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The September 2026 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The September 2026 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with the asset coverage requirements of the 1940 Act, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the September 2026 Notes and the Successor Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the September 2026 Indenture.

In addition, if a change of control repurchase event, as defined in the September 2026 Indenture, occurs prior to maturity, holders of the September 2026 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the September 2026 Notes at a repurchase price equal to 100% of the aggregate principal amount of the September 2026 Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

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February 2027 Notes

On February 8, 2022, the Company issued $500 million aggregate principal amount of 4.70% notes due 2027 (the “February 2027 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The February 2027 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The February 2027 Notes were issued pursuant to the Base Indenture and the Second Supplemental Indenture (together, the “February 2027 Indenture”). The February 2027 Notes will mature on February 8, 2027 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the February 2027 Indenture. The February 2027 Notes initially bear interest at a rate of 4.70% per year payable semi-annually on February 8 and August 8 of each year, commencing on August 8, 2022. Concurrent with the issuance of the February 2027 Notes the Company entered into a Registration Rights Agreement (the “February 2027 Registration Rights Agreement”) for the benefit of the purchasers of the February 2027 Notes. Pursuant to the February 2027 Registration Rights Agreement the Company is obligated to file a registration statement with the SEC with respect to an offer to exchange the February 2027 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the February 2027 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the February 2027 Notes. If the Company fails to satisfy its registration obligations under the February 2027 Registration Rights Agreement, the Company will be required to pay additional interest to the holders of the February 2027 Notes. The Company filed a registration statement with the SEC and, on July 25, 2022, commenced an offer to exchange the February 2027 Notes for newly issued registered notes with substantially similar terms, which expired on August 23, 2022.

The February 2027 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of its future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the February 2027 Notes. The February 2027 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior to the February 2027 Notes. The February 2027 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The February 2027 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The February 2027 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with asset coverage requirements of the 1940 Act, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the February 2027 Notes and the Successor Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the Indenture. In addition, if a change of control repurchase event, as defined in the February 2027 Indenture, occurs prior to maturity, holders of the February 2027 Notes have the right, at their option, to require us to repurchase for cash some or all of the February 2027 Notes at a repurchase price equal to 100% of the aggregate principal amount of the February 2027 Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

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March 2025 Notes

On March 29, 2022, the Company issued $500 million aggregate principal amount of its 5.500% notes due 2025 (the “March 2025 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale by the Initial Purchasers to persons they reasonably believe to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The March 2025 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The March 2025 Notes were issued pursuant to the Base Indenture and the Third Supplemental Indenture (together, the “March 2025 Indenture”). The March 2025 Notes will mature on March 21, 2025 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the March 2025 Indenture. The March 2025 Notes bear interest at a rate of 5.500% per year payable semi-annually on March 21 and September 21 of each year, commencing on September 21, 2022. Concurrent with the issuance of the March 2025 Notes, the Company In connection with the offering, the Company entered into a Registration Rights Agreement, dated as of March 29, 2022 (the “March 2025 Registration Rights Agreement”), for the benefit of the purchasers of the March 2025 Notes. Pursuant to the March 2025 Registration Rights Agreement, the Company is obligated to file with the SEC a registration statement with respect to an offer to exchange the March 2025 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the March 2025 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the March 2025 Notes. If the Company fails to satisfy its registration obligations under the March 2025 Registration Rights Agreement, it will be required to pay additional interest to the holders of the March 2025 Notes. The Company filed a registration statement with the SEC and, on July 25, 2022, commenced an offer to exchange the March 2025 Notes for newly issued registered notes with substantially similar terms, which expired on August 23, 2022.

The March 2025 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the March 2025 Notes. The March 2025 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior to the March 2025 Notes. The March 2025 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The March 2025 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The March 2025 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act, for the period of time during which the March 2025 Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the March 2025 Notes and the Successor Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the March 2025 Indenture. In addition, if a change of control repurchase event, as defined in the March 2025 Indenture, occurs prior to maturity, holders of the March 2025 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the March 2025 Notes at a repurchase price equal to 100% of the aggregate principal amount of the March 2025 Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

September 2027 Notes

On September 16, 2022, the Company issued $600 million aggregate principal amount of 7.750% notes due 2027 (the “September 2027 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The September 2027 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

The September 2027 Notes were issued pursuant to the Base Indenture and the Fourth Supplemental Indenture (together, the “September 2027 Indenture”). The September 2027 Notes will mature on September 16, 2027 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the September 2027 Indenture. The September 2027 Notes bear interest at a rate of 7.750% per year payable semi-annually on March 16 and September 16 of each year, commencing on March 16, 2023. Concurrent with the issuance of the September 2027 Notes, the Company entered into a Registration Rights Agreement (the “September 2027 Registration Rights Agreement”) for the benefit of the purchasers of the September 2027 Notes. Pursuant to the September 2027 Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC with respect to an offer to exchange the September 2027 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the September 2027 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the September 2027 Notes. If the Company fails to satisfy its registration obligations under the September 2027 Registration Rights Agreement, it will be required to pay additional interest to the holders of the September 2027 Notes.

The September 2027 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the September 2027 Notes. The September 2027 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior to the September 2027 Notes. The September 2027 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The September 2027 Notes will rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The September 2027 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the 1940 Act whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the September 2027 Notes and the Successor Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the September 2027 Indenture.

In addition, if a change of control repurchase event, as defined in the Indenture, occurs prior to maturity, holders of the September 2027 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the September 2027 Notes at a repurchase price equal to 100% of the aggregate principal amount of the September 2027 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

In connection with the issuance of the September 2027 Notes, on October 18, 2022 the Company entered into centrally cleared interest rate swaps. The notional amount of the interest rate swaps is $600.0 million. The Company will receive fixed rate interest at 7.750% and pay variable rate interest based on SOFR plus 3.84%. The interest rate swaps mature on September 16, 2027. For the year ended December 31, 2022, the Company did not make any periodic payments. The interest expense related to the September 2027 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of December 31, 2022, the interest rate swap had a fair value of $0.4 million. Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in fair value of the September 2027 Notes, with the remaining difference included as a component of interest expense on the Consolidated Statements of Operations.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Note 7. Commitments and Contingencies

Portfolio Company Commitments

From time to time, the Company may enter into commitments to fund investments. The Company had the following outstanding commitments to fund investments in current portfolio companies as of the following periods:

Portfolio Company	Investment	March 31, 2023	December 31, 2022
($ in thousands)
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC	LLC Interest	$40,965	$45,000
AAM Series 2.1 Aviation Feeder, LLC	LLC Interest	42,832	43,432
ABB/Con-cise Optical Group LLC	First lien senior secured revolving loan	185	186
ACR Group Borrower, LLC	First lien senior secured revolving loan	350	537
AmeriLife Holdings LLC	First lien senior secured revolving loan	16,273	16,273
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	10,848	10,849
Anaplan, Inc.	First lien senior secured revolving loan	16,528	16,528
Apex Service Partners, LLC	First lien senior secured revolving loan	2,300	1,725
Appfire Technologies, LLC	First lien senior secured revolving loan	1,539	1,539
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	14,652	16,366
Armstrong Bidco Limited (dba The Access Group)	First lien senior secured delayed draw term loan	3,838	3,734
Ascend Buyer, LLC (dba PPC Flexible Packaging)	First lien senior secured revolving loan	5,106	5,106
Associations, Inc.	First lien senior secured revolving loan	4,829	4,829
Associations, Inc.	First lien senior secured delayed draw term loan	44,686	56,283
Athenahealth Group Inc.	First lien senior secured delayed draw term loan	3,631	3,631
Avalara, Inc.	First lien senior secured revolving loan	7,045	7,045
AxiomSL Group, Inc.	First lien senior secured delayed draw term loan	2,145	2,145
AxiomSL Group, Inc.	First lien senior secured revolving loan	2,591	2,591
Bayshore Intermediate #2, L.P. (dba Boomi)	First lien senior secured revolving loan	1,274	1,062
BCPE Osprey Buyer, Inc. (dba PartsSource)	First lien senior secured delayed draw term loan	31,034	31,034
BCPE Osprey Buyer, Inc. (dba PartsSource)	First lien senior secured revolving loan	3,621	4,655
BCTO BSI Buyer, Inc. (dba Buildertrend)	First lien senior secured revolving loan	161	161
Brightway Holdings, LLC	First lien senior secured revolving loan	1,474	2,105

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Portfolio Company	Investment	March 31, 2023	December 31, 2022
BTRS Holdings Inc. (dba Billtrust)	First lien senior secured delayed draw term loan	809	917
BTRS Holdings Inc. (dba Billtrust)	First lien senior secured revolving loan	998	1,157
Canadian Hospital Specialties Ltd.	First lien senior secured delayed draw term loan	492	637
Canadian Hospital Specialties Ltd.	First lien senior secured revolving loan	190	248
CivicPlus, LLC	First lien senior secured revolving loan	2,244	2,245
Community Brands ParentCo, LLC	First lien senior secured delayed draw term loan	3,750	3,750
Community Brands ParentCo, LLC	First lien senior secured revolving loan	1,875	1,875
CoreTrust Purchasing Group LLC	First lien senior secured delayed draw term loan	14,183	14,183
CoreTrust Purchasing Group LLC	First lien senior secured revolving loan	14,183	14,183
Coupa Holdings, LLC	First lien senior secured revolving loan	1,664	—
Coupa Holdings, LLC	First lien senior secured delayed draw term loan	2,174	—
Denali BuyerCo, LLC (dba Summit Companies)	First lien senior secured delayed draw term loan	—	5,712
Denali BuyerCo, LLC (dba Summit Companies)	First lien senior secured revolving loan	9,963	9,963
Dermatology Intermediate Holdings III, Inc	First lien senior secured delayed draw term loan	90	278
Diamondback Acquisition, Inc. (dba Sphera)	First lien senior secured delayed draw term loan	9,553	9,553
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)	First lien senior secured revolving loan	91	—
Douglas Products and Packaging Company LLC	First lien senior secured revolving loan	3,199	3,199
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured revolving loan	1,955	1,955
Entertainment Benefits Group, LLC	First lien senior secured revolving loan	7,733	3,867
Evolution BuyerCo, Inc. (dba SIAA)	First lien senior secured delayed draw term loan	200	200
Evolution BuyerCo, Inc. (dba SIAA)	First lien senior secured revolving loan	676	676
Formerra, LLC	First lien senior secured delayed draw term loan	211	211
Formerra, LLC	First lien senior secured revolving loan	321	526
Fortis Solutions Group, LLC	First lien senior secured delayed draw term loan	—	191
Fortis Solutions Group, LLC	First lien senior secured revolving loan	5,847	5,848
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	—	31,894
Gaylord Chemical Company, L.L.C.	First lien senior secured revolving loan	3,182	3,182
Gaylord Chemical Company, L.L.C.	First lien senior secured revolving loan	791	791

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Portfolio Company	Investment	March 31, 2023	December 31, 2022
GI Ranger Intermediate, LLC (dba Rectangle Health)	First lien senior secured delayed draw term loan	7,600	7,600
GI Ranger Intermediate, LLC (dba Rectangle Health)	First lien senior secured revolving loan	1,506	1,506
Global Music Rights, LLC	First lien senior secured revolving loan	7,500	7,500
GovBrands Intermediate, Inc.	First lien senior secured delayed draw term loan	870	870
GovBrands Intermediate, Inc.	First lien senior secured revolving loan	88	88
Granicus, Inc.	First lien senior secured revolving loan	76	107
Grayshift, LLC	First lien senior secured revolving loan	2,419	2,419
HAH Group Holding Company LLC (dba Help at Home)	First lien senior secured delayed draw term loan	9,000	—
Hercules Borrower, LLC (dba The Vincit Group)	First lien senior secured revolving loan	85	86
Hercules Borrower, LLC (dba The Vincit Group)	First lien senior secured delayed draw term loan	7,059	9,811
Hissho Sushi Merger Sub LLC	First lien senior secured revolving loan	8,162	6,996
Hyperion Refinance S.a.r.l (dba Howden Group)	First lien senior secured delayed draw term loan	—	92,823
Ideal Image Development, LLC	First lien senior secured delayed draw term loan	732	732
Ideal Image Development, LLC	First lien senior secured revolving loan	—	915
IG Investments Holdings, LLC (dba Insight Global)	First lien senior secured revolving loan	3,613	2,168
IMO Investor Holdings, Inc.	First lien senior secured delayed draw term loan	4,963	4,963
IMO Investor Holdings, Inc.	First lien senior secured revolving loan	1,514	2,010
Indigo Buyer, Inc. (dba Inovar Packaging Group)	First lien senior secured delayed draw term loan	—	31,750
Indigo Buyer, Inc. (dba Inovar Packaging Group)	First lien senior secured revolving loan	10,583	10,583
Individual Foodservice Holdings, LLC	First lien senior secured revolving loan	83	83
Individual Foodservice Holdings, LLC	First lien senior secured delayed draw term loan	14,393	18,414
Individual Foodservice Holdings, LLC	First lien senior secured delayed draw term loan	8,048	8,048
Intelerad Medical Systems Inc.	First lien senior secured revolving loan	—	1
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured revolving loan	4,213	1,739
Kaseya Inc.	First lien senior secured delayed draw term loan	4,342	4,342
Kaseya Inc.	First lien senior secured revolving loan	4,342	4,342
KBP Brands, LLC	First lien senior secured delayed draw term loan	743	743
KPSKY Acquisition, Inc. (dba BluSky)	First lien senior secured delayed draw term loan	14,488	16,625

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Portfolio Company	Investment	March 31, 2023	December 31, 2022
KWOR Acquisition, Inc. (dba Alacrity Solutions)	First lien senior secured revolving loan	1,870	3,415
KWOR Acquisition, Inc. (dba Alacrity Solutions)	First lien senior secured delayed draw term loan	8,748	8,748
Lignetics Investment Corp.	First lien senior secured delayed draw term loan	—	9,559
Lignetics Investment Corp.	First lien senior secured revolving loan	5,353	4,588
ManTech International Corporation	First lien senior secured delayed draw term loan	3,360	3,360
ManTech International Corporation	First lien senior secured revolving loan	1,806	1,806
Mario Purchaser, LLC (dba Len the Plumber)	First lien senior secured delayed draw term loan	28,401	28,401
Mario Purchaser, LLC (dba Len the Plumber)	First lien senior secured revolving loan	8,038	8,038
Medline Borrower, LP	First lien senior secured revolving loan	2,020	2,020
MHE Intermediate Holdings, LLC (dba OnPoint Group)	First lien senior secured revolving loan	3,071	3,071
Milan Laser Holdings LLC	First lien senior secured revolving loan	1,765	1,765
Ministry Brands Holdings, LLC.	First lien senior secured delayed draw term loan	13,822	15,819
Ministry Brands Holdings, LLC.	First lien senior secured revolving loan	3,559	2,373
Mitnick Corporate Purchaser, Inc.	First lien senior secured revolving loan	6,213	8,713
Natural Partners, LLC	First lien senior secured revolving loan	5,063	5,063
NMI Acquisitionco, Inc. (dba Network Merchants)	First lien senior secured delayed draw term loan	1,039	1,039
NMI Acquisitionco, Inc. (dba Network Merchants)	First lien senior secured revolving loan	558	558
Notorious Topco, LLC (dba Beauty Industry Group)	First lien senior secured delayed draw term loan	3,521	3,521
Notorious Topco, LLC (dba Beauty Industry Group)	First lien senior secured revolving loan	4,225	4,401
OAC Holdings I Corp. (dba Omega Holdings)	First lien senior secured revolving loan	478	1,139
OB Hospitalist Group, Inc.	First lien senior secured revolving loan	4,902	5,222
Ocala Bidco, Inc.	First lien senior secured delayed draw term loan	8,469	8,469
Ole Smoky Distillery, LLC	First lien senior secured revolving loan	3,302	3,302
Oranje Holdco, Inc. (dba KnowBe4)	First lien senior secured revolving loan	10,148	—
Pacific BidCo Inc.	First lien senior secured delayed draw term loan	17,905	17,906
Patriot Acquisition TopCo S.A.R.L (dba Corza Health, Inc.)	First lien senior secured revolving loan	88	70
PCF Holdco, LLC (dba PCF Insurance Services)	Preferred equity	8,740	—
Pediatric Associates Holding Company, LLC	First lien senior secured delayed draw term loan	533	1,776

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Portfolio Company	Investment	March 31, 2023	December 31, 2022
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)	First lien senior secured delayed draw term loan	—	8,891
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)	First lien senior secured revolving loan	2,570	2,570
Ping Identity Holding Corp.	First lien senior secured revolving loan	2,182	2,182
Plasma Buyer LLC (dba Pathgroup)	First lien senior secured delayed draw term loan	28,553	28,553
Plasma Buyer LLC (dba Pathgroup)	First lien senior secured revolving loan	12,237	12,237
Pluralsight, LLC	First lien senior secured revolving loan	196	196
PPV Intermediate Holdings, LLC	First lien senior secured revolving loan	11,854	8,653
PPV Intermediate Holdings, LLC	First lien senior secured delayed draw term loan	6,716	19,248
QAD Inc.	First lien senior secured revolving loan	6,000	6,000
Quva Pharma, Inc.	First lien senior secured revolving loan	155	236
Relativity ODA LLC	First lien senior secured revolving loan	435	435
Sailpoint Technologies Holdings, Inc.	First lien senior secured revolving loan	5,718	5,718
Securonix, Inc.	First lien senior secured revolving loan	5,339	5,339
Simplisafe Holding Corporation	First lien senior secured delayed draw term loan	16,049	16,049
Smarsh Inc.	First lien senior secured delayed draw term loan	10,381	10,381
Smarsh Inc.	First lien senior secured revolving loan	664	5,190
Southern Air & Heat Holdings, LLC	First lien senior secured delayed draw term loan	124	315
Southern Air & Heat Holdings, LLC	First lien senior secured revolving loan	203	203
Spotless Brands, LLC	First lien senior secured revolving loan	1,169	1,461
SWK BUYER, Inc. (dba Stonewall Kitchen)	First lien senior secured revolving loan	2,371	3,626
SWK BUYER, Inc. (dba Stonewall Kitchen)	First lien senior secured delayed draw term loan	13,947	13,947
Tahoe Finco, LLC	First lien senior secured revolving loan	6,279	6,279
Tamarack Intermediate, L.L.C. (dba Verisk 3E)	First lien senior secured revolving loan	4,455	4,388
TC Holdings, LLC (dba TrialCard)	First lien senior secured revolving loan	7,768	7,768
Tempo Buyer Corp. (dba Global Claims Services)	First lien senior secured delayed draw term loan	10,317	10,317
Tempo Buyer Corp. (dba Global Claims Services)	First lien senior secured revolving loan	3,508	4,746
The NPD Group, L.P.	First lien senior secured revolving loan	12,270	12,555
The Shade Store, LLC	First lien senior secured revolving loan	2,045	4,909

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Portfolio Company	Investment	March 31, 2023	December 31, 2022
Thunder Purchaser, Inc. (dba Vector Solutions)	First lien senior secured revolving loan	265	470
Thunder Purchaser, Inc. (dba Vector Solutions)	First lien senior secured delayed draw term loan	1,306	1,306
Troon Golf, L.L.C.	First lien senior secured delayed draw term loan	10,000	10,000
Troon Golf, L.L.C.	First lien senior secured revolving loan	7,207	7,207
Ultimate Baked Goods Midco, LLC	First lien senior secured revolving loan	1,750	1,475
Unified Women’s Healthcare, LP	First lien senior secured delayed draw term loan	1,353	3,045
Unified Women’s Healthcare, LP	First lien senior secured revolving loan	8,120	8,120
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)	First lien senior secured revolving loan	1,096	1,096
Velocity HoldCo III Inc. (dba VelocityEHS)	First lien senior secured revolving loan	113	113
Walker Edison Furniture Company LLC	First lien senior secured delayed draw term loan	333	—
When I Work, Inc.	First lien senior secured revolving loan	3,747	4,164
Zendesk, Inc.	First lien senior secured delayed draw term loan	30,080	30,080
Zendesk, Inc.	First lien senior secured revolving loan	12,386	12,386

Total Unfunded Portfolio Company Commitments		$868,961	$1,067,317

As of March 31, 2023, the Company believed it had adequate financial resources to satisfy the unfunded portfolio company commitments.

Organizational and Offering Costs

The Adviser has incurred organization and offering costs on behalf of the Company in the amount of $1.9 million for the period from April 22, 2020 (Inception) to March 31, 2023, of which $1.9 million has been charged to the Company pursuant to the Investment Advisory Agreement. Under the Investment Advisory Agreement and Administration Agreement, the Adviser is entitled to receive up to 1.5% of gross offering proceeds raised in the Company’s continuous public offering until all organization and offering costs paid by the Adviser have been recovered. The Adviser is responsible for the payment of the Company’s organization and offering expenses to the extent that these expenses exceed 1.5% of the aggregate gross offering proceeds, without recourse against or reimbursement by the Company.

Other Commitments and Contingencies

From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business. As of March 31, 2023, management was not aware of any pending or threatened litigation.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Note 8. Net Assets

Authorized Capital and Share Class Description

In connection with its formation, the Company has the authority to issue the following shares:

Classification	Number of Shares (in thousands)	Par Value
Class S Shares	1,000,000	$0.01
Class D Shares	1,000,000	$0.01
Class I Shares	1,000,000	$0.01

Total	3,000,000

The Company’s Class S shares are subject to upfront selling commissions of up to 3.50% of the offering price. Pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company’s Class S shares are subject to annual ongoing services fees of 0.85% of the current net asset value of such shares, as determined in accordance with FINRA rules.

The Company’s Class D shares are subject to upfront selling commissions of up to 1.50% of the offering price. Pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 act, as if those rules applied to the Company, the Company’s Class D shares are subject to annual ongoing services fees of 0.25% of the current net asset value of such shares, as determined in accordance with FINRA rules.

The Company’s Class I shares are not subject to upfront selling commissions. The Company’s Class I shares are not subject to annual ongoing servicing fees.

Share Issuances

On September 30, 2020, the Company issued 100 Class I common shares for $1,000 to the Adviser.

On November 12, 2020, the Company issued 700,000 Class I common shares for $7.0 million to Feeder FIC Equity, an entity affiliated with the Adviser, and met the minimum offering requirement for the Company’s continuous public offering of $2.5 million.

The following table summarizes transactions with respect to shares of the Company’s common stock during the following periods:

	For the Three Months Ended March 31, 2023
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	17,528,972	$162,332	5,015,703	$46,224	38,530,460	$353,968	61,075,135	$562,524
Shares/gross proceeds from the private placements	—	—	—	—	1,525,337	14,040	1,525,337	14,040
Reinvestment of distributions	1,723,661	15,832	520,722	4,787	3,120,002	28,728	5,364,385	49,347
Repurchased shares	(2,349,994)	(21,643)	(374,566)	(3,453)	(7,361,842)	(68,024)	(10,086,402)	(93,120)

Total shares/gross proceeds	16,902,639	156,521	5,161,859	47,558	35,813,957	328,712	57,878,455	532,791
Sales load	—	(1,557)	—	(49)	—	—	—	(1,606)
Total shares/net proceeds	16,902,639	$154,964	5,161,859	$47,509	35,813,957	$328,712	57,878,455	$531,185

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

	For the Three Months Ended March 31, 2022
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	48,271,855	$453,018	12,403,855	$115,734	65,711,868	$612,240	126,387,578	$1,180,992
Shares/gross proceeds from the private placements	—	—	—	—	4,176,265	38,756	4,176,265	38,756
Reinvestment of distributions	390,070	3,630	157,073	1,461	631,685	5,885	1,178,828	10,976
Repurchased shares	(649,420)	(6,001)	(32,853)	(304)	(1,833,520)	(16,978)	(2,515,793)	(23,283)

Total shares/gross proceeds	48,012,505	450,647	12,528,075	116,891	68,686,298	639,903	129,226,878	1,207,441
Sales load	—	(3,650)	—	(332)	—	—	—	(3,982)
Total shares/net proceeds	48,012,505	$446,997	12,528,075	$116,559	68,686,298	$639,903	129,226,878	$1,203,459

In accordance with the Company’s share pricing policy, the Company will modify its public offering prices to the extent necessary to comply with the requirements of the 1940 Act, including the requirement that it not sell shares at a net offering price below the net asset value per share unless the Company obtains the requisite approval from its shareholders.

The changes to the Company’s offering price per share since the commencement of the Company’s initial continuous public offering and associated effective dates of such changes were as follows:

Class S
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
March 1, 2021	$9.26	$0.32	$9.58
April 1, 2021	$9.26	$0.32	$9.58
May 1, 2021	$9.26	$0.32	$9.58
June 1, 2021	$9.28	$0.32	$9.60
July 1, 2021	$9.30	$0.33	$9.63
August 1, 2021	$9.30	$0.33	$9.63
September 1, 2021	$9.30	$0.33	$9.63
October 1, 2021	$9.31	$0.33	$9.64
November 1, 2021	$9.32	$0.33	$9.65
December 1, 2021	$9.31	$0.33	$9.64
January 1, 2022	$9.33	$0.33	$9.66
February 1, 2022	$9.33	$0.33	$9.66
March 1, 2022	$9.27	$0.32	$9.59
April 1, 2022	$9.24	$0.32	$9.56
May 1, 2022	$9.23	$0.32	$9.55
June 1, 2022	$9.02	$0.32	$9.34
July 1, 2022	$8.84	$0.31	$9.15
August 1, 2022	$9.02	$0.32	$9.34
September 1, 2022	$9.09	$0.32	$9.41

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Class S
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
October 1, 2022	$8.99	$0.31	$9.30
November 1, 2022	$9.00	$0.32	$9.32
December 1, 2022	$9.05	$0.32	$9.37
January 1, 2023	$9.06	$0.32	$9.38
February 1, 2023	$9.24	$0.32	$9.56
March 1, 2023	$9.23	$0.32	$9.55

Class D
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
March 1, 2021	$9.26	$0.14	$9.40
April 1, 2021	$9.26	$0.14	$9.40
May 1, 2021	$9.25	$0.14	$9.39
June 1, 2021	$9.27	$0.14	$9.41
July 1, 2021	$9.29	$0.14	$9.43
August 1, 2021	$9.29	$0.14	$9.43
September 1, 2021	$9.29	$0.14	$9.43
October 1, 2021	$9.31	$0.14	$9.45
November 1, 2021	$9.32	$0.14	$9.46
December 1, 2021	$9.31	$0.14	$9.45
January 1, 2022	$9.34	$0.14	$9.48
February 1, 2022	$9.33	$0.14	$9.47
March 1, 2022	$9.27	$0.14	$9.41
April 1, 2022	$9.25	$0.14	$9.39
May 1, 2022	$9.24	$0.14	$9.38
June 1, 2022	$9.04	$0.14	$9.18
July 1, 2022	$8.86	$0.13	$8.99
August 1, 2022	$9.04	$0.14	$9.18
September 1, 2022	$9.09	$0.14	$9.23
October 1, 2022	$9.00	$0.14	$9.14
November 1, 2022	$9.01	$0.14	$9.15
December 1, 2022	$9.05	$0.14	$9.19
January 1, 2023	$9.07	$0.14	$9.21
February 1, 2023	$9.25	$0.14	$9.39
March 1, 2023	$9.24	$0.14	$9.38

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Class I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
Initial Offering Price	$10.00	$—	$10.00
March 1, 2021	$9.26	$—	$9.26
April 1, 2021	$9.26	$—	$9.26
May 1, 2021	$9.26	$—	$9.26
June 1, 2021	$9.28	$—	$9.28
July 1, 2021	$9.30	$—	$9.30
August 1, 2021	$9.30	$—	$9.30
September 1, 2021	$9.30	$—	$9.30
October 1, 2021	$9.32	$—	$9.32
November 1, 2021	$9.32	$—	$9.32
December 1, 2021	$9.31	$—	$9.31
January 1, 2022	$9.34	$—	$9.34
February 1, 2022	$9.34	$—	$9.34
March 1, 2022	$9.28	$—	$9.28
April 1, 2022	$9.26	$—	$9.26
May 1, 2022	$9.25	$—	$9.25
June 1, 2022	$9.05	$—	$9.05
July 1, 2022	$8.88	$—	$8.88
August 1, 2022	$9.06	$—	$9.06
September 1, 2022	$9.11	$—	$9.11
October 1, 2022	$9.01	$—	$9.01
November 1, 2022	$9.02	$—	$9.02
December 1, 2022	$9.07	$—	$9.07
January 1, 2023	$9.08	$—	$9.08
February 1, 2023	$9.26	$—	$9.26
March 1, 2023	$9.26	$—	$9.26

Distributions

The Board authorizes and declares monthly distribution amounts per share of common stock, payable monthly in arrears. The following table presents cash distributions per share that were recorded during the following periods:

Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount
($ in thousands, except per share amounts)				Class S	Class D	Class I
December 5, 2022	January 31, 2023	February 24, 2023	$0.08765	$16,523	$4,296	$30,667
February 10, 2023	February 28, 2023	March 23, 2023	0.06765	12,882	3,372	24,319
February 10, 2023	March 31, 2023	April 26, 2023	0.06765	13,027	3,550	24,938

Total			$0.22295	$42,432	$11,218	$79,924

(1)	Distributions per share are gross of shareholder servicing fees.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

The following table presents cash distributions per share that were recorded during the following periods:

Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount
($ in thousands, except per share amounts)				Class S	Class D	Class I
November 2, 2021	January 31, 2022	February 23, 2022	$0.05580	$3,798	$1,094	$6,348
November 2, 2021	February 28, 2022	March 24, 2022	0.05580	4,593	1,367	7,312
November 2, 2021	March 31, 2022	April 25, 2022	0.05580	5,334	1,673	8,860

Total			$0.16740	$13,725	$4,134	$22,520

(1)	Distributions per share are gross of shareholder servicing fees.

The Company has adopted a distribution reinvestment plan pursuant to which shareholders (except for residents of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oklahoma, Oregon, Vermont and Washington and clients of participating broker-dealers that do not permit automatic enrollment in the distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of the Company’s same class of common stock to which the distribution relates unless they elect to receive their distributions in cash. The Company expects to use newly issued shares to implement the distribution reinvestment plan. The Company may fund its cash distributions to shareholders from any source of funds available to the Company, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment. In no event, however, will funds be advanced or borrowed for the purpose of distributions, if the amount of such distributions would exceed the Company’s accrued and received revenues for the previous four quarters, less paid and accrued operating expenses with respect to such revenues and costs. Through March 31, 2023, pursuant to the Expense Support Agreement which was terminated by the Adviser on March 7, 2023, a portion of the Company’s distributions resulted from expense support from the Adviser which is subject to repayment by the Company within three years from the date of payment. The purpose of this arrangement was to avoid distributions being characterized as a return of capital for U.S. federal income tax purposes. Shareholders should understand that any such distribution is not based on the Company’s investment performance, and can only be sustained if the Company achieves positive investment performance in future periods and/or the Adviser continues to provide expense support. Shareholders should also understand that the Company’s future repayments of expense support will reduce the distributions that they would otherwise receive. There can be no assurance that the Company will achieve the performance necessary to sustain these distributions, or be able to pay distributions at all. Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions. The following tables reflect the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock during the following periods:

	For the Three Months Ended March 31, 2023
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.22295	$133,574	100.0%

Total	$0.22295	$133,574	100.0%

(1)	Distributions per share are gross of shareholder servicing fees.
(2)	Data in this table is presented on a consolidated basis. Refer to Note 11 “Financial Highlights” for amounts by share class.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

	For the Three Months Ended March 31, 2022
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.16740	$40,379	100.0%

Total	$0.16740	$40,379	100.0%

(1)	Distributions per share are gross of shareholder servicing fees.
(2)	Data in this table is presented on a consolidated basis. Refer to Note 11 “Financial Highlights” for amounts by share class.

Share Repurchases

The Board has complete discretion to determine whether the Company will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of the Board, the Company may use cash on hand, cash available from borrowings, and cash from the sale of its investments as of the end of the applicable period to repurchase shares. The Company has commenced a share repurchase program pursuant to which the Company intends to conduct quarterly repurchase offers to allow its shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase. All shares purchased by the Company pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares. The Company intends to limit the number of shares to be repurchased in each quarter to no more than 5.00% of its’ outstanding shares of common stock. Any periodic repurchase offers are subject in part to the Company’s available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While the Company intends to continue to conduct quarterly tender offers as described above, the Company is not required to do so and may suspend or terminate the share repurchase program at any time.

Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
February 25, 2022	S	March 31, 2022	$6,001	$9.24	649,420
February 25, 2022	D	March 31, 2022	$304	$9.25	32,853
February 25, 2022	I	March 31, 2022	$16,978	$9.26	1,833,520
February 28, 2023	S	March 31, 2023	$21,643	$9.21	2,349,994
February 28, 2023	D	March 31, 2023	$3,453	$9.22	374,566
February 28, 2023	I	March 31, 2023	$68,024	$9.24	7,361,842

Note 9. Earnings Per Share

The following tables set forth the computation of basic and diluted earnings per common share for the following periods:

	For the Three Months Ended March 31,
	2023			2022
($ in thousands, except per share amounts)	Class S common stock	Class D common stock	Class I common stock	Class S common stock	Class D common stock	Class I common stock
Increase (decrease) in net assets resulting from operations	75,696	18,753	130,584	6,161	1,958	11,452
Weighted average shares of common stock outstanding—basic and diluted	209,496,627	51,902,057	361,401,758	92,693,920	25,539,563	134,734,682
Earnings (loss) per common share— basic and diluted	$0.36	$0.36	$0.36	$0.07	$0.08	$0.08

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Note 10. Income Taxes

The Company has elected to be treated as a RIC under Subchapter M of the Code, and intends to operate in a manner so as to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC thereafter, the Company must, among other things, distribute to its shareholders in each taxable year generally at least 90% of the Company’s investment company taxable income, as defined by the Code, and net tax-exempt income for that taxable year. To maintain tax treatment as a RIC, the Company, among other things, intends to make the requisite distributions to its shareholders, which generally relieves the Company from corporate-level U.S. federal income taxes.

Depending on the level of taxable income earned in a tax year, the Company can be expected to carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, the Company will accrue excise tax on estimated excess taxable income.

For the three months ended March 31, 2023 , the Company recorded an expense for U.S. federal excise tax of $0.1 million. For the three months ended March 31, 2022, the Company did not record an expense for U.S. federal excise tax.

Taxable Subsidiaries

Certain of the Company’s consolidated subsidiaries are subject to U.S. federal and state corporate-level income taxes. For the three months ended March 31, 2023 the Company recorded a net tax benefit of approximately $1.2 thousand for taxable subsidiaries.

The Company recorded net deferred tax liability of $6.1 thousand as of March 31, 2023 for taxable subsidiaries, which is significantly related to GAAP to tax outside basis differences in the taxable subsidiaries’ investment in certain partnership interests.

Note 11. Financial Highlights

The following are the financial highlights for a common share outstanding during the following periods:

	For the Three Months Ended March 31,
	2023			2022
($ in thousands, except share and per share amounts)	Class S common stock	Class D common stock	Class I common stock	Class S common stock	Class D common stock	Class I common stock
Per share data:
Net asset value, at beginning of period	$9.06	$9.07	$9.08	$9.33	$9.33	$9.34
Results of operations:
Net investment income (loss)(1)	0.25	0.27	0.27	0.16	0.17	0.18
Net realized and unrealized gain (loss)(2)	0.12	0.10	0.11	(0.07)	(0.07)	(0.08)

Net increase (decrease) in net assets resulting from operations	$0.37	$0.37	$0.38	$0.09	$0.10	$0.10

Shareholder distributions:
Distributions from net investment income(3)	(0.22)	(0.22)	(0.22)	(0.18)	(0.18)	(0.18)
Distributions from realized gains(3)	—	—	—	—	—	—
Distributions in excess of net investment income(3)	—	—	—	—	—	—

Net decrease in net assets from shareholders’ distributions	$(0.22)	$(0.22)	$(0.22)	$(0.18)	$(0.18)	$(0.18)

Total increase (decrease) in net assets	0.15	0.15	0.16	(0.09)	(0.08)	(0.08)
Net asset value, at end of period	$9.21	$9.22	$9.24	$9.24	$9.25	$9.26

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

	For the Three Months Ended March 31,
	2023			2022
($ in thousands, except share and per share amounts)	Class S common stock	Class D common stock	Class I common stock	Class S common stock	Class D common stock	Class I common stock
Total return(4)	1.9%	2.0%	2.2%	0.9%	1.1%	1.2%
Ratios
Ratio of net expenses to average net assets(5)(6)	10.7%	9.9%	9.9%	5.5%	4.6%	4.7%
Ratio of net investment income to average net assets(6)	11.5%	12.0%	12.5%	7.7%	7.7%	8.5%
Portfolio turnover rate	0.2%	0.2%	0.2%	0.5%	0.5%	0.5%
Supplemental Data
Weighted-average shares outstanding	209,496,627	51,902,057	361,401,758	92,693,920	25,539,563	134,734,682
Shares outstanding, end of period	213,854,074	54,057,157	368,625,675	108,713,425	31,080,406	158,789,498
Net assets, end of period	$1,969,776	$498,358	$3,404,263	$1,004,813	$287,505	$1,471,061

(1)	The per share data was derived using the weighted average shares outstanding during the period.
(2)

The amount shown at this caption is the balancing amount derived from the other figures in the schedule. The amount shown at this caption for a share outstanding throughout the period may not agree with the change in the aggregate gains and losses in portfolio securities for the period because of the timing of sales of the Company’s shares in relation to fluctuating market values for the portfolio.

(3)	The per share data was derived using actual shares outstanding at the date of the relevant transaction.
(4)

Total return is not annualized. An investment in the Company is subject to maximum upfront sales load of 3.5% and 1.5% for Class S and Class D common stock, respectively, of the offering price, which will reduce the amount of capital available for investment. Class I common stock is not subject to upfront sales load. Total return displayed is net of all fees, including all operating expenses such as management fees, incentive fees, general and administrative expenses, organization and amortized offering expenses, and interest expenses. Total return is calculated as the change in net asset value (“NAV”) per share (assuming dividends and distributions, if any, are reinvested in accordance with the Company’s dividend reinvestment plan), if any, divided by the beginning NAV per share (which for the purposes of this calculation is equal to the net offering price in effect at that time).

(5)

Operating expenses may vary in the future based on the amount of capital raised, the Adviser’s election to continue expense support, and other unpredictable variables. For the three months ended March 31, 2023, the total operating expenses to average net assets were 1.2%, 0.6% and 0.3%, for Class S, Class D, and Class I common stock, respectively, prior to management fee waivers, expense support provided by the Adviser, and expense recoupment paid to the Adviser, if any. For the three months ended March 31, 2022, the total operating expenses to average net assets were 6.3%, 5.3% and 5.4%, for Class S, Class D, and Class I common stock, respectively, prior to management fee waivers, expense support provided by the Adviser, and expense recoupment paid to the Adviser, if any. Past performance is not a guarantee of future results.

(6)	The ratio reflects an annualized amount, except in the case of non-recurring expenses (e.g., initial organization expenses) and offering expenses.

Owl Rock Core Income Corp.

Notes to Consolidated Financial Statements - Continued

(Unaudited)

Note 12. Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date of issuance. There are no subsequent events to disclose except for the following:

Equity Raise

As of May 11, 2023, the Company has issued 227,090,680 shares of its Class S common stock, 56,993,861 shares of its Class D common stock, and 396,697,649 shares of its Class I common stock and has raised total gross proceeds of $2.1 billion, $0.5 billion, and $3.7 billion, respectively, including seed capital of $1,000 contributed by its Adviser in September 2020 and approximately $25.0 million in gross proceeds raised from Feeder FIC Equity.

Dividend

On May 9, 2023, the Company’s Board declared a distribution of (i) $0.06765 per share, payable on or before June 30, 2023 to shareholders of record as of May 31, 2023, (ii) $0.06765 per share, payable on or before July 31, 2023 to shareholders of record as of June 30, 2023, and (iii) $0.06765 per share, payable on or before August 31, 2023 to shareholders of record as of July 31, 2023.

On May 9, 2023, the Company’s Board also declared a special distribution to shareholders. This special distribution is in addition to those distributions previously declared and announced. This additional distribution, in the amount of $0.02 per share, will be payable on or before August 31, 2023 to shareholders of record as of July 31, 2023.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The information contained in this section should be read in conjunction with “ITEM 1. CONSOLIDATED FINANCIAL STATEMENTS”. This discussion contains forward-looking statements, which relate to future events or the future performance or financial condition of Owl Rock Core Income Corp. and involves numerous risks and uncertainties, including, but not limited to, those described in “ITEM 1A. RISK FACTORS”. This discussion also should be read in conjunction with the “Cautionary Statement Regarding Forward Looking Statements” set forth on page 3 of this Quarterly Report on Form 10-Q. Actual results could differ materially from those implied or expressed in any forward-looking statements.

Overview

Owl Rock Core Income Corp. (the “Company”, “we”, “us”, or “our”) is an externally managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the 1940 Act. Formed as a Maryland corporation on April 22, 2020, we are externally managed by Owl Rock Capital Advisors LLC (the “Adviser”) which is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. The Adviser is registered as an investment adviser with the Securities and Exchange Commission (“SEC”). We have elected to be treated as a RIC under Subchapter M of the Code, and we intend to operate in a manner so as to qualify for the tax treatment applicable to RICs. On October 23, 2020, we formed a wholly-owned subsidiary, OR Lending IC LLC, a Delaware limited liability company, which holds a California finance lenders license. OR Lending IC LLC makes loans to borrowers headquartered in California. From time to time we may form wholly-owned subsidiaries to facilitate the normal course of business.

We are managed by our Adviser. Our Adviser is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Owl Rock, a division of Blue Owl focused on direct lending. Our Adviser is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the overall supervision of our Board, our Adviser manages the day-to-day operations of, and provides investment advisory and management services, to us. The Adviser or its affiliates may engage in certain organizational activities and receive attendant arrangement, structuring or similar fees. Our Adviser is responsible for managing our business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring our investments, and monitoring our portfolio companies on an ongoing basis through a team of management professionals.

We have received an exemptive order that permits us to offer multiple classes of shares of common stock and to impose asset-based servicing and distribution fees and early withdrawal fees. On September 30, 2020, the Advisor purchased 100 shares of our Class I common stock at $10.00 per share, which represents the initial public offering price. The Adviser will not tender these shares for repurchase as long as the Adviser remains the investment adviser of the Company. There is no current intention for the Adviser to discontinue its role. On October 15, 2020, we received a subscription agreement, totaling $25.0 million for the purchase of Class I common shares of our common stock from Owl Rock Feeder FIC ORCIC Equity LLC (“Feeder FIC Equity”), an entity affiliated with the Adviser. On November 12, 2020, we commenced our initial public offering pursuant to which we offered, on a continuous basis, $2,500,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock, and we sold 700,000 shares pursuant to the subscription agreement with Feeder FIC Equity and met the minimum offering requirement for our continuous public offering. The purchase price of these shares sold in the private placement was $10.00 per share. As of March 31, 2021, we had called all of the $25.0 million commitment from Feeder FIC Equity. On February 14, 2022, we commenced our follow-on offering, on a continuous basis, of up to $7,500,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock. The share classes have different upfront selling commissions and ongoing servicing fees. Each class of common stock will be offered through Blue Owl Securities LLC (d/b/a Blue Owl Securities) (the “Dealer Manager”). The Dealer Manager is entitled to receive upfront selling commissions of up to 3.50% of the offering price of each Class S share sold in the offering and 1.50% of the offering price of each Class D share sold. Class I shares are not subject to upfront selling commissions. Any upfront selling commissions for the Class S shares and Class D shares sold in the offering will be deducted from the purchase price. Class S, Class D and Class I shares were offered at initial purchase prices per shares of $10.35, $10.15 and $10.00, respectively. Currently, the purchase price per share for each class of common stock varies, but will not be sold at a price below our net asset value per share of such class, as determined in accordance with our share pricing policy, plus applicable upfront selling commissions. We also engage in private placements of our common stock.

Since meeting the minimum offering requirement and commencing our continuous public offering through March 31, 2023, we have issued 216,760,729 shares of Class S common stock, 53,431,198 shares of Class D common stock, and 382,200,592 shares of Class I common stock for gross proceeds of $2.0 billion, $0.5 billion, and $3.5 billion, respectively, including $1,000 of seed capital contributed by our Adviser in September 2020, approximately $25.0 million in gross proceeds raised in the private placement from Feeder FIC Equity, and 15,654,376 shares of our Class I common stock issued in a private placement issued to feeder vehicles primarily created to hold our Class I shares for gross proceeds of approximately $0.1 billion. The shares purchased by the Adviser and Feeder FIC Equity are subject to a lock-up pursuant to FINRA Rule 5110(e)(1) for a period of 180 days from the date of commencement of sales in the offering, and the Adviser, Feeder FIC Equity, and their permitted assignees may not engage in any transaction that would result in the effective economic disposition of the Class I shares.

Our Adviser also serves as investment adviser to Owl Rock Capital Corporation and Owl Rock Capital Corporation II.

Blue Owl consists of three divisions: (1) Owl Rock, which focuses on direct lending, (2) Dyal, which focuses on providing capital to institutional alternative asset managers and (3) Oak Street, which focuses on real estate strategies. Owl Rock is comprised of the Adviser, Owl Rock Technology Advisors LLC (“ORTA”), Owl Rock Capital Private Fund Advisors LLC (“ORCPFA”), Owl Rock Technology Advisors II LLC (“ORTA II”), and Owl Rock Diversified Advisors LLC (“ORDA”) and together with the Adviser, ORTA, ORTA II, ORCPFA, and ORDA, the “Owl Rock Advisers”), which also are investment advisers. As of March 31, 2023, the Adviser and its affiliates had $71.6 billion of assets under management across the Owl Rock division of Blue Owl.

The management of our investment portfolio is the responsibility of the Adviser and the Investment Committee. We consider these individuals to be our portfolio managers. The Investment Team, is led by Douglas I. Ostrover, Marc S. Lipschultz and Craig W. Packer and is supported by certain members of the Adviser’s senior executive team and the Investment Committee. The Investment Team, under the Investment Committee’s supervision, sources investment opportunities, conducts research, performs due diligence on potential investments, structures our investments and will monitor our portfolio companies on an ongoing basis. The Investment Committee is comprised of Douglas I. Ostrover, Marc S. Lipschultz, Craig W. Packer, Alexis Maged, and Jeff Walwyn. The Investment Committee meets regularly to consider our investments, direct our strategic initiatives and supervise the actions taken by the Adviser on our behalf. In addition, the Investment Committee reviews and determines whether to make prospective investments (including approving parameters or guidelines pursuant to which investments in broadly syndicated loans may be bought and sold), structures financings and monitors the performance of the investment portfolio. Each investment opportunity requires the approval of a majority of the Investment Committee. Follow-on investments in existing portfolio companies may require the Investment Committee’s approval beyond that obtained when the initial investment in the portfolio company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less, may require approval by the Investment Committee. The compensation packages of certain Investment Committee members from the Adviser include various combinations of discretionary bonuses and variable incentive compensation based primarily on performance for services provided and may include shares of Blue Owl.

In addition, we and the Adviser have entered into a dealer manager agreement with Blue Owl Securities and certain participating broker dealers to solicit capital.

We may be prohibited under the 1940 Act from participating in certain transactions with our affiliates without the prior approval of our directors who are not interested persons and, in some cases, the prior approval of the SEC. We rely on an order for exemptive relief (the “Order”) that has been granted to our Adviser and its affiliates by the SEC to permit us to co-invest with other funds managed by our Adviser or certain affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to the Order, we generally are permitted to co-invest with certain of our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transactions, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching by us or our shareholders on the part of any person concerned, (2) the transaction is consistent with the interests of our shareholders and is consistent with our investment objective and strategies, (3) the investment by our affiliates would not disadvantage us, and our participation would not be on a basis different from or less advantageous than that on which our affiliates are investing, and (4) the proposed investment by us would not benefit our Adviser or its affiliates or any affiliated person of any of them (other than the parties to the transaction), except to the extent permitted by the Order and applicable law, including the limitations set forth in Section 57(k) of the 1940 Act. In addition, we have received an amendment to our order to permit us to invest in follow-on investments in our existing portfolio companies with certain affiliates that are private funds if such private funds did not have an investment in such existing portfolio company. The Owl Rock Advisers` investment allocation policy seeks to ensure equitable allocation of investment opportunities between us and/or other funds managed by our Adviser or its affiliates. As a result of the Order, there could be significant overlap in our investment portfolio and the investment portfolio of other funds managed by the Adviser or its affiliates that could avail themselves of exemptive relief and that have an investment objective similar to ours.

We have elected to be regulated as a BDC under the 1940 Act and intend to elect to be taxed as a regulated investment company (“RIC”) for tax purposes under the Code. As a result, we are required to comply with various statutory and regulatory requirements, such as:

•	the requirement to invest at least 70% of our assets in “qualifying assets”, as such term is defined in the 1940 Act;

•	source of income limitations;

•	asset diversification requirements; and

•	the requirement to distribute (or be treated as distributing) in each taxable year at least 90% of our investment company taxable income and tax-exempt interest for that taxable year.

Our Investment Framework

We are a Maryland corporation organized primarily to originate and make loans to, and make debt and equity investments in, U.S. middle market companies. Our investment objective is to generate current income, and to a lesser extent, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns. Since our Adviser and its affiliates began investment activities in April 2016 through March 31, 2023, our Adviser and its affiliates have originated $74.5 billion aggregate principal amount of investments, of which $71.0 billion aggregate principal amount of investments prior to any subsequent exits or repayments, was retained by either us or a corporation or fund advised by our Adviser or its affiliates. We seek to participate in transactions sponsored by what we believe to be high-quality private equity and venture capital firms capable of providing both operational and financial resources. We seek to generate current income primarily in U.S. upper middle market companies through direct originations of senior secured loans or originations of unsecured loans, subordinated loans or mezzanine loans, broadly syndicated loans and, to a lesser extent, investments in equity-related securities including warrants, preferred stock and similar forms of senior equity. Our equity investments are typically not control-oriented investments and we may structure such equity investments to include provisions protecting our rights as a minority-interest holder.

We define “middle market companies” generally to mean companies with earnings before interest expense, income tax expense, depreciation and amortization, or “EBITDA,” between $10 million and $250 million annually and/or annual revenue of $50 million to $2.5 billion at the time of investment, although we may on occasion invest in smaller or larger companies if an opportunity presents itself.

We expect that generally our portfolio composition will be majority debt or income producing securities, which may include “covenant-lite” loans (as defined below), with a lesser allocation to equity or equity-linked opportunities, including publicly traded debt instruments, which we may hold directly or through special purposes vehicles. These investments may include high-yield bonds, which are often referred to as “junk bonds”, and broadly syndicated loans. In addition, we may invest a portion of our portfolio in opportunistic investments and broadly syndicated loans, which will not be our primary focus, but will be intended to enhance returns to our shareholders and from time to time, we may evaluate and enter into strategic portfolio transactions which may result in additional portfolio companies which we are considered to control. These investments may include high-yield bonds and broadly-syndicated loans, including publicly traded debt instruments, which are typically originated and structured by banks on behalf of large corporate borrowers with employee counts, revenues, EBITDAs and enterprise values larger than those of middle market companies, and equity investments in portfolio companies that make senior secured loan or invest in broadly syndicated loans or structured products, such as life settlements and royalty interests. Our portfolio composition may fluctuate from time to time based on market conditions and interest rates. We generally intend to investment in companies with low loan to value ratios, which we consider to be 50% or lower.

Covenants are contractual restrictions that lenders place on companies to limit the corporate actions a company may pursue. Generally, the loans in which we expect to invest will have financial maintenance covenants, which are used to proactively address materially adverse changes in a portfolio company’s financial performance. However, to a lesser extent, we may invest in “covenant- lite” loans. We use the term “covenant-lite” to refer generally to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent we invest in “covenant-lite” loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.

We target portfolio companies where we can structure larger transactions that comprise 1-2% of our portfolio (with no individual portfolio company generally expected to comprise greater than 5% of our portfolio). As of March 31, 2023, our average investment size in each of our portfolio companies was approximately $52.7 million based on fair value. As of March 31, 2023, excluding the investment in ORCIC SLF and certain investments that fall outside our typical borrower profile, our portfolio companies representing 82.9% of our total debt portfolio based on fair value, had weighted average annual revenue of $967.1 million, weighted average annual EBITDA of $222.5 million and an average interest coverage of 2.4x.

The companies in which we invest use our capital primarily to support their growth, acquisitions, market or product expansion, refinancings and/or recapitalizations. The debt in which we invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “junk”.

A majority of our new investments are indexed to the Secured Overnight Financing Rate (“SOFR”); however, we have material contracts that are indexed to the London Interbank Offered Rate (“LIBOR”) and are monitoring this activity, evaluating the related risks and our exposure, and adding alternative language to contracts, where necessary. Certain contracts have an orderly market transition already in process. However, it is not possible to predict the effect of any of these developments, and any future initiatives to regulate, reform or change the manner of administration of LIBOR could result in adverse consequences to the rate of interest payable and receivable on, market value of and market liquidity for LIBOR-based financial instruments.

Key Components of Our Results of Operations

Investments

We focus primarily on the direct origination of loans to middle market companies domiciled in the United States.

Our level of investment activity (both the number of investments and the size of each investment) can and will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to middle market companies, the level of merger and acquisition activity for such companies, the general economic environment and the competitive environment for the types of investments we make.

In addition, as part of our risk strategy on investments, we may reduce the levels of certain investments through partial sales or syndication to additional lenders.

Revenues

We generate revenues primarily in the form of interest income from the investments we hold. In addition, we may generate income from dividends on either direct equity investments or equity interests obtained in connection with originating loans, such as options, warrants or conversion rights. Our debt investments typically have a term of three to ten years. As of March 31, 2023, 99.0% of our debt investments based on fair value bear interest at a floating rate, subject to interest rate floors in certain cases. Interest on our debt investments is generally payable either monthly or quarterly.

Our investment portfolio consists of floating rate loans, and our credit facility bears interest at a floating rate. Macro trends in base interest rates like SOFR, LIBOR, and any other alternative reference rates may affect our net investment income over the long term. However, because we generally originate loans to a small number of portfolio companies each quarter, and those investments vary in size, our results in any given period, including the interest rate on investments that were sold or repaid in a period compared to the interest rate of new investments made during that period, often are idiosyncratic, and reflect the characteristics of the particular portfolio companies that we invested in or exited during the period and not necessarily any trends in our business or macro trends.

Loan origination fees, original issue discount and market discount or premium are capitalized, and we accrete or amortize such amounts under U.S. generally accepted accounting principles (“U.S. GAAP”) as interest income using the effective yield method for term instruments and the straight-line method for revolving or delayed draw instruments. Repayments of our debt investments can reduce interest income from period to period. The frequency or volume of these repayments may fluctuate significantly. We record prepayment premiums on loans as interest income. We may also generate revenue in the form of commitment, loan origination, structuring, or due diligence fees, fees for providing managerial assistance to our portfolio companies and possibly consulting fees.

Dividend income on equity investments is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded companies.

Our portfolio activity also reflects the proceeds from sales of investments. We recognize realized gains or losses on investments based on the difference between the net proceeds from the disposition and the amortized cost basis of the investment without regard to unrealized gains or losses previously recognized. We record current period changes in fair value of investments that are measured at fair value as a component of the net change in unrealized gains (losses) on investments in the Consolidated Statements of Operations.

Expenses

Our primary operating expenses include the payment of the management fee, performance based incentive fee, expenses reimbursable under the Administration Agreement and Investment Advisory Agreement, legal and professional fees, interest and other debt expenses and other operating expenses. The management fee and performance based incentive fee compensate our Adviser for work in identifying, evaluating, negotiating, closing, monitoring and realizing our investments.

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, are provided and paid for by the Adviser. We bear our allocable portion of the compensation paid by the Adviser (or its affiliates) to our Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to our business affairs). We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (i) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (ii) our allocable portion of overhead and other expenses incurred by the Adviser in performing its administrative obligations under the Administration Agreement; and (iii) all other expenses of our operations and transactions including, without limitation, those relating to:

•

expenses deemed to be “organization and offering expenses” for purposes of Conduct Rule 2310(a)(12) of Financial Industry Regulatory Authority (exclusive of commissions, the dealer manager fee, any discounts and other similar expenses paid by investors at the time of sale of our stock);

•	the cost of corporate and organizational expenses relating to offerings of shares of our common stock;

•	the cost of calculating our net asset value, including the cost of any third-party valuation services;

•	the cost of effecting any sales and repurchases of our common stock and other securities;

•	fees and expenses payable under any dealer manager agreements, if any;

•	debt service and other costs of borrowings or other financing arrangements;

•	costs of hedging;

•

expenses, including travel expense, incurred by the Adviser, or members of the investment team, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, enforcing our rights;

•	escrow agent, transfer agent and custodial fees and expenses;

•	fees and expenses associated with marketing efforts;

•	federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies;

•	federal, state and local taxes;

•	independent directors’ fees and expenses, including certain travel expenses;

•

costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration fees, listing fees and licenses, and the compensation of professionals responsible for the preparation of the foregoing;

•	the costs of any reports, proxy statements or other notices to our shareholders (including printing and mailing costs);

•	the costs of any shareholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related matters;

•	commissions and other compensation payable to brokers or dealers;

•	research and market data;

•	fidelity bond, directors’ and officers’ errors and omissions liability insurance and other insurance premiums;

•	direct costs and expenses of administration, including printing, mailing, long distance telephone and staff;

•	fees and expenses associated with independent audits, outside legal and consulting costs;

•	costs of winding up;

•	costs incurred in connection with the formation or maintenance of entities or vehicles to hold our assets for tax or other purposes;

•	extraordinary expenses (such as litigation or indemnification); and

•	costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws.

We expect, but cannot assure, that our general and administrative expenses will increase in dollar terms during periods of asset growth, but will decline as a percentage of total assets during such periods.

Expense Support and Conditional Reimbursement Agreement

On September 30, 2020, we entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser, the purpose of which was to ensure that no portion of our distributions to shareholders represented a return of capital for tax purposes. The Expense Support Agreement became effective as of November 12, 2020, the date that the Company met the minimum offering requirement and was terminated by the Adviser on March 7, 2023.

On a quarterly basis, the Adviser reimbursed us for “Operating Expenses” (as defined below) in an amount equal to the excess of our cumulative distributions paid to our shareholders in each quarter over “Available Operating Funds” (as defined below) received by us on account of our investment portfolio during such quarter. Any payments that the Adviser was required to make pursuant to the preceding sentence are referred to herein as an “Expense Payment”.

Under the Expense Support Agreement, “Operating Expenses” was defined as all of our operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies. “Available Operating Funds” was defined as the sum of (i) our estimated investment company taxable income (including realized net short-term capital gains reduced by realized net long-term capital losses), (ii) our realized net capital gains (including the excess of realized net long-term capital gains over realized net short-term capital losses) and (iii) dividends and other distributions paid to us on account of preferred and common equity investments in portfolio companies, if any (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The Adviser’s obligation to make Expense Payments under the Expense Support Agreement automatically became a liability of the Adviser and the right to such Expense Payment was an asset of ours on the last business day of the applicable quarter. The Expense Payment for any quarter was be paid by the Adviser to us in any combination of cash or other immediately available funds, and/or offset against amounts due from us to the Adviser no later than the earlier of (i) the date on which we close our books for such quarter, or (ii) forty-five days after the end of such quarter.

Following any quarter in which Available Operating Funds exceed the cumulative distributions paid by us in respect of such quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we are required to pay such Excess Operating Funds, or a portion thereof, in accordance with the stipulations below, as applicable, to the Adviser, until such time as all Expense Payments made by the Adviser to us within three years prior to the last business day of such quarter have been reimbursed. Any payments required to be made by us are referred to as a “Reimbursement Payment”.

The amount of the Reimbursement Payment for any quarter shall equal the lesser of (i) the Excess Operating Funds in respect of such quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser to us within three years prior to the last business day of such quarter that have not been previously reimbursed by us to the Adviser. The payment will be reduced to the extent that such Reimbursement Payments, together with all other Reimbursement Payments paid during the fiscal year, would cause Other Operating Expenses defined as our total Operating Expenses, excluding base management fees, incentive fees, organization and offering expenses, distribution and shareholder servicing fees, financing fees and costs, interest expense, brokerage commissions and extraordinary expenses on an annualized basis and net of any Expense Payments received by us during the fiscal year to exceed the lesser of: (i) 1.75% of our average net assets attributable to the shares of our common stock for the fiscal year-to-date period after taking such Expense Payments into account; and (ii) the percentage of our average net assets attributable to shares of our common stock represented by Other Operating Expenses during the fiscal year in which such Expense Payment was made (provided, however, that this clause (ii) shall not apply to any Reimbursement Payment which relates to an Expense Payment made during the same fiscal year).

No Reimbursement Payment for any quarter will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by us at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) our “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by our net assets.

The specific amount of expenses reimbursed by the Adviser, if any, will be determined at the end of each quarter. We or the Adviser will be able to terminate the Expense Support Agreement at any time, with or without notice. The Expense Support Agreement will automatically terminate in the event of (a) the termination of the Investment Advisory Agreement, or (b) a determination by our Board to dissolve or liquidate the Company. Upon termination of the Expense Support Agreement, we will be required to fund any Expense Payments that have not been reimbursed by us to the Adviser. As of March 31, 2023, the amount of Expense Support payments provided by our Adviser since inception is $9.4 million.

Our obligation to make Reimbursement Payments, subject to the conditions above, survives the termination of the Expense Support Agreement.

Fee Waivers

On February 23, 2021, the Adviser agreed to waive 100% of the base management fee for the quarter ended March 31, 2021. Any portion of the base management fee waived will not be subject to recoupment.

Reimbursement of Administrative Services

We will reimburse our Adviser for the administrative expenses necessary for its performance of services to us. However, such reimbursement will be made at an amount equal to the lower of our Adviser’s actual costs or the amount that we would be required to pay for comparable administrative services in the same geographic location. Also, such costs will be reasonably allocated to us on the basis of assets, revenues, time records or other reasonable methods. We will not reimburse our Adviser for any services for which it receives a separate fee, for example rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of our Adviser.

Leverage

The amount of leverage we use in any period depends on a variety of factors, including cash available for investing, the cost of financing and general economic and market conditions. On September 30, 2020, we received shareholder approval that allowed us to reduce our asset coverage ratio to 150% effective October 1, 2020. and in connection with their subscription agreements, our investors are required to acknowledge our ability to operate with an asset coverage ratio that may be as low as 150%. As a result, we generally will be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to the common stock if our asset coverage, as defined in the 1940 Act, would at least be equal to 150% immediately after each such issuance. This reduced asset coverage ratio permits us to double the amount of leverage we can incur. For example, under a 150% asset coverage ratio we may borrow $2 for investment purposes of every $1 of investor equity whereas under a 200% asset coverage ratio we may only borrow $1 for investment purposes for every $1 of investor equity.

In any period, our interest expense will depend largely on the extent of our borrowing and we expect interest expense will increase as we increase our leverage over time subject to the limits of the 1940 Act. In addition, we may dedicate assets to financing facilities.

Market Trends

We believe the middle market lending environment provides opportunities for us to meet our goal of making investments that generate attractive risk-adjusted returns based on a combination of the following factors,

Limited Availability of Capital for Middle Market Companies. We believe that regulatory and structural factors, industry consolidation and general risk aversion, limit the amount of traditional financing available to U.S. middle market companies. We believe that many commercial and investment banks have, in recent years, de- emphasized their service and product offerings to middle market businesses in favor of lending to large corporate clients and managing capital markets transactions. In addition, these lenders may be constrained in their ability to underwrite and hold bank loans and high yield securities for middle market issuers as they seek to meet existing and future regulatory capital requirements. We also believe that there are a lack of market participants that are willing to hold meaningful amounts of certain middle market loans. As a result, we believe our ability to minimize syndication risk for a company seeking financing by being able to hold its loans without having to syndicate them, coupled with reduced capacity of traditional lenders to serve the middle market, present an attractive opportunity to invest in middle market companies.

Capital Markets Have Been Unable to Fill the Void in U.S. Middle Market Finance Left by Banks. Access to underwritten bond and syndicated loan markets is challenging for middle market companies due to loan size and liquidity. For example, high yield bonds are generally purchased by institutional investors, such as mutual funds and exchange traded funds (“ETFs”), who among other things, are focused on the liquidity characteristics of the bond being issued in order to fund investor redemptions and/or comply with regulatory requirements. Accordingly, the existence of an active secondary market for bonds is an important consideration in these entities’ initial investment decision.

Syndicated loans arranged through a bank are done either on a “best efforts” basis or are underwritten with terms plus provisions that permit the underwriters to change certain terms, including pricing, structure, yield and tenor, otherwise known as “flex”, to successfully syndicate the loan, in the event the terms initially marketed are insufficiently attractive to investors. Furthermore, banks are generally reluctant to underwrite middle market loans because the arrangement fees they may earn on the placement of the debt generally are not sufficient to meet the banks’ return hurdles. Loans provided by companies such as ours provide certainty to issuers in that we have a more stable capital base and have the ability to invest in illiquid assets, and we can commit to a given amount of debt on specific terms, at stated coupons and with agreed upon fees. As we are the ultimate holder of the loans, we do not require market “flex” or other arrangements that banks may require when acting on an agency basis. In addition, our Adviser has teams focused on both liquid credit and private credit and these teams are able to collaborate with respect to syndicated loans.

Robust Demand for Debt Capital. The middle market is a large addressable market. According to GE Capital’s National Center for the Middle Market mid-year 2022 Middle Market Indicator, there are approximately 200,000 U.S. middle market companies, which have approximately 48 million aggregate employees. Moreover, the U.S. middle market accounts for one-third of private sector gross domestic product (“GDP”). GE defines U.S. middle market companies as those between $10 million and $1 billion in annual revenue, which we believe has significant overlap with our definition of U.S. middle market companies. We believe U.S. middle market companies will continue to require access to debt capital to refinance existing debt, support growth and finance acquisitions. We believe that periods of market volatility, such as the dislocation caused by the COVID-19 pandemic and the increased market turbulence and uncertain economic backdrop in 2022, have accentuated the advantages of private credit. The availability of capital in the liquid credit market is highly sensitive to market conditions whereas we believe private lending has proven to be a stable and reliable source of capital through periods of volatility. In addition, we believe the large amount of uninvested capital held by funds of private equity firms broadly, estimated by Preqin Ltd., an alternative assets industry data and research company, to be $1.7 trillion as of January 2022, will continue to drive deal activity. We expect that private equity sponsors will continue to pursue acquisitions and leverage their equity investments with secured loans provided by companies such as us.

Attractive Investment Dynamics. An imbalance between the supply of, and demand for, middle market debt capital creates attractive pricing dynamics. We believe the directly negotiated nature of middle market financings also generally provides more favorable terms to the lender, including stronger covenant and reporting packages, better call protection, and lender-protective change of control provisions. Additionally, we believe BDC managers’ expertise in credit selection and ability to manage through credit cycles has generally resulted in BDCs experiencing lower loss rates than U.S. commercial banks through credit cycles. Further, we believe that historical middle market default rates have been lower, and recovery rates have been higher, as compared to the larger market capitalization, broadly distributed market, leading to lower cumulative losses.

Conservative Capital Structures. Following the global credit crisis, which we define broadly as occurring between mid-2007 and mid- 2009, lenders have generally required borrowers to maintain more equity as a percentage of their total capitalization, specifically to protect lenders during economic downturns. With more conservative capital structures, U.S. middle market companies have exhibited higher levels of cash flows available to service their debt. In addition, U.S. middle market companies often are characterized by simpler capital structures than larger borrowers, which facilitates a streamlined underwriting process and, when necessary, restructuring process.

Attractive Opportunities in Investments in Loans. We invest in senior secured or unsecured loans, subordinated loans or mezzanine loans and, to a lesser extent, equity and equity-related securities. We believe that opportunities in senior secured loans are significant because of the floating rate structure of most senior secured debt issuances and because of the strong defensive characteristics of these types of investments. We believe that debt issues with floating interest rates offer a superior return profile as compared with fixed-rate investments, since floating rate structures are generally less susceptible to declines in value experienced by fixed-rate securities in a rising interest rate environment. Senior secured debt also provides strong defensive characteristics. Senior secured debt has priority in payment among an issuer’s security holders whereby holders are due to receive payment before junior creditors and equity holders. Further, these investments are secured by the issuer’s assets, which may provide protection in the event of a default.

Portfolio and Investment Activity

As of March 31, 2023, based on fair value, our portfolio consisted of 78.9% first lien senior secured debt investments (of which we consider 51.7% to be unitranche debt investments (including “last-out” portions of such loans), 10.0% second-lien senior secured debt investments, 1.9% unsecured debt investments, 1.6% investment funds and vehicles, 5.2% preferred equity investments, and 2.4% common equity investments.

As of March 31, 2023, our weighted average total yield of the portfolio at fair value and amortized cost was 11.0% and 11.0%, respectively, and our weighted average yield of accruing debt and income producing securities at fair value and amortized cost was 11.4% and 11.3%, respectively.

As of March 31, 2023 we had investments in 220 portfolio companies with an aggregate fair value of $11.6 billion. As of March 31, 2023, we had net leverage of 0.94x debt-to-equity and we target net leverage of 0.90x-1.25x debt-to-equity.

We expect the pace of our originations to vary with the pace of repayments and the pace at which we raise funds in our public and private offerings. In periods with lower repayment volume, the pace of our originations is expected to slow. Currently, rising interest rates, reduced refinancing activity and market uncertainty has led to a decline in merger and acquisitions activity which in turn has led to decreased repayments and originations over the quarter; however, when the interest rate environment stabilizes, we expect repayments to increase. In addition, although the pace of originations has slowed, we continue to focus on investing in recession resistant industries that we are familiar with, including service oriented sectors such as software, insurance, food and beverage and healthcare, and the credit quality of our portfolio remains consistent. The majority of our investments are supported by sophisticated financial sponsors who provide operational and financial resources. In addition, the current lending environment is favorable to direct lenders and Owl Rock continues to have the opportunity to invest in large unitranche transactions in excess of $1 billion in size which gives us the ability to structure the terms and spreads of such deals to include wider spreads, lower loan to values, extended call protection, attractive leverage profiles and credit protections.

We also continue to invest in specialty financing portfolio companies, including ORCIC SLF, Amergin AssetCo, LSI Financing, and Fifth Season and have seen a meaningful increase in the value of some of these strategic equity positions. These companies may use our capital to support acquisitions which could continue to lead to increased dividend income. See “Specialty Financing Portfolio Companies.”

Many of the companies in which we invest have experienced relief and are experiencing improved profitability from earlier supply chain disruptions resulting from the pandemic, the war between Russia and Ukraine and elements of geopolitical, economic and financial market instability. In addition, we have seen a moderation in input costs which has helped to offset the impact of rising rates and support growth. However, in the event that the U.S. economy enters into a protracted recession, it is possible that the results of some of the middle market companies similar to those in which we invest could experience deterioration. While we are not seeing signs of an overall, broad deterioration in our results or those of our portfolio companies at this time, there can be no assurance that the performance of certain of our portfolio companies will not be negatively impacted by economic conditions, which could have a negative impact on our future results.

We are continuing to monitor the effect that market volatility, including as a result of a rising interest rate environment and uncertainty in the banking sector may have on our portfolio companies and our investment activities. Although we anticipate that a shift in consumer demand may lead to a contraction in the economy, we believe that the rapid rise in interest rates will meaningfully benefit our net investment income as we begin to see the impact of interest rates exceeding our interest rate floors. We believe that the rapid rise in interest rates will meaningfully benefit our net investment income as we continue to see the impact of interest rates exceeding our interest rate floors.

Our investment activity for the following periods are presented below (information presented herein is at par value unless otherwise indicated).

	For the Three Months Ended March 31,
($ in thousands)	2023	2022
New investment commitments
Gross originations	$645,489	$2,778,076
Less: Sell downs	—	(1,780)

Total new investment commitments	$645,489	$2,776,296

Principal amount of investments funded:
First-lien senior secured debt investments	$478,275	$1,929,533

	For the Three Months Ended March 31,
($ in thousands)	2023	2022
Second-lien senior secured debt investments	—	235,466
Unsecured debt investments	—	149,203
Preferred equity investments	88,910	100,000
Common equity investments	5,356	26,062
Investment funds and vehicles	40,906	—

Total principal amount of investments funded	$613,448	$2,440,264

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(28,353)	$(17,372)
Second-lien senior secured debt investments	—	—
Unsecured debt investments	(3)	—
Preferred equity investments	—	(305)
Common equity investments	—	—

Total principal amount of investments sold or repaid	$(28,356)	$(17,677)

Number of new investment commitments in new portfolio companies(1)	15	37
Average new investment commitment amount in new portfolio companies	23,871	41,203
Weighted average term for new investment commitments (in years)	5.3	5.2
Percentage of new debt investment commitments at floating rates	100.0%	98.7%
Percentage of new debt investment commitments at fixed rates	—%	1.3%
Weighted average interest rate of new debt investment commitments(2)(3)	10.8%	5.6%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	5.9%	5.2%

(1)	Number of new investment commitments represents commitments to a particular portfolio company.
(2)

For the three months ended March 31, 2023, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 4.91% as of March 31, 2023.

(3)

For the three months ended March 31, 2022, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month LIBOR which was 0.96% as of March 31, 2022.

Investments at fair value and amortized cost consisted of the below as of the following periods:

	March 31, 2023			December 31, 2022
($ in thousands)	Amortized Cost	Fair Value		Amortized Cost	Fair Value
First-lien senior secured debt investments	$9,149,385	$9,140,820	(4)	$8,499,854	$8,448,540	(5)
Second-lien senior secured debt investments	1,205,502	1,156,893		1,203,388	1,142,862
Unsecured debt investments	225,728	220,622		221,564	211,328
Preferred equity investments(1)	611,288	605,447		510,033	500,023
Common equity investments(2)	266,102	282,725		248,176	264,437
Investment funds and vehicles(3)	182,683	184,517		141,777	140,394

Total Investments	$11,640,688	$11,591,024		$10,824,792	$10,707,584

(1)	Includes investment in LSI Financing.
(2)	Includes equity investments in Amergin AssetCo and Fifth Season.
(3)	Includes investment in ORCIC SLF.
(4)	51.7% of which we consider unitranche loans.
(5)	55.4% of which we consider unitranche loans.

The table below describes investments by industry composition based on fair value as of the following periods:

	March 31, 2023	December 31, 2022
Advertising and media	2.6%	2.8%
Aerospace and defense	0.3	0.4
Asset based lending and fund finance(1)	1.2	1.2
Automotive	1.3	1.4
Buildings and real estate	4.1	4.0
Business services	7.3	7.3
Chemicals	1.6	1.7
Consumer products	2.4	2.4
Containers and packaging	3.7	3.6
Distribution	2.2	2.3
Education	1.4	1.4
Energy equipment and services	0.1	0.1
Financial services	2.5	2.6
Food and beverage	5.5	5.8
Healthcare equipment and services	4.4	3.9
Healthcare providers and services	13.3	14.4
Healthcare technology	4.9	5.2
Household products	2.2	2.4
Human resource support services	1.1	1.1
Infrastructure and environmental services	0.9	0.9
Insurance(2)	10.3	9.7
Internet software and services	14.0	13.6
Investment funds and vehicles(3)	1.6	1.3
Leisure and entertainment	1.1	1.2
Manufacturing	3.4	3.0
Pharmaceuticals(4)	0.7	—
Professional services	2.7	2.8
Specialty retail	2.9	3.2
Telecommunications	—	—
Transportation	0.3	0.3

Total	100.0%	100.0%

(1)	Includes equity investments in Amergin AssetCo.
(2)	Includes investment in Fifth Season.
(3)	Includes investment in ORCIC SLF.
(4)	Includes investment in LSI Financing.

The table below describes investments by geographic composition based on fair value as of the following periods:

	March 31, 2023	December 31, 2022
United States:
Midwest	18.9%	20.4%
Northeast	20.4	20.0
South	31.9	29.7
West	19.1	20.7
International	9.7	9.2

Total	100.0%	100.0%

The table below describes the weighted average yields and interest rates of our investments at fair value as of the following periods:

	March 31, 2023	December 31, 2022
Weighted average total yield of portfolio(1)	11.0%	10.6%
Weighted average total yield of debt and income producing securities(1)	11.4%	10.9%
Weighted average interest rate of debt securities	10.8%	10.2%
Weighted average spread over base rate of all floating rate investments	6.0%	5.9%

(1)

For non-stated rate income producing investments, computed based on (a) the dividend or interest income earned for the respective trailing twelve months ended on the measurement date, divided by (b) the ending fair value. In instances where historical dividend or interest income data is not available or not representative for the trailing twelve months ended, the dividend or interest income is annualized.

The weighted average yield of our debt and income producing securities is not the same as a return on investment for our shareholders but, rather, relates to a portion of our investment portfolio and is calculated before the payment of all of our and our subsidiaries’ fees and expenses. The weighted average yield was computed using the effective interest rates as of each respective date, including accretion of original issue discount and loan origination fees, but excluding investments on non-accrual status, if any. There can be no assurance that the weighted average yield will remain at its current level.

Our Adviser monitors our portfolio companies on an ongoing basis. It monitors the financial trends of each portfolio company to determine if they are meeting their respective business plans and to assess the appropriate course of action with respect to each portfolio company. Our Adviser has several methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:

•	assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;

•	periodic and regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;

•	comparisons to other companies in the portfolio company’s industry; and

•	review of monthly or quarterly financial statements and financial projections for portfolio companies.

As part of the monitoring process, our Adviser employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, our Adviser rates the credit risk of all investments on a scale of 1 to 5. This system is intended primarily to reflect the underlying risk of a portfolio investment relative to our initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. The rating system is as follows:

Investment Rating	Description
1	Investments rated 1 involve the least amount of risk to our initial cost basis. The borrower is performing above expectations, and the trends and risk factors for this investment since origination or acquisition are generally favorable;

Investment Rating	Description
2	Investments rated 2 involve an acceptable level of risk that is similar to the risk at the time of origination or acquisition. The borrower is generally performing as expected and the risk factors are neutral to favorable. All investments or acquired investments in new portfolio companies are initially assessed a rating of 2;

3	Investments rated 3 involve a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination or acquisition;

4	Investments rated 4 involve a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination or acquisition. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 120 days past due); and

5	Investments rated 5 involve a borrower performing substantially below expectations and indicates that the loan’s risk has increased substantially since origination or acquisition. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 5 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our Adviser rates the investments in our portfolio at least quarterly and it is possible that the rating of a portfolio investment may be reduced or increased over time. For investments rated 3, 4 or 5, our Adviser enhances its level of scrutiny over the monitoring of such portfolio company.

The Adviser has built out its portfolio management team to include workout experts who closely monitor our portfolio companies and who, on at least a quarterly basis, assess each portfolio company’s operational and liquidity exposure and outlook to understand and mitigate risks; and, on at least a monthly basis, evaluates existing and newly identified situations where operating results are deviating from expectations. As part of its monitoring process, the Adviser focuses on projected liquidity needs and where warranted, re-underwriting credits and evaluating downside and liquidation scenarios.

The Adviser focuses on downside protection by leveraging existing rights available under our credit documents; however, for investments that are significantly underperforming or which may need to be restructured, the Adviser’s workout team partners with the investment team and all material amendments, waivers and restructurings require the approval of a majority of the Investment Committee. Since inception, only 1 of our investments has been placed on non-accrual status.

The following table shows the composition of our portfolio on the 1 to 5 rating scale as of the following periods:

	March 31, 2023		December 31, 2022
Investment Rating	Fair Value	Percentage	Fair Value	Percentage
($ in thousands)
1	$238,033	2.1%	$239,458	2.2%
2	11,011,317	94.9	10,335,440	96.6
3	335,062	2.9	127,472	1.2
4	6,612	0.1	—	—
5	—	—	5,214	—

Total	$11,591,024	100.0%	$10,707,584	100.0%

The following table shows the amortized cost of our performing and non-accrual debt investments as of the following periods:

	March 31, 2023		December 31, 2022
($ in thousands)	Amortized Cost	Percentage	Amortized Cost	Percentage
Performing	$10,576,832	100.0%	$9,914,939	99.9%
Non-accrual	3,783	—	9,867	0.1

Total	$10,580,615	100.0%	$9,924,806	100.0%

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Specialty Financing Portfolio Companies

Amergin

Amergin was created to invest in a leasing platform focused on railcar and aviation assets. Amergin consists of Amergin AssetCo and Amergin Asset Management LLC, which has entered into a Servicing Agreement with Amergin AssetCo. We made a $90.0 million equity commitment to Amergin AssetCo on July 1, 2022. Our investment in Amergin is a co-investment made with our affiliates in accordance with the terms of the exemptive relief that we received from the SEC. We do not consolidate our equity interest in Amergin AssetCo.

Fifth Season Investments LLC (fka Chapford SMA Partnership, L.P.)

Fifth Season is a portfolio company created to invest in life settlement assets. On July 18, 2022, we made a $15.9 million equity commitment to Fifth Season. We increased our commitment to Fifth Season on October 17, 2022, November 9, 2022, November 15, 2022 and November 29, 2022 by $73.6 million, $1.7 million, $7.3 million and $7.0 million, respectively. Our investment in Fifth Season is a co-investment with our affiliates in accordance with the terms of the exemptive relief that we received from the SEC.

LSI Financing 1 DAC

LSI Financing 1 DAC (“LSI Financing”) is a portfolio company formed to acquire a contractual rights to revenue pursuant to earnout agreements generally in the life sciences space. On December 14, 2022, we made a $6.2 million equity commitment to LSI Financing. We increased our commitment to LSI Financing on February 17, 2023, February 24, 2023, and March 16, 2023 by $2.8 million, $0.3 million, and $69.9 million, respectively. Our investment in LSI Financing is a co-investment made with our affiliates in accordance with the terms of the exemptive relief that we received from the SEC.

ORCIC Senior Loan Fund

ORCIC SLF, a Delaware limited liability company, was formed as our wholly-owned subsidiary and commenced operations on February 14, 2022. On November 2, 2022, we and State Teachers Retirement System of Ohio (“OSTRS” and together with the Company, the “Members” and each, a “Member”) entered into an Amended and Restated Limited Liability Company Agreement to co-manage ORCIC SLF as a joint-venture. ORCIC SLF’s principal purpose is to make investments, primarily in senior secured loans that are made to middle market companies, broadly syndicated loans and in senior and subordinated notes issued by collateralized loan obligations. We and OSTRS have agreed to contribute $437.5 million and $62.5 million, respectively, to ORCIC SLF. We and OSTRS have a 87.5% and 12.5% economic ownership, respectively, in ORCIC SLF. Except under certain circumstances, contributions to ORCIC SLF cannot be redeemed. ORCIC SLF is managed by a board consisting of an equal number of representatives appointed by each Member and which acts unanimously. Investment decisions must be approved unanimously by an investment committee consisting of an equal number of representative appointed by each Member.

We have determined that ORCIC SLF is an investment company under Accounting Standards Codification (“ASC”) 946, however, in accordance with such guidance, we will generally not consolidate our investment in a company other than a wholly owned investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. Accordingly, we do not consolidate our non-controlling interest in ORCIC SLF.

As of March 31, 2023 and December 31, 2022, ORCIC SLF had total investments in senior secured debt at fair value, as determined by an independent valuation firm, of $651.7 million and $506.2 million, respectively. The determination of fair value is in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 820, Fair Value Measurements (“ASC 820”), as amended; however, such fair value is not included in our valuation process. The following table is a summary of ORCIC SLF’s portfolio as well as a listing of the portfolio investments in ORCIC SLF’s portfolio as of the following periods:

($ in thousands)	March 31, 2023	December 31, 2022
Total senior secured debt investments(1)	$672,631	$529,463
Weighted average spread over base rate(1)	3.8%	4.4%
Number of portfolio companies	116	74
Largest funded investment to a single borrower(1)	$14,520	$14,547

(1)	At par.

ORCIC Senior Loan Fund’s Portfolio as of March 31, 2023 ($ in thousands) (Unaudited)
Company(1)(2)(4)(5)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(3)	Fair Value	Percentage of Members’ Equity
Debt Investments
Aerospace and defense
American Airlines, Inc.(11)	First lien senior secured loan	SR + 2.75%	02/2028	$2,000	$1,961	$1,952	0.9%
Bleriot US Bidco Inc.(7)	First lien senior secured loan	L + 4.00%	10/2026	5,260	5,171	5,258	2.6%
Peraton Corp.(6)	First lien senior secured loan	L + 3.75%	02/2028	7,552	7,285	7,442	3.5%
Transdigm, Inc.(10)	First lien senior secured loan	SR + 3.25%	08/2028	4,000	3,991	3,985	1.9%
Transdigm, Inc.(10)	First lien senior secured loan	SR + 3.25%	02/2027	2,993	2,937	2,986	1.4%

				21,805	21,345	21,623	10.3%
Automotive
PAI Holdco, Inc.(7)(12)	First lien senior secured loan	L + 3.75%	10/2027	4,937	4,543	4,616	2.2%

				4,937	4,543	4,616	2.2%
Buildings and real estate
CPG International LLC(9)	First lien senior secured loan	SR + 2.50%	04/2029	1,995	1,975	1,967	0.9%
Beacon Roofing Supply, Inc.(6)	First lien senior secured loan	L + 2.25%	05/2028	1,995	1,992	1,981	0.9%
Cushman & Wakefield U.S. Borrower, LLC(6)	First lien senior secured loan	L + 2.75%	08/2025	2,000	1,965	1,947	0.9%
Dodge Construction Network, LLC(11)(12)	First lien senior secured loan	SR + 4.75%	02/2029	5,260	4,916	4,419	2.1%
RealPage, Inc.(6)	First lien senior secured loan	L + 3.00%	04/2028	10,520	9,926	10,186	4.8%
Wrench Group LLC(7)(12)	First lien senior secured loan	L + 4.00%	04/2026	9,736	9,716	9,444	4.6%

				31,506	30,490	29,944	14.2%
Business services
Prime Security Services Borrower, LLC(7)	First lien senior secured loan	L + 2.75%	09/2026	1,995	1,965	1,986	0.9%
BrightView Landscapes, LLC(10)	First lien senior secured loan	SR + 3.25%	04/2029	10,515	10,219	10,248	4.8%
ConnectWise, LLC(6)	First lien senior secured loan	L + 3.50%	09/2028	10,520	9,958	10,136	4.8%
Packers Holdings, LLC(9)	First lien senior secured loan	SR + 3.25%	03/2028	6,174	5,688	5,568	2.6%
Brown Group Holdings, LLC(10)	First lien senior secured loan	SR + 3.75%	07/2029	2,021	2,001	2,018	1.0%
Sitel Worldwide Corporation(6)	First lien senior secured loan	L + 3.75%	08/2028	2,992	2,923	2,953	1.4%
VM Consolidated, Inc(9)	First lien senior secured loan	SR + 3.25%	03/2028	2,456	2,431	2,451	1.2%
Vistage Worldwide, Inc.(9)(12)	First lien senior secured loan	SR + 5.25%	07/2029	3,980	3,827	3,910	1.9%

				40,653	39,012	39,270	18.6%
Chemicals
Aruba Investments Holdings, LLC (dba Angus Chemical Company)(9)(12)	First lien senior secured loan	SR + 4.75%	11/2027	2,993	2,796	2,933	1.5%
Axalta Coating Systems US Holdings Inc.(10)	First lien senior secured loan	SR + 3.00%	12/2029	4,813	4,768	4,814	2.3%
H.B. Fuller Company(9)	First lien senior secured loan	SR + 2.50%	02/2030	2,000	2,000	2,007	1.0%

ORCIC Senior Loan Fund’s Portfolio as of March 31, 2023 ($ in thousands) (Unaudited)
Company(1)(2)(4)(5)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(3)	Fair Value	Percentage of Members’ Equity
Ineos US Petrochem LLC(9)(12)	First lien senior secured loan	SR + 3.75%	03/2030	2,000	1,980	1,990	0.9%
Ineos US Finance LLC(9)	First lien senior secured loan	SR + 3.50%	02/2030	2,000	1,980	1,987	0.9%
Ineos US Finance LLC(9)	First lien senior secured loan	SR + 3.75%	11/2027	3,000	2,897	2,992	1.4%
Nouryon Finance B.V.(9)(12)	First lien senior secured loan	SR + 4.00%	03/2028	2,000	1,980	1,995	0.9%
Blue Tree Holdings, Inc(7)(12)	First lien senior secured loan	L + 2.50%	03/2028	1,995	1,985	1,950	0.9%

				20,801	20,386	20,668	9.8%
Consumer products
Olaplex, Inc.(9)	First lien senior secured loan	SR + 3.50%	02/2029	5,260	4,893	4,677	2.2%

				5,260	4,893	4,677	2.2%
Containers and packaging
Berlin Packaging L.L.C.(7)	First lien senior secured loan	L + 3.75%	03/2028	11,577	11,139	11,380	5.4%
BW Holding, Inc.(10)(12)	First lien senior secured loan	SR + 4.00%	12/2028	7,748	7,623	7,360	3.5%
Charter NEX US, Inc.(9)	First lien senior secured loan	SR + 3.75%	12/2027	5,000	4,952	4,930	2.3%
Valcour Packaging, LLC(8)(12)	First lien senior secured loan	L + 3.75%	10/2028	9,900	9,880	8,861	4.2%
Ring Container Technologies Group, LLC(6)	First lien senior secured loan	L + 3.50%	08/2028	9,737	9,570	9,677	4.6%
Tricorbraun Holdings, Inc.(6)	First lien senior secured loan	L + 3.25%	03/2028	10,520	9,994	10,255	4.9%

				54,482	53,158	52,463	24.9%
Distribution
Dealer Tire, LLC(9)	First lien senior secured loan	SR + 4.50%	12/2027	3,949	3,882	3,917	1.9%
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(9)	First lien senior secured loan	SR + 4.63%	06/2026	9,738	9,433	9,602	4.6%
SRS Distribution, Inc.(6)	First lien senior secured loan	L + 3.50%	06/2028	10,546	9,843	10,165	4.8%
White Cap Supply Holdings, LLC(9)	First lien senior secured loan	SR + 3.75%	10/2027	10,547	10,021	10,412	4.9%

				34,780	33,179	34,096	16.2%
Education
Sophia, L.P.(9)(12)	First lien senior secured loan	SR + 4.25%	10/2027	9,738	9,719	9,738	4.6%
Severin Acquisition, LLC (dba Powerschool)(9)	First lien senior secured loan	SR + 3.00%	08/2025	4,884	4,804	4,875	2.3%
Renaissance Learning, Inc.(6)	First lien senior secured loan	L + 3.25%	05/2025	3,500	3,395	3,399	1.6%

				18,122	17,918	18,012	8.5%
Energy equipment and services
AMG Advanced Metallurgical Group N.V(6)	First lien senior secured loan	L + 3.50%	11/2028	3,456	3,428	3,422	1.6%
AZZ Inc.(9)	First lien senior secured loan	SR + 4.25%	05/2029	7,925	7,862	7,912	3.8%
Pike Corp.(6)	First lien senior secured loan	L + 3.00%	01/2028	9,800	9,617	9,715	4.6%
Brookfield WEC Holdings Inc.(9)	First lien senior secured loan	SR + 3.75%	08/2025	3,483	3,459	3,472	1.6%

				24,664	24,366	24,521	11.6%
Financial services
Acuris Finance US, Inc. (ION Analytics) (10)	First lien senior secured loan	SR + 4.00%	02/2028	4,500	4,401	4,333	2.1%
AllSpring Buyer(10)	First lien senior secured loan	SR + 4.00%	11/2028	4,975	4,913	4,957	2.4%
Deerfield Dakota Holding, LLC(10)	First lien senior secured loan	SR + 3.75%	04/2027	7,890	7,525	7,627	3.6%
The Edelman Financial Engines Center, LLC(6)	First lien senior secured loan	L + 3.75%	04/2028	3,990	3,900	3,837	1.8%
Focus Financial Partners, LLC(9)	First lien senior secured loan	SR + 3.25%	06/2028	4,975	4,893	4,918	2.3%
Guggenheim Partners Investment Management Holdings, LLC(10)	First lien senior secured loan	SR + 3.25%	12/2029	4,988	4,904	4,953	2.3%

				31,318	30,536	30,625	14.5%
Food and beverage
Nomad Foods Europe Midco Ltd.(9)	First lien senior secured loan	SR + 3.75%	11/2029	5,000	4,807	4,992	2.4%
Pegasus BidCo B.V.(10)	First lien senior secured loan	SR + 4.25%	07/2029	5,486	5,305	5,390	2.6%
Shearer’s Foods, LLC(6)	First lien senior secured loan	L + 3.50%	09/2027	8,785	8,203	8,565	4.1%
Naked Juice LLC (dba Tropicana)(10)	First lien senior secured loan	SR + 3.25%	01/2029	10,547	9,674	9,249	4.3%

				29,818	27,989	28,196	13.4%

ORCIC Senior Loan Fund’s Portfolio as of March 31, 2023 ($ in thousands) (Unaudited)
Company(1)(2)(4)(5)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(3)	Fair Value	Percentage of Members’ Equity
Healthcare equipment and services
Confluent Medical Technologies, Inc.(10)(12)	First lien senior secured loan	SR + 3.75%	02/2029	9,738	9,602	9,421	4.5%
Dermatology Intermediate Holdings III, Inc(10)	First lien senior secured loan	SR + 4.25%	03/2029	9,925	9,808	9,702	4.6%
Dermatology Intermediate Holdings III, Inc(10)(13)	First lien senior secured delayed draw term loan	SR + 4.25%	03/2029	1,767	1,757	1,727	0.8%
Medline Borrower, LP(6)	First lien senior secured loan	L + 3.25%	10/2028	8,306	7,777	8,089	3.8%
MJH Healthcare Holdings, LLC(9)	First lien senior secured loan	SR + 3.50%	01/2029	3,822	3,760	3,721	1.8%
Natus Medical Inc.(10)(12)	First lien senior secured loan	SR + 5.50%	07/2029	4,489	4,182	4,242	2.0%
Zest Acquisition Corp.(9)	First lien senior secured loan	SR + 5.50%	02/2028	3,990	3,797	3,833	1.8%

				42,037	40,683	40,735	19.3%
Healthcare providers and services
Covetrus, Inc.(10)	First lien senior secured loan	SR + 5.00%	10/2029	9,500	8,957	8,942	4.2%
HAH Group Holding Company LLC(7)(12)(13)	First lien senior secured delayed draw term loan	L + 5.00%	10/2027	—	—	—	—%
Phoenix Newco, Inc. (dba Parexel)(6)	First lien senior secured loan	L + 3.25%	11/2028	7,425	7,164	7,331	3.5%
Pediatric Associates Holding Company, LLC(6)	First lien senior secured loan	L + 3.25%	12/2028	3,413	3,350	3,329	1.6%
Physician Partners, LLC(10)	First lien senior secured loan	SR + 4.00%	12/2028	9,925	9,404	9,308	4.4%
Premise Health Holding(10)(12)	First lien senior secured loan	SR + 4.75%	07/2025	3,226	3,193	3,201	1.5%

				33,489	32,068	32,111	15.2%
Healthcare technology
Athenahealth Group Inc.(9)	First lien senior secured loan	SR + 3.50%	02/2029	9,379	8,640	8,769	4.2%
Athenahealth Group Inc.(9)(13)	First lien senior secured delayed draw term loan	SR + 3.50%	02/2029	—	(108)	(69)	—%
Gainwell Acquisition Corp.(10)	First lien senior secured loan	SR + 4.00%	10/2027	2,992	2,956	2,850	1.4%
Imprivata, Inc.(9)	First lien senior secured loan	SR + 4.25%	12/2027	9,738	9,569	9,543	4.5%
Verscend Holding Corp.(6)	First lien senior secured loan	L + 4.00%	08/2025	9,919	9,809	9,896	4.6%
Zelis Cost Management Buyer, Inc.(6)	First lien senior secured loan	L + 3.50%	09/2026	4,489	4,484	4,463	2.1%

				36,517	35,350	35,452	16.8%
Infrastructure and environmental services
Osmose Utilities Services, Inc.(6)	First lien senior secured loan	L + 3.25%	06/2028	9,737	9,056	9,328	4.4%
USIC Holdings, Inc.(6)	First lien senior secured loan	L + 3.50%	05/2028	2,970	2,830	2,868	1.4%

				12,707	11,886	12,196	5.8%
Insurance
Acrisure, LLC(10)	First lien senior secured loan	SR + 5.75%	02/2027	7,481	7,181	7,406	3.5%
AssuredPartners, Inc.(9)	First lien senior secured loan	SR + 4.25%	02/2027	4,975	4,812	4,950	2.4%
Broadstreet Partners, Inc(6)	First lien senior secured loan	L + 3.00%	01/2027	4,166	4,115	4,073	1.9%
Hub International Limited(7)	First lien senior secured loan	L + 3.25%	04/2025	9,899	9,749	9,865	4.7%
Howden Group Holdings Limited (aka HIG Finance 2 Limited / Preatorian)(9)(12)	First lien senior secured loan	SR + 4.00%	03/2030	4,000	3,840	3,970	1.9%

				30,521	29,697	30,264	14.4%
Internet software and services
Barracuda Parent, LLC(10)	First lien senior secured loan	SR + 4.50%	08/2029	10,574	10,131	10,160	4.8%
Boxer Parent Company Inc(6)	First lien senior secured loan	L + 3.75%	10/2025	1,994	1,972	1,966	0.9%
CDK Global, Inc.(10)	First lien senior secured loan	SR + 4.25%	07/2029	10,574	10,350	10,527	5.0%
DCert Buyer, Inc.(11)	First lien senior secured loan	SR + 4.00%	10/2026	1,995	1,983	1,949	0.9%
E2open, LLC(6)	First lien senior secured loan	L + 3.50%	02/2028	3,859	3,752	3,816	1.8%
Hyland Software, Inc.(6)	First lien senior secured loan	L + 3.50%	07/2024	9,922	9,743	9,795	4.6%
Idera, Inc.(7)	First lien senior secured loan	L + 3.75%	03/2028	1,995	1,939	1,897	0.9%
Infinite Bidco LLC(7)(12)	First lien senior secured loan	L + 3.25%	03/2028	2,993	2,889	2,858	1.4%
Delta TopCo, Inc. (dba Infoblox, Inc.)(10)	First lien senior secured loan	SR + 3.75%	12/2027	10,546	9,680	9,751	4.6%
McAfee Corp(9)	First lien senior secured loan	SR + 3.75%	03/2029	2,992	2,861	2,805	1.3%
Perforce Software, Inc.(6)	First lien senior secured loan	L + 3.75%	07/2026	2,992	2,837	2,777	1.3%
SONICWALL US Holdings Inc(7)	First lien senior secured loan	L + 3.75%	05/2025	1,995	1,962	1,956	1.0%

ORCIC Senior Loan Fund’s Portfolio as of March 31, 2023 ($ in thousands) (Unaudited)
Company(1)(2)(4)(5)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(3)	Fair Value	Percentage of Members’ Equity
Sophos Holdings, LLC(7)	First lien senior secured loan	L + 3.50%	03/2027	10,519	10,307	10,410	5.0%
UST Holdings, Ltd.(9)(12)	First lien senior secured loan	SR + 3.75%	11/2028	3,461	3,449	3,427	1.6%
VS Buyer LLC(7)	First lien senior secured loan	L + 3.00%	02/2027	2,992	2,992	2,957	1.4%

				79,403	76,847	77,051	36.5%
Leisure and entertainment
Delta 2 (Lux) SARL (dba Formula One)(9)	First lien senior secured loan	SR + 3.25%	01/2030	3,000	2,972	3,001	1.4%
WMG Acquisition Corp.(9)	First lien senior secured loan	SR + 3.00%	01/2028	4,000	3,926	3,960	1.9%

				7,000	6,898	6,961	3.3%
Manufacturing
Altar Bidco, Inc(11)	First lien senior secured loan	SR + 3.10%	02/2029	4,751	4,543	4,509	2.1%
Engineered Machinery Holdings, Inc. (dba Duravant)(7)	First lien senior secured loan	L + 3.50%	05/2028	4,987	4,952	4,911	2.3%
DXP Enterprises, Inc.(11)(12)	First lien senior secured loan	SR + 5.25%	12/2027	6,969	6,660	6,795	3.2%
Entegris, Inc.(9)	First lien senior secured loan	SR + 2.75%	07/2029	2,500	2,500	2,499	1.2%
Gates Global LLC(9)	First lien senior secured loan	SR + 3.50%	11/2029	1,990	1,933	1,983	0.9%
Pro Mach Group, Inc.(6)	First lien senior secured loan	L + 4.00%	08/2028	10,520	10,268	10,456	5.0%
Pro Mach Group, Inc.(9)(12)	First lien senior secured loan	SR + 5.00%	08/2028	4,000	3,808	4,000	1.9%
Watlow Electric Manufacturing Company(10)	First lien senior secured loan	SR + 3.75%	03/2028	2,494	2,477	2,435	1.2%

				38,211	37,141	37,588	17.8%
Professional services
Apex Group Treasury, LLC(7)	First lien senior secured loan	L + 3.75%	07/2028	4,925	4,744	4,790	2.3%
Apex Group Treasury, LLC(10)(12)	First lien senior secured loan	SR + 5.00%	07/2028	2,494	2,349	2,456	1.2%
Skopima Merger Sub Inc(6)	First lien senior secured loan	L + 4.00%	05/2028	4,987	4,747	4,651	2.2%
Corporation Service Company(9)	First lien senior secured loan	SR + 3.25%	11/2029	1,995	1,990	1,989	0.9%
EM Midco2 Ltd. (dba Element Materials Technology)(10)	First lien senior secured loan	SR + 4.25%	06/2029	9,083	8,970	8,958	4.2%
Genuine Financial Holdings LLC(7)	First lien senior secured loan	L + 3.75%	07/2025	3,988	3,977	3,955	1.9%
Red Ventures, LLC(9)	First lien senior secured loan	SR + 3.00%	02/2030	4,000	3,960	3,960	1.9%
Sovos Compliance, LLC(6)	First lien senior secured loan	L + 4.50%	08/2028	10,520	10,189	9,942	4.7%
VT Topco, Inc. (dba Veritext)(6)(12)	First lien senior secured loan	L + 3.75%	08/2025	1,939	1,915	1,905	0.9%
VT Topco, Inc. (dba Veritext)(7)(12)(13)	First lien senior secured delayed draw term loan	L + 3.75%	08/2025	55	55	54	—%

				43,986	42,896	42,660	20.2%
Telecommunications
Ciena Corporation(9)	First lien senior secured loan	SR + 2.50%	01/2030	2,000	1,991	1,996	0.9%
Cogeco Communications (USA) II	First lien senior secured loan	L + 2.50%	09/2028	2,992	2,979	2,949	1.4%
Park Place Technologies, LLC(9)	First lien senior secured loan	SR + 5.00%	11/2027	9,737	9,268	9,316	4.5%
Zayo Group Holdings, Inc.(9)	First lien senior secured loan	SR + 4.25%	03/2027	9,900	8,349	7,776	3.7%

				24,629	22,587	22,037	10.5%
Transportation
Safe Fleet Holdings(9)	First lien senior secured loan	SR + 3.75%	02/2029	1,995	1,976	1,949	0.9%
Uber Technologies, Inc.(10)	First lien senior secured loan	SR + 2.75%	03/2030	3,990	3,980	3,979	1.9%

				5,985	5,956	5,928	2.8%
Total Debt Investments				$672,631	$649,824	$651,694	309.0%

Total Investments				$672,631	$649,824	$651,694	309.0%

1.	Certain portfolio company investments are subject to contractual restrictions on sales.
2.	Unless otherwise indicated, ORCIC SLF’s investments are pledged as collateral supporting the amounts outstanding under ORCIC SLF’s SPV Asset Facilities.
3.	The amortized cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method.
4.	Unless otherwise indicated, all investments are considered Level 3 investments.

5.

Unless otherwise indicated, loan contains a variable rate structure, which may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the London Interbank Offered Rate (“LIBOR” or “L”) (which can include one-, two-, three- or six-month LIBOR), Secured Overnight Financing Rate (“SOFR” or “SR”) (which can include one-, three-, six- or twelve-month SOFR) or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate (“Prime” or “P”), at the borrower’s option, and which reset periodically based on the terms of the loan agreement.

6.	The interest rate on these loans is subject to 1 month LIBOR, which as of March 31, 2023 was 4.86%.
7.	The interest rate on these loans is subject to 3 month LIBOR, which as of March 31, 2023 was 5.19%.
8.	The interest rate on these loans is subject to 6 month LIBOR, which as of March 31, 2023 was 5.31%.
9.	The interest rate on these loans is subject to 1 month SOFR, which as of March 31, 2023 was 4.80%.
10.	The interest rate on these loans is subject to 3 month SOFR, which as of March 31, 2023 was 4.91%.
11.	The interest rate on these loans is subject to 6 month SOFR, which as of March 31, 2023 was 4.90%.
12.	Level 3 investment.
13.	Position or portion thereof is an unfunded loan commitment.

ORCIC Senior Loan Fund’s Portfolio as of December 31, 2022 ($ in thousands)
Company(1)(2)(4)(5)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(3)	Fair Value	Percentage of Members’ Equity
Debt Investments
Aerospace and defense
Bleriot US Bidco Inc.(7)	First lien senior secured loan	L + 4.00%	10/2026	$5,273	$5,178	$5,207	3.2%
Peraton Corp.(6)	First lien senior secured loan	L + 3.75%	02/2028	7,571	7,290	7,382	4.6%
Transdigm, Inc.(8)(11)	First lien senior secured loan	SR + 3.25%	02/2027	3,000	2,940	2,985	1.9%

				15,844	15,408	15,574	9.7%
Automotive
PAI Holdco, Inc.(7)	First lien senior secured loan	L + 3.75%	10/2027	4,950	4,538	4,356	2.7%

				4,950	4,538	4,356	2.7%
Buildings and real estate
Dodge Construction Network, LLC(10)	First lien senior secured loan	SR + 4.75%	02/2029	5,274	4,917	4,482	2.8%
RealPage, Inc.(6)(11)	First lien senior secured loan	L + 3.00%	04/2028	10,547	9,925	10,009	6.2%
Wrench Group LLC(7)	First lien senior secured loan	L + 4.00%	04/2026	9,761	9,737	9,419	5.9%

				25,582	24,579	23,910	14.9%
Business services
BrightView Landscapes, LLC(8)	First lien senior secured loan	SR + 3.25%	04/2029	10,547	10,230	10,125	6.3%
Brown Group Holdings, LLC(9)(11)	First lien senior secured loan	SR + 3.75%	07/2029	2,026	2,005	2,017	1.3%
ConnectWise, LLC(7)(11)	First lien senior secured loan	L + 3.50%	09/2028	10,547	9,961	9,996	6.2%
Packers Holdings, LLC(6)	First lien senior secured loan	L + 3.25%	03/2028	6,190	5,682	5,384	3.4%
Vistage Worldwide, Inc.(8)	First lien senior secured loan	SR + 5.25%	07/2029	3,990	3,831	3,890	2.4%

				33,300	31,709	31,412	19.6%
Capital markets
Guggenheim Partners Investment Management Holdings, LLC(9)	First lien senior secured loan	SR + 3.25%	12/2029	5,000	4,913	4,913	3.1%

				5,000	4,913	4,913	3.1%
Chemicals
Aruba Investments Holdings, LLC (dba Angus Chemical Company)(8)	First lien senior secured loan	SR + 4.75%	11/2027	3,000	2,794	2,933	1.9%
Axalta Coating Systems US Holdings Inc.(9)(11)	First lien senior secured loan	SR + 3.00%	12/2029	5,000	4,950	5,000	3.1%
Ineos US Finance LLC(9)	First lien senior secured loan	SR + 3.75%	11/2027	3,000	2,895	2,948	1.8%

				11,000	10,639	10,881	6.8%

ORCIC Senior Loan Fund’s Portfolio as of December 31, 2022 ($ in thousands)
Company(1)(2)(4)(5)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(3)	Fair Value	Percentage of Members’ Equity
Consumer products
Olaplex, Inc.(8)	First lien senior secured loan	SR + 3.50%	02/2029	5,287	4,905	4,970	3.1%

				5,287	4,905	4,970	3.1%
Containers and packaging
Berlin Packaging L.L.C.(7)(11)	First lien senior secured loan	L + 3.75%	03/2028	10,547	10,102	10,127	6.3%
BW Holding, Inc.(9)	First lien senior secured loan	SR + 4.00%	12/2028	7,767	7,637	7,146	4.5%
Ring Container Technologies Group, LLC(6)	First lien senior secured loan	L + 3.50%	08/2028	9,762	9,585	9,616	6.0%
Tricorbraun Holdings, Inc.(6)(11)	First lien senior secured loan	L + 3.25%	03/2028	10,546	9,995	10,040	6.3%
Valcour Packaging, LLC(9)	First lien senior secured loan	SR + 3.75%	10/2028	9,925	9,901	8,883	5.5%

				48,547	47,220	45,812	28.6%
Distribution
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(8)(11)	First lien senior secured loan	SR + 4.63%	06/2026	9,762	9,434	9,469	5.9%
Dealer Tire, LLC(8)	First lien senior secured loan	SR + 4.25%	12/2027	3,959	3,888	3,900	2.4%
SRS Distribution, Inc.(6)	First lien senior secured loan	L + 3.50%	06/2028	10,573	9,839	10,097	6.3%
White Cap Supply Holdings, LLC(8)(11)	First lien senior secured loan	SR + 3.75%	10/2027	10,573	10,020	10,208	6.4%

				34,867	33,181	33,674	21.0%
Diversified financial services
Focus Financial Partners, LLC(8)(11)	First lien senior secured loan	SR + 3.25%	06/2028	4,988	4,901	4,921	3.1%

				4,988	4,901	4,921	3.1%
Education
Severin Acquisition, LLC (dba Powerschool)(8)	First lien senior secured loan	SR + 3.00%	08/2025	4,897	4,807	4,860	3.0%
Sophia, L.P.(8)	First lien senior secured loan	SR + 4.25%	10/2027	9,762	9,739	9,738	6.1%

				14,659	14,546	14,598	9.1%
Energy equipment and services
AZZ Inc.(9)	First lien senior secured loan	SR + 4.25%	05/2029	7,950	7,882	7,950	5.0%
Brookfield WEC Holdings Inc.(8)(11)	First lien senior secured loan	SR + 3.75%	08/2025	3,491	3,465	3,473	2.1%
Pike Corp.(6)(11)	First lien senior secured loan	L + 3.00%	01/2028	9,800	9,607	9,651	6.0%

				21,241	20,954	21,074	13.1%
Financial services
Acuris Finance US, Inc. (ION Analytics) (9)(11)	First lien senior secured loan	SR + 4.00%	02/2028	4,500	4,396	4,416	2.8%
AllSpring Buyer(9)	First lien senior secured loan	SR + 4.00%	11/2028	4,988	4,921	4,925	3.1%
Deerfield Dakota Holding, LLC(8)(11)	First lien senior secured loan	SR + 3.75%	04/2027	5,910	5,597	5,509	3.4%

				15,398	14,914	14,850	9.3%
Food and beverage
Eagle Parent Corp.(9)(11)	First lien senior secured loan	SR + 4.25%	04/2029	2,722	2,674	2,668	1.7%
Naked Juice LLC (dba Tropicana)(9)(11)	First lien senior secured loan	SR + 3.25%	01/2029	10,573	9,668	9,430	5.9%
Nomad Foods Europe Midco Ltd.(8)(11)	First lien senior secured loan	SR + 3.75%	11/2029	5,000	4,801	4,979	3.1%
Pegasus BidCo B.V.(9)	First lien senior secured loan	SR + 4.25%	07/2029	4,500	4,306	4,354	2.7%
Shearer’s Foods, LLC(6)(11)	First lien senior secured loan	L + 3.50%	09/2027	8,807	8,196	8,376	5.2%

				31,602	29,645	29,807	18.6%

ORCIC Senior Loan Fund’s Portfolio as of December 31, 2022 ($ in thousands)
Company(1)(2)(4)(5)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(3)	Fair Value	Percentage of Members’ Equity
Healthcare equipment and services
Confluent Medical Technologies, Inc.(9)	First lien senior secured loan	SR + 3.75%	02/2029	9,762	9,620	9,250	5.8%
Dermatology Intermediate Holdings III, Inc(8)	First lien senior secured loan	SR + 4.25%	03/2029	9,950	9,829	9,751	6.1%
Dermatology Intermediate Holdings III, Inc(8)(12)	First lien senior secured delayed draw term loan	SR + 4.25%	03/2029	1,629	1,618	1,596	1.0%
Medline Borrower, LP(6)(11)	First lien senior secured loan	L + 3.25%	10/2028	6,327	5,831	6,005	3.7%
MJH Healthcare Holdings, LLC(8)	First lien senior secured loan	SR + 3.50%	01/2029	3,831	3,767	3,678	2.3%
Natus Medical Inc.(10)	First lien senior secured loan	SR + 5.50%	07/2029	4,500	4,191	4,207	2.6%

				35,999	34,856	34,487	21.5%
Healthcare providers and services
Covetrus, Inc.(9)(11)	First lien senior secured loan	SR + 5.00%	10/2029	9,500	8,940	8,878	5.5%
Pediatric Associates Holding Company, LLC(6)	First lien senior secured loan	L + 3.25%	12/2028	3,422	3,356	3,242	2.0%
Phoenix Newco, Inc. (dba Parexel)(6)(11)	First lien senior secured loan	L + 3.25%	11/2028	7,444	7,170	7,156	4.5%
Physician Partners, LLC(8)(11)	First lien senior secured loan	SR + 4.00%	12/2028	9,950	9,407	9,457	5.9%
Premise Health Holding(9)	First lien senior secured loan	SR + 4.75%	07/2025	3,234	3,197	3,193	2.0%

				33,550	32,070	31,926	19.9%
Healthcare technology
Athenahealth Group Inc.(8)(11)	First lien senior secured loan	SR + 3.50%	02/2029	9,403	8,636	8,466	5.3%
Athenahealth Group Inc.(8)(11)(12)	First lien senior secured delayed draw term loan	SR + 3.50%	02/2029	—	(112)	(109)	(0.1)%
Imprivata, Inc.(8)	First lien senior secured loan	SR + 4.25%	12/2027	9,762	9,583	9,396	5.9%
Verscend Holding Corp.(6)	First lien senior secured loan	L + 4.00%	08/2025	9,944	9,821	9,870	6.1%

				29,109	27,928	27,623	17.2%
Infrastructure and environmental services
Osmose Utilities Services, Inc.(6)	First lien senior secured loan	L + 3.25%	06/2028	9,762	9,052	9,249	5.8%
USIC Holdings, Inc.(6)(11)	First lien senior secured loan	L + 3.50%	05/2028	2,977	2,831	2,837	1.7%

				12,739	11,883	12,086	7.5%
Insurance
Acrisure, LLC(9)	First lien senior secured loan	SR + 5.75%	02/2027	6,500	6,182	6,435	4.1%
AssuredPartners, Inc.(8)	First lien senior secured loan	SR + 4.25%	02/2027	4,988	4,814	4,875	3.0%
Hub International Limited(7)(11)	First lien senior secured loan	L + 3.25%	04/2025	9,924	9,756	9,823	6.1%

				21,412	20,752	21,133	13.2%
Internet software and services
Barracuda Parent, LLC(8)	First lien senior secured loan	SR + 4.50%	08/2029	10,600	10,141	10,203	6.3%
CDK Global, Inc.(9)(11)	First lien senior secured loan	SR + 4.50%	07/2029	10,600	10,366	10,492	6.5%
Delta TopCo, Inc. (dba Infoblox, Inc.)(9)(11)	First lien senior secured loan	SR + 3.75%	12/2027	10,573	9,666	9,741	6.1%
E2open, LLC(6)(11)	First lien senior secured loan	L + 3.50%	02/2028	3,868	3,756	3,793	2.4%
Hyland Software, Inc.(6)(11)	First lien senior secured loan	L + 3.50%	07/2024	9,948	9,732	9,802	6.1%

ORCIC Senior Loan Fund’s Portfolio as of December 31, 2022 ($ in thousands)
Company(1)(2)(4)(5)	Investment	Interest	Maturity Date	Par / Units	Amortized Cost(3)	Fair Value	Percentage of Members’ Equity
Sophos Holdings, LLC(7)	First lien senior secured loan	L + 3.50%	03/2027	10,546	10,319	10,203	6.4%

				56,135	53,980	54,234	33.8%
Leisure and entertainment
Delta 2 (Lux) SARL (dba Formula One)(8)	First lien senior secured loan	SR + 3.25%	01/2030	3,000	2,970	2,993	1.8%
WMG Acquisition Corp.(8)(11)	First lien senior secured loan	SR + 3.00%	01/2028	4,000	3,922	3,953	2.5%

				7,000	6,892	6,946	4.3%
Manufacturing
DXP Enterprises, Inc.(10)	First lien senior secured loan	SR + 5.25%	12/2027	4,987	4,717	4,738	3.0%
Gates Global LLC(8)(11)	First lien senior secured loan	SR + 3.50%	11/2029	1,995	1,936	1,978	1.2%
Pro Mach Group, Inc.(6)(11)	First lien senior secured loan	L + 4.00%	08/2028	10,547	10,282	10,241	6.4%
Pro Mach Group, Inc.(9)	First lien senior secured loan	SR + 5.00%	08/2028	4,000	3,800	3,884	2.4%

				21,529	20,735	20,841	13.0%
Professional services
Apex Group Treasury, LLC(9)	First lien senior secured loan	SR + 5.00%	07/2028	2,500	2,350	2,400	1.5%
Apex Group Treasury, LLC(7)(11)	First lien senior secured loan	L + 3.75%	07/2028	4,938	4,748	4,691	2.9%
EM Midco2 Ltd. (dba Element Materials Technology)(9)	First lien senior secured loan	SR + 4.25%	06/2029	2,053	1,988	2,012	1.3%
Sovos Compliance, LLC(9)	First lien senior secured loan	SR + 4.50%	08/2028	10,547	10,200	9,703	6.0%

				20,038	19,286	18,806	11.7%
Telecommunications
Park Place Technologies, LLC(8)(11)	First lien senior secured loan	SR + 5.00%	11/2027	9,762	9,268	9,172	5.7%
Zayo Group Holdings, Inc.(8)(11)	First lien senior secured loan	SR + 4.25%	03/2027	9,925	8,294	8,196	5.1%

				19,687	17,562	17,368	10.8%
Total Debt Investments				$529,463	$507,996	$506,202	315.6%

Total Investments				$529,463	$507,996	$506,202	315.6%

1.	Certain portfolio company investments are subject to contractual restrictions on sales.
2.	Unless otherwise indicated, ORCIC SLF’s investments are pledged as collateral supporting the amounts outstanding under ORCIC SLF’s SPV Asset Facilities.
3.	The amortized cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method.
4.	Unless otherwise indicated, all investments are considered Level 3 investments.
5.

Unless otherwise indicated, loan contains a variable rate structure, which may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the London Interbank Offered Rate (“LIBOR” or “L”) (which can include one-, two-, three- or six-month LIBOR), Secured Overnight Financing Rate (“SOFR” or “SR”) (which can include one-, three-, six- or twelve-month SOFR) or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate (“Prime” or “P”), at the borrower’s option, and which reset periodically based on the terms of the loan agreement.

6.	The interest rate on these loans is subject to 1 month LIBOR, which as of December 31, 2022 was 4.39%.
7.	The interest rate on these loans is subject to 3 month LIBOR, which as of December 31, 2022 was 4.77%.
8.	The interest rate on these loans is subject to 1 month SOFR, which as of December 31, 2022 was 4.36%.
9.	The interest rate on these loans is subject to 3 month SOFR, which as of December 31, 2022 was 4.59%.
10.	The interest rate on these loans is subject to 6 month SOFR, which as of December 31, 2022 was 4.78%.
11.	Level 2 investment.
12.	Position or portion thereof is an unfunded loan commitment.

Below is selected balance sheet information for ORCIC SLF as of the following periods:

($ in thousands)	March 31, 2023 (Unaudited)	December 31, 2022
Assets
Investments at fair value (amortized cost of $649,824 and $507,996, respectively)	$651,694	$506,202
Cash	8,920	15,237
Interest receivable	2,725	2,202
Receivable due on investments sold	—	4,622
Prepaid expenses and other assets	176	151

Total Assets	$663,515	$528,414

Liabilities
Debt (net of unamortized debt issuance costs of $3,272 and $3,509, respectively)	$405,476	$343,035
Payable for investments purchased	38,615	13,958
Interest payable	1,197	1,522
Return of capital payable	—	4,489
Distribution payable	6,968	3,624
Accrued expenses and other liabilities	383	1,337

Total Liabilities	$452,639	$367,965
Commitments and contingencies
Members’ Equity
Members’ Equity	210,876	160,449

Total Members’ Equity	210,876	160,449

Total Liabilities and Members’ Equity	$663,515	$528,414

Below is selected statement of operations information for ORCIC SLF for the following periods:

($ in thousands)	For the Three Months Ended March 31, 2023 (Unaudited)
Investment Income
Interest income	$13,181

Total Investment Income	13,181

Operating Expenses
Interest expense	$5,894
Professional fees	190
Other general and administrative	129

Total Operating Expenses	6,213

Net Investment Income	$6,968

Net Realized and Change in Unrealized Gain (Loss) on Investments
Net change in unrealized gain (loss) on investments	3,663
Net realized gain (loss) on investments	14

Total Net Realized and Change in Unrealized Gain (Loss) on Investments	3,677

Net Increase in Members’ Equity Resulting from Operations	$10,645

On August 24, 2022, ORCIC JV WH LLC, a Delaware limited liability company and wholly-owned subsidiary of ORCIC SLF, entered into a $400 million credit facility among the lenders party thereto, Bank of America, N.A., as administrative agent and BofA Securities, Inc., as sole lead arranger and sole book manager. The maturity date of the credit facility is August 25, 2025. As of March 31, 2023, there was $300.3 million outstanding under the credit facility. On October 14, 2022, ORCIC JV WH II LLC, a Delaware limited liability company and wholly-owned subsidiary of ORCIC SLF, entered into an up to $500 million revolving loan facility among the lenders party thereto, and Royal Bank of Canada. The maturity date of the credit facility is October 14, 2032. As of March 31, 2023, there was $108.5 million outstanding under the credit facility.

The below table represents the components of interest expense for the following periods:

($ in thousands)	For the Three Months Ended March 31, 2023
Interest expense	$5,657
Amortization of debt issuance costs	237

Total Interest Expense	$5,894

Average interest rate(1)	6.2%
Average daily borrowings	$367,522

(1)	Average interest rate is annualized.

Results of Operations

The following table represents the operating results for the the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2023	2022
Total Investment Income	$305,412	$70,145
Less: Net Operating Expenses	139,742	27,554

Net Investment Income (Loss) Before Taxes	165,670	42,591
Less: Income taxes, including excise taxes	95	—

Net Investment Income (Loss) After Taxes	165,575	42,591
Net realized gain (loss)	(4,577)	437
Net change in unrealized gain (loss)	64,035	(23,457)

Net Increase (Decrease) in Net Assets Resulting from Operations	$225,033	$19,571

Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including the level of new investment commitments, expenses, the recognition of realized gains and losses and changes in unrealized appreciation and deprecation on the investment portfolio.

Investment Income

The following table represents investment income for the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2023	2022 (1)
Investment income from non-controlled, non-affiliated investments:
Interest income	$263,262	$60,414
PIK interest income	15,077	4,976
PIK dividend income	17,970	2,886
Other income	3,006	1,869

Total investment income from non-controlled, non-affiliated investments:	299,315	70,145
Investment income from controlled, affiliated investments:
Dividend income	6,097	—

Total investment income from controlled, affiliated investments:	6,097	—

Total investment income	$305,412	$70,145

(1)	For the three months ended March 31, 2022 PIK dividend and other income were reported in aggregate as other income.

For the Three Months ended March 31, 2023 and 2022

Investment income increased to $305.4 million for the three months ended March 31, 2023 from $70.1 million for the same period in prior year primarily due to an increase in interest income as a result of an increase in our debt investment portfolio which, at par, increased from $5.4 billion as of March 31, 2022 to $10.7 billion as of March 31, 2023. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns. Income generated from these fees was less than $0.1 million for the three months ended March 31, 2023 and $0.4 million for the three months ended March 31, 2022. This change is due to a decrease in unscheduled paydown activity year over year and while these fees are non-recurring in nature, we expect repayments to increase when the interest rate environment stabilizes. PIK interest income and PIK dividend income increased period-over-period primarily as a result of adding new investments with contractual PIK income to our portfolio. For the three months ended March 31, 2023, PIK interest and PIK dividend income earned was $33.0 million, representing approximately 10.8% of total investment income. For the three months ended March 31, 2022, PIK interest and PIK dividend income earned was $7.9 million, representing 11.2% of total investment income. Other income increased period-over-period due to an increase in incremental fee income, which are fees that are generally available to us as a result of closing investments and generally paid at the time of closing. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.

Expenses

The following table represents expenses for the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2023	2022
Offering costs	$613	$1,171
Interest expense	89,595	15,371
Management fees	16,941	5,550
Performance based incentive fees	23,676	4,864
Professional fees	2,768	1,281
Directors’ fees	265	282
Shareholder servicing fees	4,327	1,962
Other general and administrative	1,557	1,135

Total operating expenses	$139,742	$31,616
Expense Support	—	(4,062)

Net operating expenses	$139,742	$27,554

For the Three Months ended March 31, 2023 and 2022

Total net operating expenses increased to $139.7 million for the three months ended March 31, 2023 from $27.6 million for the same period prior year primarily due to increases in management fees, incentive fees and interest expense. The increase in management fees was driven by growth in the net asset value of the fund. The increase in incentive fees was due to higher pre-incentive fee net investment income. The increase in interest expense was driven by an increase in average daily borrowings to $5.6 billion from $1.6 billion period over period, as well as an increase in the average interest rate to 6.2% from 3.4% period over period. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period over period.

Income Taxes, Including Excise Taxes

We have elected to be treated as a RIC under Subchapter M of the Code, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC, we must, among other things, distribute to our shareholders in each taxable year generally at least 90% of our investment company taxable income, as defined by the Code, and net tax-exempt income for that taxable year. To maintain our tax treatment as a RIC, we, among other things, intend to make the requisite distributions to our shareholders, which generally relieves us from U.S. federal income taxes as corporate tax rates.

Depending on the level of taxable income earned in a tax year, we can be expected to carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, we will accrue excise tax on estimated excess taxable income.

For the three months ended March 31, 2023 we accrued U.S. federal excise tax of $0.1 million. For the three months ended March 31, 2022 we did not accrue U.S. federal excise tax.

Under the terms of the Administration Agreement, we reimburse the Adviser for services performed for us. In addition, pursuant to the terms of the Administration Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we reimburse the Adviser for any services performed for us by such affiliate or third party.

Net Unrealized Gains (Losses)

We fair value our portfolio investments quarterly and any changes in fair value are recorded as unrealized gains or losses. The below table represents the net unrealized gains (losses) on our investment portfolio for the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2023	2022
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$60,654	$(23,285)
Non-controlled, affiliated investments	(1)	—
Controlled, affiliated investments	3,251	—
Net change in translation of assets and liabilities in foreign currencies	138	(172)
Income tax (provision) benefit	(7)	—

Net change in unrealized gain (loss)	$64,035	$(23,457)

For the Three Months ended March 31, 2023 and 2022

For the three months ended March 31, 2023, the net unrealized gain was primarily driven by an increase in the fair value of our investments as compared to December 31, 2022. The primary drivers of our portfolio’s unrealized gains were current market conditions including credit spreads tightening across the broader markets and the reversal of a prior period unrealized loss that was realized during the period in connection with the restructuring of a debt investment.

The ten largest contributors to the change in net unrealized gain (loss) on investments during the three months ended March 31, 2023 consisted of the following:

Portfolio Company ($ in millions)	Net Change in Unrealized Gain
Asurion, LLC	$7.8
Walker Edison Furniture Company LLC	4.7
ORCIC Senior Loan Fund LLC	3.2
Power Stop, LLC	(2.9)
Dealer Tire, LLC	2.6
Hyperion Refinance S.a.r.l (dba Howden Group)	2.5
Olaplex, Inc.	(2.4)
Associations, Inc.	2.4
Athenahealth Group Inc.	2.2
Muine Gall, LLC	2.0
Remaining portfolio companies	41.8

Total	$63.9

For the three months ended March 31, 2022, the net unrealized loss was primarily driven by an decrease in the fair value of our debt investments as compared to December 31, 2021. The primary drivers of our portfolio’s unrealized losses were current market conditions as compared to December 31, 2021, as well as certain under performing investments. The ten largest contributors to the change in net unrealized gain (loss) on investments during the three months ended March 31, 2022 consisted of the following:

Portfolio Company ($ in millions)	Net Change in Unrealized Gain (Loss)
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)	$2.1
Shearer’s Foods, LLC	(1.5)
Asurion, LLC	(1.4)
Lignetics Investment Corp.	(1.0)
Phoenix Newco, Inc. (dba Parexel)	(0.9)
Alera Group, Inc.	(0.8)
Help/Systems Holdings, Inc.	(0.6)
Cornerstone OnDemand, Inc.	(0.6)
WMC Bidco, Inc. (dba West Monroe)	(0.5)
Hyland Software, Inc.	(0.5)
Remaining portfolio companies	(17.6)

Total	$(23.3)

Net Realized Gains (Losses)

The table below represents the realized gains and losses on fully exited and partially exited portfolio companies during the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2023	2022
Net realized gain (loss) on investments	$(4,577)	$250
Net realized gain (loss) on foreign currency transactions	—	187

Net realized gain (loss)	$(4,577)	$437

Financial Condition, Liquidity and Capital Resources

Our liquidity and capital resources are generated primarily from the net proceeds of any offering of our common stock and from cash flows from interest, dividends and fees earned from our investments and principal repayments and proceeds from sales of our investments. The primary uses of our cash are for (i) investments in portfolio companies and other investments and to comply with certain portfolio diversification requirements, (ii) the cost of operations (including paying or reimbursing our Adviser), (iii) debt service, repayment and other financing costs of any borrowings and (iv) cash distributions to the holders of our shares.

We may from time to time enter into additional credit facilities, increase the size of our existing credit facilities or issue debt securities. Any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%. Our current target leverage ratio is 0.90x-1.25x.

As of March 31, 2023 and December 31, 2022, our asset coverage ratios were 195% and 193%, respectively. We seek to carefully consider our unfunded commitments for the purpose of planning our ongoing financial leverage. Further, we maintain sufficient borrowing capacity within the 150% asset coverage limitation to cover any outstanding unfunded commitments we are required to fund.

Cash as of March 31, 2023, taken together with our available debt, is expected to be sufficient for our investing activities and to conduct our operations in the near term. As of March 31, 2023 we had $1.5 billion available under our credit facilities.

Our long-term cash needs will include principal payments on outstanding indebtedness and funding of additional portfolio investments. Funding for long-term cash needs will come from unused net proceeds from financing activities. We believe that our liquidity and sources of capital are adequate to satisfy our short and long-term cash requirements. We cannot, however, be certain that these sources of funds will be available at a time and upon terms acceptable to us in sufficient amounts in the future.

As of March 31, 2023, we had $464.1 million in cash. During the three months ended March 31, 2023, we used $0.6 billion in cash for operating activities, primarily as a result of funding portfolio investments of $0.9 billion, partially offset by sales and repayments of portfolio investments of $0.1 billion, and other operating activities of $(34.0) million. Lastly, cash provided by financing activities was $0.8 billion during the period, which was the result of proceeds from net borrowings on our credit facilities, net of debt issuance costs, of $0.4 billion, and proceeds from the issuance of shares of $0.6 billion, partially offset by $79.7 million of distributions paid and share repurchases of $110.8 million.

Net Assets

Share Issuances

In connection with our formation, we had the authority to issue 3,000,000,000 common shares at $0.01 per share par value, 1,000,000,000 of which are classified as Class S common shares, 1,000,000,000 of which are classified as Class D common shares, and 1,000,000,000 of which are classified as Class I common shares. Pursuant to our Registration Statement on Form N-2 (File No. 333-249525), we registered $2,500,000,000 in any combination of shares of Class S, Class D, and Class I common stock, at initial public offering prices of $10.35 per share, $10.15 per share, and $10.00 per share, respectively. Currently, the purchase price per share for each class of common stock varies, but will not be sold at a price below our net asset value per share of such class, as determined in accordance with our share pricing policy, plus applicable upfront selling commissions.

On September 30, 2020, we issued 100 common shares for $1,000 to the Adviser. We received $1,000 in cash from the Adviser on October 15, 2020.

On October 15, 2020, we received a subscription agreement totaling $25 million for the purchase of shares of Class I common stock from Owl Rock Feeder FIC ORCIC Equity LLC (“Feeder FIC Equity”), an entity affiliated with the Adviser. Pursuant to the terms of that subscription agreement, Feeder FIC Equity agreed to pay for such Class I shares upon demand by one of our executive officers. Such purchase or purchases of our Class I shares were included for purposes of determining when we satisfied the minimum offering requirement. On September 30, 2020, we sold 100 shares of Class I common stock to our Adviser. On November 12, 2020, we sold 700,000 shares of Class I common stock pursuant to the subscription agreement with Feeder FIC Equity and met the minimum offering requirement for our continuous public offering of $2.5 million. The purchase price of these shares sold in the private placements was $10.00 per share, which represented the initial public offering price.

On October 7, 2021, we filed a registration statement with respect to our follow-on offering of up to $7,500,000,000 in any combination of Class S, Class D and Class I common shares.

The below tables summarize transactions with respect to shares of our common stock during the following periods:

	For the Three Months Ended March 31, 2023
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	17,528,972	$162,332	5,015,703	$46,224	38,530,460	$353,968	61,075,135	$562,524
Shares/gross proceeds from the private placements	—	—	—	—	1,525,337	14,040	1,525,337	14,040
Reinvestment of distributions	1,723,661	15,832	520,722	4,787	3,120,002	28,728	5,364,385	49,347
Repurchased shares	(2,349,994)	(21,643)	(374,566)	(3,453)	(7,361,842)	(68,024)	(10,086,402)	(93,120)

Total shares/gross proceeds	16,902,639	156,521	5,161,859	47,558	35,813,957	328,712	57,878,455	532,791
Sales load	—	(1,557)	—	(49)	—	—	—	(1,606)
Total shares/net proceeds	16,902,639	$154,964	5,161,859	$47,509	35,813,957	$328,712	57,878,455	$531,185

	For the Three Months Ended March 31, 2022
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	48,271,855	$453,018	12,403,855	$115,734	65,711,868	$612,240	126,387,578	$1,180,992
Shares/gross proceeds from the private placements	—	—	—	—	4,176,265	38,756	4,176,265	38,756
Reinvestment of distributions	390,070	3,630	157,073	1,461	631,685	5,885	1,178,828	10,976
Repurchased shares	(649,420)	(6,001)	(32,853)	(304)	(1,833,520)	(16,978)	(2,515,793)	(23,283)

Total shares/gross proceeds	48,012,505	450,647	12,528,075	116,891	68,686,298	639,903	129,226,878	1,207,441
Sales load	—	(3,650)	—	(332)	—	—	—	(3,982)
Total shares/net proceeds	48,012,505	$446,997	12,528,075	$116,559	68,686,298	$639,903	129,226,878	$1,203,459

In accordance with the our share pricing policy, we will modify our public offering prices to the extent necessary to comply with the requirements of the 1940 Act, including the requirement that we will not sell shares at a net offering price below the net asset value per share unless we obtain the requisite approval from our shareholders.

The changes to our offering price per share since the commencement of our initial continuous public offering and associated effective dates of such changes were as follows:

Class S
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
March 1, 2021	$9.26	$0.32	$9.58
April 1, 2021	$9.26	$0.32	$9.58
May 1, 2021	$9.26	$0.32	$9.58
June 1, 2021	$9.28	$0.32	$9.60
July 1, 2021	$9.30	$0.33	$9.63
August 1, 2021	$9.30	$0.33	$9.63
September 1, 2021	$9.30	$0.33	$9.63
October 1, 2021	$9.31	$0.33	$9.64
November 1, 2021	$9.32	$0.33	$9.65
December 1, 2021	$9.31	$0.33	$9.64
January 1, 2022	$9.33	$0.33	$9.66
February 1, 2022	$9.33	$0.33	$9.66
March 1, 2022	$9.27	$0.32	$9.59
April 1, 2022	$9.24	$0.32	$9.56
May 1, 2022	$9.23	$0.32	$9.55
June 1, 2022	$9.02	$0.32	$9.34
July 1, 2022	$8.84	$0.31	$9.15
August 1, 2022	$9.02	$0.32	$9.34
September 1, 2022	$9.09	$0.32	$9.41
October 1, 2022	$8.99	$0.31	$9.30
November 1, 2022	$9.00	$0.32	$9.32

Class S
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
December 1, 2022	$9.05	$0.32	$9.37
January 1, 2023	$9.06	$0.32	$9.38
February 1, 2023	$9.24	$0.32	$9.56
March 1, 2023	$9.23	$0.32	$9.55

Class D
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
March 1, 2021	$9.26	$0.14	$9.40
April 1, 2021	$9.26	$0.14	$9.40
May 1, 2021	$9.25	$0.14	$9.39
June 1, 2021	$9.27	$0.14	$9.41
July 1, 2021	$9.29	$0.14	$9.43
August 1, 2021	$9.29	$0.14	$9.43
September 1, 2021	$9.29	$0.14	$9.43
October 1, 2021	$9.31	$0.14	$9.45
November 1, 2021	$9.32	$0.14	$9.46
December 1, 2021	$9.31	$0.14	$9.45
January 1, 2022	$9.34	$0.14	$9.48
February 1, 2022	$9.33	$0.14	$9.47
March 1, 2022	$9.27	$0.14	$9.41
April 1, 2022	$9.25	$0.14	$9.39
May 1, 2022	$9.24	$0.14	$9.38
June 1, 2022	$9.04	$0.14	$9.18
July 1, 2022	$8.86	$0.13	$8.99
August 1, 2022	$9.04	$0.14	$9.18
September 1, 2022	$9.09	$0.14	$9.23
October 1, 2022	$9.00	$0.14	$9.14
November 1, 2022	$9.01	$0.14	$9.15
December 1, 2022	$9.05	$0.14	$9.19
January 1, 2023	$9.07	$0.14	$9.21
February 1, 2023	$9.25	$0.14	$9.39
March 1, 2023	$9.24	$0.14	$9.38

Class I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
Initial Offering Price	$10.00	$—	$10.00
March 1, 2021	$9.26	$—	$9.26
April 1, 2021	$9.26	$—	$9.26
May 1, 2021	$9.26	$—	$9.26
June 1, 2021	$9.28	$—	$9.28

Class I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
July 1, 2021	$9.30	$—	$9.30
August 1, 2021	$9.30	$—	$9.30
September 1, 2021	$9.30	$—	$9.30
October 1, 2021	$9.32	$—	$9.32
November 1, 2021	$9.32	$—	$9.32
December 1, 2021	$9.31	$—	$9.31
January 1, 2022	$9.34	$—	$9.34
February 1, 2022	$9.34	$—	$9.34
March 1, 2022	$9.28	$—	$9.28
April 1, 2022	$9.26	$—	$9.26
May 1, 2022	$9.25	$—	$9.25
June 1, 2022	$9.05	$—	$9.05
July 1, 2022	$8.88	$—	$8.88
August 1, 2022	$9.06	$—	$9.06
September 1, 2022	$9.11	$—	$9.11
October 1, 2022	$9.01	$—	$9.01
November 1, 2022	$9.02	$—	$9.02
December 1, 2022	$9.07	$—	$9.07
January 1, 2023	$9.08	$—	$9.08
February 1, 2023	$9.26	$—	$9.26
March 1, 2023	$9.26	$—	$9.26

Distributions

The Board authorizes and declares monthly distribution amounts per share of common stock, payable monthly in arrears. The following table presents cash distributions per share that were recorded during the following periods:

Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount
($ in thousands, except per share amounts)				Class S	Class D	Class I
December 5, 2022	January 31, 2023	February 24, 2023	$0.08765	$16,523	$4,296	$30,667
February 10, 2023	February 28, 2023	March 23, 2023	0.06765	12,882	3,372	24,319
February 10, 2023	March 31, 2023	April 26, 2023	0.06765	13,027	3,550	24,938

Total			$0.22295	$42,432	$11,218	$79,924

(1)	Distributions per share are gross of shareholder servicing fees.

Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount
($ in thousands, except per share amounts)				Class S	Class D	Class I
November 2, 2021	January 31, 2022	February 23, 2022	$0.05580	$3,798	$1,094	$6,348
November 2, 2021	February 28, 2022	March 24, 2022	0.05580	4,593	1,367	7,312
November 2, 2021	March 31, 2022	April 25, 2022	0.05580	5,334	1,673	8,860

Total			$0.16740	$13,725	$4,134	$22,520

(1)	Distributions per share are gross of shareholder servicing fees.

We have adopted a distribution reinvestment plan pursuant to which shareholders (except for residents of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oklahoma, Oregon, Vermont and Washington and clients of participating broker-dealers that do not permit automatic enrollment in the distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our same class of common stock to which the distribution relates unless they elect to receive their distributions in cash. We expect to use newly issued shares to implement the distribution reinvestment plan.

We may fund our cash distributions to shareholders from any source of funds available to us, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment. In no event, however, will funds be advanced or borrowed for the purpose of distributions, if the amount of such distributions would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating expenses with respect to such revenues and costs.

Through March 31, 2023, pursuant to the Expense Support Agreement which was terminated by the Adviser on March 7, 2023, a portion of our distributions resulted from expense support from the Adviser, and future distributions may result from expense support from the Adviser, each of which is subject to repayment by us within three years from the date of payment. The purpose of this arrangement was to avoid distributions being characterized as a return of capital for U.S. federal income tax purposes. Shareholders should understand that any such distribution is not based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or the Adviser continues to provide expense support. Shareholders should also understand that our future repayments of expense support will reduce the distributions that they would otherwise receive. There can be no assurance that we will achieve the performance necessary to sustain these distributions, or be able to pay distributions at all.

Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions. The below table reflect the sources of cash distributions on a U.S. GAAP basis that we have declared on our shares of common stock during the following periods:

	For the Three Months Ended March 31, 2023
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.22295	$133,574	100.0%

Total	$0.22295	$133,574	100.0%

(1)	Distributions per share are gross of shareholder servicing fees.
(2)	Data in this table is presented on a consolidated basis. Refer to ‘ITEM 1. - Notes to Consolidated Financial Statements - Note

11. Financial Highlights” for amounts by share class.

	For the Three Months Ended March 31, 2022
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.16740	$40,379	100.0%

Total	$0.16740	$40,379	100.0%

(1)	Distributions per share are gross of shareholder servicing fees.
(2)	Data in this table is presented on a consolidated basis. Refer to ‘ITEM 1. - Notes to Consolidated Financial Statements - Note

11. Financial Highlights” for amounts by share class.

Share Repurchases

Our Board has complete discretion to determine whether we will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, we may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares.

We have commenced a share repurchase program pursuant to which we intend to conduct quarterly repurchase offers to allow our shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase.

All shares purchased by us pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares.

We intend to limit the number of shares to be repurchased in each quarter to no more than 5.00% of our outstanding shares of our common stock.

Any periodic repurchase offers are subject in part to our available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While we intend to continue to conduct quarterly tender offers as described above, we are not required to do so and may suspend or terminate the share repurchase program at any time.

Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
February 25, 2022	S	March 31, 2022	$6,001	$9.24	649,420
February 25, 2022	D	March 31, 2022	$304	$9.25	32,853
February 25, 2022	I	March 31, 2022	$16,978	$9.26	1,833,520
February 28, 2023	S	March 31, 2023	$21,643	$9.21	2,349,994
February 28, 2023	D	March 31, 2023	$3,453	$9.22	374,566
February 28, 2023	I	March 31, 2023	$68,024	$9.24	7,361,842

Debt

Aggregate Borrowings

Our debt obligations consisted of the following as of March 31, 2023 and 2022:

	March 31, 2023
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Net Carrying Value(2)
Revolving Credit Facility(3)	$1,845,000	$672,789	$1,172,211	$659,842
SPV Asset Facility I	550,000	500,430	49,570	497,316
SPV Asset Facility II	1,800,000	1,538,000	156,309	1,528,719
SPV Asset Facility III	750,000	555,000	46,404	550,148
SPV Asset Facility IV	500,000	465,000	35,000	460,966
SPV Asset Facility V	300,000	20,000	24,909	16,735
CLO VIII	290,000	290,000	—	287,936
March 2025 Notes	500,000	500,000	—	495,812
September 2026 Notes	350,000	350,000	—	344,591
February 2027 Notes	500,000	500,000	—	494,085
September 2027 Notes	600,000	600,000	—	591,928

Total Debt	$7,985,000	$5,991,219	$1,484,403	$5,928,078

(1)	The amount available reflects any limitations related to each credit facility’s borrowing base.
(2)

The carrying values of the Company’s Revolving Credit Facility, SPV Asset Facility I, SPV Asset Facility II, SPV Asset Facility III, SPV Asset Facility IV, SPV Asset Facility V, CLO VIII, March 2025 Notes, September 2026 Notes, February 2027 Notes, and September 2027 Notes are presented net of unamortized debt issuance costs of $12.9 million, $3.1 million, $9.3 million, $4.8 million, $4.0 million, $3.3 million, $2.1 million, $4.2 million, $5.4 million, $5.9 million, and $8.1 million respectively.

(3)	Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies.

	December 31, 2022
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Net Carrying Value(2)
Revolving Credit Facility(3)	$1,845,000	$302,287	$1,542,713	$288,636
SPV Asset Facility I	550,000	440,430	72,337	437,241
SPV Asset Facility II	1,800,000	1,538,000	164,506	1,528,048
SPV Asset Facility III	750,000	555,000	50,764	549,851
SPV Asset Facility IV	500,000	465,000	26,911	460,869
CLO VIII	290,000	290,000	—	287,946
March 2025 Notes	500,000	500,000	—	495,309
September 2026 Notes	350,000	350,000	—	344,226
February 2027 Notes	500,000	500,000	—	493,735
September 2027 Notes	600,000	600,000	—	591,550

Total Debt	$7,685,000	$5,540,717	$1,857,231	$5,477,411

(1)	The amount available reflects any limitations related to each credit facility’s borrowing base.
(2)

The carrying values of the Company’s Revolving Credit Facility, SPV Asset Facility I, SPV Asset Facility II, SPV Asset Facility III, SPV Asset Facility IV, CLO VIII, March 2025 Notes, September 2026 Notes, February 2027 Notes, and September 2027 Notes are presented net of unamortized debt issuance costs of $13.6 million, $3.2 million, $10.0 million, $5.1 million, $4.1 million, $2.1 million, $4.7 million, $5.8 million, $6.3 million, and $8.4 million respectively.

(3)	Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies.

The below table represents the components of interest expense for the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2023	2022
Interest expense	$86,574	$13,963
Amortization of debt issuance costs	3,697	1,408
Net change in unrealized (gain) loss on effective interest rate swaps and hedged items(1)	(676)	—

Total Interest Expense	$89,595	$15,371

Average interest rate	6.2%	3.4%
Average daily borrowings	$5,579,502	$1,647,161

(1)	Refer to the September 2027 Notes for details on the facility’s interest rate swap.

Credit Facilities

Promissory Note

On October 15, 2020, we as borrower, entered into a Loan Agreement (the “Loan Agreement”) with Owl Rock Feeder FIC ORCIC Debt LLC (“Feeder FIC Debt”), an affiliate of the Adviser, as lender, to enter into revolving promissory notes (the “Promissory Notes”) to borrow up to an aggregate of $50 million from Feeder FIC Debt. The Loan Agreement was subsequently amended on March 31, 2021, August 26, 2021, September 13, 2021, and March 8, 2022, and amended and restated on May 12, 2021. Prior to June 22, 2022, the aggregate amount that could be borrowed under the Loan Agreement was $250 million and the stated maturity date was February 28, 2023.

The interest rate on amounts borrowed pursuant to the Promissory Notes between March 8, 2022 and May 12, 2021 was based on the lesser of the rate of interest for an ABR Loan or a Eurodollar Loan under the Credit Agreement dated as of April 15, 2021, as amended or supplemented from time to time, by and among the Adviser, as borrower, the several lenders from time to time party thereto, MUFG Union Bank, N.A., as Collateral Agent and MUFG Bank, Ltd., as Administrative Agent.

The interest rate on amounts borrowed pursuant to Promissory Notes, prior to May 12, 2021, was based on either the rate of interest for a LIBOR-Based Advance or the rate of interest for a Prime-Based Advance as defined in the Loan and Security Agreement, dated as of February 20, 2020, as amended from time to time, by and among the Owl Rock Capital Advisors LLC, as borrower, East West Bank, as Administrative Agent, Issuing Lender, Swingline Lender and a Lender and Investec Bank PLC as a Lender.

The interest rate on amounts borrowed pursuant to the Promissory Notes after March 8, 2022 is based on the lesser of the rate of interest for a SOFR Loan or an ABR Loan under the Credit Agreement dated as of December 7, 2021, as amended or supplemented from time to time, by and among Blue Owl Finance LLC, as Borrower, Blue Owl Capital Holdings LP and Blue Owl Capital Carry LP as Parent Guarantors, the Subsidiary Guarantors party thereto, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Sumitomo Mitsui Banking Corporation, as Co-Documentation Agents and MUFG Bank, Ltd., as Administrative Agent.

The unpaid principal balance of the Revolving Promissory Note and accrued interest thereon was payable by us from time to time at the discretion of us but immediately due and payable upon 120 days written notice by Owl Rock Feeder FIC ORCIC Debt LLC, and in any event due and payable in full no later than February 28, 2023. We intend to use the borrowed funds to, among other things, make investments in portfolio companies consistent with its investment strategies. On June 22, 2022, the Company and Feeder FIC Debt entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the Loan Agreement was terminated. At the time the Termination Agreement was executed, there were no amounts outstanding pursuant to the Loan Agreement or the Promissory Notes.

Revolving Credit Facility

On August 11, 2022, we entered into an Amended and Restated Senior Secured Revolving Credit Agreement (the “Revolving Credit Facility”), which amends and restates in its entirety that certain Senior Secured Revolving Credit Agreement, dated as of April 14, 2021 (as amended, restated, supplemented or otherwise modified prior to August 11, 2022). The parties to the Revolving Credit Facility include us, as Borrower, the lenders from time to time parties thereto (each a “Revolving Credit Lender” and collectively, the “Revolving Credit Lenders”) and Sumitomo Mitsui Banking Corporation, as Administrative Agent.

The Revolving Credit Facility is guaranteed by certain domestic subsidiaries of ours in existence as of the closing date of the Revolving Credit Facility, and will be guaranteed by certain domestic subsidiaries of ours that are formed or acquired by us in the future (collectively, the “Guarantors”). Proceeds of the Revolving Credit Facility may be used for general corporate purposes, including the funding of portfolio investments.

The maximum principal amount of the Revolving Credit Facility is $1.845 billion (increased from $1.550 billion to $1.775 billion on September 22, 2022, increased from $1.775 billion to $1.795 billion on October 5, 2022 and subsequently increased from $1.795 billion to $1.845 billion on November 22, 2022), subject to availability under the borrowing base, which is based on our portfolio investments and other outstanding indebtedness. Maximum capacity under the Revolving Credit Facility may be increased to $2.325 billion through our exercise of an uncommitted accordion feature through which existing and new lenders may, at their option, agree to provide additional financing. The Revolving Credit Facility includes a $200 million limit for swingline loans and is secured by a perfected first-priority interest in substantially all of the portfolio investments held by us and each Guarantor, subject to certain exceptions.

The availability period under the Revolving Credit Facility will terminate on August 11, 2026 (the “Revolving Credit Facility Commitment Termination Date”). The Revolving Credit Facility will mature on August 11, 2027 (the “Revolving Credit Facility Maturity Date”). During the period from the Revolving Credit Facility Commitment Termination Date to the Revolving Credit Facility Maturity Date, we will be obligated to make mandatory prepayments under the Revolving Credit Facility out of the proceeds of certain asset sales and other recovery events and equity and debt issuances.

We may borrow amounts in U.S. dollars or certain other permitted currencies. Amounts drawn under the Revolving Credit Facility in U.S. dollars will bear interest at term SOFR plus any applicable credit adjustment spread plus margin of 2.00% per annum, or the alternative base rate plus margin of 1.00% per annum. With respect to loans denominated in U.S. dollars, we may elect either term SOFR or the alternative base rate at the time of drawdown, and such loans may be converted from one rate to another at any time at our option, subject to certain conditions. Amounts drawn under the Revolving Credit Facility in other permitted currencies will bear interest at the relevant rate specified therein (including any applicable credit adjustment spread) plus margin of 2.00% per annum. we will also pay a fee of 0.375% on undrawn amounts under the Revolving Credit Facility.

The Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by us of additional indebtedness and on our ability to make distributions to our shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events and certain financial covenants related to asset coverage and other maintenance covenants, as well as customary events of default. The Revolving Credit Facility requires a minimum asset coverage ratio with respect to our consolidated assets and subsidiaries to senior securities that constitute indebtedness of no less than 1.50 to 1.00 at any time.

ORCIC JV WH

On August 24, 2022 (the “ORCIC JV WH Closing Date”), ORCIC JV WH LLC, a Delaware limited liability company (“ORCIC JV WH”) entered into a $400 million credit facility (the “Credit Agreement”) among the lenders party thereto (the “ORCIC JV WH Lenders”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and BofA Securities, Inc., as sole lead arranger and sole book manager. ORCIC JV WH was a wholly owned subsidiary of ORCIC BC 9 LLC, a Delaware limited liability company (the “Collateral Manager”) and the Collateral Manager was our wholly owned subsidiary. On November 2, 2022 (the “ORCIC SLF Effective Date”), we and State Teachers Retirement System of Ohio (“OSTRS”) entered into an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) to co-manage ORCIC Senior Loan Fund LLC (formerly, ORCIC BC 9 LLC) (“ORCIC SLF”), a Delaware limited liability company. ORCIC SLF is a joint venture that is expected to invest primarily in senior secured loans to middle market companies, broadly syndicated loans and in senior and subordinated notes issued by collateralized loan obligations. Prior to the ORCIC SLF Effective Date, the ORCIC JV WH Lenders consented to the change in control of ORCIC SLF. From and following the ORCIC SLF Effective Date, the Credit Agreement continued as an obligation of ORCIC SLF and its subsidiaries but was no longer indebtedness of us.

ORCIC JV WH II

On October 14, 2022 (the “ORCIC JV WH II Closing Date”), ORCIC JV WH II LLC, a Delaware limited liability company (“ORCIC JV WH II”) entered into an up to $500 million revolving loan facility (the “Revolving Loan Agreement”) among the lenders party thereto (the “ORCIC JV WH II Lenders”), and Royal Bank of Canada, as a ORCIC JV WH II Lender and as administrative agent (in such capacity, the “ORCIC JV WH II Administrative Agent”). ORCIC JV WH II was a wholly owned subsidiary of ORCIC BC 9 LLC, a Delaware limited liability company (the “Collateral Manager”) and the Collateral Manager was our wholly owned subsidiary. On the ORCIC SLF Effective Date, we and OSTRS entered into the LLC Agreement to co-manage ORCIC SLF. ORCIC SLF is a joint venture that is expected to invest primarily in senior secured loans to middle market companies, broadly syndicated loans and in senior and subordinated notes issued by collateralized loan obligations. Prior to the ORCIC SLF Effective Date, the ORCIC JV WH II Lenders consented to the change in control of ORCIC SLF. From and following the ORCIC SLF Effective Date, the Revolving Loan Agreement continued as an obligation of ORCIC SLF and its subsidiaries but was no longer indebtedness of ORCIC.

SPV Asset Facilities

Certain of our wholly owned subsidiaries are parties to credit facilities (the “SPV Asset Facilities”). Pursuant to the SPV Asset Facilities, we sell and contribute certain investments to these wholly owned subsidiaries pursuant to sale and contribution agreements by and between us and the wholly owned subsidiaries. No gain or loss is recognized as a result of these contributions. Proceeds from the SPV Asset Facilities are used to finance the origination and acquisition of eligible assets by the wholly owned subsidiary, including the purchase of such assets from us. We retain a residual interest in assets contributed to or acquired to the wholly owned subsidiary through our ownership of the wholly owned subsidiary. The SPV Asset Facilities are secured by a perfected first priority security interest in the assets of these wholly owned subsidiaries and on any payments received by such wholly owned subsidiaries in respect of those assets. Assets pledged to lenders under the SPV Asset Facilities will not be available to pay our debts. The SPV Asset Facilities contain customary covenants, including certain limitations on the incurrence by us of additional indebtedness and on our ability to make distributions to our shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events, and customary events of default (with customary cure and notice provisions).

SPV Asset Facility I

On September 16, 2021 (the “SPV Asset Facility I Closing Date”), Core Income Funding I LLC (“Core Income Funding I”), a Delaware limited liability company and newly formed wholly-owned subsidiary of ours entered into a Credit Agreement (as amended through the date hereof, the “SPV Asset Facility I”), with Core Income Funding I, as borrower, the lenders from time to time parties thereto (the “SPV Asset Facility I Lenders”), Natixis, New York Branch, as Administrative Agent, State Street Bank and Trust Company as Collateral Agent and Alter Domus (US) LLC as Document Custodian.

On December 27, 2021, the parties to the SPV Asset Facility I amended certain terms of the facility, including increasing the Total Revolving Commitment under the SPV Asset Facility I from $300 million to $350 million and the Total Term Commitment under the SPV Asset Facility I from $0 to $200 million and adding additional parties as lenders. The following describes the terms of SPV Asset Facility I as amended through December 27, 2021.

From time to time, we expect to sell and contribute certain investments to Core Income Funding I pursuant to a Sale and Contribution Agreement by and between us and Core Income Funding I. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Asset Facility I will be used to finance the origination and acquisition of eligible assets by Core Income Funding I, including the purchase of such assets from us. We retain a residual interest in assets contributed to or acquired by Core Income Funding I through our ownership of Core Income Funding I. The maximum principal amount of the Credit Facility is $550 million; the availability of this amount is subject to an overcollateralization ratio test, which is based on the value of Core Income Funding I’s assets from time to time, and satisfaction of certain conditions, including an interest coverage ratio test, certain concentration limits and collateral quality tests.

The SPV Asset Facility I provides for the ability to (1) draw term loans and (2) draw and redraw revolving loans under the SPV Asset Facility I for a period of up to two years after the SPV Asset Facility I Closing Date unless the revolving commitments are terminated or converted to term loans sooner as provided in the SPV Asset Facility I (the “SPV Asset Facility I Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility I will mature on September 16, 2031 (the “SPV Asset Facility IStated Maturity”). Prior to the SPV Asset Facility I Stated Maturity, proceeds received by Core Income Funding I from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to us, subject to certain conditions. On the SPV Asset Facility I Stated Maturity, Core Income Funding I must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us.

Amounts drawn bear interest at LIBOR (or, in the case of certain lenders that are commercial paper conduits, the lower of their cost of funds and LIBOR plus 0.25%) plus an applicable margin that ranges from 1.55% to 2.15% depending on a ratio of broadly syndicated loans to middle market loans in the collateral. From the SPV Asset Facility I Closing Date to the SPV Asset Facility I Commitment Termination Date, there is a commitment fee that steps up during the year after the SPV Asset Facility I Closing Date from 0.00% to 0.625% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility I . The SPV Asset Facility I contains customary covenants, including certain financial maintenance covenants, limitations on the activities of Core Income Funding I, including limitations on incurrence of incremental indebtedness, and customary events of default. The SPV Asset Facility I is secured by a perfected first priority security interest in the assets of Core Income Funding I and on any payments received by Core Income Funding I in respect of those assets. Assets pledged to the SPV Asset Facility I Lenders will not be available to pay our debts.

Borrowings of Core Income Funding I are considered our borrowings for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended.

SPV Asset Facility II

On October 5, 2021 (the“SPV Asset Facility II Closing Date”), Core Income Funding II LLC (“Core Income Funding II”), a Delaware limited liability company and our newly formed subsidiary entered into a loan and financing and servicing agreement (as amended through the date here of, the “SPV Asset Facility II”), with Core Income Funding II, as borrower, us, as equityholder and service provider, the lenders from time to time parties thereto (the “SPV Asset Facility II Lenders”), Deutsche Bank AG, New York Branch, as Facility Agent, State Street Bank and Trust Company, as collateral agent, and Alter Domus (US) LLC as collateral custodian.

On October 27, 2021, the parties to the SPV Asset Facility II amended certain terms of the facility, including increasing the aggregate commitment of the SPV Asset Facility II Lenders from $500 million to $1 billion.

On December 20, 2021, the parties to the SPV Asset Facility II amended certain terms of the facility, including changes related to the elevation of Assigned Participation Interests.

On February 18, 2022, the parties to the SPV Asset Facility II amended certain terms of the facility, including among other changes, reallocating commitments of the SPV Asset Facility II Lenders and converting the benchmark rate of the facility from LIBOR to term SOFR.

On April 11, 2022, the parties to the SPV Asset Facility II amended certain terms of the facility including, among other changes, increasing the Facility Amount from $1 billion to $1.275 billion, extending the Ramp-up Period through December 31, 2022 and adding two additional lenders.

On May 3, 2022, the parties to the SPV Asset Facility II amended certain terms of the facility including, among other changes, increasing the Facility Amount from $1.275 billion to $1.65 billion and adding two additional lenders.

On July 11, 2022, the parties to the SPV Asset Facility II entered into a joinder agreement increasing the Facility Amount from $1.65 billion to $1.69 billion and adding an additional lender.

On August 1, 2022, the parties to the SPV Asset Facility II entered into joinder agreements and amended certain terms of the facility including, among other changes, increasing the Facility Amount from $1.69 billion to $1.8 billion and adding additional lenders.

From time to time, we expect to sell and contribute certain loan assets to Core Income Funding II pursuant to a Sale and Contribution Agreement by and between us and Core Income Funding II. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Asset Facility II will be used to finance the origination and acquisition of eligible assets by Core Income Funding II, including the purchase of such assets from us. We retain a residual interest in assets contributed to or acquired by Core Income Funding II through our ownership of Core Income Funding II. The maximum principal amount of the SPV Asset Facility II is $1.8 billion; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Core Income Funding II’s assets from time to time, and satisfaction of certain conditions, including interest spread and weighted average coupon tests, certain concentration limits and collateral quality tests.

The SPV Asset Facility II provides for the ability to borrow, reborrow, repay and prepay advances under the SPV Asset Facility II for a period of up to three years after the SPV Asset Facility II Closing Date unless such period is extended or accelerated under the terms of the SPV Asset Facility II (the “Revolving Period”). Unless otherwise extended, accelerated or terminated under the terms of the SPV Asset Facility II, the SPV Asset Facility II will mature on the date that is two years after the last day of the Revolving Period (the “Facility Termination Date”). Prior to the Facility Termination Date, proceeds received by Core Income Funding II from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding advances, and the excess may be returned to us, subject to certain conditions. On the Facility Termination Date, Core Income Funding II must pay in full all outstanding fees and expenses and all principal and interest on outstanding advances, and the excess may be returned to us.

Amounts drawn under the SPV Asset Facility II bear interest at Term SOFR (or, in the case of certain SPV Asset Facility II Lenders that are commercial paper conduits, the lower of (a) their cost of funds and (b) Term SOFR, such Term SOFR not to be lower than zero) plus a spread equal to 2.00% per annum, which spread will increase (a) on and after the end of the Revolving Period by 0.15% per annum if no event of default has occurred and (b) by 2.00% per annum upon the occurrence of an event of default (such spread, the “Applicable Margin”). Term SOFR may be replaced as a base rate under certain circumstances. During the Revolving Period, Core Income Funding II will pay an undrawn fee ranging from 0.00% to 0.25% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility. During the Revolving Period, if the undrawn commitments are in excess of a certain portion (initially 12.5% and increasing in stages to 25%, 50% and 75%) of the total commitments under the SPV Asset Facility II, Core Income Funding II will also pay a make-whole fee equal to the Applicable Margin multiplied by such excess undrawn commitment amount, reduced by the undrawn fee payable on such excess. Core Income Funding II will also pay Deutsche Bank AG, New York Branch, certain fees (and reimburse certain expenses) in connection with its role as facility agent. The SPV Asset Facility II contains customary covenants, including certain financial maintenance covenants, limitations on the activities of Core Income Funding II, including limitations on incurrence of incremental indebtedness, and customary events of default. The SPV Asset Facility II is secured by a perfected first priority security interest in the assets of Core Income Funding II and on any payments received by Core Income Funding II in respect of those assets. Assets pledged to the SPV Asset Facility II Lenders will not be available to pay our debts.

Borrowings of Core Income Funding II are considered our borrowings for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended.

SPV Asset Facility III

On March 24, 2022 (the “SPV Asset Facility III Closing Date”), Core Income Funding III LLC (“Core Income Funding III”), a Delaware limited liability company and our newly formed subsidiary entered into a Credit Agreement (the “SPV Asset Facility III”), with Core Income Funding III, as borrower, the Adviser, as servicer, the lenders from time to time parties thereto (the “SPV Asset Facility III Lenders”), Bank of America, N.A., as administrative agent, State Street Bank and Trust Company, as collateral agent, Alter Domus (US) LLC as collateral custodian and Bank of America, N.A., as sole lead arranger and sole book manager.

From time to time, we expect to sell and contribute certain investments to Core Income Funding III pursuant to a Sale and Contribution Agreement, dated as of the SPV Asset Facility III Closing Date, by and between the Company and Core Income Funding III. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Asset Facility III will be used to finance the origination and acquisition of eligible assets by Core Income Funding III, including the purchase of such assets from the Company. We retain a residual interest in assets contributed to or acquired by Core Income Funding III through our ownership of Core Income Funding III. The maximum principal amount of the SPV Asset Facility III is $750 million, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Core Income Funding III’s assets from time to time, and satisfaction of certain conditions, including certain portfolio criteria.

The SPV Asset Facility III provides for the ability to draw and redraw revolving loans under the SPV Asset Facility III for a period of up to three years after the SPV Asset Facility III Closing Date unless the commitments are terminated sooner as provided in the SPV Asset Facility III (the “SPV Asset Facility III Commitment Termination Date”). Unless otherwise terminated, the SPV Asset

Facility III will mature on March 24, 2027 (the “SPV Asset Facility III Stated Maturity”). To the extent the commitments are terminated or permanently reduced during the first two years following the SPV Asset Facility III Closing Date, Core Income Funding III may owe a prepayment penalty. Prior to the SPV Asset Facility III Stated Maturity, proceeds received by Core Income Funding III from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to us, subject to certain conditions. On the SPV Asset Facility III Stated Maturity, Core Income Funding III must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us.

Amounts drawn in U.S. dollars are benchmarked to Daily SOFR, amounts drawn in British pounds are benchmarked to SONIA plus an adjustment of 0.11930%, amounts drawn in Canadian dollars are benchmarked to CDOR, and amounts drawn in Euros are benchmarked to EURIBOR, and in each case plus a spread equal to the Applicable Margin. The “Applicable Margin” ranges from 1.60% to 2.10% depending on the composition of the collateral. The SPV Asset Facility III also allows for amounts drawn in U.S. dollars to bear interest at an alternate base rate without a spread.

From the SPV Asset Facility III Closing Date to the SPV Asset Facility III Commitment Termination Date, there is a commitment fee, calculated on a daily basis, ranging from 0.25% to 1.25% on the undrawn amount under the SPV Asset Facility III. The SPV Asset Facility III contains customary covenants, including certain limitations on the activities of Core Income Funding III, including limitations on incurrence of incremental indebtedness, and customary events of default. The SPV Asset Facility III is secured by a perfected first priority security interest in the assets of Core Income Funding III and on any payments received by Core Income Funding III in respect of those assets. Assets pledged to the SPV Asset Facility III Lenders will not be available to pay our debts.

Borrowings of Core Income Funding III are considered our borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

SPV Asset Facility IV

On March 16, 2022 (the “SPV Facility IV Closing Date”), Core Income Funding IV LLC (“Core Income Funding IV”), a Delaware limited liability company and our newly formed subsidiary entered into a Credit Agreement (the “SPV Asset Facility IV”), with Core Income Funding IV, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility IV Lenders”), Sumitomo Mitsui Banking Corporation, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Alter Domus (US) LLC as Document Custodian.

From time to time, we expect to sell and contribute certain investments to Core Income Funding IV pursuant to a Sale and Contribution Agreement, dated as of the SPV Asset Facility IV Closing Date, by and between us and Core Income Funding IV. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Facility IV will be used to finance the origination and acquisition of eligible assets by Core Income Funding IV, including the purchase of such assets from us. We retain a residual interest in assets contributed to or acquired by Core Income Funding IV through our ownership of Core Income Funding IV. The maximum principal amount of the SPV Facility IV is $500 million; the availability of this amount is subject to an overcollateralization ratio test, which is based on the value of Core Income Funding IV’s assets from time to time, and satisfaction of certain conditions, including an interest coverage ratio test, certain concentration limits and collateral quality tests.

The SPV Facility IV provides for the ability to (1) draw term loans and (2) draw and redraw revolving loans under the SPV Facility IV for a period of up to three years after the SPV Facility IV Closing Date unless the revolving commitments are terminated or converted to term loans sooner as provided in the SPV Facility IV (the “SPV Facility IV Commitment Termination Date”). Unless otherwise terminated, the SPV Facility IV will mature on March 16, 2033 (the “SPV Facility IV Stated Maturity”). Prior to the SPV Facility IV Stated Maturity, proceeds received by Core Income Funding IV from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to us, subject to certain conditions. On the SPV Facility IV Stated Maturity, Core Income Funding IV must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us.

Amounts drawn bear interest at Term SOFR (or, in the case of certain SPV Asset Facility IV Lenders that are commercial paper conduits, the lower of their cost of funds and Term SOFR plus 0.15%) plus an applicable margin that ranges from 1.70% to 2.30% depending on a ratio of broadly syndicated loans to middle market loans in the collateral. From the SPV Facility IV Closing Date to the SPV Facility IV Commitment Termination Date, there is a commitment fee that steps up during the year after the SPV Facility IV Closing Date from 0.00% to 0.50% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Facility IV. The SPV Facility IV contains customary covenants, including certain financial maintenance covenants, limitations on the activities of Core Income Funding IV, including limitations on incurrence of incremental indebtedness, and customary events of default. The SPV Facility IV is secured by a perfected first priority security interest in the assets of Core Income Funding IV and on any payments received by Core Income Funding IV in respect of those assets. Assets pledged to the SPV Asset IV Lenders will not be available to pay our debts.

Borrowings of Core Income Funding IV are considered our borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

SPV Asset Facility V

On March 9, 2023 (the “SPV Facility V Closing Date”), Core Income Funding V LLC (“Core Income Funding V”), a Delaware limited liability company and our newly formed subsidiary, entered into a loan and security agreement (the “SPV Asset Facility V”), with Core Income Funding V, as Borrower, us, as Servicer and Equityholder, the lenders from time to time parties thereto (the “SPV Asset Facility V Lenders”), Wells Fargo Bank, National Association, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, and Alter Domus (US) LLC as Collateral Custodian.

From time to time, we expect to sell and contribute certain loan assets to Core Income Funding V pursuant to a Sale and Contribution Agreement, dated as of the SPV Facility V Closing Date, by and between us and Core Income Funding V. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Facility V will be used to finance the origination and acquisition of eligible assets by Core Income Funding V, including the purchase of such assets from us. We retain a residual interest in assets contributed to or acquired by Core Income Funding V through our ownership of Core Income Funding V. The maximum principal amount of the SPV Facility V is $300 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Core Income Funding V’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits and other portfolio tests.

The SPV Facility V provides for the ability to borrow, reborrow, repay and prepay advances under the SPV Facility V for a period of up to three years after the SPV Facility V Closing Date unless such period is extended or accelerated under the terms of the SPV Facility V (the “SPV Facility V Reinvestment Period”). Unless otherwise extended, accelerated or terminated under the terms of the SPV Facility V, the SPV Facility V will mature on the date that is two years after the last day of the SPV Facility V Reinvestment Period (the “SPV Facility V Maturity Date”). Prior to the SPV Facility V Maturity Date, proceeds received by Core Income Funding V from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding advances, and the excess may be returned to us, subject to certain conditions. On the SPV Facility V Maturity Date, Core Income Funding V must pay in full all outstanding fees and expenses and all principal and interest on outstanding advances, and the excess may be returned to us.

Amounts drawn bear interest at Daily Simple SOFR plus a spread equal to 2.70% per annum, which spread will increase by 2.00% per annum upon the occurrence and during the existence of an event of default or following the SPV Facility V Termination Date (such spread, the “SPV Facility V Applicable Spread”). Daily Simple SOFR may be replaced as a base rate under certain circumstances. During the SPV Facility V Reinvestment Period, Core Income Funding V will pay an undrawn fee ranging from 0.25% to 0.50% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Facility V that are not subject to the separate, higher fee described below. On and after the six-month anniversary of the SPV Facility V Closing Date and during the SPV Facility V Reinvestment Period, if the undrawn commitments are in excess of a certain portion (initially 50% and decreasing to 30%) of the total commitments under the SPV Facility V, such portion will not be subject to the undrawn fee described above, but Core Income Funding V will pay a separate fee on this portion of the undrawn commitments equal to 1.50% multiplied by such excess undrawn commitment amount over 50% or 30% of the total commitments, as applicable. The SPV Facility V contains customary covenants, including certain financial maintenance covenants, limitations on the activities of Core Income Funding V, including limitations on incurrence of incremental indebtedness, and customary events of default. The SPV Facility V is secured by a perfected first priority security interest in the assets of Core Income Funding V and on any payments received by Core Income Funding V in respect of those assets. Assets pledged to the Lenders will not be available to pay our debts.

Borrowings of Core Income Funding V are considered our borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

CLOs

CLO VIII

On October 21, 2022 (the “CLO VIII Closing Date”), we completed a $391.675 million term debt securitization transaction (the “CLO VIII Transaction”), also known as a collateralized loan obligation transaction, which is a form of secured financing incurred by us. The secured notes and preferred shares issued in the CLO VIII Transaction and the secured loan borrowed in the CLO VIII Transaction were issued and incurred, as applicable, by our consolidated subsidiary Owl Rock CLO VIII, LLC, a limited liability organized under the laws of the State of Delaware (the “CLO VIII Issuer”) and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the CLO VIII Issuer.

The CLO VIII Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the CLO VIII Closing Date (the “CLO VIII Indenture”), by and among the CLO VIII Issuer and State Street Bank and Trust Company: (i) $152 million of AAA(sf) Class A-T Notes, which bear interest at three-month term SOFR plus 2.50%, (ii) $46 million of AAA(sf) Class A-F Notes, which bear interest at 6.02%, (iii) $32 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 3.50% and (iv) $30 million of A(sf) Class C Notes, which bear interest at 4.90% (together, the “CLO VIII Secured Notes”) and (B) the borrowing by the CLO VIII Issuer of $30 million under floating rate Class A-L loans (the “Class A-L Loans” and together with the CLO VIII Secured Notes, the “CLO VIII Debt”). The Class A-L Loans bear interest at three-month term SOFR plus 2.50%. The Class A-L Loans were borrowed under a loan agreement (the “A-L Loan Agreement”), dated as of the CLO VIII Closing Date, by and among the CLO VIII Issuer, as borrower, various financial institutions, as lenders, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO VIII Debt is secured by middle market loans, participation interests in middle market loans and other assets of the CLO VIII Issuer. The CLO VIII Debt is scheduled to mature on November 20, 2034. The CLO VIII Secured Notes were privately placed by Natixis Securities Americas LLC as placement agent.

Concurrently with the issuance of the CLO VIII Secured Notes and the borrowing under the Class A-L Loans, the CLO VIII Issuer issued approximately $101.675 million of subordinated securities in the form of 101,675 preferred shares at an issue price of U.S.$1,000 per share (the “CLO VIII Preferred Shares”). The CLO VIII Preferred Shares were issued by the CLO VIII Issuer as part of its issued share capital and are not secured by the collateral securing the CLO VIII Debt. We purchased all of the CLO VIII Preferred Shares. We act as retention holder in connection with the CLO VIII Transaction for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the CLO VIII Preferred Shares.

As part of the CLO VIII Transaction, we entered into a loan sale agreement with the CLO VIII Issuer dated as of the CLO VIII Closing Date, which provided for the sale and contribution of approximately $143.098 million funded par amount of middle market loans from us to the CLO VIII Issuer on the CLO VIII Closing Date and for future sales from us to the CLO VIII Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO VIII Debt. The remainder of the initial portfolio assets securing the CLO VIII Debt consisted of approximately $113.025 million funded par amount of middle market loans purchased by the CLO VIII Issuer from Core Income Funding I LLC, our wholly-owned subsidiary, under an additional loan sale agreement executed on the CLO VIII Closing Date between the CLO VIII Issuer and Core Income Funding I LLC. We and Core Income Funding I LLC each made customary representations, warranties, and covenants to the CLO VIII Issuer under the applicable loan sale agreement.

Through July 20, 2025, a portion of the proceeds received by the CLO VIII Issuer from the loans securing the CLO VIII Debt may be used by the CLO VIII Issuer to purchase additional middle market loans under the direction of the Adviser in its capacity as collateral manager for the CLO VIII Issuer and in accordance with our investing strategy and ability to originate eligible middle market loans.

The CLO VIII Debt is the secured obligation of the CLO VIII Issuer, and the CLO VIII Indenture, the A-L Loan Agreement each include customary covenants and events of default. The CLO VIII Secured Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration.

The Adviser will serve as collateral manager for the CLO VIII Issuer under a collateral management agreement dated as of the CLO VIII Closing Date. The Adviser is entitled to receive fees for providing these services. The Adviser has waived its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to Adviser pursuant to the Amended and Restated Investment Advisory Agreement, dated May 18, 2021, between the Adviser and us will be offset by the amount of the collateral management fee attributable to the CLO VIII Issuer’s equity or notes owned by us.

Unsecured Notes

On November 30, 2022, we entered into an agreement of removal, appointment and acceptance (the “Tripartite Agreement”), with Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association (the “Retiring Trustee”) and Trust Bank (the “Successor Trustee”), with respect to the Indenture, dated September 23, 2021 between us and the Retiring Trustee (the “Base Indenture”), the first supplemental indenture, dated September 23, 2021 (the “First Supplemental Indenture”) between us and the Retiring Trustee, the second supplemental indenture, dated February 8, 2022 (the “Second Supplemental Indenture”) between us and the Retiring Trustee, the third supplemental indenture, dated March 29, 2022 (the “Third Supplemental Indenture”) between us and the Retiring Trustee, and the Fourth Supplemental Indenture, dated September 16, 2022 (the “Fourth Supplemental Indenture” and together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”) between us and the Retiring Trustee.

The Tripartite Agreement provided that, effective as of the date thereof, (1) the Retiring Trustee assigns, transfers, delivers and confirms to the Successor Trustee all of its rights, title and interest under the Indenture and all of the rights, power, trusts and duties as trustee, security registrar, paying agent, authenticating agent and depositary custodian under the Indenture; and (2) the Successor Trustee accepts its appointment successor trustee, security registrar, paying agent, authenticating agent and depositary custodian under the Indenture, and accepts the rights, indemnities, protections, powers, trust and duties of or afforded to Retiring Trustee as trustee, security registrar, paying agent, authenticating agent and depositary custodian under the Indenture. The Successor Trustee’s appointment in its capacities as paying agent and security registrar became effective on December 14, 2022.

September 2026 Notes

On September 23, 2021, we issued $350 million aggregate principal amount of 3.125% notes due 2026 (the “September 2026 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The September 2026 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The September 2026 Notes were issued pursuant to the Base Indenture, and the First Supplemental Indenture (together, the “September 2026 Indenture”). The September 2026 Notes will mature on September 23, 2026 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption prices set forth in the September 2026 Indenture. The September 2026 Notes initially bear interest at a rate of 3.125% per year payable semi-annually on March 23 and September 23 of each year, commencing on March 23, 2022. Concurrent with the issuance of the September 2026 Notes, we entered into a Registration Rights (the “September 2026 Registration Rights Agreement”) Agreement for the benefit of the purchasers of the September 2026 Notes.

Pursuant to the September 2026 Registration Rights Agreement, we are obligated to file a registration statement with the SEC with respect to an offer to exchange the September 2026 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the September 2026 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use our commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the September 2026 Notes. If we fail to satisfy our registration obligations under the September 2026 Registration Rights Agreement, we will be required to pay additional interest to the holders of the September 2026 Notes. The Company filed a registration statement with the SEC and, on July 25, 2022, commenced an offer to exchange the September 2026 Notes for newly issuer registered notes with substantially similar terms, which expired on August 23, 2022 and was completed promptly thereafter.

The September 2026 Notes are our direct, general unsecured obligations and rank senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the September 2026 Notes. The September 2026 Notes rank pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior. The September 2026 Notes rank effectively subordinated, or junior, to any of the our future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The September 2026 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

The September 2026 Indenture contains certain covenants, including covenants requiring us to (i) comply with the asset coverage requirements of the 1940 Act, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the September 2026 Notes and the Successor Trustee if we are no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the September 2026 Indenture.

In addition, if a change of control repurchase event, as defined in the September 2026 Indenture, occurs prior to maturity, holders of the September 2026 Notes will have the right, at their option, to require us to repurchase for cash some or all of the September 2026 Notes at a repurchase price equal to 100% of the aggregate principal amount of the September 2026 Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

February 2027 Notes

On February 8, 2022, we issued $500 million aggregate principal amount of 4.70% notes due 2027 (the “February 2027 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The February 2027 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The February 2027 Notes were issued pursuant to the Base Indenture and the Second Supplemental Indenture (together, the “February 2027 Indenture”). The February 2027 Notes will mature on February 8, 2027 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption prices set forth in the February 2027 Indenture. The February 2027 Notes initially bear interest at a rate of 4.70% per year payable semi-annually on February 8 and August 8 of each year, commencing on August 8, 2022. Concurrent with the issuance of the February 2027 Notes we entered into a Registration Rights Agreement (the “February 2027 Registration Rights Agreement”) for the benefit of the purchasers of the February 2027 Notes. Pursuant to the February 2027 Registration Rights Agreement we are obligated to file a registration statement with the SEC with respect to an offer to exchange the February 2027 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the February 2027 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the February 2027 Notes. If we fail to satisfy its registration obligations under the February 2027 Registration Rights Agreement, we will be required to pay additional interest to the holders of the February 2027 Notes. The Company filed a registration statement with the SEC and, on July 25, 2022, commenced an offer to exchange the February 2027 Notes for newly issuer registered notes with substantially similar terms, which expired on August 23, 2022 and was completed promptly thereafter.

The February 2027 Notes are our direct, general unsecured obligations and will rank senior in right of payment to all of its future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the February 2027 Notes. The February 2027 Notes rank pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior to the 2027 Notes. The February 2027 Notes rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The February 2027 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

The February 2027 Indenture contains certain covenants, including covenants requiring us to (i) comply with asset coverage requirements of the 1940 Act, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the February 2027 Notes and the Successor Trustee if we are no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the Indenture. In addition, if a change of control repurchase event, as defined in the February 2027 Indenture, occurs prior to maturity, holders of the February 2027 Notes will have the right, at their option, to require us to repurchase for cash some or all of the February 2027 Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

March 2025 Notes

On March 29, 2022, we issued $500 million aggregate principal amount of its 5.500% notes due 2025 (the “March 2025 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale by the Initial Purchasers to persons they reasonably believe to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The March 2025 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The March 2025 Notes were issued pursuant to the Base Indenture and the Third Supplemental Indenture (together, the “March 2025 Indenture”). The March 2025 Notes will mature on March 21, 2025 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption prices set forth in the March 2025 Indenture. The March 2025 Notes bear interest at a rate of 5.500% per year payable semi-annually on March 21 and September 21 of each year, commencing on September 21, 2022. Concurrent with the issuance of the March 2025 Notes,we in connection with the offering, we entered into a Registration Rights Agreement, dated as of March 29, 2022 (the “March 2025 Registration Rights Agreement”), for the benefit of the purchasers of the March 2025 Notes. Pursuant to the March 2025 Registration Rights Agreement, we are obligated to file with the SEC a registration statement with respect to an offer to exchange the March 2025 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the March 2025 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the March 2025 Notes. If we fail to satisfy its registration obligations under the March 2025 Registration Rights Agreement, we will be required to pay additional interest to the holders of the March 2025 Notes. The Company filed a registration statement with the SEC and, on July 25, 2022, commenced an offer to exchange the March 2025 Notes for newly issuer registered notes with substantially similar terms, which expired on August 23, 2022 and was completed promptly thereafter.

The March 2025 Notes are our direct, general unsecured obligations and rank senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the March 2025 Notes. The March 2025 Notes rank pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior to the March 2025 Notes. The March 2025 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that we secures) to the extent of the value of the assets securing such indebtedness. The March 2025 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

The March 2025 Indenture contains certain covenants, including covenants requiring us to (i) comply with Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act, for the period of time during which the March 2025 Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the March 2025 Notes and the Successor Trustee if the we are no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the March 2025 Indenture. In addition, if a change of control repurchase event, as defined in the March 2025 Indenture, occurs prior to maturity, holders of the March 2025 Notes will have the right, at their option, to require us to repurchase for cash some or all of the March 2025 Notes at a repurchase price equal to 100% of the aggregate principal amount of the March 2025 Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

September 2027 Notes

On September 16, 2022, we issued $600 million aggregate principal amount of 7.750% notes due 2027 (the “September 2027 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The September 2027 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The September 2027 Notes were issued pursuant to the Base Indenture and the Fourth Supplemental Indenture (together, the “September 2027 Indenture”). The September 2027 Notes will mature on September 16, 2027 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption prices set forth in the September 2027 Indenture. The September 2027 Notes bear interest at a rate of 7.750% per year payable semi-annually on March 16 and September 16 of each year, commencing on March 16, 2023. Concurrent with the issuance of the September 2027 Notes, we entered into a Registration Rights Agreement (the “September 2027 Registration Rights Agreement”) for the benefit of the purchasers of the September 2027 Notes. Pursuant to the September 2027 Registration Rights Agreement, we are obligated to file a registration statement with the SEC with respect to an offer to exchange the September 2027 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the September 2027 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the September 2027 Notes. If we fail to satisfy its registration obligations under the September 2027 Registration Rights Agreement, we will be required to pay additional interest to the holders of the September 2027 Notes.

The September 2027 Notes are our direct, general unsecured obligations and rank senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the September 2027 Notes. The September 2027 Notes rank pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior to the September 2027 Notes. The September 2027 Notes rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The September 2027 Notes will rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

The September 2027 Indenture contains certain covenants, including covenants requiring us to (i) comply with Section 18(a)(1)(A) of the 1940 Act whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the September 2027 Notes and the Successor Trustee if we are no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the September 2027 Indenture.

In addition, if a change of control repurchase event, as defined in the Indenture, occurs prior to maturity, holders of the September 2027 Notes will have the right, at their option, to require us to repurchase for cash some or all of the September 2027 Notes at a repurchase price equal to 100% of the aggregate principal amount of the September 2027 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

In connection with the issuance of the September 2027 Notes, on October 18, 2022 we entered into centrally cleared interest rate swaps. The notional amount of the interest rate swaps is $600.0 million. We will receive fixed rate interest at 7.750% and pay variable rate interest based on SOFR plus 3.84%. The interest rate swaps mature on September 16, 2027. For the year ended December 31, 2022, we did not make any payments. The interest expense related to the September 2027 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on our Consolidated Statements of Operations. As of March 31, 2023, the interest rate swap had a fair value of $1.1 million. As of December 31, 2022, the interest rate swap had a fair value of $0.4 million. Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on our Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in fair value of the September 2027 Notes, with the remaining difference included as a component of interest expense on the Consolidated Statements of Operations. For further details, see “ITEM 1. – Notes to Consolidated Financial Statements – Note 6. Debt.”

Off-Balance Sheet Arrangements

Portfolio Company Commitments

From time to time, we may enter into commitments to fund investments. As of the following periods, we had the following outstanding commitments to fund investments in current portfolio companies:

Portfolio Company	Investment	March 31, 2023	December 31, 2022
($ in thousands)
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC	LLC Interest	$40,965	$45,000
AAM Series 2.1 Aviation Feeder, LLC	LLC Interest	42,832	43,432
ABB/Con-cise Optical Group LLC	First lien senior secured revolving loan	185	186
ACR Group Borrower, LLC	First lien senior secured revolving loan	350	537
AmeriLife Holdings LLC	First lien senior secured revolving loan	16,273	16,273
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	10,848	10,849
Anaplan, Inc.	First lien senior secured revolving loan	16,528	16,528
Apex Service Partners, LLC	First lien senior secured revolving loan	2,300	1,725
Appfire Technologies, LLC	First lien senior secured revolving loan	1,539	1,539
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	14,652	16,366
Armstrong Bidco Limited (dba The Access Group)	First lien senior secured delayed draw term loan	3,838	3,734
Ascend Buyer, LLC (dba PPC Flexible Packaging)	First lien senior secured revolving loan	5,106	5,106
Associations, Inc.	First lien senior secured revolving loan	4,829	4,829
Associations, Inc.	First lien senior secured delayed draw term loan	44,686	56,283
Athenahealth Group Inc.	First lien senior secured delayed draw term loan	3,631	3,631
Avalara, Inc.	First lien senior secured revolving loan	7,045	7,045
AxiomSL Group, Inc.	First lien senior secured delayed draw term loan	2,145	2,145

Portfolio Company	Investment	March 31, 2023	December 31, 2022
($ in thousands)
AxiomSL Group, Inc.	First lien senior secured revolving loan	2,591	2,591
Bayshore Intermediate #2, L.P. (dba Boomi)	First lien senior secured revolving loan	1,274	1,062
BCPE Osprey Buyer, Inc. (dba PartsSource)	First lien senior secured delayed draw term loan	31,034	31,034
BCPE Osprey Buyer, Inc. (dba PartsSource)	First lien senior secured revolving loan	3,621	4,655
BCTO BSI Buyer, Inc. (dba Buildertrend)	First lien senior secured revolving loan	161	161
Brightway Holdings, LLC	First lien senior secured revolving loan	1,474	2,105
BTRS Holdings Inc. (dba Billtrust)	First lien senior secured delayed draw term loan	809	917
BTRS Holdings Inc. (dba Billtrust)	First lien senior secured revolving loan	998	1,157
Canadian Hospital Specialties Ltd.	First lien senior secured delayed draw term loan	492	637
Canadian Hospital Specialties Ltd.	First lien senior secured revolving loan	190	248
CivicPlus, LLC	First lien senior secured revolving loan	2,244	2,245
Community Brands ParentCo, LLC	First lien senior secured delayed draw term loan	3,750	3,750
Community Brands ParentCo, LLC	First lien senior secured revolving loan	1,875	1,875
CoreTrust Purchasing Group LLC	First lien senior secured delayed draw term loan	14,183	14,183
CoreTrust Purchasing Group LLC	First lien senior secured revolving loan	14,183	14,183
Coupa Holdings, LLC	First lien senior secured revolving loan	1,664	—
Coupa Holdings, LLC	First lien senior secured delayed draw term loan	2,174	—
Denali BuyerCo, LLC (dba Summit Companies)	First lien senior secured delayed draw term loan	—	5,712
Denali BuyerCo, LLC (dba Summit Companies)	First lien senior secured revolving loan	9,963	9,963
Dermatology Intermediate Holdings III, Inc	First lien senior secured delayed draw term loan	90	278
Diamondback Acquisition, Inc. (dba Sphera)	First lien senior secured delayed draw term loan	9,553	9,553
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)	First lien senior secured revolving loan	91	—
Douglas Products and Packaging Company LLC	First lien senior secured revolving loan	3,199	3,199
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured revolving loan	1,955	1,955
Entertainment Benefits Group, LLC	First lien senior secured revolving loan	7,733	3,867
Evolution BuyerCo, Inc. (dba SIAA)	First lien senior secured delayed draw term loan	200	200
Evolution BuyerCo, Inc. (dba SIAA)	First lien senior secured revolving loan	676	676
Formerra, LLC	First lien senior secured delayed draw term loan	211	211

Portfolio Company	Investment	March 31, 2023	December 31, 2022
($ in thousands)
Formerra, LLC	First lien senior secured revolving loan	321	526
Fortis Solutions Group, LLC	First lien senior secured delayed draw term loan	—	191
Fortis Solutions Group, LLC	First lien senior secured revolving loan	5,847	5,848
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	—	31,894
Gaylord Chemical Company, L.L.C.	First lien senior secured revolving loan	3,182	3,182
Gaylord Chemical Company, L.L.C.	First lien senior secured revolving loan	791	791
GI Ranger Intermediate, LLC (dba Rectangle Health)	First lien senior secured delayed draw term loan	7,600	7,600
GI Ranger Intermediate, LLC (dba Rectangle Health)	First lien senior secured revolving loan	1,506	1,506
Global Music Rights, LLC	First lien senior secured revolving loan	7,500	7,500
GovBrands Intermediate, Inc.	First lien senior secured delayed draw term loan	870	870
GovBrands Intermediate, Inc.	First lien senior secured revolving loan	88	88
Granicus, Inc.	First lien senior secured revolving loan	76	107
Grayshift, LLC	First lien senior secured revolving loan	2,419	2,419
HAH Group Holding Company LLC (dba Help at Home)	First lien senior secured delayed draw term loan	9,000	—
Hercules Borrower, LLC (dba The Vincit Group)	First lien senior secured revolving loan	85	86
Hercules Borrower, LLC (dba The Vincit Group)	First lien senior secured delayed draw term loan	7,059	9,811
Hissho Sushi Merger Sub LLC	First lien senior secured revolving loan	8,162	6,996
Hyperion Refinance S.a.r.l (dba Howden Group)	First lien senior secured delayed draw term loan	—	92,823
Ideal Image Development, LLC	First lien senior secured delayed draw term loan	732	732
Ideal Image Development, LLC	First lien senior secured revolving loan	—	915
IG Investments Holdings, LLC (dba Insight Global)	First lien senior secured revolving loan	3,613	2,168
IMO Investor Holdings, Inc.	First lien senior secured delayed draw term loan	4,963	4,963
IMO Investor Holdings, Inc.	First lien senior secured revolving loan	1,514	2,010
Indigo Buyer, Inc. (dba Inovar Packaging Group)	First lien senior secured delayed draw term loan	—	31,750
Indigo Buyer, Inc. (dba Inovar Packaging Group)	First lien senior secured revolving loan	10,583	10,583
Individual Foodservice Holdings, LLC	First lien senior secured revolving loan	83	83
Individual Foodservice Holdings, LLC	First lien senior secured delayed draw term loan	14,393	18,414
Individual Foodservice Holdings, LLC	First lien senior secured delayed draw term loan	8,048	8,048

Portfolio Company	Investment	March 31, 2023	December 31, 2022
($ in thousands)
Intelerad Medical Systems Inc.	First lien senior secured revolving loan	—	1
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured revolving loan	4,213	1,739
Kaseya Inc.	First lien senior secured delayed draw term loan	4,342	4,342
Kaseya Inc.	First lien senior secured revolving loan	4,342	4,342
KBP Brands, LLC	First lien senior secured delayed draw term loan	743	743
KPSKY Acquisition, Inc. (dba BluSky)	First lien senior secured delayed draw term loan	14,488	16,625
KWOR Acquisition, Inc. (dba Alacrity Solutions)	First lien senior secured revolving loan	1,870	3,415
KWOR Acquisition, Inc. (dba Alacrity Solutions)	First lien senior secured delayed draw term loan	8,748	8,748
Lignetics Investment Corp.	First lien senior secured delayed draw term loan	—	9,559
Lignetics Investment Corp.	First lien senior secured revolving loan	5,353	4,588
ManTech International Corporation	First lien senior secured delayed draw term loan	3,360	3,360
ManTech International Corporation	First lien senior secured revolving loan	1,806	1,806
Mario Purchaser, LLC (dba Len the Plumber)	First lien senior secured delayed draw term loan	28,401	28,401
Mario Purchaser, LLC (dba Len the Plumber)	First lien senior secured revolving loan	8,038	8,038
Medline Borrower, LP	First lien senior secured revolving loan	2,020	2,020
MHE Intermediate Holdings, LLC (dba OnPoint Group)	First lien senior secured revolving loan	3,071	3,071
Milan Laser Holdings LLC	First lien senior secured revolving loan	1,765	1,765
Ministry Brands Holdings, LLC.	First lien senior secured delayed draw term loan	13,822	15,819
Ministry Brands Holdings, LLC.	First lien senior secured revolving loan	3,559	2,373
Mitnick Corporate Purchaser, Inc.	First lien senior secured revolving loan	6,213	8,713
Natural Partners, LLC	First lien senior secured revolving loan	5,063	5,063
NMI Acquisitionco, Inc. (dba Network Merchants)	First lien senior secured delayed draw term loan	1,039	1,039
NMI Acquisitionco, Inc. (dba Network Merchants)	First lien senior secured revolving loan	558	558
Notorious Topco, LLC (dba Beauty Industry Group)	First lien senior secured delayed draw term loan	3,521	3,521
Notorious Topco, LLC (dba Beauty Industry Group)	First lien senior secured revolving loan	4,225	4,401
OAC Holdings I Corp. (dba Omega Holdings)	First lien senior secured revolving loan	478	1,139
OB Hospitalist Group, Inc.	First lien senior secured revolving loan	4,902	5,222
Ocala Bidco, Inc.	First lien senior secured delayed draw term loan	8,469	8,469

Portfolio Company	Investment	March 31, 2023	December 31, 2022
($ in thousands)
Ole Smoky Distillery, LLC	First lien senior secured revolving loan	3,302	3,302
Oranje Holdco, Inc. (dba KnowBe4)	First lien senior secured revolving loan	10,148	—
Pacific BidCo Inc.	First lien senior secured delayed draw term loan	17,905	17,906
Patriot Acquisition TopCo S.A.R.L (dba Corza Health, Inc.)	First lien senior secured revolving loan	88	70
PCF Holdco, LLC (dba PCF Insurance Services)	Preferred equity	8,740	—
Pediatric Associates Holding Company, LLC	First lien senior secured delayed draw term loan	533	1,776
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)	First lien senior secured delayed draw term loan	—	8,891
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)	First lien senior secured revolving loan	2,570	2,570
Ping Identity Holding Corp.	First lien senior secured revolving loan	2,182	2,182
Plasma Buyer LLC (dba Pathgroup)	First lien senior secured delayed draw term loan	28,553	28,553
Plasma Buyer LLC (dba Pathgroup)	First lien senior secured revolving loan	12,237	12,237
Pluralsight, LLC	First lien senior secured revolving loan	196	196
PPV Intermediate Holdings, LLC	First lien senior secured revolving loan	11,854	8,653
PPV Intermediate Holdings, LLC	First lien senior secured delayed draw term loan	6,716	19,248
QAD Inc.	First lien senior secured revolving loan	6,000	6,000
Quva Pharma, Inc.	First lien senior secured revolving loan	155	236
Relativity ODA LLC	First lien senior secured revolving loan	435	435
Sailpoint Technologies Holdings, Inc.	First lien senior secured revolving loan	5,718	5,718
Securonix, Inc.	First lien senior secured revolving loan	5,339	5,339
Simplisafe Holding Corporation	First lien senior secured delayed draw term loan	16,049	16,049
Smarsh Inc.	First lien senior secured delayed draw term loan	10,381	10,381
Smarsh Inc.	First lien senior secured revolving loan	664	5,190
Southern Air & Heat Holdings, LLC	First lien senior secured delayed draw term loan	124	315
Southern Air & Heat Holdings, LLC	First lien senior secured revolving loan	203	203
Spotless Brands, LLC	First lien senior secured revolving loan	1,169	1,461
SWK BUYER, Inc. (dba Stonewall Kitchen)	First lien senior secured revolving loan	2,371	3,626
SWK BUYER, Inc. (dba Stonewall Kitchen)	First lien senior secured delayed draw term loan	13,947	13,947
Tahoe Finco, LLC	First lien senior secured revolving loan	6,279	6,279

Portfolio Company	Investment	March 31, 2023	December 31, 2022
($ in thousands)
Tamarack Intermediate, L.L.C. (dba Verisk 3E)	First lien senior secured revolving loan	4,455	4,388
TC Holdings, LLC (dba TrialCard)	First lien senior secured revolving loan	7,768	7,768
Tempo Buyer Corp. (dba Global Claims Services)	First lien senior secured delayed draw term loan	10,317	10,317
Tempo Buyer Corp. (dba Global Claims Services)	First lien senior secured revolving loan	3,508	4,746
The NPD Group, L.P.	First lien senior secured revolving loan	12,270	12,555
The Shade Store, LLC	First lien senior secured revolving loan	2,045	4,909
Thunder Purchaser, Inc. (dba Vector Solutions)	First lien senior secured revolving loan	265	470
Thunder Purchaser, Inc. (dba Vector Solutions)	First lien senior secured delayed draw term loan	1,306	1,306
Troon Golf, L.L.C.	First lien senior secured delayed draw term loan	10,000	10,000
Troon Golf, L.L.C.	First lien senior secured revolving loan	7,207	7,207
Ultimate Baked Goods Midco, LLC	First lien senior secured revolving loan	1,750	1,475
Unified Women’s Healthcare, LP	First lien senior secured delayed draw term loan	1,353	3,045
Unified Women’s Healthcare, LP	First lien senior secured revolving loan	8,120	8,120
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)	First lien senior secured revolving loan	1,096	1,096
Velocity HoldCo III Inc. (dba VelocityEHS)	First lien senior secured revolving loan	113	113
Walker Edison Furniture Company LLC	First lien senior secured delayed draw term loan	333	—
When I Work, Inc.	First lien senior secured revolving loan	3,747	4,164
Zendesk, Inc.	First lien senior secured delayed draw term loan	30,080	30,080
Zendesk, Inc.	First lien senior secured revolving loan	12,386	12,386

Total Unfunded Portfolio Company Commitments		$868,961	$1,067,317

We maintain sufficient borrowing capacity to cover outstanding unfunded portfolio company commitments that we may be required to fund. We seek to carefully consider our unfunded portfolio company commitments for the purpose of planning our ongoing financial leverage. Further, we maintain sufficient borrowing capacity within the 150% asset coverage limitation to cover any outstanding portfolio company unfunded commitments we are required to fund.

Organizational and Offering Costs

The Adviser has incurred organization and offering costs on behalf of us in the amount of $1.9 million for the period from April 22, 2020 (Inception) to March 31, 2023, of which $1.9 million has been charged to us pursuant to the Investment Advisory Agreement. Under the Investment Advisory Agreement and Administration Agreement, the Adviser is entitled to receive up to 1.5% of gross offering proceeds raised in our continuous public offering until all organization and offering costs paid by the Adviser have been recovered.

Other Commitments and Contingencies

From time to time, we may become a party to certain legal proceedings incidental to the normal course of our business. As of March 31, 2023, management was not aware of any pending or threatened litigation.

Contractual Obligations

A summary of our contractual payment obligations under our credit facilities and notes as of March 31, 2023, is as follows:

($ in thousands)	Total	Less than 1 year	1-3 Years	3-5 Years	After 5 years
Revolving Credit Facility	$672,789	$—	$—	$672,789	$—
SPV Asset Facility I	500,430	—	—	—	500,430
SPV Asset Facility II	1,538,000	—	—	1,538,000	—
SPV Asset Facility III	555,000	—	—	555,000	—
SPV Asset Facility IV	465,000	—	—	—	465,000
SPV Asset Facility V	20,000	—	—	20,000	—
CLO VIII	290,000	—	—	—	290,000
September 2026 Notes	500,000	—	—	500,000	—
February 2027 Notes	350,000	—	—	350,000	—
September 2027 Notes	600,000	—	—	600,000	—
March 2025 Notes	500,000	—	500,000	—	—

Total Contractual Obligations	$5,991,219	$—	$500,000	$4,235,789	$1,255,430

Related Party Transactions

We have entered into a number of business relationships with affiliated or related parties, including the following:

•	the Investment Advisory Agreement;

•	the Administration Agreement;

•	the Expense Support Agreement;

•	the Dealer Manager Agreement; and

•	the License Agreement.

In addition to the aforementioned agreements, we rely on exemptive relief that has been granted to our Adviser and certain affiliates to co-invest with other funds managed by the Adviser or its Affiliates, in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. See “ITEM 1. – Notes to Consolidated Financial Statements – Note 3. Agreements and Related Party Transactions” for further details.

We invest in Amergin AssetCo, Fifth Season, and ORCIC SLF, controlled affiliated investments, and LSI Financing, a non-controlled affiliated investment, as defined in the 1940 Act. See “ITEM 1. – Notes to Consolidated Financial Statements – Note 3. Agreements and Related Party Transactions” for further details.

Critical Accounting Policies

The preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ. Our critical accounting policies should be read in connection with our risk factors described in “ITEM 1A. – RISK FACTORS.”

Investments at Fair Value

Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

Rule 2a-5 under the 1940 Act was adopted by the SEC in January 2021 and establishes requirements for determining fair value in good faith for purposes of the 1940 Act. We complied with the mandatory provisions of Rule 2a-5 by the September 2022 compliance date. Additionally, commencing with the fourth quarter of 2022, pursuant to Rule 2a-5, the Board designated the Adviser as our valuation designee to perform fair value determinations relating to the value of assets we held for which market quotations are not readily available.

Investments for which market quotations are readily available are typically valued at the average bid price of those market quotations. To validate market quotations, we utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available, as is the case for substantially all of our investments, are valued at fair value as determined in good faith by our Adviser, as the valuation designee, based on, among other things, the input of the independent third-party valuation firm(s) engaged at the direction of our Adviser.

As part of the valuation process, our Adviser, as the valuation designee, takes into account relevant factors in determining the fair value of our investments, including: the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity), the nature and realizable value of any collateral, the portfolio company’s ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, and overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Adviser, as valuation designee, considers whether the pricing indicated by the external event corroborates its valuation.

Our Adviser, as the valuation designee, undertakes a multi-step valuation process, which includes, among other procedures, the following:

•	With respect to investments for which market quotations are readily available, those investments will typically be valued at the average bid price of those market quotations;

•

With respect to investments for which market quotations are not readily available, the valuation process begins with the independent valuation firm(s) providing a preliminary valuation of each investment to the Adviser’s valuation committee;

•	Preliminary valuation conclusions are documented and discussed with the Adviser’s valuation committee;

•	Our Adviser, as the valuation designee, reviews the recommended valuations and determines the fair value of each investment;

•

Each quarter, our Adviser, as the valuation designee, provides the Audit Committee a summary or description of material fair value matters that occurred in the prior quarter and on an annual basis, our Adviser, as the valuation designee, will provide the Audit Committee with a written assessment of the adequacy and effectiveness of its fair value process; and

•	The Audit Committee oversee the valuation designee and will report to the Board on any valuation matters requiring the Board’s attention.

We conduct this valuation process on a quarterly basis.

We apply Financial Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements (“ASC 820”), as amended, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, we consider its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:

•	Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that we have the ability to access.

•	Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Transfers between levels, if any, are recognized at the beginning of the period in which the transfer occurred. In addition to using the above inputs in investment valuations, we apply the valuation policy approved by our Board that is consistent with ASC 820. Consistent with the valuation policy, our Adviser, as the valuation designee, evaluates the source of the inputs, including any markets in which our investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), we subject those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, our Adviser, as the valuation designee, or the independent valuation firm(s), review pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize amounts that are different from the amounts presented and such differences could be material.

In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.

Financial and Derivative Instruments

Rule 18f-4 was adopted by the SEC in December 2020, and requires BDCs that use derivatives to, among other things, comply with a value-at-risk leverage limit, adopt a derivatives risk management program, and implement certain testing and board reporting procedures. Rule 18f-4 exempts BDCs that qualify as “limited derivatives users” from the aforementioned requirements, provided that these BDCs adopt written policies and procedures that are reasonably designed to manage the BDC’s derivatives risks and comply with certain recordkeeping requirements. The Company currently qualifies as a “limited derivatives user” and expects to continue to do so. The Company adopted a derivatives policy by Rule 18f-4’s August 2022 compliance date, and complies with the recordkeeping requirements.

Interest and Dividend Income Recognition

Interest income is recorded on the accrual basis and includes accretion and amortization of discounts or premiums. Certain investments may have contractual payment-in-kind (“PIK”) interest or dividends. PIK interest represents accrued interest that is added to the principal amount of the investment on the respective interest payment dates rather than being paid in cash and generally becomes due at maturity. PIK dividends represent accrued dividends that are added to the shares held of the equity investment on the respective interest payment dates rather than being paid in cash and generally becomes due at a certain trigger date. For the three months ended March 31, 2023, PIK interest income and PIK dividend income earned was $33.0 million, representing 10.8% of total investment income. For the three months ended March 31, 2022, PIK interest income and PIK dividend income earned was $7.9 million, representing 11.2% of total investment income. Discounts and premiums to par value on securities purchased are accreted or amortized into interest income over the contractual life of the respective security using the effective yield method. The amortized cost of investments represents the original cost adjusted for the amortization or accretion of premiums or discounts, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. If at any point we believe PIK interest is not expected to be realized, the investment generating PIK interest will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through interest income. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

Distributions

We have elected to be treated for U.S. federal income tax purposes, and intend to continue to qualify annually as a RIC under Subchapter M of the Code. To obtain and maintain our tax treatment as a RIC, we must distribute (or be deemed to distribute) in each taxable year distributions for tax purposes equal to at least 90% of the sum of our:

•

investment company taxable income (which is generally our ordinary income plus the excess of realized short-term capital gains over realized net long-term capital losses), determined without regard to the deduction for dividends paid, for such taxable year; and

•	net tax-exempt interest income (which is the excess of our gross tax exempt interest income over certain disallowed deductions) for such taxable year.

As a RIC, we (but not our shareholders) generally will not be subject to U.S. federal tax on investment company taxable income and net capital gains that we distribute to our shareholders.

We intend to distribute annually all or substantially all of such income. To the extent that we retain our net capital gains or any investment company taxable income, we generally will be subject to U.S. federal income tax at corporate rates. We can be expected to carry forward our net capital gains or any investment company taxable income in excess of current year dividend distributions, and pay the U.S. federal excise tax as described below.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax payable by us. We may be subject to a nondeductible 4% U.S. federal excise tax if we do not distribute (or are treated as distributing) during each calendar year an amount at least equal to the sum of:

•	98% of our net ordinary income excluding certain ordinary gains or losses for that calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of that calendar year; and

•	100% of any income or gains recognized, but not distributed, in preceding years.

While we intend to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% U.S. federal excise tax, sufficient amounts of our taxable income and capital gains may not be distributed and as a result, in such cases, the excise tax will be imposed. In such an event, we will be liable for this tax only on the amount by which we do not meet the foregoing distribution requirement.

We intend to pay monthly distributions to our shareholders out of assets legally available for distribution. All distributions will be paid at the discretion of our Board and will depend on our earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time.

To the extent our current taxable earnings for a year fall below the total amount of our distributions for that year, a portion of those distributions may be deemed a return of capital to our shareholders for U.S. federal income tax purposes. Thus, the source of a distribution to our shareholders may be the original capital invested by the shareholder rather than our income or gains. Shareholders should read written disclosure carefully and should not assume that the source of any distribution is our ordinary income or gains.

With respect to distributions we have adopted a distribution reinvestment plan pursuant to which shareholders (except for residents of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, Oklahoma, Oregon, Vermont and Washington and clients of participating broker-dealers that do not permit automatic enrollment in the distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of the Company’s same class of common stock to which the distribution relates unless they elect to receive their distributions in cash. We expect to use newly issued shares to implement the distribution reinvestment plan. Shareholders who receive distributions in the form of shares of common stock will be subject to the same U.S. federal, state and local tax consequences as if they received cash distributions.

Income Taxes

We have elected to be treated as a BDC under the 1940 Act. We also have elected to be treated as a RIC under the Code beginning with our taxable year ended December 31, 2020, and intend to qualify for tax treatment as a RIC. As a RIC, we generally will not pay U.S. federal income taxes at corporate rates on any ordinary income or capital gains that we distribute at least annually to our shareholders as distributions. Rather, any tax liability related to income earned and distributed by us represents obligations of our investors and will not be reflected in our consolidated financial statements.

To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, we must distribute to our shareholders, for each taxable year, at least 90% of our “investment company taxable income” for that year, which is generally our ordinary income plus the excess of our realized net short- term capital gains over our realized net long-term capital losses. In order for us to not be subject to U.S. federal excise taxes, we must distribute annually an amount at least equal to the sum of (i) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of our capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (iii) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. We, at our discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. excise tax on this income.

We evaluate tax positions taken or expected to be taken in the course of preparing our consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. There were no material uncertain tax positions through December 31, 2022. The 2020 through 2021 tax years remain subject to examination by U.S. federal, state and local tax authorities.

Recent Developments

Equity Raise

As of May 11, 2023, we have issued 227,090,680 shares of Class S common stock, 56,993,861 shares of Class D common stock, and 396,697,649 shares of Class I common stock and have raised total gross proceeds of $2.1 billion, $0.5 billion, and $3.7 billion, respectively, including seed capital of $1,000 contributed by our Adviser in September 2020 and approximately $25.0 million in gross proceeds raised from Feeder FIC Equity.

Dividend

On May 9, 2023, we declared a distribution of (i) $0.06765 per share, payable on or before June 30, 2023 to shareholders of record as of May 31, 2023, (ii) $0.06765 per share, payable on or before July 31, 2023 to shareholders of record as of June 30, 2023, and (iii) $0.06765 per share, payable on or before August 31, 2023 to shareholders of record as of July 31, 2023.

On May 9, 2023, we also declared a special distribution to shareholders. This special distribution is in addition to those distributions previously declared and announced. This additional distribution, in the amount of $0.02 per share, will be payable on or before August 31, 2023 to shareholders of record as of July 31, 2023.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

We are subject to financial market risks, including valuation risk, interest rate risk, currency risk, credit risk, and inflation risk.

Valuation Risk

We have invested, and plan to continue to invest, primarily in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and we value these investments at fair value as determined in good faith by the Adviser, as our valuation designee, based on, among other things, the input of the independent third-party valuation firm(s) engaged at the direction of the Adviser, as our valuation designee, and in accordance with our valuation policy. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented and such differences could be material.

Interest Rate Risk

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We intend to fund portions of our investments with borrowings, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure you that a significant change in market interest rates will not have a material adverse effect on our net investment income.

In a prolonged low interest rate environment, the difference between the total interest income earned on interest earning assets and the total interest expense incurred on interest bearing liabilities may be compressed, reducing our net income and potentially adversely affecting our operating results. Conversely, in a rising interest rate environment, such difference could potentially increase thereby increasing our net income as indicated per the table below.

As of March 31, 2023, 99.0% of our debt investments based on fair value were at floating rates. Additionally, the weighted average floor, based on fair value, of our debt investments was 0.7%.

Based on our Consolidated Statements of Assets and Liabilities as of March 31, 2023, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates on our debt investments (considering interest rate floors for floating rate instruments) assuming each floating rate investment is subject to 3-month reference rate election and there are no changes in our investment and borrowing structure.

($ in millions)	Interest Income	Interest Expense(1)	Net Income(2)
Up 300 basis points	$320.4	$(137.9)	$182.5
Up 200 basis points	$213.6	$(91.9)	$121.7
Up 100 basis points	$106.8	$(46.0)	$60.8
Up 50 basis points	$53.4	$(23.0)	$30.4
Down 50 basis points	$(53.4)	$23.0	$(30.4)
Down 100 basis points	$(106.8)	$46.0	$(60.8)

(1)	Includes the impact of our interest rate swaps as a result of interest rate changes.
(2)

Excludes the impact of income based fees. See “ITEM 1. — Notes to Consolidated Financial Statements - Note 3. Agreements and Related Party Transactions” of our consolidated financial statements for more information on the income based fees.

We may in the future hedge against interest rate fluctuations by using hedging instruments such as additional interest rate swaps, futures, options, and forward contracts. While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions that we may enter into in the future, such as interest rate swap agreements, may also limit our ability to participate in the benefits of lower interest rates with respect to our portfolio investments.

Currency Risk

From time to time, we may make investments that are denominated in a foreign currency. These investments are translated into U.S. dollars at each balance sheet date, exposing us to movements in foreign exchange rates. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us. We may seek to utilize instruments such as, but not limited to, forward contracts to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates.

Credit Risk

We generally endeavor to minimize our risk of exposure by limiting to reputable financial institutions the counterparties with which we enter into financial transactions. As of March 31, 2023 and December 31, 2022, we held the majority of our cash balances with a single highly rated money center bank and such balances are in excess of Federal Deposit Insurance Corporation insured limits. We seek to mitigate this exposure by monitoring the credit standing of these financial institutions.

Inflation Risk

Inflation is likely to continue in the near to medium-term, particularly in the United States, and monetary policy has tightened in response. Persistent inflationary pressures could affect our portfolio companies profit margins.

Item 4. Controls and Procedures

(a)	Evaluation of Disclosure Controls and Procedures

In accordance with Rules 13a-15(b) and 15d-15(b) of the Exchange Act, as amended, we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that our disclosure controls and procedures are effective as of the end of the period covered by the Quarterly Report on Form 10-Q.

(b)	Changes in Internal Controls Over Financial Reporting

There have been no changes in our internal controls over financial reporting that occurred during the quarter ended March 31, 2023 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings

Neither we nor the Adviser are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of any such future legal or regulatory proceedings cannot be predicted with certainty, we do not expect that any such future proceedings will have a material effect upon our financial condition or results of operations.

Item 1A. Risk Factors.

In addition to the other information set forth in this report, you should carefully consider the risk factors discussed in Part I, “ITEM 1A. RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 which could materially affect our business, financial condition and/or operating results. The risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results.

Global economic, political and market conditions, including uncertainty about the financial stability of the United States, could have a significant adverse effect on our business, financial condition and results of operations.

The current worldwide financial markets situation, as well as various social, political, economic and other conditions and events (including political tensions in the United States and around the world, wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may contribute to increased market volatility, may have long term effects on the United States and worldwide financial markets, and may cause economic uncertainties or deterioration in the United States and worldwide. As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Events that occur in one country, region or financial market will, more frequently, adversely impact issuers in other countries, regions or markets, including in established markets such as the United States. We and our portfolio companies may also be subject to risk arising from a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution may cause a series of defaults by the other institutions. This is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries with which we interact in the conduct of our business. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat.

Uncertainty can result in or coincide with, among other things: increased volatility in the financial markets for securities, derivatives, loans, credit and currency; a decrease in the reliability of market prices and difficulty in valuing assets (including portfolio company assets); greater fluctuations in spreads on debt investments and currency exchange rates; increased risk of default (by both government and private obligors and issuers); further social, economic, and political instability; nationalization of private enterprise; greater governmental involvement in the economy or in social factors that impact the economy; changes to governmental regulation and supervision of the loan, securities, derivatives and currency markets and market participants and decreased or revised monitoring of such markets by governments or self-regulatory organizations and reduced enforcement of regulations; limitations on the activities of investors in such markets; controls or restrictions on foreign investment, capital controls and limitations on repatriation of invested capital; the significant loss of liquidity and the inability to purchase, sell and otherwise fund investments or settle transactions (including, but not limited to, a market freeze); unavailability of currency hedging techniques; substantial, and in some periods extremely high rates of inflation, which can last many years and have substantial negative effects on credit and securities markets as well as the economy as a whole; recessions; and difficulties in obtaining and/or enforcing legal judgments.

For example, the COVID-19 pandemic continues to adversely impact global commercial activity and has contributed to significant volatility in financial markets. In addition, the war between Russia and Ukraine, and resulting market volatility, could adversely affect our business, financial condition or results of operations. In response to the war between Russia and Ukraine, the United States and other countries have imposed sanctions or other restrictive actions against Russia. The ongoing war and the measures in response could have a negative impact on the economy and business activity globally and could have a material adverse effect on our portfolio companies and our business, financial condition, cash flows and results of operations. The severity and duration of the war and its impact on global economic and market conditions are impossible to predict. In addition, sanctions could also result in Russia taking counter measures or retaliatory actions which could adversely impact our business or the business of our portfolio companies, including, but not limited to, cyberattacks targeting private companies, individuals or other infrastructure upon which our business and the business of our portfolio companies rely.

Any of the above factors, including sanctions, export controls, tariffs, trade wars and other governmental actions, could have a material adverse effect on our business, financial condition, cash flows and results of operations and could cause the market value of our common shares and/or debt securities to decline. We monitor developments and seek to manage our investments in a manner consistent with achieving our investment objective, but there can be no assurance that we will be successful in doing so.

Our cash and cash equivalents could be adversely affected if the financial institutions in which we hold our cash and cash equivalents fail. We regularly maintain cash balances at third-party financial institutions in excess of the Federal Deposit Insurance Corporation insurance limit. If a depository institution fails to return these deposits or is otherwise subject to adverse conditions in the financial or credit markets, our access to invested cash or cash equivalents could be limited which adversely impact our results of operations or financial condition.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

Other than the shares issued pursuant to our dividend reinvestment plan, we did not sell any unregistered equity securities, except as previously disclosed in certain 8-Ks filed with the SEC. In order to satisfy the reinvestment portion of our dividends for the three months ended March 31, 2023, we issued the following shares of common stock to stockholders of record on the dates noted below who did not opt out of our dividend reinvestment plan. These issuances were not subject to the registration requirements of the Securities Act.

Date of Issuance	Record Date	Number of Shares	Purchase Price	Share Class
February 24, 2023	January 31, 2023	687,028	$9.24	Class S
February 24, 2023	January 31, 2023	204,137	$9.25	Class D
February 24, 2023	January 31, 2023	1,232,682	$9.26	Class I
March 23, 2023	February 28, 2023	541,897	$9.23	Class S
March 23, 2023	February 28, 2023	161,442	$9.24	Class D
March 23, 2023	February 28, 2023	982,289	$9.26	Class I
April 26, 2023	March 31, 2023	550,369	$9.21	Class S
April 26, 2023	March 31, 2023	171,791	$9.22	Class D
April 26, 2023	March 31, 2023	1,033,295	$9.24	Class I

We commenced a share repurchase program pursuant to which we intend to conduct quarterly repurchase offers to allow our shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase.

Our Board has complete discretion to determine whether we will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, we may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares.All shares purchased by us pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares.

We intend to limit the number of shares to be repurchased in each quarter to no more than 5.00% of our outstanding shares of common stock.

Any periodic repurchase offers are subject in part to our available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While we intend to continue to conduct quarterly tender offers as described above, we are not required to do so and may suspend or terminate the share repurchase program at any time.

Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
February 28, 2023	S	March 31, 2023	$21,643	$9.21	2,349,994
February 28, 2023	D	March 31, 2023	$3,453	$9.22	374,566
February 28, 2023	I	March 31, 2023	$68,024	$9.24	7,361,842

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None.

Item 6. Exhibits, Financial Statement Schedules.

Exhibit Number	Description of Exhibits

3.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on February 23, 2021).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed on February 23, 2021).

10.1	Agreement, dated March 9, 2023, by and among Owl Rock Core Income Corp., as Servicer and Equityholder, Core Income Funding V LLC, as Borrower, Wells Fargo Bank, National Association, as administrative agent and each of the lenders from time to time party thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on March 10, 2023).

10.2	Sale and Contribution Agreement, dated March 9, 2023, between Owl Rock Core Income Corp., as Seller and Core Income Funding V LLC, as Purchaser (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed on March 10, 2023).

31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities and Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Principal Executive Officer Pursuant to Rules13a-14(a) and15d-14(a) under the Securities and Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2**	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of section 13 or 15(d) the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Core Income Corp.

Date: May 11, 2023	By:	/s/ Craig W. Packer
Craig W. Packer
Chief Executive Officer

Date: May 11, 2023	By:	/s/ Bryan Cole
Bryan Cole
Chief Operating Officer and Chief Financial Officer